As filed with the Securities and Exchange Commission on March 1, 2012

Registration No. 333-176466

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment

No. 2

to

Form S-1

Registration Statement

Under

The Securities Act of 1933

CYPRESS EQUIPMENT FUND A, LLC

(Exact name of registrant as specified in governing instruments)

California	7359	45-2628825
(State or other jurisdiction of organization)	(Primary standard industrial classification code number)	(IRS Employer Identification number)

188 The Embarcadero, Suite 420

San Francisco, California 94105

(866) 866-9330

(Address, including zip code, and telephone number, including area code, of principal executive offices)

STEPHEN HARWOOD

188 The Embarcadero, Suite 420

San Francisco, California 94105

(415) 281-3020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

PAUL J. DERENTHAL

Derenthal & Dannhauser LLP

1999 Harrison Street, 26th Floor

Oakland, California 94612

(510) 350-3070

Approximate date of commencement of proposed sale to the public:     As soon

as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units of Limited Liability Company Interest	20,000,000	$10.00	$200,000,000	$23,220	(2)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus dated March 1 2012—Subject to Completion

CYPRESS EQUIPMENT FUND A, LLC

Limited Liability Company Units—$10 Per Unit

Minimum Offering—120,000 Units ($1,200,000)

Maximum Offering—20,000,000 Units ($200,000,000)

CYPRESS EQUIPMENT FUND A, LLC, or the “Fund,” will acquire a portfolio of investments in capital equipment subject to leases. Cypress Equipment Management Corporation VI is the Fund’s “Manager.” The Fund will collect payments from its lessees and eventually sell its leased equipment. The Fund’s objective will be to distribute to investors the net cash flow from its equipment lease investments after it pays its expenses and fees. The Fund intends to use approximately 87.5% of the capital it raises from the sale of Units to purchase its equipment leasing investments. At least an additional one-half of one percent of its initial capital will be held as capital reserves. Of the remaining capital, 7% will be used to pay selling commissions, 3% will be used to pay additional selling compensation and expenses, and an estimated 2% will be used to pay other offering and organization expenses.

A PURCHASE OF UNITS INVOLVES A RISK OF SUBSTANTIAL LOSS. See “Risk Factors” on page 9. Risks include:

•

The Fund’s performance and its ability to generate cash distributions to its investors are dependent on the proceeds from investments, a major component of which will be the value of equipment at the end of its leases and when the Fund seeks to sell the equipment during its liquidation stage;

•

Economic recession and changes in general economic conditions, including fluctuations in demand for equipment, lease rates, and interest rates may result in reduced returns on invested capital, delays in investment and reinvestment, and delays in leasing, re-leasing and disposition of equipment;

•

Default of a lessee could result in decreased lease payments and additional costs associated with recovery and release or sale of the equipment and could impair the Fund’s ability to service debt secured by the equipment;

•	The Fund will borrow to acquire its investments and, if the Fund’s revenues are insufficient to repay borrowed funds, the Fund could incur a loss of its equipment used as collateral;

•

No market exists for the Units or is expected to develop, the Fund’s Operating Agreement includes significant restrictions on the transferability of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount;

•

Initially, the Fund may be considered a “blind pool” because the Fund is a newly formed entity, and, except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments, so that investors cannot evaluate the risks or potential returns from such investments;

•	Investors must rely on the Manager to manage the Fund and investors will have limited voting rights under the Fund’s Operating Agreement;

•	The Fund will pay the Manager and its related companies substantial fees;

•	The Manager will be subject to certain conflicts of interest;

•

Most of the Fund’s distributions will be, and most of the prior Cypress programs’ distributions have been, a return of capital and not a return on capital, and rates of distribution will not necessarily be indicative of overall Fund performance; and

•	The Fund does not guarantee its distributions or the return of investors’ capital.

The Fund is offering a total of 20,000,000 of its Units of limited liability company interest for a price of $10 per Unit. An investor must purchase a minimum of 500 Units ($5,000). The Fund will deposit subscriptions in a bank escrow account and no Units will be sold unless a minimum of $1,200,000 in cash is received by                     , 2013 (a date one year from the date of this Prospectus). If the minimum funding is achieved, the offering will continue until the earlier of sale of all 20,000,000 Units or                     , 2014 (a date two years from the date of this Prospectus), unless it is terminated earlier in the Manager’s discretion. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be allocated and distributed to subscribers on the basis of the respective amounts of the cash contributions and the number of days that such amounts were in the escrow account. Rejected subscriptions will be returned without interest or reduction within 30 days of receipt. The offering will be made by unaffiliated broker dealers in a selling group managed by Cypress Capital Corporation, a broker dealer affiliated with the Manager, acting as Dealer Manager. The brokers selling the Units are not required to sell any specific number of Units, but will use their best efforts to sell Units. The Manager, Dealer Manager, selling broker dealers and their affiliates and employees may purchase Units in the offering for a price of $9.30 per Unit, but such purchases will not be applied to determine satisfaction of the minimum offering amount described above.

	Price to Public	Selling Commissions (1)	Proceeds to Fund
Per Unit	$10	$1.00	$9.00
Total Minimum	$1,200,000	$120,000	$1,080,000
Total Maximum	$200,000,000	$20,000,000	$180,000,000

(1)	Includes 7% selling commission and 3% additional selling compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS                     , 2012

[END OF COVER PAGE]

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

i

ii

iii

WHO SHOULD INVEST

An investment in Units is only appropriate for investors who meet the suitability standards set forth below. The Units represent a long-term investment, the primary benefit of which is expected to be cash distributions. There is no public market for Units and none is expected to develop, so the purchase of Units is suitable only for persons who have no need for liquidity from this investment. Units are not an appropriate investment for an investor who must rely on cash distributions from the Units as an essential source of income to meet necessary living expenses or who is seeking to shelter other sources of income from taxation.

Each investor must meet the Fund’s basic suitability requirements in order to purchase Units, which are either:

•	a minimum gross income of $70,000 and a minimum net worth of $70,000, calculated exclusive of home, home furnishings and automobiles; or

•	a minimum net worth of $250,000, calculated exclusive of home, home furnishings and automobiles.

Residents of certain states are required to meet suitability standards that differ or are in addition to the general suitability standards stated above. In addition, the Fund is required to make certain disclosures regarding an investment in Units in certain states. These differing suitability standards and/or disclosures imposed by a state on its residents are disclosed below or will be disclosed in a supplement to this Prospectus. Investors are urged to review any supplement to this Prospectus to determine whether more restrictive standards apply to an investment in their state.

If you are a resident of Arizona, California, Iowa, Kentucky, Michigan, Missouri, Nebraska, New Jersey, Ohio, Oregon, Pennsylvania, or Tennessee, your investment may not exceed 10% of your “liquid net worth.” The Idaho Securities Bureau recommends that Idaho investors not invest, the Office of the Kansas Securities Commissioner recommends that Kansas investors not invest, and Maine Office of Securities recommends that Maine investors not invest, and the Massachusetts Securities Division prohibits Massachusetts investors from investing, in the aggregate, more than 10% of their “liquid net worth” in this and similar direct participation investments. Each Alabama investor must, by executing the subscription agreement, represent that the investor has a liquid net worth, as defined below, which is at least 10 times the amount invested in the Units and similar securities. “Liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

PENNSYLVANIA INVESTORS: Because the minimum offering is less than $20 million, you are cautioned to evaluate carefully the Fund’s ability to accomplish fully its stated objectives and to inquire as to the current dollar volume of Fund subscriptions.

Subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $10 million in Gross Proceeds.

In order to subscribe for Units, each investor must execute a Subscription Agreement, a specimen of which is attached as Exhibit C. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus. No sale of Units will be completed until at least five business days after the subscriber has received a copy of the final Prospectus. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

By executing the Subscription Agreement, an investor represents that he meets the minimum income and/or Net Worth standards and other minimum investor standards applicable to him. In the case of sales of Units to fiduciary accounts, the minimum Net Worth and income standards may be met by the beneficiary, the fiduciary account itself, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary. Each participating broker-dealer who sells Units has the affirmative duty, confirmed in the Soliciting Dealer Agreement entered into with the Dealer Manager, to determine prior to the sale of Units that an investment in Units is a suitable investment for its subscribing customer, that the investor: (i) can reasonably benefit from the Fund based on the prospective investor’s overall investment objectives and portfolio structure; (ii) is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and (iii) has apparent understanding of the fundamental risks of the investment, the risk of potential loss in the investment, the lack of liquidity of Units, the restrictions on transferability of Units, the background and qualifications of Cypress and its Affiliates, and the tax consequences of an investment in Units. Such determination will be based on, among other things, the age, investment objectives, investment experience, income, Net Worth, financial situation, and other investments of the prospective investor, as well as any other pertinent factors. Each participating broker-dealer selling Units must execute a representation in the Subscription Agreement regarding such suitability standards and determination, and must maintain information concerning suitability for at least six years following the date of investment.

The selling broker and the sponsor must make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each purchaser, based on relevant information concerning the investor, including the investor’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments, as well as any other pertinent factors.

The minimum number of Units that an investor may purchase is 500, representing a total minimum investment of $5,000. Additional investments may be made in a minimum amount of 100 Units ($1,000) per subscription, and minimum additional increments of one Unit ($10). Investors seeking to acquire additional Units after their initial subscription need not complete a second subscription agreement.

Fund income realized by an IRA or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan will be taxable to the plan as “unrelated business taxable income” under the Internal Revenue Code. In considering an investment in the Fund, plan fiduciaries should consider, among other things, the diversification requirements of Section 401(a)(1)(C) of the Internal Revenue Code, additional legal requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the prudent investment standards generally imposed on plan fiduciaries. Also, in certain circumstances, the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute “plan assets.” To the extent necessary to avoid this result, the Fund may limit the sale and transfer of Units to any IRA or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan so that less than 25% of the total outstanding Units are held by these investors at all times. Each investor must make a representation at the time of his subscription as to the record and beneficial ownership of the Units subscribed.

Investors should also note that the Fund is required by the Operating Agreement to distribute any proceeds from a disposition of Fund equipment to the extent necessary to allow a Holder in a 31% federal income tax bracket to pay the amount of any state and federal income taxes due on the amount of Fund income allocated to the Holder from such disposition. It is possible that a Holder in a higher tax bracket might not receive enough cash from the Fund to pay his tax liabilities. The Manager expects distributions will be in amounts that will exceed the expected tax liabilities resulting from allocations of income regardless of the investors’ tax brackets. Distributions to nonresident investors may be subject to withholding taxes, which would reduce the amount of cash actually received by such investors.

Under federal law, certain types of equipment, including aircraft and marine vessels, may not be operated unless they are owned by United States Citizens. To assure that the Fund will not exceed relevant federal limits on foreign ownership, the Manager will not permit more than 20% of the outstanding Units to be held by persons other than U.S. Citizens, and may deny or condition any proposed subscription or transfer in order to comply with such limitation. Furthermore, any Holder who ceases to be a United States Citizen may be required to tender his Units to the Fund for repurchase at a price determined pursuant to the formula described under “Summary of Operating Agreement—Repurchase of Units.” A UNIT HOLDER WHO FAILS TO CONFORM TO HIS REPRESENTATIONS ABOUT CITIZENSHIP OR MISREPRESENTS HIS CITIZENSHIP MAY FORFEIT AND NO LONGER BE ENTITLED TO CASH DISTRIBUTIONS, TAX ALLOCATIONS, RECEIPT OF REPORTS AND VOTING PRIVILEGES, ALTHOUGH HE MAY REALIZE PROCEEDS UPON THE TRANSFER OF HIS UNITS TO AN ELIGIBLE INVESTOR, WHO WOULD BE ENTITLED TO THE FULL ECONOMIC BENEFITS AND OTHER PRIVILEGES ATTRIBUTABLE TO SUCH UNITS.

SUMMARY OF THE OFFERING

This summary outlines the main points of the offering. The summary does not replace the more detailed information found in the remainder of this Prospectus. All prospective investors are urged to read this Prospectus in its entirety.

The Fund: The Fund is a California limited liability company, which intends to invest in a variety of types of equipment lease transactions.

Management: The Manager of the Fund is Cypress Equipment Management Corporation VI (the “Manager”). The Manager and the related Cypress companies (referred to collectively as “Cypress”) will provide various services to the Fund, including equipment acquisition, management, disposition and Fund administration. The Manager will be responsible for supervising all of the Fund’s business and affairs. The Manager and its affiliates will act as a fiduciary to the Fund, and, consequently, are required to exercise good faith and integrity in all dealings with respect to Fund affairs. The Fund will have no direct employees, though it will reimburse the Manager and its Affiliates for the cost of their personnel engaged in the business of the Fund. The Manager and its Affiliates will make all business decisions on behalf of the Fund. The offices of the Fund and the Manager are located at Bayside Plaza, Suite 420, 188 The Embarcadero, San Francisco, California 94105 and its telephone number is (866) 866-9330.

Principal Investment Objectives: The Fund’s principal investment objectives are to:

•	preserve, protect and return investor’s capital;

•	generate regular cash distributions;

•	reduce risk by diversifying the Fund’s portfolio across equipment types, lessees, industries, acquisition types and lease expirations;

•	liquidate all transactions and distribute cash liquidation proceeds within eight full years following the year the Fund’s offering of Units terminates; and

•	generate distributions over the life of the Fund that will provide investors with a favorable rate of return on investment.

Investment Portfolio Objectives: The Fund’s objective is to invest in a diversified portfolio of transactions which may include rail, air, maritime, highway and intermodal, energy, industrial and other long-lived equipment and facilities. The Fund will seek to diversify among equipment types which the Manager considers to be substantially uncorrelated. For example, within the maritime category, a Fund may invest in containerships and oil tankers, which the Manager would consider to be substantially uncorrelated. The Fund’s objective is that at least 70% of the projected total equity proceeds will be invested in transactions with lessees that are major corporations. The Fund’s objective is to invest equity proceeds in secondary market transactions, that is, transactions purchased from other lessors, sale/leaseback transactions on used equipment with end-users, and new and used equipment that will be placed into operating lease programs. Most acquisitions will be structured as the purchase of items of capital equipment subject to lease, and, possibly, debt. In addition, the Fund may invest in various alternative structures, such as call options and residual interest purchases involving leased equipment. Call options would involve the payment of a premium by the Fund for the right to buy the equipment from a seller at a future date at a specified price. Residual interest purchases would involve current payment for the receipt of a share of residual proceeds at a future date. Under these investment structures, the Fund would acquire a contractual right to the equipment, but would not acquire the present ownership and lessor’s interest in the item of equipment. The Fund’s leased equipment will generally be depreciated using the straight line method for financial accounting and reporting purposes.

Risk Factors: An investment in Units involves risks, including the following:

•

The Fund’s performance and its ability to generate cash distributions to its investors are dependent on the proceeds from investments, a major component of which will be the value of equipment at the end of its leases and when the Fund seeks to sell the equipment during its liquidation stage. In negotiating the pricing and other terms of its leases, the Manager will assume a value for the leased assets at the end of the lease. The Fund cannot assure that its value assumptions will be accurate or that the leased assets will not lose value more rapidly than anticipated.

•

The Fund’s performance will be subject to risks relating to changes in general economic conditions, including fluctuations in demand for equipment, acquisition prices, lease rates and interest rates. These changes may result in reduced returns on invested capital, delays in investment and reinvestment, and delays in leasing, re-leasing and disposition of investments. The success of the Fund will be subject to these risks inherent in the leasing business that may adversely affect the ability of the Fund to acquire, lease and sell its equipment, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors.

•

The Fund’s performance is subject to risks relating to lessee defaults. The Fund may be harmed if a lessee defaults on its payment obligations to the Fund and the Fund is unable to collect the revenue anticipated from the defaulted leases. Default of a lessee could also result in additional costs associated with recovery and release or sale of the equipment and could impair the Fund’s ability to service debt secured by the equipment.

•

The Fund will borrow to acquire its equipment investments and will leverage its equipment portfolio to acquire additional equipment. If Fund revenues are insufficient to repay borrowed funds, the Fund could incur a loss of the equipment used as collateral. The Fund can expect to make a profit on equipment purchased with debt only if the assets acquired produce more than enough cash from lease and other payments and sales proceeds to pay the principal and interest on the debt, recover the purchase price and cover fees and other operating expenses.

•

No market exists for the Units, the Fund’s Operating Agreement includes significant restrictions on the transfer of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Consequently, investors should consider the purchase of Units only as a long-term investment.

•

Initially, the Fund may be considered a “blind pool” because the Fund is a newly formed entity, and, except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments, so that investors cannot evaluate the risks or potential returns from such investments. An investor cannot assess all of the potential risks of an investment in Units because all of the equipment to be purchased and the lessees have not been identified.

•

Investors must rely on Cypress to manage the Fund’s business. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the purchase, leasing and sale of its equipment. Investors will have limited voting rights under the terms of the Fund’s Operating Agreement.

•

The Fund will pay Cypress substantial fees which may result in conflicts of interest. The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits.

•

The Manager will be subject to potential conflicts between its interests and the interests of the Fund and investors. Such conflicts could result in the Manager acting in its interest rather than that of the Fund.

•

Most of the Fund’s distributions will be, and most of the prior Cypress programs’ distributions have been, a return of capital. The portion of total distributions that will be a return of capital and the portion that will be investment income, or return on capital, at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until all of its equipment is sold and an investor can compare the total amount of all cash distributions to the total capital invested.

•

The Fund does not guarantee its distributions or the return of investors’ capital. Accordingly, investors must rely on the performance of the Fund’s equipment to generate distributions for return of capital and a return on their invested capital.

See the discussion under “Risk Factors” for a more complete description of these and other risks relating to an investment in Units.

Who Should Invest: The Units are a long-term investment, with a primary objective of regular cash distributions. Investors must satisfy minimum Net Worth and income requirements. The Fund has established minimum suitability standards and many state securities commissioners have established suitability standards different from these minimum standards which apply to investors in their respective jurisdictions. See the discussion below under “Who Should Invest” for the suitability standards imposed by each of the states for investors in their respective jurisdictions.

Use of Capital: The Fund expects to invest approximately 87.5% of its capital in the cash portion of the purchase cost of its equipment. It intends to retain an additional 0.5% as reserves for general working capital purposes, and to use the balance to pay selling compensation equal to 10%, and other offering and organization expenses in the estimated amount of from 2% to 5%.

Cypress’s Fees: The Fund will pay Cypress and its family of related companies substantial fees and compensation in connection with this offering and the operation of the Fund’s business, including the following: Cypress Capital Corporation will organize and manage the group of broker-dealers selling the Units. It will receive selling commissions in an amount up to 7% of the sale price of Units which it will pay to the participating broker dealers. In addition, it will receive a marketing allowance equal to 3% of the sale price of Units, some of which it may pay to participating broker dealers and the balance of which it will use to pay its underwriting expenses.

•

The Fund will pay directly, or reimburse Cypress, in an amount of from 2% to 5% of the offering proceeds, for expenses incurred in organizing the Fund and registering or qualifying the Units under federal and state securities laws and subsequently offering and selling the Units.

•

Cypress will receive a promotional interest equal to: (i) 1% of all distributions from Cash Available for Distribution until investors have received distributions in amounts equal to their Capital Contributions; (ii) then 6% of all subsequent distributions from Cash Available for Distribution until investors have received additional distributions in an amount equal to a cumulative 8% per annum on their Adjusted Capital Contributions calculated on the date of the distribution(the “Priority Return”); (iii) then 19% of all additional distributions from any sources. For purposes of calculating the Promotional Interest, each investor’s Capital Contribution will be calculated as the number of Units held by the investor multiplied by the $10 per Unit offering price.

•

The Fund will pay Cypress acquisition fees equal to 3% of the purchase price it pays for each item of equipment or direct or indirect interest in equipment that it acquires, subject to a limit provided in the operating agreement.

•

The Fund will pay Cypress an annual equipment management fee equal to a percentage of gross rental payments from its leases, ranging from 1% to 7%, depending on the type of lease. Cypress expects most leases to be operating leases for which it would receive an equipment management fee equal to 5% of gross rental payments.

•

The Fund will pay Cypress re-leasing fees of 2% of the gross rental payments from the re-leasing of its equipment portfolio to new lessees, payable as each rental payment is made over the term of the lease.

•	The Fund may pay Cypress resale fees of up to 3% of the purchase price the Fund receives for each item of equipment or direct or indirect interest in equipment it sells. Re-marketing fees payable to

Cypress will be subordinated to distributions to investors from all sources equal to 100% of their Capital Contributions plus the Priority Return of 8% per annum on the investor’s Adjusted Capital Contribution, calculated on the date of distribution.

For a more complete description of compensation payable to Cypress, the limitations on compensation and the reimbursement of offering and operating expenses, see the discussion below under “Management Compensation.”

Organizational Diagram: The Manager is Cypress Equipment Management Corporation VI, a wholly owned subsidiary of Cypress Financial Holdings Corporation. Cypress Financial Holdings Corporation, Cypress Financial Corporation, Cypress Leasing Corporation, Cypress Capital Corporation and other related entities, are referred to in this Prospectus generally as “Cypress.” The following diagram shows the relationships among the Fund, the Manager and certain Affiliates of the Manager that may perform services for the Fund (solid lines denote ownership and dotted lines denote service relationships). All of the voting equity shares of Cypress Financial Holdings Corporation are controlled by Stephen Harwood, its chief executive officer.

Organizational Diagram

See “Management” for further information concerning the above entities and their respective officers and directors.

Borrowing Policies: During the initial years of Fund operations, the Fund expects that debt as a percentage of the total original portfolio cost to the Fund will represent approximately 25% of such total cost. Within five years following the close of the offering of Units, the Manager will seek to increase the leverage to approximately 40% to 60% of the total original portfolio cost to the Fund.

Income, Losses and Distributions: Fund income and loss for tax purposes and cash distributions will be allocated to investors and to Cypress in accordance with Cypress’s Promotional Interest, as described above in the third bullet point under “Cypress’s Fees.” The Fund intends to distribute all cash revenues remaining after the Fund:

•	pays its expenses, including fees paid to Cypress,

•	establishes or restores its capital reserves, and

•	sets aside any amounts to be used for permitted reinvestment in additional equipment.

In most cases, the Manager will reinvest casualty proceeds, early termination proceeds or the proceeds from the sale of transactions received by a Fund if these are received within four years of the close of its offering. While it will not be the objective to subsequently reinvest lease or residual proceeds, the Manager is authorized to do so, if the Manager deems it to be in the best interests of a Fund and consistent with achievement of its investment objectives.

Income Tax Consequences: This Prospectus has a discussion of federal income tax consequences relating to an investment in Units under the caption “Federal Income Tax Consequences.” Investors should consult with their tax and financial advisors to determine whether an investment in Units is suitable for their investment portfolio.

Summary of the Operating Agreement: The Operating Agreement that will govern the relationship between the investors and Cypress is a complex legal document. The following is a brief summary of certain provisions of the Operating Agreement discussed in greater detail under “Summary of the Operating Agreement.”

•

Voting Rights of Members. Each investor will become a member of the Fund, and will be entitled to cast one vote for each Unit owned as of the record date for any vote of all the members. The members are entitled to vote on only certain fundamental organizational matters affecting the Fund, and have no voice in Fund operations or policies.

•

Meetings. Cypress or Members holding 10% or more of the total outstanding Units may call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote.

•

Dissenters’ Rights and Limitations on Mergers and Roll-ups. The Operating Agreement provides Members with protection in a proposed reorganization in which the investors would be issued new securities in the resulting entity.

•

Transferability of Units. Cypress may condition any proposed transfer of Units on, among other things, legal opinions confirming that the proposed transfer does not violate securities laws and will not result in adverse tax consequences to the Fund. The Manager will take such actions as may be deemed necessary to assure that no public trading market develops for the Units in order to protect the anticipated tax consequences of an investment in the Fund. The Fund will not permit any transfer which does not follow the rules in the Operating Agreement.

•	Liability of Investors. Under the Operating Agreement and California law, an investor complying with the Operating Agreement will not personally be liable for any debt of the Fund.

•	Status of Units. Under the Operating Agreement, each Unit will be fully paid and non-assessable and all Units have equal voting and other rights.

•

Term and Dissolution. The Fund’s objective is to liquidate its equipment lease portfolio and distribute all available cash to its Unit holders by the end of the eighth full year following the year the offering of Units terminates. The Fund itself will terminate and dissolve upon disposition of all of its assets or as otherwise provided in the Operating Agreement.

•

Books of Account and Records. Cypress is responsible under the Operating Agreement for keeping books of account and records of the Fund showing all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. These books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense the books of the Fund, and each Member shall have the right to compel the Fund to deliver copies of certain of these records on demand.

•	Indemnification of Cypress. The Operating Agreement provides that Cypress and its related companies who perform services for the Fund will be indemnified against certain liabilities.

Plan of Distribution: The Units will be offered through Cypress Capital Corporation (the “Dealer Manager”), who will organize a group of other broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The offering price of $10 per Unit was arbitrarily determined by the Manager.

The Dealer Manager will receive selling commissions equal to 7% of the sale price of Units, which it will pay to the participating broker dealers, and will receive a marketing allowance equal to 3% of the sale price of Units a portion of which it may pay to participating broker dealers as a marketing allowance or reimbursement and out of which it will otherwise bear certain underwriters’ expenses. The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 7% retail selling commissions at a per Unit price of $9.30. There is no limit on the number of Units which may be sold net of the retail selling commission.

Until the Fund has received and accepted subscriptions representing deposited subscription proceeds of not less than $1,200,000, all offering proceeds will be deposited in an escrow account. Upon receipt and acceptance of subscription proceeds of not less than $1,200,000, the subscription proceeds will be released to the Fund. The offering will terminate not later than two years from the date of this Prospectus.

Glossary: See the definitions listed in “Glossary” below for a complete list of defined terms used in this Prospectus and the Operating Agreement.

RISK FACTORS

The purchase of Units involves various risks. Therefore, investors should consider the following material risk factors before making a decision to purchase Units.

Risks Relating to This Offering

Initially, the Fund may be considered a “blind pool” because the Fund is a newly formed entity, and, except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its investments or lessees. The Fund was formed in 2011, and has no operating history. An investor cannot assess all of the potential risks of an investment in Units because all of the investments to be acquired and the lessees have not been identified. A prospective investor will not have complete information as to the manufacturers of the Fund’s equipment, the number of leases to be entered into, the specific types and models of equipment to be acquired, the identity, financial condition and creditworthiness of the companies to whom its equipment is or will be leased, or the other characteristics and terms of investments to be made by the Fund. Investors must rely upon the judgment and ability of the Manager in its selection of equipment financing opportunities, the evaluation of manufacturers, the identification of other investments, the selection of lessees and the negotiation of the terms of its investments and the associated leases.

The amount of capital actually raised by the Fund may determine its diversification and profitability. The Fund’s offering will be not less than $1,200,000 nor more than $200,000,000. If the Fund receives only the minimum capital, it will be more difficult to diversify its investment portfolio by investment type, equipment type and lessees, and any single investment transaction will have a greater impact on its potential profits. The Fund has no minimum number of investment transactions nor is there any restriction on the percentage of the minimum capital that it may use to buy equipment of a single type or equipment leased to a single lessee.

Most of the Fund’s distributions are expected to be a return of capital. The portion of total distributions that will be a return of capital and the portion that will be investment income at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until all of its equipment and other investments are sold and an investor can compare the total amount of all cash distributions to the total capital invested. For more information on aggregate distributions by prior completed Cypress programs, see Exhibit A—Prior Performance Information, Table IV—Results of Completed Programs at Page A-27 of this Prospectus.

The Fund does not guarantee its distributions or the return of investors’ capital. Accordingly, investors must rely on the performance of the Fund’s equipment to generate distributions that provide both a return of capital and a return on their invested capital.

The amount and timing of distributions may vary over time. From time to time, the Manager may vary the amount of, or completely suspend, cash distributions to investors if it believes it to be in the best interests of the Fund to do so. Furthermore:

•	during the liquidation period, cash distributions may be irregular while Fund investments are being disposed; and

•	large distributions, particularly extraordinary distributions of equipment disposition proceeds, during the life of the Fund may reduce the cash available for future distributions.

Investors should therefore anticipate varying levels of cash distributions over the course of the Fund’s term. See “Income, Losses and Distributions.”

There are significant limitations on the transferability of Units. The Manager will take steps to assure that no public trading market develops for the Units. If a public trading market were to develop, the Fund could suffer a very unfavorable change in the way it is taxed under the federal tax laws. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Units may also not be accepted as collateral for a loan. While the Fund may redeem Units in its discretion, it has no obligation to redeem any Units and investors should not expect to be able to redeem their Units. Consequently, investors should consider the purchase of Units only as a long-term investment.

Investors will have limited voting rights and must rely on management for the success of the Fund. Cypress, as the Manager, will make all decisions in the management of the Fund. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the purchase, leasing and sale of the assets comprising its investment portfolio. Investors are not permitted to take part in the management of the Fund and have only limited voting rights. An affirmative vote by holders of a majority of the Units is required to remove the Manager. No person should purchase Units unless he is willing to entrust all aspects of management of the Fund to the Manager and has evaluated the Manager’s capabilities to perform such functions.

The Manager will receive substantial fees from the Fund which will reduce the cash available for distribution. The Fund will pay the Manager, its affiliates and third party broker dealers fees and expense reimbursements. See “Management Compensation.” The rate of fees has been unilaterally determined by the Manager consistent with guidelines set forth in the NASAA Guidelines. The NASAA Guidelines are a set of protocols administered by the North American Securities Administrators Association that address the formation and operation of direct participation programs, such as the Fund. See “Glossary.” Certain of these fees, including the selling commissions, the dealer manager fee and acquisition fees, as well as the organization and offering expense reimbursements, may be paid without regard to the profitability of Fund operations or the cash available for distribution to investors. Because the Fund will use leverage to acquire its investments, the amount of fees and expense reimbursements payable by the Fund to the Manager and its affiliates will be higher than if the Fund did not use leverage. The payment of those fees will reduce the overall cash available for distribution to investors over the life of the Fund.

The price of the Units has been arbitrarily determined. Investors should not rely on this price as an indication of the value of the Units. The offering price per Unit has been determined arbitrarily and is not based upon any actual or potential earnings or any other traditional criteria for determining value. No representation is made hereby that a Unit has a market value equal to the purchase price or could be sold at the price or at any other price.

Investors will not be able to withdraw their funds from the escrow account pending the satisfaction of the Fund’s minimum offering amount, and may therefore not have use of their invested capital for an extended period of time. All subscription proceeds will be deposited in an escrow account until the Fund has received subscriptions for Units with gross proceeds of not less than $1,200,000 deposited in the escrow account. The offering will be terminated if the Fund has not reached such minimum funding by a date twelve months from the date of this Prospectus. If the offering is terminated prior to achieving the minimum funding level, all subscription proceeds will be returned, together with any interest earned thereon, to subscribers. Investors will have no right to withdraw invested capital during the escrow period, so investors may not have access to or use of their invested capital, and such capital may not be put to use by the Fund, for a period of up to one year.

Risks Relating to the Fund’s Equipment Leasing Activities

The success of the Fund will be subject to risks inherent in the equipment leasing business that may adversely affect the ability of the Fund to acquire, lease and sell equipment, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors. A number of economic conditions and market factors, many of which neither the Manager nor the Fund can control, could threaten the Fund’s ability to operate profitably. These include:

•	changes in economic conditions, including fluctuations in demand for equipment, lease rates, interest rates and inflation rates,

•	the timing of purchases and the ability to forecast technological advances for equipment,

•	technological and economic obsolescence, and

•	increases in Fund expenses (including labor, energy, taxes and insurance expenses).

Demand for equipment fluctuates and periods of weak demand could adversely affect the lease rates and resale prices the Fund may realize on its investment portfolio while periods of high demand could adversely affect the prices the Fund has to pay to acquire its investments. Such fluctuations in demand could therefore adversely affect the ability of a leasing program to invest its capital in a timely and profitable manner. Equipment lessors have experienced a more difficult market in which to make suitable investments during historical periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Economic recession resulting in lower levels of capital expenditure by businesses may result in more used equipment becoming available on the market and downward pressure on prices and lease rates due to excess inventory. Periods of low interest rates exert downward pressure on lease rates and may result in less demand for lease financing. Furthermore, a decline in corporate expansion or demand for capital goods could delay investment of the Fund’s capital and its production of lease revenues. There can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and other asset based financing in particular.

The amount of the Fund’s profit will depend in part on the value of its equipment when the leases end. The Fund’s leases will typically not be expected to provide for lease payments during their terms which will fully return the Fund’s full capital investment in the equipment subject to the lease. In order to recover the Fund’s investment and generate a profit from equipment on termination of a lease, the Fund must generally (i) obtain a renewal from the original lessee, (ii) find a new lessee, or (iii) sell the equipment. There can be no assurance that the Fund will successfully do so. In any event, the investors’ ultimate investment return from the Fund will depend in part upon the residual value of the Fund’s equipment at the time of its re-lease and/or sale upon termination of its initial lease. The residual value of the equipment will depend upon many factors beyond the control of the Fund, including:

•	the cost of similar new equipment at the time of sale,

•	technological obsolescence,

•	competitive and other market factors,

•	general economic conditions,

•	fluctuations in supply and demand for various types of equipment,

•	changes in the methods or economics of a particular equipment sector or

•	changes in governmental regulations or safety standards.

The potential return on certain types of investment, including highly-leveraged investments, call options and forward residual purchases, would be more dependent on the residual values of equipment than those leasing investments that feature significant cash flows to the owner during the lease term or holding period.

The timing of the Fund’s full liquidation will depend on market conditions. Equipment resale market conditions, financing market conditions or other general economic conditions may cause delays in meeting the Fund’s liquidation objectives. The Manager may determine that it is in the best interest of the Fund’s investors that certain assets not be liquidated within the eight year period if resale conditions are not favorable.

The Fund may be harmed if a lessee defaults and the Fund is unable to collect the revenue anticipated from the defaulted investment. The default by a lessee may cause equipment to be returned to the Fund at a time when the Manager or its agents may be unable to arrange promptly for a new lease or to sell such equipment, thus resulting in the loss of anticipated revenues, the inability to recover the Fund’s investment and to repay any related debt. Moreover, the related debt may be secured by the returned equipment and if the debt is not paid as agreed, the lender may foreclose on and acquire ownership of all equipment securing the debt, resulting in economic loss and adverse tax consequences to the investors. The Fund may have to repossess equipment as a result of a default by a lessee. The expenses associated with such default include the cost of litigation to enforce the Fund’s remedies as lessor and lost revenues during the period the equipment is off lease. Any re-lease of such equipment may be at a lower rental rate than provided in the defaulted lease. In addition to the cost of litigation, the Fund may incur the expense of refurbishing, storing and/or moving repossessed equipment.

If a lessee files for bankruptcy, the Fund may have difficulty enforcing the terms of the lease and may incur losses. In the event that a lessee files for protection under bankruptcy laws, a bankruptcy court may reject, reduce the term or alter the provisions of the Fund’s lease with that lessee. If this happens, the Fund may not receive the full amount of rental payments contemplated by that lease. The Fund may also experience difficulties, legal costs and delays in recovering equipment from a lessee that is involved in a bankruptcy proceeding or has been declared bankrupt by a bankruptcy court. The sales proceeds the Fund may receive from disposing of recovered equipment may not cover its outstanding investment in that equipment.

The Fund may risk additional costs or reduced revenues as a result of transacting business in foreign countries, dealing with foreign lessees or having Fund equipment located in a foreign jurisdiction. The Fund may enter into transactions:

•	with foreign lessees;

•	where the equipment is permanently or temporarily located outside the U.S.; or

•	where the contracts are governed by foreign laws.

These transactions involve a number of risks, including the following:

•	The Fund may have difficulty enforcing its rights under foreign contracts.

•	The Fund may have difficulty repossessing its equipment outside the U.S.

•	Legal costs may be more expensive outside the U.S.

•

Foreign governments may confiscate equipment, nationalize equipment, retrospectively change laws, impose new or changed fees, duties or taxes or impose foreign exchange restrictions which hamper the Fund’s ability to receive payment in the U.S.

•	Foreign courts may not recognize judgments obtained in U.S. courts.

•	The Fund may have documentary risks where contracts are written in a language other than English.

•	Complications may arise from interpretations of tax or legal codes and any regulatory registration requirements.

•	Changes in, or interpretations of, foreign laws and regulations may adversely affect the Fund’s ability to enter into leases, sell equipment or repatriate profits to the U.S.

•

The income earned in foreign jurisdictions may be subject to withholding and/or income taxes, and depending on the foreign country, the U.S. may not have a tax treaty in place to reduce or eliminate the tax.

•	The Code imposes restrictions on the use of foreign tax credits, which may prevent investors from claiming full credit for their share of foreign taxes.

Furthermore, foreign jurisdictions and lessees may be more prone to corruption, unsavory business practices, conflict, sanctions or civil unrest. All of these risks may impair our ability to receive amounts due to us or to remarket equipment in a satisfactory manner.

If lease payments or other investment terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund’s overall profit on an investment. Many countries also have laws regulating the transfer and exchange of currencies, and these laws may affect a foreign lessee’s or borrower’s ability to comply with transaction terms. Finally, certain depreciation or cost recovery methods used in calculating taxable income may not be available for equipment leased by a foreign lessee or “used predominantly outside the United States.”

Equipment may be damaged or lost and insurance proceeds may not be available or may not cover the full amount of the Fund’s loss in such event. Fire, weather, accident, theft or other events can cause the damage or loss of equipment. The Fund’s equipment leases will generally require lessees and other equipment users to arrange, at their expense, for comprehensive insurance (including fire, liability and extended coverage) and to assume the risk of loss of the equipment whether or not insured. When leases do not require the lessee to provide such insurance, the Fund will seek to provide it at the Fund’s own expense. However, there are certain types of loss (generally of a catastrophic nature such as from war and certain natural disasters) which are either uninsurable or not insurable at economically feasible rates. Should an uninsurable disaster occur with respect to the Fund’s equipment and the lessee fail to honor its payment obligations under the related lease, the Fund could suffer a loss of capital invested in, and a loss of any profits and related cash flow which might be anticipated from, the lease of such equipment. In addition, there may be instances where damages exceed the amount of insurance coverage required of lessees.

In leasing some types of equipment or facilities, the Fund may be exposed to environmental tort liability. In leasing some types of equipment or facilities, such as transportation assets designed to carry hazardous materials or power generation facilities, the Fund may be exposed to environmental tort liability. The Fund cannot assure investors that insurance proceeds or lessee indemnities protecting the Fund against such liabilities will be available to protect Fund assets against all such claims.

Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under lease and sell. The use, maintenance and ownership of certain types of equipment are regulated by federal, state and/or local authorities. Regulations may impose restrictions and financial burdens on the Fund’s ownership and operation of equipment. Changes in government regulations, industry standards or deregulation may also affect the ownership, operation and resale value of equipment. For example, certain types of equipment, such as energy generating facilities, railcars, marine vessels and aircraft, are subject to extensive safety and operating regulations imposed by government and/or industry self-regulatory organizations which may make these types of equipment more costly to acquire, own, maintain under lease and sell. These agencies or organizations may require changes or improvements to equipment and the Fund may have to spend its own capital to comply. These changes may also require the equipment to be removed from service for a period of time. The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period or is removed from service. The Fund may then have reduced operating revenues from the leases for these items of equipment. If the Fund did not have the capital to make a required change, it might be required to sell the affected equipment or to sell other items of its equipment in order to obtain the necessary cash; in either event, the Fund could suffer a loss on its investment and might lose future revenues, and the Fund might also have adverse tax consequences.

The Fund may not be able to register aircraft or marine vessels, which could limit the Fund’s ability to invest in these types of assets or could affect the value realized by the Fund from such investments. The Fund may invest in aircraft or marine vessels. Aircraft or marine vessels operated in the United States must be registered with the Federal Aviation Administration (“FAA”) or the U.S. Coast Guard (“USCG”), which limit registration to aircraft or marine vessels owned by U.S. Citizens. The FAA’s and USCG’s Rules are not clear on the status of certain forms of entity that own aircraft or marine vessels. The Fund will acquire aircraft or marine vessels only if they are appropriately registered. If registration were later revoked for any reason, the aircraft or marine vessel could not be operated in the United States airspace or territorial waters, and the Fund would be subject to resulting risks, including a possible forced sale of the aircraft or marine vessel, possible uninsured casualties, the loss of benefits of the central recording system under federal law and a breach by the Fund of leases or financing agreements.

The equipment financing industry is highly competitive and competitive forces could adversely affect the lease rates and resale prices the Fund may realize on its equipment lease investment portfolio and the prices the Fund has to pay to acquire its investments. Equipment manufacturers, corporations, partnerships and others offer users an alternative to the purchase of most types of equipment with payment terms that vary widely depending on the type of financing, the lease or loan term and type of equipment. In seeking equipment financing transactions, the Fund will compete with financial institutions, manufacturers and public and private leasing companies, many of which may have greater financial resources than the Fund.

Risks Relating to Fund Operations

The Fund will borrow to acquire equipment and will bear the risks of borrowing, including the potential loss of assets used as collateral for Fund debt in the event the Fund is unable to satisfy its debt obligations. The Fund will borrow to finance a portion of the acquisition cost of its equipment lease portfolio, and/or will assume debt obligations in connection with such acquisitions. The Fund expects to incur debt in a total amount equal to from 40 to 60% of the aggregate contract purchase price of its investment portfolio as of the date of the final commitment of its net offering proceeds and thereafter as of the date any indebtedness is incurred by the Fund. The Fund can expect to make a profit on investments purchased with debt only if the investments produce more than enough cash from lease and other payments and sales proceeds to pay the principal and interest on the debt, recover the purchase price and cover fees and other operating expenses.

The Fund intends to use both:

•	debt in which only the asset financed by the lender is collateral securing the obligation, and

•	debt in which all of the Fund’s assets or a selected pool of the assets are collateral securing the obligation.

When a borrower defaults on a secured loan, the lender usually has the right to immediate payment of the entire debt and to sell the collateral to pay the debt. In this way, the Fund’s borrowing may involve a greater risk of loss than if no debt were used, because the Fund must meet its fixed payment obligations regardless of the amount of revenue it receives from its investments. At the same time, the use of debt increases the potential size of the Fund’s investment portfolio, the amount of lease and other revenues and potential sale proceeds. Greater amounts of debt would also increase the total fees payable to the Manager, because its equipment management fees are determined as a percentage of the Fund’s lease revenues.

Money market fluctuations have affected the availability and cost of debt. The Manager will be unable to predict the nature of the money market at times when the Manager may seek financing and any future tightening of credit controls will make obtaining financing more difficult and more costly. In such an event, the Manager may be forced to purchase equipment using only cash with little or no borrowings. This would reduce the ability of the Manager to achieve the desired diversification and would spread the risk of unproductive assets over a fewer total number of assets. Furthermore, future credit restrictions may adversely affect the ability of the Manager to sell or refinance equipment and may affect the terms of equipment sales.

It is also possible that the Fund may, on occasion, find it necessary to borrow capital for use in operations (for example to repair damaged equipment or make necessary capital improvements if working capital reserves and cash flow are not sufficient to cover such costs). There can be no assurance that such financing would be available when needed on terms satisfactory to the Fund.

The Manager may cause the Fund to incur debt which provides for a rate of interest which may vary with a prime or reference rate of interest. If variable interest rate debt is incurred without corresponding lease rate adjustments, the Fund’s interest obligations may increase while lease revenues remain fixed. Accordingly, a rise in the prime or reference rate may increase borrowing costs and reduce the amount of income and cash available for cash distributions.

The Fund may borrow on terms which do not provide for amortization of the entire principal amount or a substantial portion thereof prior to maturity. Such “balloon payment” debt involves greater risks than secured debt where the principal amount is amortized over the term of the loan. The ability of the Fund to repay at maturity the outstanding principal amount may be dependent upon its ability to obtain adequate refinancing or to sell the equipment. A significant decline in the value of the underlying equipment could result in a loss of the equipment through foreclosure.

While it is the Fund’s objective to borrow long term debt on a transaction by transaction non-recourse basis, some long term debt may be cross-collateralized and secured by multiple transactions. If cross-collateralized or recourse debt were used, lack of performance by one transaction could have the effect of reducing the Fund’s investment value in other transactions. In addition, bridge financing or working capital lines may be used and are typically collateralized by all of the Fund’s investments. Should there be a default under a bridge financing or working capital line the value of the Fund’s assets could be diminished.

If the proceeds ultimately realized from the sale or other disposition of a transaction or asset are not sufficient to satisfy the full amount of debt secured by the transaction, the amount of debt remaining unpaid after completion of the transaction could represent income to the Fund. As a result of such a transaction, the Fund could realize debt forgiveness income in addition to gain on the sale, and each Unit holder would incur a pro rata amount of any resulting taxable income.

The Fund will rely on the Manager for the success of its operations. All decisions with respect to management of the Fund, including the determination as to which equipment the Fund will acquire and which leases it will enter into will be made exclusively by the Manager. The success of the Fund, to a large extent, will depend on the quality of its management, particularly as it relates to acquisition, re-leasing and disposition of its equipment. Members are not permitted to take part in the management of the Fund or the establishment or implementation of the Fund’s investment objectives. Furthermore, as a consequence of the limited liability company structure of the Fund under the Operating Agreement, the Fund will not have any independent board of directors or any independent audit or other committees overseeing Fund operations. Accordingly, potential investors should not purchase Units unless they are willing to entrust all aspects of the management of the Fund to the Manager. The loss of certain key personnel upon whom the Manager depends could have a detrimental effect on the Manager’s ability to effectively manage a Fund.

The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its own interest rather than in the interests of the Fund. These include potential conflicts relating to the following matters:

•	The Manager engages in other, potentially competing activities;

•	The Fund may be in competition for investments with prior, current and future programs sponsored by the Manager;

•

The Fund expects to borrow from 40 to 60% of the aggregate cost of its investment portfolio, and this will result in higher Acquisition Fees and Equipment Management Fees than if less debt were incurred;

•	Agreements between the Fund and the Manager and its Affiliates are not at arm’s length;

•	No independent managing underwriter has been engaged for the distribution of Units;

•	The Fund, the Manager and prospective holders are not represented by separate counsel and

•	The Fund may, under certain conditions and restrictions, enter into joint ventures with other programs affiliated with the Manager.

See the discussion under “Conflicts of Interest” for a more complete description of the foregoing matters.

Worldwide recession could have specific adverse impact on the Fund’s operations. There are a number of risks which have been amplified by the worldwide recession and related credit crisis that commenced in 2008-2009. To the extent such recessionary economic conditions persist or worsen, returns on Fund investments could be adversely affected in a number of ways, including the following:

•

Reduced demand has contributed to supply/demand imbalances which have depressed values for many asset categories. To the extent that reduced demand persists, the impact would be to reduce asset values.

•

The availability of debt has been reduced and the terms on which debt is available has become less attractive. To the extent that the Manager is not able to obtain debt on satisfactory terms, the ability to achieve the rate of return and diversification objectives may be more difficult. Furthermore, the lack of debt availability may have the effect of reducing prices that would otherwise be paid by buyers of Fund assets.

•

A consequence of the recession has been deflation. In general, Fund investments will perform better during inflationary periods. To the extent that deflation or low inflation continues, the impact will be to contribute to depressed asset values.

•

Recent developments have increased the risk of the failure of some major financial institutions. To the extent that major financial institutions fail, there could be a worsening of the recession, with a negative impact on Cypress investments. Alternatively, governmental intervention to stabilize financial institutions could have the effect of reducing the number of highly motivated asset sellers, which would reduce investment opportunities for the Fund.

•

Under normal conditions diversification of the Cypress portfolio will have the effect of offsetting investments in asset categories which underperform by investments in other uncorrelated asset categories which outperform objectives. To the extent that the recession affects all categories, the benefit of diversification may be diminished.

A potential change in United States accounting standards regarding operating leases may make the leasing of equipment or facilities less attractive to potential lessees, which could reduce overall demand for leasing services. Under Accounting Standards Codification S40, Accounting for Leases, a lease is classified by a lessee as a capital lease if the significant risks and rewards of ownership are considered to reside with the lessee. This situation is considered to be met if, among other things, the non-cancelable lease term is more than 75% of the useful life of the asset or if the present value of the minimum lease payments equals 90% or more of the leased asset’s fair value. Under capital lease accounting for a lessee, both the leased asset and liability are reflected on the lessee’s balance sheet in a manner similar to direct ownership of a leveraged asset. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the lessee. A lessee’s operating lease obligation does not appear on the lessee’s balance sheet, and the contractual future minimum lease payment obligations are only disclosed in the financial statement footnotes. Thus, entering into an operating lease can appear to enhance a lessee’s balance sheet in comparison to direct ownership or a capital lease. In July 2006, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) announced a joint project to re-evaluate lease accounting. In February 2009, the Securities and Exchange Commission proposed a timetable for potential use by U.S. companies of the International Financial Reporting Standards issued by the IASB, replacing the use of current standards imposed by FASB for U.S. companies. Use of the IASB standards could result in a change in the methodology used to characterize leases as capital leases or operating leases. In August of 2010, each of the FASB and IASB published exposure drafts reflecting proposed changes to accounting guidance on leases. In July 2011, the FASB and IASB reopened the proposed changes to further comment. As of the date of this Prospectus, the proposed revisions have not been finalized. Changes to the accounting guidance could affect both the Fund’s accounting for leases as well as that of its current and potential future customers. These changes may affect how the leasing business is conducted both domestically and internationally. For example, if the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing the Fund’s offering proceeds, and make it more difficult for it to enter into leases on terms it finds favorable.

Fund assets may be plan assets for ERISA purposes, which could subject the Manager to additional restrictions on its ability to operate the Fund’s business. Under the look-through rule applied under ERISA and the Code, the assets of an entity in which an employee benefit plan or other tax-exempt investor has made an equity investment may constitute assets of that investor. If an investor is a fiduciary of a qualified plan or IRA, the investor should consult with his or her advisors and carefully consider the effect of that treatment if that were it to occur. See “ERISA Considerations.”

Investment by the Fund in joint ownership of investments may involve risks in coordinating its interests with those of its joint venture partner. Some of the Fund’s investments may be owned by joint ventures between the Fund and unaffiliated third parties or, under certain circumstances, programs related to the Fund or the Manager, or as co-owners with such parties. The investment by the Fund in joint ownership, instead of acquiring an investment directly or as the sole owner, may involve risks such as:

•	the Fund’s co-venturer might become bankrupt,

•	the co-venturer may have interests or goals that are inconsistent with those of the Fund,

•	the parties may reach an impasse on joint venture decisions,

•	the co-venturer may be in a position to take action contrary to the instructions or the requests of the Fund or contrary to the Fund’s policies or objectives, or

•

actions by a co-venturer might have the result of subjecting assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or might have other adverse consequences for the Fund.

Risks Relating to Tax Matters

In determining whether to invest in the Units, a prospective investor should consider possible tax consequences, which may include:

If the IRS classifies the Fund as a corporation rather than a partnership, investor distributions would be reduced under current tax law. Although counsel has rendered an opinion that the Fund will be taxed as a partnership and not as a corporation, the opinion is not binding on the IRS, and the IRS has not ruled on any federal income tax issue relating to the Fund. If the IRS successfully contends that the Fund should be treated as a corporation for federal income tax purposes rather than as a partnership, then the income of the Fund would be taxed at tax rates applicable to corporations. This would reduce the Fund’s cash available to distribute to investors, and investor distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

The Fund could lose cost recovery or depreciation deductions if the IRS treats Fund leases as sales or financings. The Manager expects that, for federal income tax purposes, the Fund will be treated as the owner and lessor of most of the equipment it owns or co-owns and/or leases. However, the IRS may challenge the Fund’s characterization of a lease and instead assert that the transaction is a sale or loan. No opinion of counsel has been rendered in this regard. If the IRS determines that the Fund is not the owner of its equipment involved in any transaction, the Fund would not be entitled to cost recovery, depreciation or amortization deductions in connection with the transaction, and its income from the transaction might be deemed to be portfolio income instead of passive income.

Investors may incur tax liability in excess of cash distributions in a particular year. Tax liability from an investment in the Fund may exceed cash distributions from it. While the Manager expects that income taxes resulting from an investment in Units for most years will be less than cash distributions in those years, the income taxes payable with respect to an investment in Units could in a given year exceed cash distributions made during that year. Examples of circumstances that could cause tax liability in excess of cash distributions would include a year in which rental income or proceeds from sale of equipment are used to repay Fund debt or are reserved by the Fund for reinvestment.

The IRS may allocate more taxable income to investors than the Operating Agreement provides. The IRS might successfully challenge Fund allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss than the Operating Agreement allocates.

Tax-exempt organizations will have unrelated business taxable income from this investment. Tax-exempt organizations are nevertheless subject to unrelated business income tax on unrelated business taxable income (“UBTI”). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. The Fund’s leasing income will constitute UBTI. Furthermore, for tax-exempt organizations in the form of charitable remainder trusts, having any UBTI will result in the imposition of an excise tax. Thus, an investment in the Fund may not be appropriate for a charitable remainder trust and such entities should consult their own tax advisors with respect to an investment in the Fund.

This investment may cause investors to pay additional taxes. Investors may be required to pay alternative minimum tax in connection with this investment, since they will be allocated a proportionate share of the Fund’s tax preference items.

In addition, investors may be required to file tax returns and pay state, local and/or foreign taxes as a result of an investment in the Fund. Also, investors may be subject to withholding.

Each investor is urged to consult his tax advisor regarding his own tax situation and potential changes in the tax law.

Retirement Plan Risks

An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code or the investment could be subject to penalties. There are special considerations that apply to pension or profit sharing trusts or IRAs investing in Units. Retirement plans investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in Units should be satisfied that the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Civil penalties and excise taxes may be imposed on prohibited transactions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. Fiduciary standards include the following:

•	whether the investment is made in accordance with the documents and instruments governing the retirement plan;

•	whether the investment satisfies the prudence and diversification requirements of ERISA and the Internal Revenue Code;

•	whether the investment will impair the liquidity of the retirement plan;

•	whether the investment will produce “unrelated business taxable income” for the retirement plan; and

•	whether the assets of the plan can be valued annually.

ERISA and the Internal Revenue Code may apply what is known as the “look-through” rule to an investment in Units. Under that rule, the assets of an entity in which a retirement or profit sharing plan subject to ERISA or an IRA has made an equity investment may constitute assets of the plan or IRA. A fiduciary of an ERISA retirement or profit sharing plan or IRA should consult with his or her advisors and carefully consider the effect of that treatment if that were it to occur.

For a discussion of these matters please see “ERISA Considerations.”

ESTIMATED USE OF PROCEEDS

Many of the figures set forth below, such as the amount of offering and organization expenses and capital reserves, are only estimates and not statements of expenditures already incurred. The actual amounts will depend on the course of the offering of the Units and the operations of the Fund. The Fund expects to commit approximately 87.5% of the Gross Proceeds of this offering to the cash portion of the purchase price, including acquisition fees, of its portfolio of equipment financing and other investments.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,200,000	100.00%	$200,000,000	100.00%
Less Offering and Organization Expenses:
Selling Commissions	84,000	7.0%	14,000,000	7.0%
Additional Selling Compensation	36,000	3.0%	6,000,000	3.0%
Other Offering and Organization Expenses	60,000	5.0%	4,000,000	2.0%

Net Offering Proceeds	1,020,000	85.0%	176,000,000	88.0%
Capital Reserves	6,000	0.5%	1,000,000	0.5%

Amount Available for Cash Payments for Equipment (including Acquisition Fees)	1,014,000	84.5%	175,000,000	87.5%

The Fund will pay selling commissions of up to 7% of the selling price of Units to Cypress Capital Corporation, an Affiliate of the Manager acting as the Dealer Manager for the group of selling broker-dealers, all of which Cypress Capital Corporation will in turn pay to participating broker-dealers on Units sold by them. The Fund will pay the Dealer Manager “Additional Selling Compensation” in an amount equal to 3% of Gross Proceeds in the form of a marketing allowance, a portion of which may be reallowed to participating broker dealers, and the balance of which is expected to be used to pay certain “underwriters’ expenses”. All of such amounts paid to the Dealer Manager or participating broker dealers is additional selling compensation payable for the sale of Units, and all such additional selling compensation and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all such underwriting compensation may not exceed an amount equal to 10% of the Gross Proceeds; except that additional amounts may be paid for accountable, bona fide due diligence expenses subject to detailed, itemized invoices for such amounts. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of Cypress and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of Cypress and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with Cypress personnel and Cypress’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the Cypress offices, reviewing Cypress’s books and records and interviewing key Cypress personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. Cypress will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

Certain persons, including the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, and others may purchase Units in this offering with reduced selling commissions under specific circumstances described under “Plan of Distribution—Investments By Certain Persons.” Participating broker dealers may, in their discretion, reduce the amount of selling commissions payable on any subscription. In such event, the amount of “Gross Offering Proceeds” and “Selling Commissions” would be reduced, but such reduced commissions would not affect the amount of “Net Offering Proceeds.” In no event will the net contribution to the Fund be less than $9.30 per Unit.

Other offering and organization expenses include “issuer expenses” incurred in the organization of the Fund, legal, accounting and escrow fees, printing costs, filing and qualification fees, and “underwriters’ expenses” in the form of disbursements and reimbursements to broker-dealers participating in the sale of Units. These underwriters’ expenses include amounts paid to the Dealer Manager and participating broker dealers relating to sales seminar expenses, advertising and promotion expenses, travel, food and lodging costs, telephone expenses and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager and its Affiliates. The Manager has agreed to pay all Organization and Offering Expenses, without reimbursement from the Fund, that exceed an amount equal to 15% of the offering proceeds.

Acquisition Fees are payable in an amount equal to 3% of the purchase price of all equipment acquired by the Fund. The Fund anticipates that the aggregate purchase price of its equipment will include both net offering proceeds and debt assumed or incurred in connection with the acquisitions. The amount of Acquisition Fees set forth in the table is the estimated portion of the Acquisition Fees allocable to the purchase price payable with offering proceeds. Total Acquisition Fees, including the portions of the estimated aggregate purchase price represented by both offering proceeds and debt, and assuming the Fund incurs debt equal to 50% of the aggregate purchase price of its investment portfolio for a total cost of $328,000,000, are estimated to be in the amount of $9,844,000.

The Fund will initially establish capital reserves in an amount equal to 0.5% of offering proceeds for general working capital purposes. This amount may fluctuate from time to time as the Manager determines the level of reserves necessary for the proper operation of the Fund in the exercise of its business judgment. Any net offering proceeds not used to acquire equipment or needed as capital reserves will be returned to Unit holders as described under “Investment Objectives and Policies—General Policies” below.

The line item for “Amounts Available for Cash Payments for Equipment” is the amount available to pay the cash portion of the purchase price of equipment plus related acquisition expenses, which are treated for tax and accounting purposes as capitalized costs added to the basis of the items of equipment to which they relate.

MANAGEMENT COMPENSATION

Summary Table

The following table includes estimates of the maximum amounts of all compensation and other payments that the Manager and its Affiliates will receive, directly or indirectly, in connection with the operations of the Fund, all of which are described more completely below under “Narrative Description of Compensation.” The terms of the Manager’s compensation were not determined by arm’s-length negotiation. The Operating Agreement does not permit the Manager or its related entities to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Maximum Units Sold

OFFERING AND ACQUISITION STAGE

The Dealer Manager	Selling Commissions (up to 7% of offering proceeds to be paid to participating broker dealers, plus additional selling compensation in the form of a marketing allowance equal to 3% of offering proceeds)	Maximum selling commissions are $14,000,000 and maximum additional selling compensation is $6,000,000

Manager and Affiliates	Reimbursement of Organization and Offering Expenses (when added to selling commissions and additional selling compensation, not to exceed a total equal to 15% of all offering proceeds)	$4,000,000

Manager and Affiliates	Acquisition Fee (a fee equal to 3% of Purchase Price of Equipment)	Not determinable at this time

OPERATIONAL STAGE

Manager and Affiliates	Equipment Management Fee (an annual fee equal to from 1% to 7% of gross rentals from equipment, depending on lease type, but an anticipated 5% of gross rentals on most leases)	Not determinable at this time

Manager and Affiliates	Re-leasing Fee (a fee equal to 2% of the gross rental payments from the re-leasing of equipment portfolio to new lessees, payable as each rental payment is made over the term of the lease.)	Not determinable at this time

Manager and Affiliates	Resale Fee (equal to 3% of the purchase price the Fund receives on the sale of equipment, subject to prior distribution to investors of their Capital Contributions plus a cumulative amount equal to 8% per annum on their unreturned Capital Contributions)	Not determinable at this time

Manager and Affiliates	Reimbursement of Operating Expenses, subject to certain limitations	Not determinable at this time

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Maximum Units Sold

OPERATIONAL STAGE

Manager and Affiliates	Promotional Interest (equal to (i) 1% of all distributions from Cash Available for Distribution and Net Disposition Proceeds until investors have received distributions in amounts equal to a return of their Capital Contributions; (ii) then 6% of all such distributions until investors have received additional distributions in an amount equal to 8% of their Adjusted Capital Contributions per annum cumulative; and (iii) then 19% of all additional distributions). For purposes of calculating the Promotional Interest, each investor’s Capital Contribution will be calculated as the number of Units held by the investor multiplied by the $10 per Unit offering price.	Not determinable at this time

Narrative Description of Compensation

Selling Commissions. The Dealer Manager will receive selling commissions on all sales of Units of up to 7% of Gross Proceeds, all of which the Dealer Manager will reallow to participating broker-dealers with respect to Units sold by them. Participating broker dealers may elect in their discretion to reduce the amount of selling commissions payable on sales by them. In addition to selling commissions, the Fund will pay the Dealer Manager a marketing expense allowance as additional selling compensation in the amount of 3% of Gross Proceeds, a portion of which it may pay or reimburse to participating broker dealers and which it will otherwise use to bear certain “underwriting expenses.” It is not anticipated that the Dealer Manager or other Affiliates of the Manager will directly effect any sales of the Units, although the Dealer Manager will provide certain wholesaling services.

Reimbursement of Organization and Offering Expenses. The Manager and its Affiliates will be reimbursed for certain expenses in connection with the organization of the Fund and the offering of Units. Total Organization and Offering Expenses payable or reimbursable by the Fund, including all selling compensation payable by the Fund, may not exceed 15% of all offering proceeds.

Acquisition Fees. The Fund will pay the Manager or its Affiliate an Acquisition Fee in an amount equal to 3% of the purchase price that the Fund pays for each item of equipment or direct or indirect interest in equipment it acquires, including under lease agreements, residual purchase options, forward purchase agreements, equipment purchase options, joint ventures and special purpose vehicles and companies. The purchase price includes the cash used and indebtedness incurred to finance the acquisition of equipment, an interest in equipment, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in equipment, assuming the option was concurrently exercised. Acquisition Fees will be payable with respect to equipment acquired with the Fund’s initial leverage, but not with respect to acquisitions with the proceeds from refinancing items of equipment. Initial leverage includes debt encumbering acquired equipment assumed by the Fund as consideration for the acquisition, new debt used to acquire equipment, new debt placed on equipment initially purchased with no leverage, and new debt placed on equipment initially purchased with leverage where the new debt is in addition to existing debt. Refinancing proceeds would include new debt used to replace existing indebtedness encumbering an item of equipment. Amounts that the Fund pays to finders and brokers that are unaffiliated with the Manager are also Acquisition Fees included in the calculation of Front End Fees.

The Manager will reduce or refund Acquisition Fees if and to the extent the Fund’s investment in equipment is less than the greater of (a) 80.0% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering Fund equipment, or (b) 75.0% of the Gross Proceeds.

Equipment Management Fee. In return for Equipment Management services, the Fund will pay the Manager or its Affiliate an Equipment Management Fee calculated for each fiscal quarter and in an amount equal to the lesser of the fees which are competitive for similar services for similar equipment or the fees calculated as follows: (i) 5% of the Gross Lease Revenues from Operating Leases; (ii) 2% of Gross Lease Revenues from Full Payout Leases which contain Net Lease Provisions; (iii) 1% of Gross Lease Revenues from those leases for which it does not perform any Equipment Management, but performs services in arranging for and actively supervising the performance of Equipment Management by non-Affiliates; or (iv) 7% of the Gross Lease Revenues where it provides both Equipment Management and additional services relating to the continued and active operation of the Fund’s equipment, such as ongoing marketing and re-leasing of equipment, hiring or arranging for hiring of crews or operating personnel and similar services. Except for the fee provided in (iii) above, included in these fees shall be fees paid by the Fund to persons who are not Affiliates of the Manager.

Equipment Resale and Re-Leasing Fees. The Fund will pay the Manager or its Affiliate Equipment Resale and Re-Leasing Fees calculated in an amount equal to the following: (i) for resale services, the lesser of (a) 3% of the sales price of the Equipment, or (b) one-half the equipment sales commission charged by unaffiliated parties for such services that is reasonable, customary and competitive in light of the size, type and location of the equipment, but in either case the Resale Fee will be deferred, without interest, and be payable only after the Unit Holders have received total Distributions in an aggregate amount equal to a return of their Capital Contribution plus a Priority Return; and (ii) for re-leasing services, an amount equal to the lesser of (a) the competitive rate for comparable services for similar equipment, or (b) 2% of gross rental payments derived from the re-lease of such Equipment after the time the re-lease is consummated as a result of the recipient’s efforts, payable as each rental payment is received by the Fund over the term of the re-lease; provided the Manager or its Affiliate maintains adequate staff which it utilizes in rendering such services. No such re-lease fee will be calculated in connection with the re-lease of Equipment to a previous lessee or its Affiliates; and such fee will be calculated only to the extent the Manager or its Affiliates have rendered substantial re-leasing services in connection with such re-lease.

Promotional Interest. For organizing the Fund and structuring and managing its portfolio, the Manager will receive a Promotional Interest equal to (i) 1% of all Distributions from Cash Available for Distribution and Net Disposition Proceeds until investors have received distributions in amounts equal to a return of their Capital Contributions; (ii) then 6% of all Distributions from Cash Available for Distribution and Net Disposition Proceeds until investors have received additional distributions in an amount equal to their respective Priority Returns; and (iii) then 19% of all additional Distributions from Cash Available for Distribution and Net Disposition Proceeds. For purposes of calculating the Promotional Interest, each investor’s Capital Contribution will be calculated as the number of Units held by the investor multiplied by the $10 per Unit offering price. Under the North American Securities Administrators Association, Inc. (“NASAA”) Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the “NASAA Guidelines”), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s equipment; or (ii) 75% of such Gross Proceeds. The Fund intends to incur total indebtedness equal to from 40% to 60% of the aggregate cost of its equipment. Based on the formula in the NASAA Guidelines, and assuming 50% leverage, the minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% – [50% × .0625%] = 76.875%). The NASAA Guidelines permit the Manager to receive an additional Promotional Interest equal to 1% of Distributions of Cash Available for Distribution and Net Disposition Proceeds made after investors have received total distributions equal to their Capital Contributions (the interest in (ii) above) for each 1% by which the Fund’s Investment in Equipment exceeds the Guidelines minimum. Assuming the Fund’s Investment in Equipment is at least 82% and Fund’s leverage is 50%, the Fund’s Investment in Equipment would be 5% in excess of the minimum under the NASAA Guidelines, and entitle the

Manager to an additional 5% Promotional Interest after return of Capital Contributions. Accordingly, the Promotional Interest, after investors have received distributions in amounts equal to a return of their Capital Contributions, the Promotional Interest will increase from 1% to 6% and, after investors have received subsequent distributions equal to the Priority Return, to 19% of all subsequent distributions. Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of equipment and establishment of final levels of permanent portfolio debt encumbering such equipment, the Manager shall calculate the maximum Promotional Interest payable to the Manager and its Affiliates under the NASAA Guidelines and compare such total permitted Promotional Interest to the Promotional Interest payable under the Operating Agreement. If and to the extent that the Promotional Interest payable under the Operating Agreement exceeds the Promotional Interest payable under the NASAA Guidelines, the Operating Agreement will be amended immediately to reduce the amounts payable as the Promotional Interest by an amount sufficient to cause the Promotional Interest to comply with the limitations in the NASAA Guidelines.

Reimbursement of Operating Expenses. The Fund will reimburse the Manager and its Affiliates for expenses it pays on the Fund’s behalf. These reimbursements will include:

•	the actual cost to the Manager or its Affiliates of services, goods and materials used for and by the Fund and obtained from unaffiliated parties; and

•

the cost of administrative services provided by Affiliates of the Manager and necessary to the prudent operation of the Fund, provided that reimbursement for administrative services will be at the lower of the actual cost of such services, or the amount that the Fund would be required to pay to independent parties for comparable services.

The Manager estimates that the total amount of reimbursable administrative expenses during the Fund’s first full year of operations after completion of the offering, assuming receipt of the maximum Gross Proceeds, will be approximately $950,000.

Except as otherwise expressly permitted, no fees or commissions will be payable in connection with any reinvestment or distribution of Cash Available For Distribution or of the proceeds of the resale, exchange, or refinancing of Fund equipment.

Defined Terms Used in Description of Compensation

Definitions of certain capitalized terms used in the foregoing narrative description of compensation payable to the Manager are as follows:

“Adjusted Capital Contribution” shall mean, as of any date, the original Capital Contribution attributable to the Units held by any person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash Available for Distribution and Net Disposition Proceeds with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period. The Priority Return is calculated on the Adjusted Capital Contribution, which, as provided in the foregoing definition, is a decreasing balance equal to the Capital Contribution less Distributions of Cash Available for Distribution and Net Disposition Proceeds in excess of the Priority Distribution for the period. As an example of how the Priority Return will be calculated on a $100 investment: a $10 distribution would result in a $2.00 reduction in the Adjusted Capital Contribution, leaving a $98 base upon which the 8% return would be calculated in year two. The $2.00 reduction consists of $2.00 in distributions in excess of that required to satisfy the cumulative return requirement.

“Cash Available for Distribution” shall mean Cash Flow plus cash funds available for distribution from Fund reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” shall mean Fund cash provided from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash withdrawn from reserves).

“Distributions” means any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“Equipment Management” means the personnel and services necessary to the leasing activities of the Fund, including but not limited to, leasing and re-leasing of the Fund’s equipment, arranging for necessary maintenance and repair of the equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the ownership of Fund equipment.

“Full Payout Lease” shall mean a lease under which the non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased. “Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including organization and offering expenses, leasing fees, acquisition fees, acquisition expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any acquisition fees or acquisition expenses paid by a manufacturer of equipment to any of its employees unless such persons are Affiliates of the Manager.

“Gross Lease Revenues” shall mean all revenues of any kind attributable to the Equipment or other assets or interests in Equipment or other assets, other than from security deposits paid by lessees thereof or revenues from the sale, refinancing or other disposition of such Equipment or other assets or interests in Equipment or other assets.

“Net Disposition Proceeds” shall mean the net proceeds realized by the Fund from sale, refinancing or other disposition of the Fund’s equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the equipment, after payment of all liabilities to which the equipment is subject and all expenses related to the transaction.

“Net Lease Provisions” shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where non-cancellable rental payments under the lease are absolutely net to the lessor, notwithstanding that some minor costs or responsibilities remain with the Fund as lessor or that the Fund retains the option to require and pay for a higher standard of care or greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

“Operating Lease” shall mean a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

“Priority Return” means an amount equal to, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Capital Contribution with respect to such Units during such period multiplied by 8% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the Capital Contribution of the initial purchaser of such Units was received by the Fund and pro-rated for any fraction of a calendar year for which such calculation is made).

Affiliates of the Manager

The Operating Agreement permits the Manager to delegate its responsibilities for various management functions to one or more of its affiliates, to assign its compensation to such affiliates and to cause the Fund to reimburse such affiliates for expenses incurred on the Fund’s behalf. All of such affiliates are under common control with the Manager. See the information under “Organizational Diagram” and the discussion under “Management” below.

INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

The Fund’s principal objectives are to invest in a portfolio of equipment leasing investments that will:

•	preserve, protect and return investor’s capital;

•	generate regular cash distributions;

•	reduce risk by diversifying the Fund’s portfolio across equipment types, lessees, industries, acquisition types and lease expirations;

•	liquidate all transactions and distribute cash liquidation proceeds within eight years following the close of the Fund’s offering of Units; and

•	generate distributions over the life of the Fund that will provide investors with a favorable rate of return on investment.

Distributions will be made only if cash is available after payment of Fund obligations (including payment of administrative expenses, debt service and the fees) and allowance for necessary capital reserves. Distributions are expected to begin as of the first full quarter following the quarter in which the minimum offering amount is achieved, subject to the Fund’s acquiring portfolio assets generating sufficient cash flow to make cash distributions. However, there can be no assurance as to the timing of distributions, or that any specific level of distributions or any other objectives will be attained.

The Fund’s investment decisions in structuring its portfolio will be driven by the projected economic consequences of each transaction, primarily the cash return on cash invested. While the tax consequences of the Fund’s structure, including the pass through of income and loss, and those relating to specific investments, including the status of investments as true leases and rates of amortization and cost recovery, are expected to affect the rates of return that may be realized by the Fund and its Unit holders, the Fund’s investment decisions will not generally be based on tax consequences, but primarily on the lease and loan rates and projected sale and other residual proceeds to be realized from the investments.

Equipment Leasing

A lease is a contractual arrangement in which a leasing company (lessor) gives a customer (lessee) the right to use its equipment for a specified length of time (lease term) for a given specified payment. Equipment leasing is the process by which a company can utilize a certain piece of equipment for which it is obligated to make contractual payments to the owner of the equipment as specified in the lease agreement. In effect the company is renting the piece of equipment from the owner. At the end of the lease term, the owner can sell or release the equipment to the current user or to a different company.

Individual Transaction Investment Objectives and Policies

Equipment

The Fund will seek to invest in a diversified portfolio of long-lived equipment which is not prone to technological obsolescence. The Fund may invest in any capital equipment which the Manager believes will contribute to achievement of the Fund’s investment objectives. Listed below is a range of equipment types in which the Fund may invest, but the listing of types of potential equipment investments should not be viewed as precluding investment in any equipment types not set forth or as implying that any particular type of equipment described will be acquired. The order in which the various equipment types are presented is not intended to imply any emphasis in the Fund’s anticipated portfolio. The Fund will seek to diversify among equipment types which the Manager considers to be substantially uncorrelated. For example, within the maritime category, the Fund may invest in containerships and oil tankers, which the Manager would consider to be substantially uncorrelated.

Railroad rolling stock. Flat cars, tank cars, hopper cars, boxcars, specialty cars, locomotives, and track maintenance equipment.

Aircraft. Commercial aircraft, corporate aircraft, helicopters, spare engines and other spare parts, aircraft maintenance equipment, and simulators.

Maritime equipment. Dry bulk ships, cargo ships, tankers, supply vessels, tug boats, hopper barges, and tank barges.

Trailers. Dry and refrigerated highway trailers and chassis.

Intermodal equipment. Containers and piggyback trailers.

Energy. Nuclear power generating facilities, coal powered generating facilities, peak power generating facilities, co-generation facilities, and alternative power generating facilities.

Industrial. Industrial facilities and equipment such as steel producing facilities, pulp mill facilities, gas storage and processing facilities, oil storage tanks, general purpose plant equipment, machine tools, manufacturing equipment, and material handling equipment.

Other equipment. Agricultural production equipment, construction equipment, environmental equipment, mining equipment, oil drilling equipment, tractors, trucks and other equipment.

Other assets. Interests in real property, mineral rights or other tangible or intangible property rights, financial assets, and other assets, which may not be directly or indirectly related to equipment, with the amount of the Fund’s equity used for such investments not to exceed 10% of the Gross Proceeds.

Indirect Leasing Acquisitions. The Fund may also acquire portions of its equipment leasing portfolio by purchasing all of the stock or assets of one or more operating leasing businesses. The Manager will review each potential acquisition to ensure that such acquisition would not subject the Fund to the requirements of the Investment Company Act of 1940.

Credit

The Fund will invest only in transactions in which the Manager concludes that there will be a very low probability of default during the lease term, although there can be no assurance that defaults may not occur. The objective of the Fund is that at least 70% of the projected total equity proceeds will be invested in transactions with lessees that are major corporations.

Lessee and Equipment Location

Lessees and equipment may be located in the United States or foreign countries.

Lease Types

In most cases, equipment purchased will be subject to leases. The remaining term of leases will generally be one to eight years. Leases are expected to be primarily Operating Leases, where the total of lease receivables is less than the cost of the equipment, but may be a mix of leases including Full Payout Leases, where the total of lease receivables exceeds the cost of the equipment. Leases will be primarily net leases, where the lessee is responsible for insurance, taxes other than income taxes of the owner, and maintenance of the equipment. However, the Fund may invest in full service leases, where some or all of these services are provided by the lessor.

Acquisition Types

The objective of the Fund is to invest its Net Proceeds in secondary market transactions, that is, transactions purchased from other lessors, sale/leaseback transactions on used equipment with end-users, and new and used equipment that will be placed into operating lease programs.

Secondary market leasing involves the purchase of equipment already subject to lease. The lease agreement remains intact and payments continue to be made by the lessee for use of the equipment. The Fund intends to purchase the equipment from the owner and the lessee would continue to make lease payments, but the payments would then be paid to the Fund. When the lease term expires, the Fund may sell or release the equipment to the current user or a different company. In a secondary market transaction, only the actual owner of equipment changes.

Motivations for secondary market sales, for financial institutions in particular, include achieving earnings objectives, meeting liquidity needs and portfolio rebalancing. Most acquisitions will be structured as the purchase of title to individual items of capital equipment subject to lease, and, possibly, debt. In addition, the Fund may invest in various alternative structures, such as call options and residual interest purchases involving leased equipment. Call options would involve the payment of a premium by the Fund for the right to buy the equipment from a seller at a future date at a specified price. Residual interest purchases would involve current payment for the receipt of a share of residual proceeds at a future date. Under these investment structures, the Fund would acquire a contractual right to the equipment, but would not acquire the present ownership and lessor’s interest in the item of equipment.

The following is a hypothetical transaction illustrating how a secondary market sale might occur in a Cypress program:

•	The estimated life of a particular piece of equipment is typically in the range of 25-50 years.

•	Lease terms are often quite lengthy. In this example, the lease term is 20 years.

•

In a lease origination transaction, a piece of equipment is purchased by a large corporation or leasing company and leased to a company that wants to utilize the asset. The company that is using the assets makes lease payments, as specified in the lease agreement, to the owner.

•	Oftentimes, each piece of equipment has a potential residual value above the booked residual.

•	Due to need for earnings, liquidity or some other motivation, the owner may want to access that value prior to the expiration of the lease term.

•	That is where Cypress might step in.

•	Cypress buys the asset near the end of the lease – typically with 3-5 years left of the lease.

•	Cypress seeks to purchase the equipment at a price above the seller’s book value, allowing the seller to realize earnings.

•	Cypress then receives the remaining lease payments and ultimately sells the equipment.

•	Total return for Cypress comes from a combination of the lease proceeds for the remainder of the lease term and the residual value recognized upon sale.

Purchasing assets in the secondary market can potentially mitigate two of the primary risks of investing: credit risk and residual value risk. With respect to mitigation of credit risk, transactions purchased on the secondary market allow for analysis of the payment history of the lessee which could potentially mitigate credit risk. As to residual value risk mitigation, purchasing assets on the secondary market, generally with only a few years remaining on the current lease term, allows for a potentially more accurate estimation of what the equipment may be worth when the asset is sold.

Ownership Percentage

The objective of the Fund is to purchase 100% of the title to an ownership interest in the equipment or to purchase a partial or joint interest if, in the view of the Manager, the interests of the other owners are consistent with the Fund’s interests and its Operating Agreement. See “Joint Investments” below under this caption.

Insurance

In most transactions the lessee will be responsible for liability and casualty insurance. However, in some cases the lessee may not be required to provide these, or the Fund may elect to supplement the lessee’s insurance. In these cases the Fund will generally obtain policies independent of the lessee.

Sources of Transactions

Most of the transactions will be obtained either directly through the marketing efforts of the Manager, or indirectly, through various intermediaries which are active in the equipment leasing industry.

Overall Investment Portfolio Objectives and Policies

Diversification

The objective of the Fund will be to acquire a portfolio which is diversified across equipment types, lessees, industries, acquisition types and lease expiration dates, to the extent possible given the amount of capital raised by the Fund, the amount and terms of debt capital available and the availability of a diversity of investment opportunities. A variety of criteria will be used to measure diversification. These will include the percentage of projected total Fund equity invested by equipment type, lessee, industry, acquisition type and lease expiration date; the degree of correlation between equipment types and industries; the quality of the credit of the lessee and the degree to which the return on the transaction is dependent on the lessee credit; the risk profile of each transaction; and other considerations.

Holding Period

It will be the Fund’s objective to liquidate all transactions and distribute all cash proceeds within eight years of the close of the offering of Units.

Cash Flows

The Fund has established cash flow objectives which the Manager will use in analyzing, pricing and structuring the Fund’s portfolio of equipment leasing investments. The Fund’s objective will be to acquire lease transactions which will, in the aggregate, generate sufficient net cash flow from lease payments and disposition proceeds to meet its target levels for cash distributions to investors.

The Fund anticipates that its operations will be divided into three phases:

•

The Fund’s “offering period” is anticipated to last up to two years from the date of this Prospectus. The Fund will raise capital from investors during the offering period. Once it has raised the minimum offering amount, the Fund will begin investing the offering proceeds in equipment leasing investments. The Fund’s objective is to commence cash distributions to investors from lease revenues following the first full calendar quarter after the quarter during which the minimum offering amount is achieved.

•

The Fund’s “operating period” is anticipated to last four years from the end of the offering period, but may last longer. During this period the Fund will invest, and may re-invest, in equipment lease investments. The Fund’s objective will be to generate sufficient net cash flow from its equipment leasing investments during the offering and operating periods to provide regular cash distributions to investors through the end of the operating period.

•

The Fund’s “liquidation period” is anticipated to last four years from the end of the operating period, but may be longer. During this period the Fund will dispose of the remainder of its equipment and equipment lease portfolio and, ultimately, make final distributions to investors. During the liquidation period, the Fund’s objective is to generate net cash flow from remaining lease revenues plus equipment disposition proceeds to make further cash distributions to investors. Distributions during the liquidation period are expected to be less regular in timing and amount, as leases will be terminating and the amount of cash available for distribution may be dependent on the timing of, and amount of proceeds generated by, equipment dispositions.

Cash distributions are expected to continue each quarter for the duration of the offering, operating and liquidation periods. However, the amount and rate of cash distributions could vary and are not guaranteed.

The foregoing cash flow and distribution objectives should not be viewed as projections of specific operating results or investment returns. The amount and timing of actual distributions to investors will depend on the operating results of the Fund, which in turn will depend on a number of variables and future events that cannot be predicted with certainty. Accordingly, there can be no assurances that the Fund’s cash flow and distribution objectives will be achieved or that any specific level of cash distributions or investment returns will be realized by investors.

Investors should note that the Fund’s objectives are based on the Manager’s investment model for the Fund and on the actual and projected operating results of the prior Cypress leasing programs, which have investment objectives substantially similar to those of the Fund. For further information concerning the operating results of these prior programs, see Exhibit A to the Prospectus, “Prior Performance Information.”

Cash distributions to investors may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or a portion of each. For economic purposes, the portion of each cash distribution which may constitute a return of capital depends in part on the residual values which may be realized on the disposition of the equipment and is not determinable until the equipment portfolio is liquidated. The portion deemed a return of capital for this purpose may be significant and may equal, exceed or be smaller than the return of capital calculated in accordance with generally accepted accounting principles. To the extent that aggregate cash distributions through the life of the Fund from all sources exceed the aggregate original capital contributions, these cash distributions will constitute a return on invested capital. Cash distributions will be made only to the extent cash is available after payment of the Fund’s obligations and allowance for necessary reserves. There can be no assurance that any specific level of cash distributions or any other objectives will be attained.

Leverage

Leveraging will include the use of bridge financing, transaction debt and portfolio debt. Bridge financing may be used to fund transactions prior to the Fund raising the necessary capital from the sale of Units. The Manager anticipates that the majority of the Fund’s debt will be transaction debt, which will typically be non-recourse to the Fund, fully amortized by lease rentals from specific transactions, and may include debt which already exists on purchased transactions and that which is newly arranged. However, transactional debt may in some cases be recourse to the Fund, and have balloon payments not amortized by the lease rentals from the current lease. Portfolio debt will typically be amortized by the net cash flow from lessee rental payments and residual proceeds from the total portfolio of the Fund and will be recourse to the Fund. It is the Fund’s objective that during the initial years of the Fund, the total original transaction and portfolio debt as a percent of the total original cost of the Fund’s investments in direct ownership of leased equipment will be approximately 25%. Within five years following the end of the Fund’s offering of Units, the Manager will seek to increase the Fund’s overall leverage so that the total of its debt is approximately 40% to 60% of the aggregate purchase price of the Fund’s investments in direct ownership of equipment. These target levels of portfolio debt are the Fund’s leverage objectives. The Manager will determine the actual levels of indebtedness to be incurred by the Fund based on its judgment as to the amount and type of leverage which may best achieve the Fund’s overall investment objectives. The amount of leverage placed on the Fund’s portfolio, as a percentage of equipment cost, will vary from time to time as a result of the timing of acquisition and financing transactions, bridge financing arrangements and other factors. Accordingly, the total portfolio leverage will at times be less than the stated leverage objectives and may on other occasions exceed the stated leverage objectives.

The Manager has no obligation to make loans to a Fund, but is permitted to do so in its discretion within certain prescribed terms. Any loan by the Manager or an Affiliate of the Manager to a Fund will be for a term of not more than 12 months and any interest and other financing charges or fees with respect to such loan by the Manager or its Affiliates may not be in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose, and must otherwise be on commercially reasonable terms. It is understood, however, that circumstances may arise where the Fund may not be able to repay Manager loans within a 12-month period or where it is deemed in the best interest of the Fund to defer repayment of such loans beyond the intended 12-month maximum length.

Transactions with the Manager and Affiliates

The Manager may purchase equipment in its own name, the name of a related entity or the name of a nominee, a trust, or other special purpose entity, or otherwise and hold title to the equipment temporarily (generally not more than six months) for any purpose related to the business of the Fund, provided, however that:

•	the transaction is in the best interest of the Fund;

•

the equipment is purchased by the Fund for a purchase price no greater than the cost to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Operating Agreement;

•	there is no difference in interest terms of the loans secured by the equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund;

•	there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by the Operating Agreement; and

•	all income generated by, and all expenses associated with, equipment so acquired shall be treated as belonging to the Fund.

The Manager or one of its Affiliates may finance such interim purchases for the Fund with its own capital, and will be entitled to be paid interest in an amount equal to the prime rate charged by the Manager’s or Affiliate’s primary lending bank during the holding period prior to acquisition of the equipment by the Fund, as part of the carrying costs incurred by the Manager or Affiliate during the holding period, provided any interest and other financing charges or fees with respect to such loan by the Manager or its Affiliates may not be in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose.

Except as set forth above, the Fund may not purchase or lease equipment from nor sell or lease equipment to, the Manager or its Affiliates, except in connection with the exercise of a right of first refusal in connection with a joint investment as discussed below under “Joint Investments” under this caption.

Reinvestment in Additional Equipment

In most cases, the Manager will reinvest in additional equipment lease investments any casualty proceeds, early termination proceeds or proceeds from the sale of transactions received by the Fund if these are received within four years of the close of the offering of Units; provided certain minimum required distributions are made prior to reinvestment of any Net Disposition Proceeds, as described under “Income, Losses and Distributions—Reinvestment” below. While it will not be the objective to subsequently reinvest lease or residual proceeds, the Manager is authorized to do so, if the Manager deems it to be in the best interests of the Fund and consistent with achievement of its investment objectives.

Investment Timing

Any net offering proceeds received by the Fund during the first twelve months of the offering that have not been committed to investment in equipment by a date twenty four months after the beginning of the offering, and any net offering proceeds received during a second year of the offering that have not been committed to investment by a date twelve months after the end of the offering (except for amounts used to pay operating expenses or required as capital reserves) will be promptly returned pro rata by the Fund to investors. In addition, in order to refund to investors the amount of Front End Fees attributable to any returned capital, the Manager has agreed to contribute to the Fund, and the Fund shall distribute to investors pro rata, the amount by which (x) the amount of unused capital so distributed, divided by (y) the percentage of Gross Proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed. The Fund’s capital will be available for general use during the offering period and may be expended in operating equipment that has been acquired.

Offering proceeds will not be segregated or held separate from other capital of the Fund pending investment, and no interest will be payable to investors if uninvested offering proceeds are returned to them. Offering proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of these periods, regardless of whether the investment is eventually consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any equipment, regardless of whether any such payments are ever made.

End-of-Lease Strategies

At the end of each lease it will be the objective of the Manager to sell the equipment to the lessee or to third parties or to re-lease the equipment to the lessee or third parties and liquidate the transaction at a subsequent date. The Manager will pursue that course of action which it considers consistent with the Fund’s investment objectives and obtaining for investors the maximum long term rate of return on their investment.

Liquidation Strategies

Transactions can be liquidated by selling the equipment outright, selling the equipment subject to an existing lease, or discounting the leases. The Manager will select that approach which it believes will best achieve the targeted cash distribution objectives for the Members.

Joint Investments

The Fund may purchase certain of its equipment by acquiring a controlling interest in a partnership, equipment trust or other form of joint venture with a non-Affiliate, which owns the equipment. The controlling interest requirement may be satisfied by ownership by the Fund, alone or with commonly controlled Fund Affiliates, of more than 50% of the venture’s capital or profits or from provisions in the governing agreement giving the Fund certain basic rights. For example, control may take the form of the right to make or veto certain management decisions or provide for certain predetermined benefits for the Fund in the event that any other party to the venture should decide to sell, refinance or change the assets owned by the venture.

The Fund may not otherwise acquire equipment jointly with others unless:

(i) the joint venture agreement does not authorize or require the Fund to do anything with respect to the equipment that the Fund, or the Manager, could not do directly because of the policies set forth in the Operating Agreement, and

(ii) the transaction does not result in payment of duplicate fees.

The Fund may also acquire equipment by joint venture or as co-owner with an Affiliate if the following conditions are met:

(i) the Affiliate will be required to have substantially identical investment objectives to those of the Fund;

(ii) there are no duplicate fees;

(iii) the Affiliate must make its investment on substantially the same terms and conditions as the Fund;

(iv) the Affiliate must have a compensation structure substantially identical to that of the Fund;

(v) the venture must be entered into in order to obtain diversification or to relieve the Manager or Affiliates from commitments entered into on a temporary or interim basis for the purpose of facilitating the acquisition or financing of such equipment by the Fund or another affiliated program; and

(vi) the Fund has a right of first refusal should an affiliated co-venturer decide to sell the equipment owned by the venture.

Because both the Fund and its Affiliate will be required to approve decisions pertaining to the equipment, a management impasse may develop. In some joint venture agreements, if one party, but not the other, wishes to sell the equipment, the party not desiring to sell will have a right of first refusal to purchase the other party’s interest in the equipment. The Fund may not, however, be able to exercise its right of first refusal unless it has the financial resources to do so, and there can be no assurances that it will.

General Restrictions

The Fund will not: (i) issue any Units after the offering terminates or issue Units in exchange for property, (ii) make loans to the Manager or its Affiliates, (iii) underwrite or, except as expressly described herein, invest in the securities of other issuers, (iv) operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940, (v) except as set forth herein, purchase or lease any equipment from nor sell or lease property to the Manager or its Affiliates, or (vi) except as expressly provided herein, grant the Manager or any of its Affiliates any rebates or give-ups or participate in any reciprocal business arrangements with such parties that would circumvent the restrictions in the Operating Agreement, including the restrictions applicable to transactions with Affiliates.

The Manager and its Affiliates, including their officers and directors, may engage in other businesses or ventures that own, finance, lease, operate, manage, broker or develop equipment, as well as businesses unrelated to equipment leasing.

Changes in Investment Objectives and Policies

Unit holders have no right to vote on the establishment or implementation of the investment objectives and policies of the Fund, all of which are the responsibility of the Manager. However, the Manager cannot make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

Individual Investor Portfolio Strategies

Financial planners generally recommend that investors hold a diversified investment portfolio including stocks, bonds and alternative investments. The objective of this strategy is to reduce the overall portfolio risk and volatility of an investor’s wealth portfolio while achieving acceptable rates of return.

An investment in an equipment leasing program may be regarded as an alternative investment. The appropriate proportion of an investor’s wealth portfolio that should be held in alternative investments will vary from investor to investor. Prospective investors in Units should consult their independent financial advisors regarding asset allocation strategies. Diversification of an investor’s own investment portfolio across several asset classes can reduce an investor’s overall investment portfolio risk.

An investment in an equipment leasing program such as the Fund may complement an asset allocation strategy and provide portfolio benefits to certain investors because:

•	Hard asset investments have tangible value which is frequently not correlated to that of stocks and bonds.

•	Leased assets may be essential to the successful and continuing operations of the lessee providing some assurance of re-lease or sale upon completion of a lease term.

•	Leased equipment may provide an inflation hedge potential.

•	Leased assets generate cash flow.

•	Distributions made by the Fund can be used for income or invested in another investment vehicle for growth.

•	The Fund will generate primarily passive income. Investors who have passive losses may be able to use the passive income generated by the Fund to offset those passive losses.

•	In the early years of the program depreciation may defer taxable income to subsequent years.

The Fund has the objective of paying regular quarterly distributions to investors. Whether an investor’s goal is income, growth or a combination of the two, a financial advisor can suggest how these distributions may best be employed to achieve those investment objectives. Distributions may be used to supplement income needs or invested in another investment vehicle, like a mutual fund, to benefit from dollar cost averaging and provide growth potential. For investors seeking both income and growth, distributions can be partially allocated to support income needs and partially allocated to another investment vehicle.

The Fund expects to feature the characteristics described above. Before considering any investment in Units, however, investors should first consult with their independent financial consultants and read and understand this Prospectus, including the section “Risk Factors.” Each investor must also meet the general and state specific suitability standards as set out in this prospectus. See “Who Should Invest.” With regard to the Fund’s potential to provide a hedge against inflation, historically, during periods of high inflation the cost of manufacturing new equipment increased as the cost of the underlying materials increased. As new equipment becomes more expensive to build, the value of existing equipment may be expected to increase.

Equipment Leasing Industry and Competition

Both in the U.S. and abroad, the equipment leasing industry is large, segmented and highly competitive. The Fund anticipates doing business in the U.S. as well as in foreign jurisdictions.

The industry and market data contained in this prospectus are based on independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by us to be reasonable estimates. However, industry and market data and consumption patterns and customer preferences can and do change. As a result you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on that data, may change over time. The industry and market data sources are publicly available and were not prepared for our benefit or paid for by us, nor were they paid by or prepared for the benefit of the Manager or its affiliates.

The equipment leasing/financing industry is dominated by major financial institutions and corporations such as Bank of America, Wells Fargo and GE Capital Corporation and is a large and vitally important segment of the American economy. These financial entities generally purchase new equipment that is leased to major corporations. This is referred to as lease origination. Corporations frequently choose to lease rather than purchase equipment to conserve cash and increase operational flexibility.

According to information provided by the Equipment Leasing and Finance Association (“ELFA”), an equipment finance trade association and an affiliate of the Equipment Leasing and Finance Foundation, a non-profit foundation dedicated to providing research regarding the equipment finance industry (“ELFF”), total domestic business investment in equipment and software was $1,193 billion in 2008, with the total domestic equipment financing volume representing approximately $634 billion of that figure. Global business investment in equipment and global equipment financing volume decreased between 2008 and 2009 to $1,017 billion and $472 billion, respectively.

According to the World Leasing Yearbook 2011, a publication of Euromoney Institutional Investor PLC, global equipment leasing volume decreased to approximately $733 billion in 2008 and approximately $557 billion in 2009, with the largest decrease occurring in Europe. For 2010, World Leasing Yearbook 2011 forecasts domestic business investment in equipment and software to increase to an estimated $1,137 billion with a corresponding increase in equipment financing volume to an estimated $521 billion.

ELFA projects that domestic investment in equipment and software and equipment financing volume will begin to recover in 2010, with domestic business investment in equipment and software estimated at $1.25 trillion for 2011 of which $580 billion was estimated to be financed using secured lease and debt structures, which ELFA projected to increase to an estimated $1,357 billion in 2012 and corresponding increases in equipment financing volume to an estimated $652 billion in 2012. ELFA estimates that on a consistent basis, approximately 30% of all capital equipment in the United States is financed using leasing structures.

CONFLICTS OF INTEREST

The Fund is subject to various conflicts of interest arising out of its relationship with the Manager and Affiliates of the Manager. The following discussion addresses all known material conflicts of interest:

The Manager engages in other, potentially competing, activities. Affiliates of the Manager serve in the capacity of manager in other investor programs engaged in the equipment leasing business, and its Affiliates may also engage in the business of purchasing and selling equipment and arranging leases for their own account and for the accounts of others. The Manager and its Affiliates will have conflicts of interest in allocating management time, services and functions among the prior programs, the Fund, any future investment programs and activities for its own account. The Manager believes that it has or can employ sufficient staff, equipment and other resources to discharge fully their responsibilities to each such activity. This conflict results in a potential benefit to the Manager and its Affiliates by permitting them to make more efficient use of their personnel and resources, but may impose a burden on them by requiring the Manager and its Affiliates to maintain sufficient staff to discharge their responsibilities to all parties.

Competition for Investments. The Manager will have conflicts of interest to the extent that other investment programs sponsored by Cypress may compete with the Fund for opportunities in the acquisition, leasing and sale of equipment. Cypress Equipment Funds 16-18, Cypress Leasing Fund A and the acquisition subsidiaries of Cypress Income Funds 8-11 are expected to make acquisitions during 2012-2014. As of July 12, 2011, Cypress 16-18, Cypress Leasing Fund A and CIF 8-11 had combined cash available for investment, less reserves for approved acquisitions, of approximately $37,000,000.

Any time Affiliates of the Manager which have similar investment objectives have capital available to acquire the same types of equipment investments, conflicts of interest may arise as to which of the programs should proceed to acquire an available equipment investment. In such situations, the Manager will analyze the transactions already purchased by, and investment objectives of each program involved, and the characteristics of the proposed transaction, including equipment type, lessee, industry, cash flow, lease expiration date, and residual risk, and will determine which program will purchase the equipment based upon such factors, among others, as

(i) the amount of cash available in each program for such acquisition and the length of time such capital has been available,

(ii) the current and long-term liabilities of each program,

(iii) the effect of such acquisition on the diversification of each program’s equipment portfolio,

(iv) the target liquidation date of each program, and

(v) the cash distribution and other objectives of each program.

If after analyzing the foregoing and any other appropriate factors, the Manager determines that such acquisition would be equally suitable for more than one program, then the Manager shall purchase such equipment investments for the programs on the basis of rotation with the order of priority determined by the length of time each program has had cash available for investment, with the available equipment investments allocated first to the program which has had cash available for the longest period.

Conflicts may also arise between or among two or more investment programs (including investments made directly by the Manager or its Affiliates) should they seek to re-lease or sell similar equipment contemporaneously. In the event that two or more investment programs are negotiating with the same lessee or purchaser, it will be the Manager’s policy to give the first opportunity to re-lease or sell the equipment to the investment program whose equipment is subject to the lease that expired first or, if they expire simultaneously, then the lease that was first to take effect; provided that no other arrangements have been agreed to by any of the investment programs. However, the Manager in its discretion may make exceptions to this general policy under circumstances, which, in their judgment, make the application of such policies inequitable or uneconomic for a particular investment program.

The Manager and Affiliates will receive substantial fees and other compensation. Fund operations will result in certain compensation to the Manager and its Affiliates. The Manager has absolute discretion in all decisions on Fund operations. Because the amount of such fees may depend, in part, on the debt structure of equipment acquisitions and the timing of these transactions, the Manager and its Affiliates may have conflicts of interest. For example, the acquisition, retention, re-lease or sale of equipment and the terms of a proposed transaction may be less favorable to the Fund and more favorable to the Manager under certain circumstances. It should be noted that the Manager intends to cause the Fund to incur aggregate acquisition debt of approximately 40% to 60% of the total cost of the investment portfolio, and the more debt used to acquire portfolio assets can be expected to increase the amount of Acquisition Fees and Equipment Management Fees payable to the Manager and its Affiliates.

In all cases where the Manager or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Fund, the Manager or its Affiliate will exercise its discretion strictly in accordance with its fiduciary duty to the Fund and the Holders. The ability to determine the amount or timing of a transaction could nevertheless be a benefit to the Manager and increase the costs incurred by the Fund.

Agreements are not Arm’s-Length. Agreements between the Fund and the Manager or any of its Affiliates are not the result of arm’s-length negotiations and performance by the Manager and its Affiliates will not be supervised or enforced at arm’s-length. This is a benefit to the Manager, as it has unilaterally determined the terms of such agreements. It could be adverse to the interests of Unit holders, as they will not have the opportunity to negotiate terms or change terms of such agreements.

No independent managing underwriter has been engaged for the distribution of the Units. Cypress Capital Corporation is an Affiliate of the Manager and will perform wholesaling services for the Fund as the Dealer Manager. It may not be expected to have performed due diligence in the same manner as an independent broker-dealer. The Dealer Manager has acted in the same capacity in prior offerings sponsored by the Manager and its Affiliates and is expected to do so in any future offerings that the Manager and its Affiliates may conduct.

The Fund, the Manager and prospective Holders have not been represented by separate counsel. In the formation of the Fund, drafting of the Operating Agreement and the offering of Units, the attorneys, accountants and other professionals who perform services for the Fund all perform similar services for the Manager and its Affiliates. The Fund expects that this dual representation will continue in the future. However, should a dispute arise between the Fund and the Manager, the Manager will cause the Fund to retain separate counsel.

The Fund may enter into joint ventures with programs managed by the Manager or its Affiliates. The Manager may face conflicts of interest as it may control and owe fiduciary duties to both the Fund and the affiliated co-venturer. For example, because of the differing financial positions of the co-venturers, it may be in the best interest of one entity to sell the jointly-held investments at a time when it is in the best interest of the other to hold the equipment. Nevertheless, these joint ventures are restricted to circumstances whereby the co-venturer’s investment objectives are comparable to the Fund’s, the Fund’s investment is on substantially the same terms as the co-venturer and the compensation to be received by the Manager and its Affiliates from each co-venturer is substantially identical.

FIDUCIARY DUTY OF THE MANAGER

The Manager is accountable to the Fund as a fiduciary and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs.

Under California law and subject to certain conditions, a Member may file a lawsuit on behalf of the Fund (a derivative action) to recover damages from a third party or to recover damages resulting from a breach by a Manager of its fiduciary duty. In addition, a Member may sue on behalf of himself and all other Members (a class action) to recover damages for a breach by a Manager of its fiduciary duty, subject to class action procedural rules. This area of the law is complex and rapidly changing, and investors who have questions regarding the duties of a Manager and the remedies available to Members should consult with their counsel. The Operating Agreement does not modify the Manager’s fiduciary duty under California law.

The Operating Agreement does not excuse the Manager from liability or provide it with any defenses for breaches of its fiduciary duty. However, the fiduciary duty owed by a Manager is similar in many respects to the fiduciary duty owed by directors of a corporation to its shareholders, and is subject to the same rule, commonly referred to as the “business judgment rule,” that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgment rule, a manager may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment. Accordingly, provision has been made in the Operating Agreement that the Manager has no liability to the Fund for losses arising out of any act or omission by the Manager, provided that the Manager determined in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence or misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Operating Agreement specifically defining the Manager’s standard of care.

The Operating Agreement also provides that, to the extent permitted by law, the Fund is to indemnify the Manager and its Affiliates providing services to the Fund against liability and related expenses (including attorneys’ fees) incurred in dealings with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Fund assets by the amount paid. The Manager will not be indemnified against any liabilities arising under the Securities Act of 1933. In addition, the Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement.

Subject to the fiduciary relationship, the Manager has broad discretionary powers to manage the affairs of the Fund under the terms of the Operating Agreement and under California law. Generally, actions taken by the Manager are not subject to vote or review by the Holders, except to the limited extent provided in the Operating Agreement and under California law.

MANAGEMENT

The Manager

The Manager, Cypress Equipment Management Corporation VI, was formed in April 2011, for the purpose of acting as Manager for the Fund. The Manager will be responsible for directly providing, or supervising its affiliates in providing, management services for the Fund in the following activities: the acquisition, management and disposition of equipment and lease transactions; arranging leverage; cash management; financial and tax accounting; preparation of reports to investors and tax information; and general Fund administration.

The Manager is a wholly owned subsidiary of Cypress Financial Holdings Corporation. Cypress Financial Holdings Corporation is also the direct or indirect parent of Cypress Financial Corporation, Cypress Leasing Corporation, and Cypress Capital Corporation, each of which is expected to provide services for the Fund, either directly or through the Manager. Cypress Financial Holdings Corporation is also the parent of other affiliated corporations and limited liability companies, including entities formed to and acting as managers for prior Cypress programs discussed elsewhere in this Prospectus. All of these entities under the Cypress Financial Holdings Corporation umbrella are sometimes referred to, as a broad group, as “Cypress.” The Cypress companies are privately held and are based in San Francisco. Cypress was established in 1985 with the goal of acquiring and managing transactions on behalf of institutional and individual investors. All of the voting stock of Cypress Financial Holdings Corporation is owned by the Harwood Trust, controlled by Stephen Harwood. Information about Mr. Harwood is provided below. Cypress Financial Corporation is expected to provide administrative services and resources to the Fund, and Cypress Leasing Corporation is expected to provide equipment acquisition, management and disposition services. The Manager, Cypress Equipment Management Corporation VI, is the Fund’s initial member, and, together with its parent entity, Cypress Financial Holdings Corporation and its other affiliates, founded and organized the Fund.

The main activities of Cypress during its history have been sponsoring and managing the two prior public and 29 prior private equipment leasing programs; and arranging the leveraged buy-out of Steiner Financial Corporation, and the subsequent management of Steiner’s portfolio. Detailed information on the prior programs sponsored by Cypress is set forth in this Prospectus under the caption “Prior Performance Summary” below and in Exhibit A to the Prospectus – Prior Performance Tables.

The following is a summary of the business background of each of the executive officers, directors and key employees of the Manager and Cypress:

Stephen Harwood, age 67, is President, chief executive officer and a director of the Manager and each of the Cypress entities, except for Cypress Capital Corporation, for which he is Executive Vice President and a director, and is the controlling shareholder, either directly or indirectly, of each of the Cypress entities. He founded Cypress in 1985. From 1978 to 1985 he was President of CIS Equipment Leasing Corporation, which he established as a subsidiary of Continental Information Systems Corporation, and which grew to be a major lessor of computer and capital equipment. From 1973 to 1978 he was with ITEL Leasing Corporation and from 1968 to 1973 he was with Exxon Corporation. Mr. Harwood received a bachelor’s degree from Princeton University in 1966 and a master’s in business administration degree from University of Chicago in 1968.

Marc Eisner, age 72, joined Cypress Capital Corporation in 1998 as President. Previously Mr. Eisner was President of CAI Securities where he was employed from 1993 to 1998. He is also a director of Cypress Financial Holdings Corporation. Mr. Eisner was Senior Vice President with Phoenix Leasing from 1988 to 1993 and from 1985 to 1988 he was employed by NTS Securities. Mr. Eisner was involved in the office equipment industry from 1962 to 1985 where he held a variety of sales and management positions. He received his bachelor’s degree from Miami University, Oxford, Ohio in 1961.

Ken Park, age 49, joined Cypress in 1999 and is Senior Vice President – Accounting and Administration for Cypress Financial Corporation, and Vice President, chief financial officer and a director of the Manager.

Mr. Park is also a director of Cypress Financial Holdings Corporation. From 1987 to 1999 Mr. Park was employed in various accounting positions by PLM International, Inc., Computerland Corporation and Harper Robinson & Company. Mr. Park received a bachelor’s degree in Accounting from California State University, Hayward in 1986.

Daniel Rael, age 45, joined Cypress in 2003 and is Senior Vice President and Director of Compliance and Administration for Cypress Capital Corporation. Mr. Rael is also Vice President of the Manager and is responsible for Investor Relations. From 1989 to 1992, he worked for the US Department of Agriculture, Forest Service. From 1992 through 1994 he was a volunteer in the US Peace Corps, stationed in rural Paraguay. From 1996 through 2001 he worked for SSR Realty Advisors, an institutional real estate advisory firm, where he most recently held the position of Manager of Client Services. Prior to joining Cypress, he was Director of Investor Services and Compliance Officer for ATEL Capital Group. Mr. Rael received his bachelor’s degree from Humboldt State University in 1989.

Kit Tsang, age 34, joined Cypress in 2004 and is Vice President responsible for accounting functions for Cypress Financial Corporation and is Vice President of the Manager. From 1999 to 2004 she was employed in various accounting positions by Chu and Waters, LLP; KPMG Hong Kong; and Pusan Pipe America. Ms. Tsang is licensed as a Certified Public Accountant in the State of California. Ms. Tsang received her bachelor’s degree in Accounting from California State Polytechnic University, Pomona, in 1999.

James Kaylor, age 65, joined Cypress in 2000 and is employed by Cypress subject to an Acquisition and Debt Services Agreement. Mr. Kaylor is involved with acquiring transactions on behalf of the Fund as well as other Cypress Affiliates. Mr. Kaylor has been active in the equipment leasing industry since 1979, holding the following positions: Managing Director of Silvermine Capital Group, President and Managing Director of MGC/Griffin Capital Corp., Executive Vice President, ICON Funding Corp., President of MGC Capital Corp., Vice President of GATX Leasing Corporation, and Vice President of Citicorp Industrial Credit, Inc. From 1974 to 1979 Mr. Kaylor practiced law with Pacific Gas & Electric Company and Baker & McKenzie. Mr. Kaylor received a bachelor’s degree from University of California at Los Angeles in 1971 and a law degree from University of California School of Law (Boalt Hall) in 1974.

Richard Rockhold, age 49, joined Cypress in 2002 and is employed by Cypress subject to an Acquisition and Debt Services Agreement. Mr. Rockhold is involved with acquiring transactions on behalf of the Fund as well as other Cypress Affiliates. Mr. Rockhold has been active in the equipment leasing industry since 1990. From 1996 to 2002, Mr. Rockhold was the President of Momentum Leasing Advisors. From 1990 to 1996, Mr. Rockhold held positions with ITEL Container Corporation, ITEL Rail Corporation, Southern Pacific Transportation Corporation and USL Capital Corporation. From 1987 to 1990, Mr. Rockhold held positions in corporate finance and strategic planning with Wells Fargo Bank. Mr. Rockhold received his bachelor’s degree in Business Administration and a master’s degree in Finance from University of Iowa in 1984 and 1987, respectively.

Peter Fortier, age 41, joined Cypress in 2003 and is employed by Cypress subject to an Acquisition and Debt Services Agreement. Mr. Fortier is involved with acquiring transactions on behalf of the Fund as well as other Cypress affiliates. From 2000 to 2002, Mr. Fortier worked for GATX Financial Corporation, and previously worked for IBJ Leasing Co., Ltd. and the Industrial Bank of Japan in Tokyo and Los Angeles. Mr. Fortier received a bachelor’s degree from University of California at Berkeley in 1992 and a master’s degree from University of California at San Diego in 2000.

Charles Sellman, age 46, joined Cypress in 2004 and is employed by Cypress subject to an Acquisition and Debt Services Agreement and is involved with portfolio management activities. From 1987 to 1995, Mr. Sellman was a Naval Flight Officer in the U.S. Navy. Mr. Sellman began his leasing career with Banc of America Leasing in 1999 and later went on to co-found Aperimus LLC, a firm specializing in risk and portfolio analysis for the equipment leasing industry. Mr. Sellman received a bachelor’s degree in Biology from Pomona College in 1987 and an MBA from Columbia University in 1997.

Peter Metzner, age 58, joined Cypress in 2005 and is employed by Cypress subject to an Acquisition and Debt Services Agreement. Mr. Metzner is involved with acquiring transactions on behalf of the Fund as well as other Cypress Affiliates. Mr. Metzner has 25 years of experience in the leasing and structured finance industry, with particular expertise in a broad range of energy and project finance. He began his finance career with GE Capital where he was Vice President, Leasing and Project Finance, followed by being a Principal at Babcock & Brown, and Region Manager for Centre Group, a unit of Zurich Financial Services. He also was the founder and principal of Golden Gate Power Funding, L.L.C. Mr. Metzner received his bachelor’s degree in Business Administration from University of Southern California in 1975 and his MBA in Finance from San Francisco State University in 1978.

Lawrence Salzer, age 46, joined Cypress in February 2007 and is employed by Cypress subject to an Acquisition and Debt Services Agreement and is responsible for debt placement and other activities. From 2002 to February 2007 he was Vice President of commercial banking for California Bank & Trust. Prior to 2002 he served as Vice President with City National Bank, Managing Director with Latin American Trade Finance, Ltd. and co-founder of BridgeGate Capital Partners, LLC. Mr. Salzer received a bachelor’s degree from Yale University in 1988.

Corrine Seton, age 48, joined Cypress in April 2010 and is employed by Cypress subject to an Acquisition and Debt Services Agreement. Ms. Seton is involved with acquiring transactions on behalf of the Fund as well as other Cypress affiliates. Additionally, she is a registered representative of Cypress Capital Corporation. From 2005 to April 2010, Ms. Seton was Senior Vice President and Enterprise Client Manager at GE Capital. Prior to GE, she spent 15 years at GATX Capital as a Managing Director in their Corporate Finance and Telecom businesses. She also worked at Security Pacific Bank, TXL Corporation and Citibank earlier in her career. Ms. Seton received her bachelor’s degree from Yale University in 1985.

Management Compensation

The Fund does not pay the officers or directors of the Manager or its Affiliates any compensation. However, the Fund will pay the Manager and its Affiliates the fees and other compensation described under “Management Compensation” above in this Prospectus. Furthermore, the Fund will reimburse the Manager and its Affiliates for certain costs incurred on behalf of the Fund, including the cost of certain personnel (excluding controlling persons of the Manager) who will be engaged by the Manager to perform administrative, accounting, secretarial and other services required by the Fund. Such individuals may also perform similar services for the Manager, its Affiliates and other investment programs to be formed in the future.

Changes in Management

The Operating Agreement provides that the Manager may be removed as Manager at any time upon the vote of Holders owning more than 50% of the total outstanding Units entitled to vote, and Holders have the right to elect a successor Manager in place of the removed Manager by a similar vote. The Manager may only withdraw voluntarily from the Fund with the approval of Holders owning in excess of 50% of the Units entitled to vote on Fund matters. The Holders have no voice in the election of directors or appointment of officers of the Manager or its parent, Cypress Financial Holdings Corporation, and the capital stock of such entities can be transferred without the consent of the Fund or the Holders.

If the Manager is removed and was the sole remaining Manager, the Fund will be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the removal of the Manager, elect a successor Manager and continue the Fund’s business on the same terms and conditions, but with a name which does not include or in any way refer to the name of the removed Manager. If the business of the Fund is continued, the removed Manager is entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the removed Manager and the remaining or new Managers, or, if they cannot agree, by arbitration. The Fund will pay to the removed Manager an amount equal to the then present fair market value of the interest so determined. If the removed Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of revenues and distributions the Manager would otherwise have received under the Operating Agreement had such Manager not withdrawn. If the Manager has been removed involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. See Section 17 of the Operating Agreement attached as Exhibit B to this Prospectus.

The Dealer Manager

Cypress Capital Corporation (the “Dealer Manager”) was organized solely for the purpose of assisting in the distribution of securities of programs to be sponsored by Cypress. The Dealer Manager became a member of the National Association of Securities Dealers, Inc. (now the Financial Industry Regulatory Authority or “FINRA”) in May 1997. The Dealer Manager is a wholly-owned subsidiary of Cypress Leasing Corporation, which in turn is a wholly owned subsidiary of Cypress Financial Holdings Corporation, and therefore an affiliate of the Manager. The Dealer Manager will provide certain wholesaling services to the Fund in connection with the distribution of the Units offered hereby.

Registered Marks

“Cypress Equipment Fund,” “Cypress Income Fund,” “Cypress Growth Fund,” “Cypress Financial Corporation” and the Cypress logo are registered with the United States Patent and Trademark Office.

PRIOR PERFORMANCE SUMMARY

THE INFORMATION PRESENTED IN THIS SECTION AND IN THE TABLES INCLUDED AS EXHIBIT A TO THIS PROSPECTUS REPRESENTS HISTORICAL RESULTS OF PRIOR EQUIPMENT LEASING PROGRAMS SPONSORED BY CYPRESS. INVESTORS IN THE FUND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE INVESTMENT RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN PRIOR PROGRAMS.

The Manager is an affiliate of Cypress Financial Holdings Corporation, Cypress Financial Corporation, Cypress Leasing Corporation, Cypress Capital Corporation, Cypress Leasing, LLC, Cypress Equipment Management Corporation II, Cypress Equipment Management Corporation III, Cypress Equipment Management Corporation IV, and Cypress Equipment Management Corporation V, referred to, as a broad group, as “Cypress”. The Cypress companies are privately held and are based in San Francisco. Cypress was established in 1985 with the goal of acquiring and managing transactions on behalf of institutional and individual investors. The main activities of Cypress during its history have been sponsoring and managing Cypress Equipment Fund, Ltd. (“Cypress I”) and Cypress Equipment Fund II, Ltd. (“Cypress II”), each a publicly held equipment leasing limited partnership; and Cypress Equipment Fund III, LLC (“Cypress III”), Cypress Equipment Fund IV, LLC (“Cypress IV”), Cypress Equipment Fund V, LLC (“Cypress V”), Cypress Equipment Fund VI, LLC (“Cypress VI”), Cypress Equipment Fund VII, LLC (“Cypress VII”), Cypress Equipment Fund VIII, LLC (“Cypress VIII”), Cypress Equipment Fund IX, LLC (“Cypress IX”), Cypress Equipment Fund X, LLC (“Cypress X”), Cypress Equipment Fund XI, LLC (“Cypress XI”), Cypress Equipment Fund XII, LLC (“Cypress XII”), Cypress Equipment Fund 13, LLC (“Cypress 13”), Cypress Equipment Fund 14, LLC (“Cypress 14”), Cypress Equipment Fund 15, LLC (“Cypress 15”), Cypress Equipment Fund 16, LLC (“Cypress 16”), Cypress Equipment Fund 17, LLC (“Cypress 17”), Cypress Equipment Fund 18, LLC (“Cypress 18”), Cypress Growth Fund (“CGF”), Cypress Leasing Fund A, LLC (“CLF A”), Cypress Income Fund, LLC (“CIF I”), Cypress Income Fund II, LLC (“CIF II”), Cypress Income Fund III, LLC (“CIF III”), Cypress Income Fund IV, LLC (“CIF IV”), Cypress Income Fund V, LLC (“CIF V”), Cypress Income Fund VI, LLC (“Cypress VI”), Cypress Income Fund VII, LLC (“Cypress VII”), Cypress Income Fund 8, LLC (“CIF 8”), Cypress Income Fund 9, LLC (“CIF 9”), Cypress Income Fund 10, LLC (“CIF 10”), and Cypress Income Fund 11, LLC (“CIF 11”), each a private equipment leasing limited liability company (together, these prior public and private programs are referred to as the “Prior Programs”); and arranging the leveraged buy-out of Steiner Financial Corporation, and the subsequent management of Steiner’s portfolio. The Manager was formed in 2011 for the purposes of managing investor programs sponsored by Cypress Financial Corporation and its Affiliates.

Prior Public Programs

The two programs described below were public limited partnerships, the operations of which have been concluded. An affiliate of the Manager was managing general partner for these programs and had responsibility for management of their day-to-day operations including locating and evaluating equipment for acquisition and lease, arranging leverage, managing the equipment, supervising compliance with lease terms and negotiating re-lease or sale of the equipment. A subsidiary of an unaffiliated financial services company, Raymond James Financial, Inc., was administrative general partner. The financial records for these two public limited partnerships were maintained by Raymond James Financial, Inc., and due to their age, are no longer available. The following summary presents information verifiable from these Funds’ 10-K filings with the Securities and Exchange Commission. Information regarding these two partnerships has not been included in the Prior Performance Tables included as Exhibit A to this Prospectus.

Cypress I. Cypress I was a public limited partnership, the operations of which have been concluded. Cypress I raised $24,054,000 of equity from December 1989 through August 1991 from 1,230 investors. Cypress I acquired a portfolio of equipment investments in rail, maritime, air, and other capital equipment. As of December 31, 1998, all of the Cypress I portfolio had been sold.

Initial investors in Cypress I received total distributions equal to 168% of their total cash investment. Considering all investors, the distributions provided a return of original cash invested and have provided a pre-tax, monthly compounded, annual rate of return on outstanding cash invested of 11%.

Cypress II. Cypress II was a public limited partnership, the operations of which have been concluded. Cypress II raised $36,471,000 of equity from April 1992 through March 1994 from 2,260 investors. Cypress II acquired a portfolio of equipment investments in rail, maritime, air, and other capital equipment. As of July 1, 2003, all of the Cypress II portfolio had been sold.

Initial investors in Cypress II received total distributions equal to 164% of their total cash investment. Considering all investors, the distributions provided a return of original cash invested and have provided a pre-tax, monthly compounded, annual rate of return on outstanding cash invested of 10%.

Prior Private Programs

Each of the programs described below is or was a privately held limited liability company. Cypress III, Cypress IV, Cypress V, and Cypress VI have completed their operations. An affiliate of the Manager is manager for each of Cypress VII, Cypress VIII, Cypress IX, Cypress X, Cypress XI, Cypress XII, Cypress 13, Cypress 14, Cypress 15, Cypress 16, Cypress 17, Cypress 18, CGF, CLF A, CIF, CIF II, CIF III, CIF IV, CIF V, CIF VI, CIF VII, CIF 8, CIF 9, CIF 10, and CIF 11. As manager of each of these programs, the manager has or had responsibility for the arrangement of the day-to-day operations of the program, including locating and evaluating equipment for acquisition and lease, arranging leverage, managing the equipment, supervising compliance with lease terms and negotiating re-lease or sale of the equipment, and is responsible for all administrative and accounting matters relating to the program.

Cypress III. Cypress III raised $10,802,000 of equity from October 1997 through July 1999 from approximately 232 investors. Cypress III acquired a total portfolio of $21,069,000 of equipment, with investments in air, rail, intermodal, highway, and industrial assets. As of April 30, 2008, 100% of the portfolio had been sold.

Cypress III made its final distribution in July 2008. Initial investors in Cypress III received total distributions equal to 136% of their total cash investment. Considering all investors, the distributions have provided a return of original cash invested and have provided a 6% pre-tax, monthly compounded, annual rate of return on outstanding cash invested.

Cypress IV. Cypress IV raised $11,344,000 of equity from July 1999 through December 2000 from approximately 224 investors. Cypress IV acquired a total portfolio of $16,024,000 of equipment, with investments in aircraft, chassis, intermodal containers, a fuel storage facility and railcars. As of October 22, 2009, 100% of the portfolio had been sold.

Cypress IV made its final distribution in November 2009. Initial investors in Cypress IV received distributions equal to 132% of their total cash investment. Considering all investors, the distributions have provided a return of original cash invested and have provided a 5% pre-tax, monthly compounded, annual rate of return on outstanding cash invested.

Cypress V. Cypress V raised $15,000,000 of equity from November 2000 through August 2001 from approximately 233 investors. Cypress V acquired a total portfolio of $37,308,000 of equipment, with investments in aircraft, a petroleum product vessel, a fish processing vessel, a coal preparation plant, a fuel storage facility, a chemical tug-barge, tank barges, highway trailers, and a container ship. As of October 10, 2008, all transactions had been sold.

Cypress V made its final distribution in November 2009. Initial investors in Cypress V received distributions equal to 219% of their total cash investment. Considering all investors, the distributions have provided a return of original cash invested and have provided a 19% pre-tax, monthly compounded, annual rate of return on outstanding cash invested.

Cypress VI. Cypress VI raised $20,000,000 of equity from September 2001 through May 2002 from approximately 357 investors. Cypress VI acquired a total portfolio of $32,720,000 of equipment, with investments in barges, an LNG vessel, a fish-processing vessel, tank cars, hopper cars, a dragline, a rail spur, railcars, locomotives, refrigerated trailers, a chemical storage facility, and a nuclear power generation facility. As of January 15, 2009, all transactions had been sold.

Cypress VI made its final distribution in November 2009. Initial investors in Cypress VI received distributions equal to 163% of their total cash invested. Considering all investors, the distributions have provided a return of original cash invested and have provided an 11% pre-tax, monthly compounded, annual rate of return on outstanding cash invested.

Set forth below is a table summarizing annual distributions by Cypress I, Cypress II, Cypress III, Cypress IV, Cypress V, and Cypress VI, the prior Cypress programs that have completed their full investment and disposition cycles and terminated.

Distribution Amounts for Completed Funds

		CEF	CEF II	CEF III	CEF IV	CEF V	CEF VI
Year	Offering Opened	12/89	04/92	10/97	07/99	01/01	09/01
	Offering Closed	8/91	03/94	07/97	12/00	11/01	05/02
	Equity Raised	$24MM	$36MM	$11MM	$11MM	$15MM	$20MM
1990		19.00%
1991		15.00%
1992		15.00%	3.00%
1993		16.00%	10.00%
1994		32.00%	10.00%
1995		28.00%	11.00%
1996		11.00%	10.00%
1997		26.00%	10.00%
1998		6.00%	15.00%	6.14%
1999			74.00%	16.00%
2000			17.00%	16.00%	10.60%
2001			3.00%	10.00%	10.00%	6.59%
2002			0.00%	10.00%	10.00%	10.00%	10.32%
2003			1.00%	22.00%	10.00%	10.00%	10.00%
2004				10.00%	10.00%	22.50%	10.00%
2005				10.00%	10.00%	66.50%	17.50%
2006				10.00%	21.00%	10.00%	37.50%
2007				18.50%	34.80%	71.70%	32.50%
2008				7.58%	10.00%	5.00%	37.00%
2009					5.20%	16.75%	7.92%

Totals*		168.00%	164.00%	136.22%	131.60%	219.04%	162.74%

*	Distribution amounts calculated as a percentage of original invested capital and are for investors admitted in the initial closing. Distributions for the Cypress Equipment Funds (CEF Funds) typically include both a return of capital and investment income, and rates of distribution do not represent yield on invested capital. Rates of return on investment can only be calculated upon completion of the liquidation of the Fund.

Cypress VII. Cypress VII raised $20,000,000 of equity from June 2002 through December 2002 from approximately 282 investors. As of September 30, 2011, Cypress VII had acquired transactions with a total cost of $41,620,000, with investments in aircraft, hopper cars, rail cars, locomotives, a dragline, cargo vessels, highway trailers, a tugboat, tank barges, gas compressors, a steel mill, a nuclear power generation facility, and an offshore drilling rig.

As of September 30, 2011, Cypress VII had sold transactions with a total cost of $38,638,000. Through October 7, 2011, initial investors in Cypress VII have received distributions equal to 141% of their total cash invested. In addition, the manager paid early investment incentive payments to investors in the initial 1,000 units.

Cypress VIII. Cypress VIII raised $19,950,000 of equity from November 2002 through January 2004 from approximately 399 investors. As of September 30, 2011, Cypress VIII had acquired 15 transactions with a total cost of $47,985,000, with an investment in a tug boat, cargo vessels, ore carrier vessels, tank barges, highway trailers, railcars, nuclear power generation facilities, and an offshore drilling rig.

As of September 30, 2011, Cypress VIII had sold 11 transactions. For the equipment which was sold, the total cost was $36,980,000. Through October 7, 2011, initial investors in Cypress VIII have received distributions equal to 118% of their total cash invested. In addition, the manager paid early investment incentive payments to investors in the initial 1,000 units.

Cypress IX. Cypress IX raised $25,000,000 of equity from January 2004 through March 2005 from approximately 487 investors. As of September 30, 2011, Cypress IX had acquired 18 transactions with a total cost of $45,574,000, with investments in highway trailers, railcars, cargo vessels, ore carrier vessels, oil tankers, tank barges, gas compressors, a steel mill, nuclear power generation facilities, an offshore drilling rig, and an investment of $2,182,000 as equity in Cypress Income Fund, LLC.

As of September 30, 2011, Cypress IX had sold transactions with a total cost of $30,265,000. Through October 7, 2011, initial investors in Cypress IX have received distributions equal to 77% of their total cash invested. In addition, the manager paid early investment incentive payments to investors in the initial 1,000 units.

Cypress X. Cypress X raised $25,000,000 of equity from March 2005 through December 2005 from approximately 413 investors. As of September 30, 2011, Cypress X had acquired 18 transactions with a total cost of $39,394,000, with investments in gas compressors, wood chip gondola rail cars, hopper rail cars, ore carrier vessels, dry and refrigerated trailers, chassis, cargo containers, container vessels, oil tankers, a steel mill, coal and nuclear power generation facilities, an offshore drilling rig, and an investment of $2,434,000 as equity in Cypress Income Fund II, LLC.

As of September 30, 2011, Cypress X transactions had sold transactions with a total cost of $23,384,000. Through October 7, 2011, initial investors in Cypress X have received distributions equal to 56% of their total cash invested. In addition, the manager paid early investment incentive payments to investors in the initial 1,000 units.

Cypress XI. Cypress XI raised $24,995,000 of equity from January 2006 through April 2006 from approximately 377 investors. As of September 30, 2011, Cypress XI had acquired eight transactions with a total cost of $26,264,000, with investments in an ore carrier vessel, refrigerated and dry trailers, a steel mill, coal and nuclear power generation facilities, and an investment of $2,725,000 as equity in Cypress Income Fund III, LLC.

As of September 30, 2011, Cypress XI had sold transactions with a total cost of $7,763,000. Through October 7, 2011, initial investors in Cypress XI have received distributions equal to 35% of their total cash invested. In addition, the manager paid early investment incentive payments to investors in the initial 1,000 units

The current cash flow for Cypress XI is dependent primarily upon its trailer investments. The cash flow from these transactions has been reduced due to decreased demand for the trailers, a function of the current economic environment. As a result, in July 2009 the manger of Cypress XI reduced Cypress XI’s distribution rate from 9.25% annualized to 2% annualized.

Cypress XII. Cypress XII raised $25,000,000 of equity from August 2006 through February 2007 from 433 investors. As of September 30, 2011, Cypress XII had acquired 11 transactions with a total cost of $42,801,000, with investments in an ore carrier vessel, container vessels, oil tankers, cargo containers, coal and nuclear power generation facilities, an offshore drilling rig, and an investment of $3,731,000 as equity in Cypress Income Fund IV, LLC.

As of September 30, 2011, Cypress XII had sold transactions with a total cost of $21,756,000. Through October 7, 2011, initial investors in Cypress XII have received distributions equal to 41% of their total cash invested. In addition, the manager paid early investment incentive payments to investors in the initial 1,000 units.

Cypress 13. Cypress 13 raised $35,000,000 of equity from February 2007, through October 2007 from 462 investors. As of September 30, 2011, Cypress 13 had acquired 12 transactions with a total cost of $67,360,000, representing a portfolio of tank cars; investments in container, refrigerated cargo, oil production supply, and petroleum ships; tank barges; a co-generation power plant and interests in an offshore drilling rig and nuclear and coal power generation facilities, and an investment of $3,148,000 as equity in Cypress Income Fund V, LLC.

As of September 30, 2011, Cypress 13 had sold transactions with a total cost of $32,866,000. Through October 7, 2011, initial investors in Cypress 13 have received distributions equal to 36% of their total cash invested. In addition, the manager paid early investment incentive payments to investors in the initial 1,000 units.

A number of the bulk shipping, container ship, and oil tanker investments held by Cypress 13 were impacted by the recession which began in 2008. Each of these markets experienced historically unprecedented declines at the end of 2008, and they have yet to recover. These conditions have resulted in reduced market values, sale prices and rental rates for most transportation assets, and consequently, reduced cash flow to Cypress 13. In September 2011, the distribution rate for Cypress 13 was reduced to an annualized rate of 2%, and in a special letter the manager of Cypress 13 cautioned investors that based on current conditions, there is a possibility that total distributions may be less than the cash invested.

Cypress 14. Cypress 14 raised $34,991,000 of equity from February 2008, through July 2008 from 462 investors. As of September 30, 2011, Cypress 14 had acquired 11 transactions with a total cost of $37,175,000, representing investments in cargo ships, an oil production supply vessel, tank barges, a co-generation power plant, and interests in an offshore drilling rig and in nuclear and coal power generation facilities, and an investment of $3,635,000 as equity in Cypress Income Fund VII, LLC.

As of September 30, 2011, Cypress 14 had sold transactions with a total cost of $8,906,000. Through October 7, 2011, initial investors in Cypress 14 have received distributions equal to 28% of their total cash invested. In addition, the manager paid early investment incentive payments to investors in the initial 1,000 units.

A number of the bulk shipping, container ship, and oil tanker investments held by Cypress 14 were impacted by the recession which began in 2008. Each of these markets experienced historically unprecedented declines at the end of 2008, and they have yet to recover. These conditions have resulted in reduced market values, sale prices and rental rates for most transportation assets, and consequently, reduced cash flow to Cypress 14. In September 2011, the distribution rate for Cypress 14 was reduced to an annualized rate of 2%, and in a special letter the manager of Cypress 14 cautioned investors that based on current conditions, there is a possibility that total distributions may be less than the cash invested.

Cypress 15. Cypress 15 raised $35,000,000 of equity from July 2008 through December 2008 from 469 investors. As of September 30, 2011, Cypress 15 had acquired six investments with a total cost of $47,100,000, representing an interest in a portfolio of refrigerated cargo vessels, an oil production supply vessel, an oil tanker, nuclear and coal power generation facilities, and investments of $612,000 as equity in Cypress Income Fund VI, LLC and $3,202,000 as equity in Cypress Income Fund 8, LLC.

As of September 30, 2011, no Cypress 15 transactions had been sold. Through October 7, 2011, initial investors in Cypress 15 have received distributions equal to 26% of their total cash invested. In addition, the manager paid early investment incentive payments to investors in the initial 1,000 units.

Cypress 16. Cypress 16 raised $32,251,000 of equity from January 2009 through January 2010 from 483 investors. As of September 30, 2011, Cypress 16 had acquired eight transactions with a total cost of $42,414,000, representing interests in an oil production supply vessel an oil tanker, a cargo vessel, nuclear and coal power generation facilities, and an investment of $3,153,000 as equity in Cypress Income Fund 9, LLC.

As of September 30, 2011, no Cypress 16 transactions had been sold. Through October 7, 2011, initial investors in Cypress 16 have received distributions equal to 22% of their total cash invested. The manager paid early investment incentive payments to investors in the initial 1,000 units.

Cypress 17. Cypress 17 raised $33,010,000 of equity from February 2010 through February 2011 from 480 investors. As of September 30, 2011, Cypress 17 had acquired six transactions with a total cost of $31,679,000, representing interests in nuclear and coal power generation facilities, a cargo vessel, a portfolio of ambulance helicopters and an investment of $2,676,000 as equity in Cypress Income Fund 10, LLC.

As of September 30, 2011, no Cypress 17 transactions had been sold. Through October 7, 2011, initial investors in Cypress 17 have received distributions equal to 13% of their total cash invested. In addition, the manager paid early investment incentive payments to investors in the initial 1,000 units.

Cypress 18. The equity offering of Cypress 18 commenced in February 2011 and as of September 30, 2011, Cypress 18 had raised $7,484,000 of equity from 90 investors. As of September 30, 2011, Cypress 18 had acquired four transactions with a total cost of $6,596,000, representing interests in a coal power generation facility, a cargo vessel, a portfolio of cargo helicopters, and an investment of $1,400,000 as equity in Cypress Income Fund 11, LLC.

As of September 30, 2011, no Cypress 18 transactions had been sold. Through October 7, 2011, initial investors in Cypress 18 have received distributions equal to 5% of their total cash invested. The manager paid early investment incentive payments to investors in the initial 1,000 units.

CGF. CGF raised $17,376,000 of equity from July 2007 through February 2008 from 181 investors. As September 30, 2011, CGF had acquired eight transactions with a total cost of $32,705,000, representing investments in a petroleum vessel, container and cargo ships, an investment in an offshore drilling rig, and interests in co-generation and nuclear power facilities, and an investment of $2,606,000 as equity in Cypress Income Fund VI, LLC.

As of September 30, 2011, CGF had sold transactions with a total cost of $7,525,000. Through October 7, 2011, initial investors in CGF had received distributions equal to 20% of their total cash investments. In addition, the manager paid early investment incentive payments to investors in the initial 1,000 units.

CLF A. The equity offering of CLF A commenced in March 2011 and as of September 30, 2011, CLF A had raised $19,719,000 from 189 investors. As of September 30, 2011 CLF A had acquired two transactions with a total cost of $3,276,000 representing interests in a container ship and in a portfolio of cargo helicopters.

As of September 30, 2011, no CLF A transactions had bee sold, nor had CLF A made its first distribution. The manager paid early investment incentive payments to investors in the initial 1,000 units.

CIF. CIF raised $14,999,000 in promissory note principal proceeds from September 2004 through March 2005 from approximately 340 investors. Additionally, as of September 30, 2011, CIF had received equity contributions totaling $2,282,000, including $2,182,000 from Cypress IX. As of September 30, 2011, CIF, through its subsidiary CAF, had acquired 18 transactions with a total cost of $31,444,000, with investments in railcars, ore carrier vessels, container vessels, petroleum vessels, tank barges, dry trailers, chassis, natural gas compressors, a steel mill, coal and nuclear power generation facilities, and an offshore drilling rig.

As of September 30, 2011, CAF had sold transactions with a total cost of $20,807,000. Since the inception of CIF, all promissory note investors have received quarterly interest payments at the annualized rate of 8.25%

on their outstanding note principal amount. As of September 30, 2011, CIF had returned 25% of original note principal. In addition, the manager paid investors in the initial $1 million in Note principal early investment incentive payments. CIF will not make distributions to its equity investors until its notes have been fully repaid.

CIF II. CIF II raised $14,997,000 in promissory note principal proceeds from April 2005 through December 2005 from 358 investors. Additionally, as of September 30, 2011, CIF II had received equity contributions totaling $2,434,000 from Cypress X. As of September 30, 2011, CIF II, through its subsidiary CAF II, had acquired 16 transactions with a total cost of $30,397,000, with investments in gas compressors, wood chip gondola rail cars, hopper rail cars, nuclear and coal power generation facilities, an ore carrier vessel, container vessels, petroleum vessels, trailers, chassis, a steel mill, and an offshore drilling rig.

As of September 30, 2011, CAF II had sold transactions with a total cost of $16,561,000. Since the inception of CIF II, all promissory note investors have received quarterly interest payments at the annualized rate of 8.25% of their outstanding note principal amount. In addition, the manager paid investors in the initial $1 million in note principal early investment incentive payments. CIF II will not make distributions to its equity investor until its notes have been fully repaid.

CIF III. CIF III raised $15,000,000 in promissory note principal proceeds from April 2006 through August 2006 from 311 investors. Additionally, as of September 30, 2011, CIF III had received equity contributions totaling $2,725,000 from Cypress XI. As of September 30, 2011, CIF III, through its subsidiary CAF III, had acquired 12 transactions with a total cost of $36,291,000, with investments in an ore carrier vessel, cargo containers, container and refrigerated cargo vessels, petroleum vessels, a steel mill, coal and nuclear power generation facilities, a co-generation power facility, and an offshore drilling rig.

As of September 30, 2011, CAF III had sold transactions with a total cost of $19,006,000. Since the inception of CIF III, all promissory note investors have received quarterly interest payments at the annualized rate of 8.25% of their outstanding note principal amount. In addition, the manager paid investors in the initial $1 million in note principal early investment incentive payments. CIF III will not make distributions to its equity investor until its notes have been fully repaid.

CIF IV. CIF IV raised $20,000,000 in promissory note principal proceeds from November 2006 through May 2007 from 380 investors. Additionally, as of September 30, 2011, CIF IV had received equity contributions totaling $3,731,000 from Cypress XII. As of September 30, 2011, CIF IV, through its subsidiary CAF IV, had acquired 13 transactions with a total cost of $57,056,000, with investments in shipping containers, cargo and container ships, a petroleum vessel, an oil production supply vessel, an offshore drilling rig, a co-generation power facility and nuclear and coal power generation facilities.

As of September 30, 2011, CAF IV had sold transactions with a total cost of $18,524,000. Since the inception of CIF IV, all promissory note investors have received quarterly interest payments at the annualized rate of 8.25% of their outstanding note principal amount. In addition, the manager paid investors in the initial $1 million in note principal early investment incentive payments. CIF IV will not make distributions to its equity investor until its notes have been fully repaid.

A number of the bulk shipping, container ship, and oil tanker investments held by CIF IV were impacted by the recession which began in 2008. Each of these markets experienced historically unprecedented declines at the end of 2008, and they have yet to recover. These conditions have resulted in reduced market values, sale prices and rental rates for most transportation assets, and consequently, reduced cash flow to CIF IV. The ability of CIF IV to return the full original note principal will depend on the amounts realized from the lease and sale proceeds of the remaining investments over the course of the next several years.

CIF V. CIF V raised $19,950,000 in promissory note principal proceeds from August 2007 through January 2008 from 368 investors. Additionally, as of September 30, 2011, CIF V had received equity contributions totaling $3,148,000 from Cypress 13. As of September 30, 2011, CIF V, through its subsidiary CAF V, had acquired nine transactions with a total cost of $41,869,000, with investments in a petroleum vessel, cargo and container ships, an oil production supply vessel, a co-generation power facility, an offshore drilling rig, and nuclear and coal power generation facilities.

As of September 30, 2011, CAF V had sold transactions with a total cost of $7,626,000. Since the inception of CIF V, all promissory note investors have received quarterly interest payments at the annualized rate of 8.25% of their outstanding note principal amount. In addition, the manager paid investors in the initial $1 million in note principal early investment incentive payments. CIF V will not make distributions to its equity investor until its notes have been fully repaid.

A number of the bulk shipping, container ship, and oil tanker investments held by CIF V were impacted by the recession which began in 2008. Each of these markets experienced historically unprecedented declines at the end of 2008, and they have yet to recover. These conditions have resulted in reduced market values, sale prices and rental rates for most transportation assets, and consequently, reduced cash flow to CIF V. The ability of CIF V to return the full original note principal will depend on the amounts realized from the lease and sale proceeds of the remaining investments over the course of the next several years.

CIF VI. CIF VI raised $19,997,000 in promissory note principal proceeds from January 2008 through June 2008 from 394 investors. Additionally, as of September 30, 2011, CIF VI had received equity contributions of $2,606,000 from CGF and $612,000 Cypress 15. As of September 30, 2011, CIF VI, through its subsidiary CAF VI, had acquired nine transactions with a total cost of $35,675,000, with investments in cargo and container ships, a co-generation power plant, an oil production supply vessel, an offshore drilling rig, and nuclear and coal power generation facilities.

As of September 30, 2011, CAF VI had sold transactions with a total cost of $3,207,000. Since the inception of CIF VI, all promissory note investors have received quarterly interest payments at the annualized rate of 8.25% of their outstanding note principal amount. In addition, the manager paid investors in the initial $1 million in note principal early investment incentive payments. CIF VI will not make distributions to its equity investors until its notes have been fully repaid.

A number of the bulk shipping and container ship investments held by CIF VI were impacted by the recession which began in 2008. These markets experienced historically unprecedented declines at the end of 2008, and they have yet to recover. These conditions have resulted in reduced market values, sale prices and rental rates for most transportation assets, and consequently, reduced cash flow to CIF VI. The ability of CIF VI to return the full original note principal will depend on the amounts realized from the lease and sale proceeds of the remaining investments over the course of the next several years.

CIF VII. CIF VII raised $20,000,000 in promissory note principal proceeds from June 2008 through November 2008 from 418 investors. Additionally, as of September 30, 2011, CIF VII had received equity contributions totaling $3,635,000 from Cypress 14. As of September 30, 2011, CIF VII, through its subsidiary CAF VII, had acquired six transactions with a total cost of $38,167,000, representing interests in a portfolio of refrigerated cargo vessels, an oil production supply vessel, an oil tanker, and two nuclear power generation facilities.

As of September 30, 2011, no CAF VII transactions had been sold. Since the inception of CIF VII, all promissory note investors have received quarterly interest payments at the annualized rate of 8.25% of their outstanding note principal amount. In addition, the manager paid investors in the initial $1 million in note principal early investment incentive payments. CIF VII will not make distributions to its equity investor until its notes have been fully repaid.

CIF 8. CIF 8 raised $20,000,000 in promissory note principal proceeds from December 2008 through May of 2009 from 438 investors. Additionally, as of September 30, 2011, CIF 8 had received equity contributions totaling $3,202,000 from Cypress 15. As of September 30, 2011, CIF 8, through its subsidiary CAF 8, had acquired seven transactions with a total cost of $32,397,000, representing interests in an oil platform supply vessel, an oil tanker, a cargo vessel, two nuclear power generation facilities, and a portfolio of ambulance helicopters.

As of September 30, 2011, no CAF 8 transactions had been sold. Since the inception of CIF 8, all promissory note investors have received quarterly interest payments at the annualized rate of 8.25% of their outstanding note principal amount. In addition, the manager paid investors in the initial $1 million in note principal early investment incentive payments. CIF 8 will not make distributions to its equity investor until its notes have been fully repaid.

CIF 9. CIF 9 raised $20,000,000 in promissory note principal proceeds from June 2009 through January 2010 from 418 investors. Additionally, as of September 30, 2011, CIF 9 had received equity contributions totaling $3,153,000 from Cypress 16. As of September 30, 2011, CIF 9, through its subsidiary CAF 9, had acquired six transactions with a total cost of $28,112,000, representing interests in nuclear and coal power generation facilities, a cargo vessel, and portfolios of cargo and ambulance helicopters.

As of September 30, 2011, no CAF 9 transactions had been sold. Since the inception of CIF 9, all promissory note investors have received quarterly interest payments at the annualized rate of 8.25% of their outstanding note principal amount. In addition, the manager paid investors in the initial $1 million in note principal early investment incentive payments. CIF 9 will not make distributions to its equity investor until its notes have been fully repaid.

CIF 10. CIF 10 raised $19,970,000 in promissory note principal proceeds from March 2010 through October 2010 from 359 investors. Additionally, as of September 30, 2011, CIF 10 had received equity contributions totaling $2,676,000 from Cypress 17. As of September 30, 2011, CIF 10, through its subsidiary CAF 10, had acquired six transactions with a total cost of $14,182,000, representing interests in nuclear and coal power generation facilities, highway trailers, a cargo vessel and a portfolio of cargo helicopters.

As of September 30, 2011, no CAF 10 investments had been sold. Since the inception of CIF 10, all promissory note investors have received quarterly interest payments at the annualized rate of 8.25% of their outstanding note principal amount. In addition, the manager paid investors in the initial $1 million in note principal early investment incentive payments. CIF 10 will not make distributions to its equity investor until its notes have been fully repaid.

CIF 11. The promissory note offering of CIF 11 commenced in March 2011 and as of September 30, 2011, CIF 11 had raised $15,759,000 in promissory note principal proceeds from 285 investors. Additionally, as of September 30, 2011, CIF 11 had received equity contributions totaling $1,400,000 from Cypress 18. As of September 30, 2011, CIF 11, through its subsidiary CAF 11, had made two investments totaling $2,641,000, including interests in a container ship and a portfolio of cargo helicopters.

As of September 30, 2011, no CIF 11 transactions had been sold, nor had CIF 11 yet made its first interest payment. The manager paid early investment incentive payments to investors in the initial $1 million in note principal. CIF 11 will not make distributions to its equity investor until its notes have been fully repaid.

CPF. In addition to the Prior Programs described herein, from time to time Cypress has offered directly to its employees the opportunity to invest directly in single investment equipment leasing transactions on a joint venture basis with the Prior Programs (under the umbrella title of the Cypress Participation Fund or “CPF” investments). The structure and objectives of these CPF investments are substantially different than those of the Prior Programs. Each CPF investment represents an individual transaction in which one or more accredited and qualified Cypress employees makes a separate investment decision to acquire an interest in a proposed lease transaction. The CPF investments are therefore not deemed investor “Programs” comparable to the Prior Programs and are not discussed herein nor are they presented in Exhibit A, Prior Performance Tables I-IV, and are only included in Tables V and VI to the extent that CPF participated with the Prior Programs in individual transactions.

The Cypress programs periodically experience reduced cash flow, primarily resulting from the timing of lease payments or sales proceeds. Consequently, these programs have periodically borrowed from bank lines or from the program manager against future cash flows to provide cash for regular and consistent levels of distributions in the case of the equipment or growth funds and interest payments in the case of the income funds.

Summary of Adverse Events

The following is a summary of investments made by the Cypress Funds since 1998 which resulted in realized losses or which have recognized impairments to their carrying values and may result in losses through December 31, 2011.

Cypress III made a cash investment of $4,368,000 in a Delta aircraft transaction. The aircraft was returned by Delta in the fourth quarter of 2001 and it was placed on lease in the first quarter of 2003. At the end of the lease the lessee had a nominal purchase option and in April 2008 the lessee acquired the aircraft. The net lease and sale proceeds were $2,263,000, or 52% of the cash invested in the transaction. The loss is due to the deterioration of the aircraft market subsequent to September 11, 2001.

Cypress IV made a cash investment of $4,370,000 in a Delta aircraft transaction. The aircraft was returned by Delta in the fourth quarter of 2001 and it was placed on lease in the first quarter of 2003. At the end of the lease the lessee had a nominal purchase option and in April 2008 the lessee acquired the aircraft. The net lease and sale proceeds were $1,726,000, or 39% of the cash invested in the transaction. The loss is due to the deterioration of the aircraft market subsequent to September 11, 2001.

Cypress V entered into a joint venture which acquired two BAe 146–200 aircraft which were leased to Air Wisconsin and British Midland. Cypress V’s cash investment in the transaction was $518,000. Subsequent to the events of September 11, 2001, aircraft values dropped significantly. Given the high level of debt in the transaction, Cypress concluded that there was no expectation of cash flow from the transaction. In December 2005 Cypress V sold its interest in the two aircraft to the joint venture partner. The joint venture partner paid no cash and assumed the non-recourse debt, resulting in a 0% return.

Cypress VI made a cash investment of $5,001,000 in an ACBL hopper barge transaction. During 2003 ACBL defaulted on the lease, and the equipment was returned and sold. The charter proceeds, sale proceeds and proceeds from a damages claim against ACBL, net of direct expenses, were $3,319,000, or 66% of the cash invested in the transaction. The loss on the transaction can be attributed to the default by the lessee and the deterioration of the market for inland barges.

Cypress VII made a cash investment of $6,285,000 in an ACBL tug boat and tank barge transaction. During 2003 ACBL defaulted on the lease, and the equipment was returned. The barges were sold in 2003 and the tugboat was sold in 2004. The charter proceeds, sale proceeds and proceeds from a damages claim against ACBL, net of direct expenses, were $5,831,000, or 93% of the cash invested in the transaction. The loss on the transaction can be attributed to the default by the lessee and the deterioration of the market for tug boats.

Cypress VIII made a cash investment of $2,173,000 in an ACBL tug boat transaction. During 2003 ACBL defaulted on the lease, and the equipment was returned. The tug boat was sold in 2004. The charter proceeds, sale proceeds and proceeds from a claim against ACBL, net of direct expenses, were $1,405,000, or 65% of the cash invested in the transaction. The loss on the transaction can be attributed to the default by the lessee and the deterioration of the market for inland barges and tug boats.

Cypress VIII made a total cash investment of $2,201,000 in a portfolio of 400 highway trailers during 2003. Milestone Corporation manages the trailers on behalf of Cypress VIII. As a result of the economic slowdown in the US, the trailers have experienced historically low utilization rates. Consequently, Cypress VIII recognized an asset impairment charge equal to approximately 8% of the carrying value as of December 31, 2009. The ultimate return on the investment will be primarily dependent on the proceeds realized when the trailers are sold.

In December 2005 various Cypress Funds made a combined cash investment totaling $5,808,000, for a 90% interest in a special purpose entity (“SPE”) which acquired a portfolio of 2,290 trailers. The trailers are in a pool managed by Milestone Corporation. As a result of the economic slowdown in the US, the trailers have experienced historically low utilization rates. Consequently, the SPE recognized an asset impairment charge equal to approximately 19% of the carrying value as of December 31, 2009. The ultimate return on the investment will be primarily dependent on the proceeds realized when the trailers are sold. The Cypress Fund ownership interests in the SPE are as follows: Cypress X: 30%; CIF: 30%; CIF II: 30%.

In December 2006 various Cypress Funds made a combined investment totaling $25,633,000 including a cash investment of $8,054,000 in an SPE which acquired a portfolio of two container vessels in November 2006. The charter expired on June 30, 2009, at which time the vessels were returned. One of the vessels was sold in November 2009 and the other was sold in January 2010 with all proceeds going to the lender, resulting in no return on the cash invested. The drop in value of the asset resulted from the dramatic decline in world trade volume in late 2008 and 2009. The SPE was owned as follows: Cypress X: 15%; Cypress XII: 15%; CIF: 10%; CIF II: 25%; CIF III: 25%; CIF IV: 10%.

Cypress XI entered into a TRAC lease agreement with a subsidiary of Wells Fargo Bank in August of 2006, wherein Cypress XI leases a portfolio of 393 trailers from Wells Fargo which are subleased through Milestone Corporation. At the end of the six year lease term Cypress XI will have the option to purchase the trailers at a fixed price. The cash investment in the transaction was $978,000. As a result of the economic slowdown in the US, the trailers have experienced historically low utilization rates. Consequently, Cypress XI recognized an asset impairment charge equal to approximately 10% of the carrying value as of December 31, 2009. The ultimate return on the investment will be primarily dependent on the proceeds realized when the trailers are sold.

Cypress XI made a cash investment of $3,685,000 for a portfolio of 364 highway trailers between May and December 2006. Milestone Corporation manages the trailers on behalf of Cypress XI. As a result of the economic slowdown in the US, the trailers have experienced historically low utilization rates. Consequently, Cypress XI recognized an asset impairment charge equal to approximately 16% of the carrying value as of December 31, 2009. The ultimate return on the investment will be primarily dependent on the proceeds realized when the trailers are sold.

In March 2008 various Cypress investment programs made a combined cash investment of $17,293,000 in a special purpose entity (“SPE”) which then acquired the container ship Zim Italia, subject to a charter running through January 2010. At the end of the Zim charter, the vessel was returned and renamed the Italia. The manager concurrently entered into an agreement with a maritime manager to oversee the vessel, which subsequently placed the Italia on a one year time charter. As a result of the continued depression in the shipping industry, the SPE recorded an asset impairment charge equal to approximately 21% of the carrying value of the vessel as of December 31, 2009. The ultimate return on the investment will be primarily dependent on the proceeds realized when the vessel is sold. The SPE is owned as follows: Cypress 14: 14%; CGF: 7%; CIF: 3%; CIF II: 12%; CIF III: 12%; CIF IV: 16%; CIF V: 18%; CIF VI: 18%.

In November 2007, Cypress 13 and CIF IV made a combined cash investment of $3,718,000, each acquiring 50% interests in an entity which held a 90% interest in the Cape Moreton container vessel. In March 2009, in consideration of the softening of the market and the age of the vessel, it was sold. The charter and sale proceeds to Cypress 13 and CIF IV, net of direct expenses, were $3,508,000, or 94% of the cash invested in the transaction.

In April 2008 various Cypress Funds made a combined cash investment of $11,131,000 in a special purpose entity (“SPE”) which acquired the Cape Conway multi-purpose vessel. The vessel was acquired subject to a charter which continued through March 2009. The vessel was subsequently returned and placed on a short term charter. It was due for extensive maintenance in 2010 which would have required substantial capital expenditures. In light of the current market, the manager determined to sell the vessel. In February 2010 it was sold resulting in net charter and sale proceeds of $5,765,000, or 52% of the cash invested in the transaction. The SPE was owned as follows: Cypress IX: 12%; Cypress X: 18%; Cypress XII: 21%; Cypress 13: 49%.

In April 2008 Cypress 14 and CGF made a combined cash investment of $10,604,000 in an SPE which acquired the Cape Preston multi-purpose vessel. The vessel was acquired subject to a charter which continued through March 2009. The vessel was subsequently returned and placed on a charter with a Greek operator under an arrangement which allowed for a base charter rate with profit sharing thereafter. The Greek firm had managed to keep the vessel operating; however, in the fourth quarter of 2011, they became insolvent. In order to prevent the vessel from being seized by the operator’s creditors, Cypress 14 and CGF were required to satisfy a number of outstanding debts related to the vessel’s operations. Due to the age and condition of the ship, the manager determined to sell it, and as of year-end 2011, the manager was in discussion with a potential buyer. As a result of the dramatic decline in world trade volume at the end of 2008, the SPE, which is owned 56% by Cypress 14 and 44% by CGF, recognized an asset impairment charge equal to approximately 50% of the carrying value as of December 31, 2008. The ultimate return on the investment will be primarily dependent on the proceeds realized when the vessel is sold.

In April 2008 CIF V and CIF VI made a combined cash investment of $11,250,000 in an SPE which acquired the Cape York multi-purpose vessel. The vessel was acquired subject to a charter which continued through March 2009. The vessel was subsequently returned and placed on a charter with a Greek operator under an arrangement which allowed for a base charter rate with profit sharing thereafter. The Greek firm had managed to keep the vessel operating; however, in the fourth quarter of 2011, they became insolvent. In order to prevent the vessel from being seized by the operator’s creditors, CIF V and CIF VI were required to satisfy a number of outstanding debts related to the vessel’s operations. Due to the age and condition of the ship, the manager determined to sell it, and as of year-end 2011, the manager was in discussion with a potential buyer. The ultimate return on the investment will be primarily dependent on the proceeds realized when the vessel is sold.

In November 2007 various Cypress Funds made a combined cash investment of $17,203,000 in an SPE which acquired the oil tanker, Glenross. The vessel is bareboat chartered for a five year period. As a result of the recent decline in petroleum demand, the SPE recorded an asset impairment charge equal to approximately 23% of the carrying value of the vessel as of December 31, 2010. The ultimate return on the investment will be primarily dependent on the proceeds realized when the vessel is sold. The SPE is owned as follows: Cypress IX: 7%; Cypress X: 6%; Cypress XII: 7%; Cypress 13: 30%; CGF: 17%; CIF: 2%; CIF II: 1%; CIF III: 2%; CIF IV: 17%; CIF V: 11%.

In August 2008 various Cypress Funds made a combined cash investment of $23,146,000 in an SPE which acquired a 90% interest in a portfolio of eight refrigerated cargo vessels. The vessels were subject to bareboat charters expiring in July 2011. By September 30, 2011, all eight had been returned and seven had been placed on new two-year charters. The eighth vessel was sold in mid-September, with all proceeds applied towards the outstanding debt. In order to modify and extend the term of the remaining debt, through July 2013, the owners of the portfolio contributed additional capital during October 2011, further reducing the debt balance. The SPE’s share of the capital contribution was $11,275,000 which increased the cash investment in the transaction to $32,421,000. As a result in the decline in world trade volume, the SPE recorded a consolidated asset impairment charge equal to approximately 25% of the carrying value of the investment as of December 31, 2010. The ultimate return on the investment will be primarily dependent on the proceeds realized when the vessels are sold. The SPE is owned as follows: CEF XII: 7%; CEF 13: 5%; CEF 14: 10%; CEF 15: 12%; CGF: 8%; CIF III: 7%; CIF IV: 13%; CIF V: 6%; CIF VI: 16%; CIF VII: 16%.

In May 2008 Cypress 13 and Cypress 14 made a combined cash investment of $8,119,000, acquiring a portfolio consisting of two asphalt tank barges and three crude oil tank barges primarily used along the Gulf Coast from Louisiana to Texas which were chartered through August 2009. Subsequent to the end of the charter, the barges were returned. In December 2009 one was placed on a charter through April 2010. The barges subsequently underwent significant maintenance and were marketed for charter. In light of continuing softness of the market for the barges, they were sold in June 2011 resulting in net lease and sales proceeds of $4,530,000, or 56% of the cash invested in the transaction.

INCOME, LOSSES AND DISTRIBUTIONS

Cash Distributions shall be allocated 99% to investors and 1% to the Manager as the Manager’s Promotional Interest. After investors have received distributions in amounts equal to a return of their Capital Contributions, the Manager’s Promotional Interest will be 6% of all Distributions until investors have received additional distributions in an amount equal to their respective Priority Returns. Thereafter the Promotional Interest will increase to 19% of all subsequent Distributions. For purposes of calculating the Promotional Interest, each investor’s Capital Contribution will be calculated as the number of Units held by the investor multiplied by the $10 per Unit offering price.

Allocations of Net Income and Net Loss

Net Income and Net Loss will be allocated to the Manager in the same manner as the allocation of Distributions. Net Income and Net Loss allocated to Unit Holders will be apportioned among them based on the number of Units owned by each and on the number of months within the fiscal year of the Fund that they were Unit Holders beginning with the first month they were deemed to be Unit Holders pursuant to the Operating Agreement; provided, however, that Income attributable to the sale of equipment shall first be allocated among the Unit Holders so as to take into account the varying distributions and allocations of Income and Loss among the Unit Holders prior to the Final Closing Date. For purposes of determining Income and Loss or any items thereof allocable to any period, including for periods of less than a full fiscal year to the extent necessary in order to comply with Code Section 706(d), Net Income, Net Loss and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any permissible method and convention under Code Section 706 and the Treasury Regulations thereunder.

Distributions will be paid, in the discretion of the Manager, from Cash Available for Distribution after payment of the all fees and expenses.

Each investor’s capital account will initially equal the amount of cash paid for the investor’s Units. Fund distributions and allocations of loss will decrease the Unit holder’s capital account, while allocations of income will increase the capital account. The Operating Agreement provides that the Fund may allocate income and loss among its Unit holders to take into account varying capital account balances due to different dates of admission to the Fund. As a consequence, in some years the allocation of income and loss may not be the same for all investors. Upon liquidation of the Fund, liquidation proceeds will be distributed in accordance with the Unit holders’ respective positive capital account balances.

Timing and Method of Distributions

Fund cash distributions are generally made and allocated to Holders on a quarterly basis. Distributions will be made by check payable to the record Holder unless another payee is designated in writing executed by the Holder.

The amount of distributions is expected to vary during the initial funding stage of the Fund, as it raises equity capital through the sale of Units, acquires its initial investment portfolio and leverages its portfolio. Then, the Manager will seek to maintain distributions at a consistent level through the offering and operations stages. During these stages, the Fund may periodically experience reduced cash flow, primarily resulting from the timing of lease payments or sales proceeds. The Fund may from time to time, but is not obligated to, borrow against future lease cash flows in order to provide cash for regular and consistent levels of distributions. After the operations stage, the Fund is expected to enter into a four year liquidation stage during which all cash flow not required for Fund obligations, including repayment of debt and establishment of capital reserves, will be distributed to investors. Distributions during this period are expected to fluctuate in timing and amounts, depending on the rate of liquidation of the equipment portfolio, the residual values realized upon expiration of leases and disposition of equipment, the amount of remaining lease revenues, the amount of operating expenses incurred, the need to repay portfolio debt, and the establishment of necessary capital reserves. There can be no assurance, however, as to the rate or availability of distributions during any period. The availability of cash for distributions, and the rate of distributions, if any, during all stages will be dependent on the success of Fund operations and the Fund’s need to pay operating expenses, to repay debt, the terms of which may require suspension of distributions during some periods, and to establish necessary capital reserves.

Allocations of Distributions

Distributions will be allocated among investors on the same basis as Net Income and Net Loss. Amounts to be distributed will be determined after payment of Fund operating expenses, establishment or restoration of capital reserves deemed appropriate by the Manager, and, to the extent permitted, reinvestment in additional equipment.

The Fund anticipates that, in the early years of the Fund’s life, a significant portion of income taxes will be deferred by depreciation available from its equipment. To the extent Net Income is reduced by depreciation deductions, distributions will be considered return of capital for tax purposes and income tax will be deferred until subsequent years. Until investors receive total distributions equal to their original investment, a portion of each distribution will be deemed a return of capital rather than a return on capital. Notwithstanding the foregoing, however, the Manager intends to make distributions only out of cash from operations and cash from sales or refinancing and not out of capital reserves or offering proceeds held pending investment.

The Fund is intended to be self-liquidating. After the eighth year following the end of the offering, the Fund’s objective will be to distribute all available cash, other than reserves deemed required for the proper operation of its business, including reserves for the upgrading of equipment to preserve its value or to purchase equipment the Fund has committed to buy prior to the end of the reinvestment period. During this liquidation stage, rates of distributions may vary and distributions may be suspended while Fund debt is repaid from disposition proceeds before Net Disposition Proceeds are distributed to Unit holders.

When the Fund liquidates, and after the Fund pays its creditors (including investors who may be creditors), the Fund will distribute any remaining proceeds of liquidation in accordance with each Member’s positive Capital Account balance. As a result, if cash distributions are made during the period between the date investors are first admitted to the Fund and the end of the offering of Units, it is likely that different amounts would be distributable upon liquidation to the different investors, depending on their then Capital Account balances. This difference will be substantially reduced or eliminated by the special allocation to investors of gain from the sale of equipment, which could equalize their Capital Account balances. In particular, if distributions made during the offering period to investors who were admitted at the initial admission date reflect a return of capital (or to the extent that such investors receive allocations of net losses relating to the offering period), such investors will receive less on liquidation of the Fund than those who were admitted at the final admission date. Furthermore, to the extent that those investors who were admitted at the first admission date receive allocations of net profits relating to the offering period in excess of the distributions of cash for that same period, such investors will receive more distributions on liquidation than those Investors who are admitted at end of the offering. As noted above, any differences would be substantially reduced or eliminated to the extent the Manager equalizes Capital Accounts through special allocations of gain from the sale of equipment.

Reinvestment

In most cases, the Manager will reinvest casualty proceeds, early termination proceeds or the proceeds from the sale of transactions received by a Fund if these are received within four years of the close of its offering. While it will not be the objective to subsequently reinvest lease or residual proceeds, the Manager is authorized to do so, if the Manager deems it to be in the best interests of a Fund and consistent with achievement of its investment objectives. The Fund may make investments financed by leveraging or reinvestment of lease, residual or casualty proceeds within five years of the close of its offering. However, before the Fund can reinvest Net Disposition Proceeds in additional equipment investments, the Fund must, at a minimum, distribute to investors the amount necessary to allow an investor in a 31% federal income tax bracket to pay the amount of any state and federal income taxes due on the Fund income derived by him from the related disposition.

Return of Unused Capital

Any net offering proceeds received by the Fund during the first twelve months of the offering not committed to investment in portfolio assets by twenty-four months after the beginning of the offering, and any offering proceeds received in a second year of the offering not committed to investment by a date twelve months after the end of the offering (except amounts used to pay operating expenses or required as capital reserves) will be distributed to investors pro rata as a return of capital. In addition, in order to refund to the investors the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund will distribute to investors pro rata, the amount by which the unused capital so distributed, divided by the percentage of offering proceeds remaining after payment of all Front End Fees, exceeds the amount of unused capital distributed.

Cash from Capital Reserve Account

The Operating Agreement requires that the Fund initially establish a cash reserve for general working capital purposes in an amount equal to not less than 1/2 of 1% of the offering proceeds (equal to $6,000 if the minimum Units are sold and $1,000,000 if the maximum Units are sold). Any cash reserves used need not be restored, and, if restored, may be restored from the operating revenues of the Fund. Distributions of cash reserves will be allocated and distributed in the same manner as cash proceeds from sales of equipment. Cash reserves that the Manager deems no longer required as capital reserves may be distributed or invested by the Fund.

Sources of Distributions—Accounting Matters

The amount of cash the Fund will distribute to investors each year is not the same as the amount of taxable income that is passed through to the investor. For example, the Fund expects to have tax deductions, such as cost recovery deductions, that do not represent direct cash expenses, so the Fund may have more cash available to distribute than it has taxable income. When an investor receives a distribution of more cash in a year than his share of income, he will be deemed to be receiving a return of his invested capital rather than investment income. Distributions by the Fund may be characterized differently for tax, accounting and economic purposes as a return of capital, investment income or a portion of each.

CAPITALIZATION

The capitalization of the Fund, as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby assuming the minimum 120,000 Units and the maximum 20,000,000 Units are sold, is as follows:

	As of the Date hereof *	Minimum 120,000 Units	Maximum 20,000,000 Units
Units of Member Interest ($10 per Unit)	500	1,200,500	200,000,500

Total Capitalization	$500	$1,200,500	$200,000,500
Less Estimated Organization and Offering Expenses	—	180,000	24,000,000

Net Capitalization	$500	$1,020,500	$176,000,500

*	Represents contribution by Manager as Original Member

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The Fund is a newly formed California limited liability company. As of the date of this Prospectus, the Fund has $500 in cash and cash equivalents, representing the Manager’s capital contribution as the Fund’s original member. Until receipt and acceptance of subscriptions for Units representing gross subscription proceeds of not less than $1,200,000, the Fund will not commence active operations.

After the minimum capital is received, subscription proceeds will be released to the Fund from escrow and applied to the payment or reimbursement of Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of $1,020,000. The Fund’s liquidity will increase as additional subscriptions for Units are received, and the Fund will experience a corresponding decrease in liquidity as capital is expended in the purchase of its equipment.

Until required for the acquisition or operation of equipment, the offering proceeds will be held in short-term, liquid investments. The Fund is required by the Operating Agreement to establish an initial working capital reserve in the amount of 1/2 of 1% of the Gross Proceeds.

The Fund intends to use the net offering proceeds to assemble a portfolio of investments in capital equipment subject to leases. These investments would be expected to generate cash flow primarily from lease payments and sales proceeds, but may also generate cash from financing or other sources such as insurance proceeds in the event of a claim. The Fund will distribute its net cash flow, after payment of fees and expenses and the establishment of reserves as deemed necessary by the Manager, to its members.

The Fund will acquire its investments with cash and debt, and may leverage assets after acquiring them for cash. Additionally, the Fund may acquire investments that have pre-existing debt. The Fund expects to ultimately incur debt on a secured or unsecured basis amounts of from 40% to 60% of the aggregate purchase price of its equipment lease portfolio. The Fund currently has no arrangements with, or commitments from, any lender with respect to debt financing. The Manager anticipates that any acquisition financing or other borrowing will be obtained from institutional lenders. The Fund does not currently anticipate that it will engage in any material hedging transactions. The Fund will generally seek to obtain fixed rate leverage for its investments on a non-recourse, transaction specific basis by establishing special purpose entities to own the investments and act as the borrowers.

Fluctuations in prevailing interest rates could also affect the Fund. The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of lease financing generally. Higher interest rates could affect the cost of Fund borrowing, reducing its yield on leveraged investments or reducing the desirability of leverage. The Fund would also expect that increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available lease rates on new leases. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases, as rates on such leases would generally be fixed without any adjustment related to interest rates.

The potential effects of inflation on the Fund are difficult to predict. If the general economy experiences significant rates of inflation, it could affect the Fund in a number of ways. The cost of portfolio investment acquisitions could increase with inflation, but cost increases could be offset by the Fund’s ability to increase lease rates in an inflationary market. Revenues from existing leases would not generally increase with inflation, as the Fund does not expect to provide for rent escalation clauses tied to inflation in its leases. Nevertheless, the anticipated residual values to be realized upon the sale or re-lease of equipment upon lease terminations (and thus the overall cash flow from the Fund’s leases) may be expected to increase with inflation as the cost of similar new and used equipment increases.

FEDERAL INCOME TAX CONSEQUENCES

Preface

This section of the Prospectus addresses all material federal income tax considerations which may be relevant to a “typical” investor. The Manager considers a typical investor to be a natural person who is a citizen of the United States. This section is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this section does not deal with all aspects that might be relevant to a particular prospective investor, in light of the investor’s personal circumstances. The tax treatment for non-typical investors may differ significantly from the tax consequences outlined in this section. Non-typical investors include trusts, corporations, tax-exempt organizations, employee benefit plans, and investors who are not United States Citizens. State and local tax consequences may differ from the federal income tax consequences described below.

It is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may affect an investment in the Fund. Nevertheless, as noted above, this discussion addresses all material federal income tax considerations relating to an investment in the Fund which may be relevant to a “typical” investor. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation and of counsel’s opinion contained herein is based on the Internal Revenue Code, existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. The tax consequences of investing in Units will not be the same for all investors. A careful analysis of each investor of the investor’s particular tax situation is required to evaluate this investment properly. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation and of counsel’s opinions contained herein is based on the Internal Revenue Code, existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. Therefore, the Manager urges each investor to consult with the investor’s own tax advisor prior to investing in Units.

As set forth in this Prospectus under “Investment Objectives and Policies—Principal Investment Objectives,” the Fund’s investment decisions in structuring its portfolio will be driven by the projected economic consequences of each transaction, primarily the cash return on cash invested. While the tax consequences of the Fund’s structure, including the pass through of income and loss, and of specific investments, including “true lease” status, amortization and cost recovery, are expected to affect the rates of return that may be realized by the Fund and its investors, the Fund’s investment decisions will not generally be based on tax consequences, but primarily on the lease and loan rates and projected sale and other residual proceeds to be realized from the investments.

Opinions of Derenthal & Dannhauser LLP

Derenthal & Dannhauser LLP is of the opinion that, for federal income tax purposes:

•	The Fund is classified as a partnership and not as an association taxable as a corporation.

•	The Fund will not be treated as a publicly traded partnership.

•	Upon admission to the Fund, an investor will be a Member of the Fund.

•	Each investor will be able to include in the tax basis of the investor’s Units the investor’s share of bona fide Fund nonrecourse liabilities.

•	The IRS will not significantly modify the allocations of taxable income and tax loss under the Operating Agreement.

In addition, to the extent the summaries of federal income tax consequences herein contain statements or conclusions of law, counsel is of the opinion that these statements or conclusions are correct under the Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS and judicial decisions.

The opinions of Derenthal & Dannhauser LLP are based upon the facts described in this Prospectus, and the assumption that the Fund will operate its business as described in this Prospectus. Any alteration of the facts may adversely affect the opinions rendered. Furthermore, the opinions of counsel are based upon existing law, which is subject to change either prospectively or retroactively.

Counsel’s tax opinions represent only Derenthal & Dannhauser LLP’s best legal judgment. The opinions have no binding effect on, or official status with, the IRS or any other government agency. The Fund has not requested an IRS ruling on any matter. There can be no assurance that the IRS will not challenge any of Derenthal & Dannhauser LLP’s conclusions.

There is one material federal income tax issue as to which counsel is unable to render, and therefore has not rendered an opinion. Counsel has not rendered an opinion as to the status of the Fund’s leases for federal tax purposes, inasmuch as such status is subject to the facts and circumstances of each lease transaction, and the specific terms of such transactions will not be known until the transactions are entered into by the Fund, and no such transactions are yet in place. Nevertheless, the Manager expects that most of the Fund’s leases will be treated by the Fund as “true leases” (see the discussion under “Tax Status of Leases” below). The Fund will use industry standard contracts and other agreements for such leases, and although no opinion of counsel will be rendered in this regard, the Manager, based on the extensive experience of its affiliates in the equipment leasing industry, does not believe there is any appreciable risk as a consequence. If a leasing transaction is treated as a sale or financing rather than a true lease, the investors would not be entitled to cost recovery deductions with respect to such leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable. Inasmuch as the facts and circumstances of each lease transaction, and the tax consequences of each lease transaction, will not be known until the transactions are entered into by the Fund, counsel can render no opinion as to such tax consequences or as to the risk resulting from the absence of such opinion.

The Fund’s management will prepare its income tax information returns. The Fund will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized, the allocation of acquisition costs between equipment and management fees, and other similar items. Such matters will be handled by the Fund. Tax counsel to the Fund will not prepare or review the Fund’s income tax information returns.

Classification as a Partnership

The Manager and the Fund have represented to counsel that the Fund will not elect to be treated as a corporation for federal income tax purposes under the Internal Revenue Code Section 7701 Treasury Regulations. Based on such representation, Derenthal & Dannhauser LLP is of the opinion that the Fund will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes. Derenthal & Dannhauser LLP’s opinion is based upon the Manager’s factual representations and the continued effectiveness of the Treasury Regulations. If the Treasury Department were to amend its Regulations, it is possible that the Fund would not qualify as a partnership under the amended regulations.

Notwithstanding the preceding, if Units are considered publicly traded the Fund will be treated as a corporation under the publicly traded partnership provisions of Internal Revenue Code Section 7704. The Fund will be treated as publicly traded if Units are traded on an established securities market, or readily tradable on a secondary market or the substantial equivalent thereof. An established securities market includes a securities exchange as well as a regular over-the-counter market. Treasury Regulations under Internal Revenue Code Section 7704 state that a secondary market for an entity’s interests generally is indicated by the existence of a person standing ready to make a market in the interests, or where the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information on offers to buy, sell or exchange interests. Complicity or participation of the entity is relevant in determining whether there is public trading of its interests. A partnership will be considered as participating in public trading where trading in its interests is in fact taking place and the partnership’s governing documents impose no meaningful limitation on the holders’ ability to readily transfer their interests. A partnership’s right to refuse to recognize transfers is not a meaningful limitation unless such right actually is exercised.

Whether the Units will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. The Units will not be deemed readily tradable on a secondary market or the substantial equivalent thereof if any of the safe harbors included in the Treasury Regulations is satisfied. One of these is the 2% safe harbor. If the sum of the interests in Fund capital or profits that are sold or otherwise transferred during a tax year does not exceed 2% of the total interests in capital or profits, then a secondary market or its equivalent in Units will not exist.

The Fund has no control over an independent third person establishing a secondary market in Units. However, the Fund’s operating agreement requires that an investor obtain the consent of the Manager prior to any transfers of Units. The Manager intends to exercise its discretion in granting and withholding its consent to transfers so as to fall within the parameters of the 2% safe harbor. If the Fund complies with the 2% safe-harbor provision of the Treasury Regulations, Derenthal & Dannhauser LLP is of the opinion that the Fund will not be considered a publicly traded partnership.

If the Fund were treated for federal income tax purposes as a corporation in any year, (i) instead of there being no tax at the Fund level, the Fund would be required to pay federal income taxes upon its taxable income; (ii) state and local income taxes could be imposed on the Fund; (iii) losses of the Fund would not be reportable by the investors on their personal income tax returns; (iv) any distributions would be taxable to an investor as (a) ordinary income to the extent of current or accumulated earnings and profits, and (b) gain from the sale of the investor’s Units to the extent any distribution exceeded such earnings and profits and the tax basis of such Units; (v) distributions would be classified as portfolio income which would not be available to offset passive activity losses. See “Limitation on Deduction of Losses — Passive Loss Limitation” below. Also, a change in status from a partnership to a corporation could result in taxable income to an investor. The amount of taxable income would equal his share of the liabilities of the Fund over the adjusted basis of his Units.

Any of the foregoing would substantially reduce the effective yield on an investment in Units.

Allocations of Profits and Losses

In general, a partner’s distributive share of partnership income, gain, deduction or loss will be determined in accordance with the operating or partnership agreement. However, if such allocations do not have substantial economic effect, distributive shares will be determined in accordance with the partners’ interests in the partnership.

An allocation has economic effect under the Treasury Regulations if: (i) each partner’s share of partnership items is reflected by an increase or decrease in the partner’s capital account; (ii) liquidation proceeds are distributed in accordance with capital account balances; and (iii) any partner with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit.

An allocation can have economic effect even if a partner is not required to restore a deficit balance in his capital account, but only (i) to the extent the allocation does not reduce his capital account balance below zero; and (ii) if the operating or partnership agreement contains a qualified income offset. An agreement contains a qualified income offset if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution that reduces his capital account below zero will be allocated income or gain in an amount and manner sufficient to eliminate his deficit capital account balance as quickly as possible.

Special rules apply to the allocation of deductions attributable to nonrecourse debt. Such allocations will be respected under the Treasury Regulations if the partners who are allocated the deductions bear the burden of the future income related to the previous deductions. In particular, the following additional elements must be satisfied: (i) the operating or partnership agreement must provide for allocations of nonrecourse deductions in a manner consistent with allocations of some other significant partnership item related to the property securing the nonrecourse debt, provided such other allocations have substantial economic effect; (ii) all other material allocations and capital account adjustments under the operating or partnership agreement are recognized under the Treasury Regulations; and (iii) the operating or partnership agreement contains a minimum gain chargeback.

A minimum gain chargeback provides that, if there is a net decrease in partnership minimum gain during a tax year, all partners will be allocated items of partnership income and gain in proportion to, and to the extent of, an amount equal to the portion of such partner’s share of the net decrease in partnership minimum gain. The amount of partnership minimum gain is determined by computing the amount of gain, if any, that would be realized by the partnership if it disposed of the property subject to the nonrecourse liability in full satisfaction thereof.

The Fund’s operating agreement prohibits losses from being allocated to an investor that would cause a deficit capital account in excess of the investor’s share of Fund minimum gain. Nonrecourse deductions will be allocated in the same manner as operating profits and losses. The operating agreement contains a minimum gain chargeback provision and a qualified income offset provision that are intended to comply with the provisions of the Treasury Regulations. The operating agreement provides that capital accounts will be maintained in accordance with the provisions of the Treasury Regulations. The operating agreement also provides that proceeds on liquidation will be distributed in accordance with positive capital account balances. Therefore, Derenthal & Dannhauser LLP is of the opinion that the allocations included in the operating agreement would not be significantly modified if challenged by the IRS.

The economic effect of a partnership’s allocations also must be “substantial.” Under Section 1.704-1(b)(2)(iii) of the Treasury Regulations, the economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. Notwithstanding the foregoing, the economic effect is not substantial if, at the time that the allocation becomes part of the partnership agreement, (i) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement, and (ii) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocations were not contained in the partnership agreement. The Regulations include a presumption that the book value of depreciable partnership property is presumed to be its fair market value, and adjustments to book value will be presumed to be matched by corresponding changes in fair market value. Counsel is of the opinion that the economic effect of the allocations in the Operating Agreement are substantial.

Income Recognition

The Fund will prepare its tax returns using the accrual method of accounting. Under the accrual method, the Fund will include in income items such as interest and rentals as and when earned by the Fund, whether or not received. Thus, the Fund may be required to recognize income sooner than would be the case under the cash receipts and disbursements method of accounting.

Some leases provide for varying rental payments over the years. Section 467 of the Internal Revenue Code can require a lessor to take such rental payments into income as if the rent accrued at a constant level rate. This provision applies to certain sale-leaseback transactions and certain long-term leases. Certain of the Fund’s leases may provide for varying rental payments. If so, Section 467 requires the Fund to accrue the rental payments on such leases at a constant level rate. This could result in investors receiving increased allocations of taxable income or reduced allocations of loss in earlier years, without any increase in distributions until subsequent years. An additional consequence could be a conversion of a portion of the Fund’s rental income from any such lease to interest income. Rental income generally constitutes passive income. Interest income generally constitutes portfolio income. See “Limitation on Deduction of Losses—Passive Loss Limitation.”

Taxation of Investors

As a partnership for federal income tax purposes, the Fund itself will not be subject to any federal income taxes. Nonetheless, the Fund will file federal partnership information tax returns for each calendar year.

Each investor will be required to report on his own federal income tax return his share of Fund items of income, gain, loss, deduction or credit. An investor will be subject to tax on his distributive share of Fund income whether or not any distribution is made to him.

If the amount of a distribution to an investor for any year exceeds the investor’s share of the Fund’s taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the investor’s Units. Any amounts in excess of such tax basis generally will be taxable as a gain from the sale of a capital asset. However, all or a portion of a distribution to an investor in exchange for: (i) an interest in inventory items which have substantially appreciated in value, or (ii) unrealized receivables will generally result in the receipt of ordinary income. The terms inventory items and unrealized receivables are specially defined for this purpose. The term unrealized receivables includes depreciation recapture, but only to the extent of the amount which would be treated as ordinary income upon a sale of the property.

Tax Status of Leases

Whether a specific lease is categorized as a lease (a “true lease”) rather than as a sale or a financing for federal income tax purposes involves a factual determination. Accordingly, no guarantee can be given that the Fund’s leases of equipment will be treated as leases by the IRS. A “true lease” means the Fund retains ownership of the equipment for tax purposes. The Fund has not yet entered into any leases, so no opinion of counsel has been rendered as to lease status. Moreover, the Fund does not expect to obtain an opinion of counsel regarding the status of any Fund leases. The Fund expects to acquire or originate industry-standard leases for those leases that the Fund intends to treat as true leases. Consequently, the Manager does not believe there is any appreciable risk to the absence of an opinion of tax counsel.

If a leasing transaction is treated as a sale or financing rather than a true lease, the investors would not be entitled to cost recovery deductions with respect to such leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable.

Limitation on Deduction of Losses

There are limitations on an investor’s ability to deduct his distributive share of Fund losses. Among them are: (i) losses will be limited to the extent of the investor’s tax basis in his Units; (ii) losses will be limited to the amounts for which the investor is deemed at risk; and (iii) losses will be limited to the investor’s income from passive activities. Deduction of losses attributable to activities not engaged in for profit also are limited. As the investment objectives of the Fund do not include generating deductible tax losses, the Manager does not anticipate that the following limitations will be of particular import to investors.

Tax Basis. Initially, an investor’s tax basis for his Units will be equal to the price paid for the Units. Each investor will increase the tax basis for his Units by (i) his allocable share of the Fund’s taxable income; and (ii) any increase in his share of the Fund’s nonrecourse liabilities, and will decrease the tax basis for his Units by his allocable share of the Fund’s tax loss, the amount of any distributions, and any reduction in his share of Fund nonrecourse liabilities.

If the tax basis of an investor should be reduced to zero, the amount of any distributions and any reduction in Fund nonrecourse liabilities will be treated as gain from the sale or exchange of the investor’s Units.

Subject to the other limitations discussed below, on his own federal income tax return an investor may deduct his share of the Fund’s tax loss to the extent of the tax basis for his Units. Fund losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

At Risk Rules. Under Internal Revenue Code Section 465, the amount of losses which may be claimed by an individual or a closely-held corporation from activities such as equipment leasing cannot exceed the amount which the investor has at risk with respect to such activities. A closely-held corporation is a corporation more than 50% of which is owned directly or indirectly by not more than five individuals.

The amount at risk is generally equal to the sum of money invested in the activity. In addition, an investor will be at risk with respect to any qualified nonrecourse financing used in the investment. An investor’s at risk amount will be decreased by his share of Fund losses and distributions. An investor’s at risk amount will be increased by his share of Fund income.

The total amount of money paid by each investor for his Units will be considered at risk. Fund indebtedness incurred in connection with equipment leasing activities is not expected to be considered at risk. Accordingly, an investor will only be able to deduct the investor’s share of Fund losses attributable to equipment leasing activities under the at risk rules in an amount equal to the purchase price of the investor’s Units, as adjusted for Fund income, losses and distributions. Any losses in excess of the investor’s at risk amount will be treated as a deduction in succeeding taxable years, again subject to the at risk limitations. An investor must recapture previously allowed losses if the investor’s amount at risk at the end of the year is reduced below zero.

Even if an investor can claim Fund losses under the at risk rules, the investor is still subject to the other limits on deduction discussed herein.

Under the Internal Revenue Code, the Fund will be permitted to aggregate its equipment leasing activities only with respect to equipment placed in service during the same taxable year. This could limit an investor’s deduction for losses with respect to certain equipment, even though the investor must recognize income with respect to other equipment.

Passive Loss Limitation. Internal Revenue Code Section 469 limits the amount of losses that individuals and certain other taxpayers may claim from an activity in which the taxpayer does not materially participate. Under this limitation, net losses from a passive activity may only be deducted against net income from passive activities. Passive activity losses may not be used to offset compensation income or other forms of active income. Also, passive activity losses may not be used to offset interest, dividends and other forms of portfolio income.

To the extent the Fund enters into true leases for federal income tax purposes, the equipment leasing activities of the Fund will be passive activities. See “Tax Status of Leases” above in this section for a description of true leases. Fund losses from passive activities are considered to be passive activity losses. Most investors will only be able to deduct their share of Fund passive activity losses to the extent they have passive income from other sources. Any excess Fund passive activity losses will be suspended and carried forward indefinitely. Suspended passive activity losses may be used to offset passive activity income in future years. Suspended passive activity losses also may be claimed in full against all types of income if an investor disposes of all of his Units in a fully taxable transaction to an unrelated person.

The Fund may have portfolio income to the extent of any interest income and to the extent its investments constitute financing leases or secured loans, rather than true leases.

Therefore, investors may be required to recognize taxable portfolio income and pay tax thereon in years in which they also are allocated passive losses which cannot be used by them. Counsel has rendered no opinion regarding the classification of financing leases or secured loans.

The Manager anticipates that an insubstantial portion of the Fund’s income may constitute portfolio income.

The passive loss limitation is applied after the at risk limitation. Thus, if a loss is disallowed under the at risk rules for a particular year, it will not again be disallowed by the passive loss limitation for such year. Rather, for the year in which the investor becomes at risk in the activity, the suspended at risk loss will become subject to the passive loss limitation.

Cost Recovery

MACRS. Under the Modified Accelerated Cost Recovery System, the cost of depreciable personal property placed in service after 1986 may be recovered using specified recovery methods over specified recovery periods.

Under MACRS the cost of most recovery property is recovered using the 200% declining balance method. For some recovery property, the 150% declining balance method is utilized. The recovery periods generally range from three to 20 years. Bonus depreciation may be claimed for certain property.

The amount by which cost recovery deductions using the 200% declining balance method exceeds the amount that would have been allowed using the 150% declining balance method will be an item of tax preference. See “Alternative Minimum Tax.”

Recapture. All cost recovery deductions claimed by Fund investors will be subject to recapture at ordinary income rates upon the disposition of the equipment or the investor’s Units.

Limitations on the Use of MACRS. Under certain circumstances, a taxpayer is required to recover the cost of property over a period longer than its MACRS recovery period. These circumstances include property used predominantly outside the United States, property used by a foreign or tax-exempt entity, and property owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as holders, unless certain exceptions apply.

In addition, under Internal Revenue Code Section 470, losses attributable to the leasing of tax-exempt use property (including property described in the preceding bullets) cannot be deducted currently, but must be deferred until there is income derived from such property or when the interest therein is completely disposed of, unless the lease complies with certain requirements. Because these facts depend upon leases that will be acquired or entered into in the future, no conclusion can be expressed now regarding the possible application of Internal Revenue Code Section  470 to leases of Fund property to tax-exempt entities.

Deductibility of Management Fees

The Fund will pay equipment management fees for services to be rendered by the Manager. The Fund intends to deduct the equipment management fees. It is possible that the IRS may challenge the deductibility of all or a portion of the equipment management fees on the basis that the amount thereof is excessive, all or a portion thereof is payment for other services performed by, or other value provided by, the recipient thereof, or payments for such services is not deductible.

If such a challenge by the IRS were successful, the asserted deductions would be reduced or eliminated.

Tax Liabilities in Later Years

It is possible that after some years of Fund operations an investor’s tax liabilities may exceed cash distributions to him in corresponding years. Such a situation would typically arise if the Fund’s nondeductible loan amortization payments on its equipment exceeded its depreciation deductions. It is possible in such a situation that an investor’s tax liabilities could exceed cash distributions. If so, such excess would be a nondeductible out-of-pocket expense to an investor. Based on historical experience with similar programs, the Manager does not believe these events are likely to occur.

Sales or Exchanges of Fund Property

On the disposition of property, the Fund will realize gain in an amount equal to the proceeds received minus the basis in the property. As a result of cost recovery deductions, most equipment is expected to have a zero basis. Proceeds received include any debt assumed by the transferee.

Gain realized by the Fund on a disposition of equipment will be taxed as ordinary income to the extent of prior cost recovery deductions taken by the Fund on the equipment. Unless the Fund is a dealer in the property sold, any other gain, generally will be treated as capital gain.

A dealer is one who holds property primarily for sale to customers in the ordinary course of business. Whether property is so held as dealer property depends upon all of the facts and circumstances of the particular transactions. The Fund intends to purchase equipment for investment only, to engage in the business of owning and operating such equipment, and to make occasional sales thereof. Accordingly, the Fund does not anticipate that it will be treated as a dealer with respect to any of its property. However, there is no assurance that the IRS will not take the contrary position.

As stated above, the Fund’s gain on a disposition of property will be measured by the difference between the disposition proceeds, and the Fund’s basis in the property. Disposition proceeds include the amount of any debt encumbering the property. Consequently, the amount of tax payable by an investor as a result of the disposition may exceed his share of the cash proceeds therefrom. In the event of a foreclosure of a debt on property owned by the Fund, the Fund would realize gain equal to the excess of such indebtedness over its adjusted tax basis of the property. In such event the investors would realize taxable income although they may not receive any cash distributions as a result of the foreclosure.

Disposition of Units

The amount of gain which an investor will realize upon the disposition of his Units will equal the excess of the amount realized by the investor over the investor’s tax basis in the Units. Conversely, the amount of loss which an investor will realize upon the disposition of his Units will equal the excess of the investor’s tax basis over the amount realized for the Units.

The amount realized on the sale of the Units will include the investor’s share of any Fund liabilities. As a result, a disposition of Units may result in a tax liability in excess of the cash proceeds.

Such gain or loss generally will be capital gain or loss. In the case of an individual, any such gain will be subject to tax at a maximum rate of 15%, if the Units have been held for more than 12 months. However, any gain realized on the disposition of a Unit by an investor which is attributable to unrealized receivables or inventory items will be taxed at ordinary income rates. Unrealized receivables would include the investor’s share of previous Fund equipment cost recovery deductions. An investor must recognize such cost recovery recapture in the year of disposition, regardless of the amount of proceeds received in the year of disposition.

Liquidation of the Fund

The Operating Agreement provides that on liquidation of the Fund its assets will be sold. The sale proceeds will be distributed pursuant to the terms of the operating agreement. Each investor will realize his share of the gain or loss on the sale of Fund assets. In addition, each investor will recognize gain or loss measured by the difference between the cash he receives in liquidation and the adjusted tax basis of his Units. The cash an investor receives will include the cash constructively received as a result of relief of liabilities. Gain or loss recognized generally will constitute capital gain or loss. However, gain attributable to the recapture of equipment cost recovery deductions will be taxable as ordinary income. See “Sales or Exchanges of Fund Property.” It is anticipated that all or substantially all of any gains will be attributable to such deductions and taxed as ordinary income.

Fund Elections

Section 754 of the Internal Revenue Code permits an entity such as the Fund to elect to adjust the tax basis of its property upon the transfer of units by sale or exchange or on the death of a holder, and upon the distribution of property by the fund to a holder.

This is known as a Section 754 election. If the Fund were to make such an election, then transferees of Units would be treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in Fund assets. Furthermore, under certain circumstances, the Fund would be required to make the foregoing adjustments.

A Section 754 election is complex. A Section 754 election increases the expense of tax accounting. As a result, the Manager does not intend to cause the Fund to make a Section 754 election, unless required to do so. If not, then an investor may have greater difficulty in selling his Units.

The Internal Revenue Code includes other elections. The Fund may make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

Treatment of Gifts of Units

Generally, no gain or loss is recognized for federal income tax purposes as a result of a gift of property. There are exceptions to the general rule. If a gift of a Unit were made at a time when the investor’s allocable share of the Fund’s nonrecourse indebtedness exceeded the adjusted tax basis of his Unit, such investor would realize gain for federal income tax purposes upon the transfer of such Unit to the extent of such excess. A charitable contribution of Units also would result in income or gain to the extent that the transferor’s share of nonrecourse liabilities exceeded the adjusted tax basis in his Units. Gifts of Units may also result in gift tax liability pursuant to the rules applicable to all gifts of property.

Investment by Qualified Retirement Plans and IRAs

Qualified pension, profit-sharing, stock bonus plans, Keogh Plans and IRAs are generally exempt from taxation. A qualified retirement plan or an IRA will have tax liability to the extent that its unrelated business taxable income exceeds $1,000 during any fiscal year. Unrelated business taxable income is determined in accordance with Sections 511-514 of the Internal Revenue Code. The Fund will be engaged primarily in the business of equipment leasing. The share of a qualified retirement plan or an IRA of the Fund’s business income therefrom will constitute unrelated business taxable income. A qualified retirement plan or IRA will be required to report its pro rata share of such Fund income as unrelated business taxable income if and to the extent that the investor’s unrelated business taxable income from all sources exceeds $1,000 in any taxable year.

A portion of the gain from the sale of equipment subject to acquisition indebtedness also will be included in the unrelated business income of a tax-exempt entity. Indebtedness is acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of the equipment or property. In addition, gain which is characterized as ordinary income due to the recapture of cost recovery, or gain from equipment which is inventory or property held primarily for sale to customers in the ordinary course of a trade or business will be unrelated business taxable income.

If a qualified retirement plan or IRA has unrelated business taxable income in excess of $1,000 for any year, it is subject to income tax on the excess, and it is obligated to file a tax return for such year.

Notwithstanding the preceding, a charitable remainder trust that recognizes unrelated business taxable income will be subject to an excise tax equal to 100% of such income. Any tax due should be paid directly from the tax-exempt entity. Payment of the tax by the beneficiary could have other adverse tax consequences.

All tax-exempt entities are urged to obtain the advice of a qualified tax advisor on the effect of an investment in Units.

Individual Tax Rates

General. The highest individual federal income tax rate currently is 35%.

Capital Gains and Losses. The excess of net long-term capital gains over short-term capital losses is referred to in the Internal Revenue Code as net capital gain. Currently, net capital gain of individuals is taxed at a 15% maximum rate for most types of capital assets, increasing to 20% in later years.

Capital losses of individuals may offset capital gains plus only $3,000 of ordinary income in a year. Capital losses of corporations may offset capital gains only. Any remaining capital loss may be carried forward indefinitely.

Two Percent Floor on Miscellaneous Itemized Deductions. Noncorporate investors may deduct itemized expenses only subject to certain limitations. Itemized deductions include expenses paid or incurred for the production or collection of income, for the management, conservation, or maintenance of property held for the production of income, or in connection with the determination, collection or refund of a tax.

Alternative Minimum Tax

In addition to the regular income tax, the Internal Revenue Code includes an alternative minimum tax for noncorporate and corporate taxpayers. The base upon which the alternative minimum tax is imposed is equal to the taxpayer’s taxable income, subject to alternative minimum tax adjustments, increased by items of tax preference, and reduced by the applicable exemption amount for the year in question, all as described below.

Under the alternative minimum tax, depreciation deductions on personal property are computed using the 150% declining balance method rather than the 200% declining balance method. A less favorable net operating loss deduction is used in lieu of the regular tax net operating loss deduction.

The itemized deductions allowable in computing alternative minimum taxable income include charitable contributions, medical deductions in excess of 10% of adjusted gross income, casualty losses, interest on personal housing, and other interest to the extent of net investment income. No standard deduction is allowed, but an exemption amount is available as discussed below.

For corporations, the Internal Revenue Code requires an addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

In addition to the adjustments described above, alternative minimum taxable income is increased by the amount of items of tax preference. Tax preferences include excess depletion deductions, excess intangible drilling costs, tax-exempt interest, with certain exceptions, and the difference between the fair market value and the exercise price of stock acquired by exercise of an incentive stock option. No deduction is allowed for losses from a tax shelter farm activity.

Certain tax credits cannot be used to offset alternative minimum tax. Any excess tax credits are first carried back one year and then forward 20 years.

The alternative minimum tax for individuals is equal to 26% of so much of the taxable excess as does not exceed $175,000, plus 28% of so much of the taxable excess as exceeds $175,000.

For this purpose, taxable excess means the amount by which alternative minimum taxable income exceeds the exemption amount. The exemption amounts are $45,000 for a married couple filing a joint return or a surviving spouse, $33,750 for a single individual, and $22,500 for a married individual filing a separate return or for an estate or trust.

For 2011, the exemption amounts are increased (except for an estate or trust). However, the exemption is reduced by 25% of the amount by which the alternative minimum taxable income exceeds $150,000 in the case of a married couple filing a joint return, $112,500 in the case of a single individual, and $75,000 in the case of a married individual filing a separate return or for an estate or trust.

The corporate alternative minimum tax is the amount, if any, by which 20% of the excess of the corporation’s alternative minimum taxable income, over the exemption amount, exceeds the corporation’s regular tax for the year.

The corporate exemption amount is $40,000. However, this exemption is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000. The corporate alternative minimum tax does not apply to corporations which have elected to be subject to Subchapter S of the Internal Revenue Code. Rather, the alternative minimum tax applies to the shareholders of an S corporation.

The corporate alternative minimum tax has been repealed for small business corporations. A corporation that had average annual gross receipts of less than $5,000,000 for the three-year period beginning after December 31, 1993 is a small business corporation for its first taxable year beginning after December 31, 1997. A corporation that meets the $5,000,000 gross receipts test will continue to be treated as a small business corporation so long as its average gross receipts do not exceed $7,500,000.

Because the impact of the alternative minimum tax is dependent upon each investor’s particular tax situation, each prospective investor is urged to consult his own tax adviser as to the effect an investment in the Fund will have on the calculation of his alternative minimum tax liability.

Fund Tax Returns and Tax Information

The Fund will use the accrual method of accounting. The Fund will adopt the calendar year as its tax year. The Fund’s Operating Agreement requires the Fund to provide tax information to the investors within 75 days after the close of each Fund tax year. Some investors may be required to file their tax returns on or before March 15. If so, they may have to obtain an extension to file.

Each investor must file his tax return either consistently with the information provided on the Fund’s informational return or in a manner which notifies the IRS of any inconsistency. Otherwise, the IRS could automatically assess and collect the tax, if any, attributable to the inconsistent treatment.

An investor will be required to inform the Fund of the sale or exchange of his Units within the earlier of 30 days of the transaction, or January 15 of the calendar year following the calendar year in which the transaction occurs.

The Fund will be required to inform the IRS of each such transfer. The failure of an investor or of the Fund to file these notices may result in substantial penalties. The Fund also must inform both the seller and the buyer of Units of the proportionate interest of the transferred Units in the unrealized receivables and inventory items of the Fund. This notification must be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs.

Audit of Tax Returns

The IRS could audit the Fund’s tax information returns. Any such audit could result in the audit of an investor’s tax return. An audit of an investor’s return could result in adjustments to items related to the Fund as well as items not related to the Fund.

The Internal Revenue Code treats a partnership as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership’s treatment of partnership tax items at the partnership level. In general, a partnership’s tax matters partner represents the partnership and its partners in the event of an audit of the partnership’s tax returns. The Manager is the Fund’s tax matters partner. All partners are nevertheless entitled to participate in an audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

If the IRS proposes any adjustments to the tax returns filed by the Fund or an investor, substantial legal and accounting expenses and deficiency interest and penalties may be incurred. The Fund will not bear any expense that may be incurred by an investor in connection with the investor’s participation in an audit of the Fund, the audit of his tax returns, or the determination or redetermination of his tax liability even though resulting solely from adjustments to the Fund’s tax returns.

Tax Shelters and Reportable Transactions

Under the American Jobs Creation Act of 2004, the rules requiring tax shelter registration have been repealed. Instead, “material advisers” to “reportable transactions” are required to file an information return for each reportable transaction. The information return must include a description of the transaction, a description of the potential tax benefits expected therefrom, and other information required by the Treasury Department. A “material advisor” is a person who (i) provides material aid, assistance or advice in organizing, managing, promoting, selling, implementing, carrying out, or insuring a reportable transaction, and (ii) derives gross income in excess of $250,000 or another amount as prescribed by the Treasury Department.

In addition, taxpayers must report on their individual returns or statements any information with respect to a reportable transaction which is required under Section 6011 of the Internal Revenue Code.

Under current Regulations, a “reportable transaction” is one which satisfies any of the following:

(a) A listed transaction, which a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a tax avoidance transaction.

(b) A confidential transaction, which is one that is offered by an advisor who places a limitation on disclosure by the taxpayer of the tax treatment or tax structure of the transaction and the limitation on disclosure protects the confidentiality of the advisor’s tax strategies.

(c) A transaction with contractual protection, which is one for which the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained.

(d) A loss transaction, which is any transaction resulting in the taxpayer claiming a loss under Internal Revenue Code Section 165 of at least (1) $10 million in any single year or $20 million in any combination of years for corporations; (2) $10 million in any single year or $20 million in any combination of years for partnerships that have only corporations as partners, or $2 million in any single year or $4 million in any combination of years for all other partnerships; (3) $2 million in any single year or $4 million in any combination of years for individuals, S corporations, or trusts; or (4) $50,000 in any single year for individuals or trusts if the loss arises from foreign currency transactions.

(e) A transaction of interest, which is a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a transaction of interest.

The Fund Manager does not believe that investment in the Fund will constitute a reportable transaction pursuant to the foregoing.

Penalties and Interest

The penalty for a taxpayer’s failure to disclose a reportable transaction is $10,000 for a natural person and $50,000 for other persons, provided that for reportable transactions which are listed transactions, the foregoing amounts are increased to $100,000 and $200,000, respectively. These amounts are payable whether or not the transaction results in an underpayment of tax. In addition to such monetary penalty for failure to report, taxpayers subject to the reporting requirements of the Securities and Exchange Act of 1934 would be required to disclose in those reports such failure to report the reportable transaction, as well as any understatement penalty or gross valuation misstatement penalty (as described below) that result from the failure to report the listed or reportable transaction.

Additionally, Section 6662 of the Internal Revenue Code provides for uniform penalties at a flat rate of 20% in cases of negligence, substantial underpayments of tax and substantial valuation overstatements. In particular, a penalty may be imposed on any “substantial understatement of tax liability” equal to 20% of the amount of the underpayment of tax attributable to the understatement. For most taxpayers, a substantial understatement occurs when the understated tax liability exceeds the greater of 10% of the correct tax required to be shown on the return or $5,000. For a corporation other than an S corporation or a personal holding corporation, a substantial understatement occurs when the understated tax liability exceeds the lesser of 10% of the correct tax required to be shown on the return (or if greater, $10,000), or $10,000,000.

In determining if a substantial understatement exists (or in calculating any resulting penalty), the tax attributable to a particular item will generally not be included if (i) there is, or was, substantial authority for the tax treatment of that item by the taxpayer, or (ii) the relevant facts affecting the item’s tax treatment were adequately disclosed in the return or in a statement attached to the return on the required IRS Form and there is a reasonable basis for the tax treatment. Treasury Regulations provide that substantial authority exists with respect to the treatment of an item only if the weight of the authority supporting the treatment is substantial in relation to the weight of authorities supporting contrary treatment. Regulations also provide that reasonable basis is a relatively high standard of tax reporting, that is significantly higher than not frivolous or not patently improper.

Neither the substantial authority nor the full disclosure exceptions are applicable to deductions attributable to investments in a tax shelter claimed by corporations. For this purpose, a “tax shelter” includes a partnership if a significant purpose of the partnership is the avoidance or evasion of federal income tax. The Fund Manager does not believe that the principal purpose of the Fund is or will be the avoidance or evasion of federal income tax. If the Fund is found to be a “tax shelter” for purposes of Section 6662, the tax under Section 6662 would be operative unless, as required by Internal Revenue Code Section 6664, there was reasonable cause for taking the position relating to the understatement and the investor acted in good faith with respect to that position.

The foregoing provisions of Section 6662 do not apply, and the more stringent reasonable cause and good faith rules of new Section 6662A apply, in the case of an understatement resulting from an inadequately disclosed listed transaction or reportable avoidance transaction. Taxpayers who do not adequately disclose the transaction would be not be eligible for the reasonable cause exception and would be subject to a strict liability penalty equal to 30% of the understatement.

Interest rates for an underpayment of tax are set quarterly at the federal short-term rate plus 3%, except that the interest rate is set at the federal short-term rate plus 5% in the case of certain underpayments of tax by a C corporation. The rate for refunds on overpayments is set quarterly at the federal short-term rate plus 2%. Interest on underpayments or refunds is compounded daily. The Internal Revenue Code provides that interest will be imposed on penalties from the due date of the return (without regard to extensions) which gave rise to the penalty.

With regard to the tax consequences of an investment in Units, an investor’s use of counsel’s tax opinion letter is subject to the limitations of the Internal Revenue Code and Treasury Regulations as follows:

•

With respect to any material federal tax issue on which Derenthal & Dannhauser LLP has issued a “more likely than not” or more favorable opinion, its opinion may not be sufficient for an investor to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Internal Revenue Code.

•

The Manager has entered into a compensation arrangement with Derenthal & Dannhauser LLP to provide certain legal services to the Fund and its Affiliates, including its tax opinion letter. Consequently, tax counsel’s tax opinion letter was not written and cannot be used by an investor for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Internal Revenue Code.

The limitations set forth above on an investor’s use of counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to an investor’s right to rely on counsel’s tax opinion letter and the discussion in this “Federal Income Tax Consequences” section of this Prospectus under the federal securities laws.

Miscellaneous Fund Tax Aspects

•	Fees for the syndication of the Fund must be permanently capitalized.

•	Fund organization fees must be capitalized and may be amortized over a 180-month period.

•	Fund start-up expenditures must be capitalized and may be amortized over a period of 180 months, beginning with the date on which the business begins.

Foreign Tax Considerations for U.S. Investors

As noted above, the Fund may acquire equipment which is operated outside the United States. If so, investors may be required to file returns and pay taxes in foreign jurisdictions with respect to the income from such equipment. The income taxed by the foreign jurisdiction would be calculated according to the tax laws of the foreign jurisdiction. These tax laws may or may not correspond with applicable United States standards.

Investors who have foreign tax liabilities as a result of the purchase of Units may be entitled to a credit or a deduction for foreign taxes on their U.S. tax returns. The calculation of the foreign tax credit is quite complex. No assurance can be given that a credit or a deduction will be available. For example, a taxpayer generally cannot claim a credit for taxes on foreign source income in an amount greater than the taxes which would have been due had the taxes been computed under U.S. law. This could result in higher taxes for income from equipment located in a foreign jurisdiction than income from equipment located in the U.S. Each investor should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

Future Federal Income Tax Changes

No one can predict what additional legislation, if any, may be proposed by members of Congress, the current Administration, or any subsequent administration.

No one can predict which proposals, if any, might ultimately be enacted. Moreover, no one can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in IRS ruling policies. Any such changes may have a retroactive effect. Consequently, no assurance can be given that the federal income tax consequences of an investment in Units will continue to be as described in this Prospectus.

State and Local Taxes

In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. An investor’s distributive share of the income, gain or loss of the Fund will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and a number of other states in which the Fund may do business impose taxes on nonresident investors. The tax on nonresident investors generally is determined with reference to the pro rata share of Fund income derived from such states. Any tax losses associated with an investment in the Fund from operations in one state may not be available to offset income from other sources taxable in a different state.

California and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign investors. Any amounts withheld would be deemed to be a distribution to the investor. The deemed distribution would decrease the amount of any actual subsequent distribution. Investors may be allowed a credit for the amount withheld against any income tax imposed by their state of residency. The Fund cannot estimate the percentage of its income that will be from states which have adopted such withholding tax procedures. Therefore, the Fund cannot estimate the required withholding tax, if any.

Estate or inheritance taxes might be payable in any of the jurisdictions outlined above upon the death of an investor.

Investors may be subject to state tax rules which are less favorable than federal tax rules.

Need for Independent Advice

The foregoing is not intended as a substitute for careful tax planning. The income tax consequences associated with an investment in the Fund are complex and certain of them will not be the same for all taxpayers. Accordingly, each prospective purchaser of Units is strongly urged to consult his own tax advisors with specific reference to his own tax situation.

ERISA CONSIDERATIONS

Prohibited Transactions Under ERISA and the Internal Revenue Code

Section 4975 of the Internal Revenue Code (which applies to all Qualified Plans and IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (which does not apply to IRAs or to certain Qualified Plans that are not subject to ERISA’s fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Internal Revenue Code. “Disqualified persons” include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other “disqualified persons.”

“Prohibited transactions” include any direct or indirect transfer or use of a Qualified Plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. Section 4975 of the Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Qualified Plan or IRA. Section 408(e)(2) of the Internal Revenue Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

If the Fund’s assets were determined under ERISA or the Internal Revenue Code to be “plan assets” of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Manager or its Affiliates, and certain of the transactions described in this Prospectus in which the Fund might engage, including certain transactions with Affiliates of the Fund, might constitute prohibited transactions under the Internal Revenue Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, Qualified Plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the Manager in violation of ERISA.

In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Internal Revenue Code, however, exempt from the look-through principle investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as the Units, which are undivided interests in the underlying assets of a collective investment entity such as the Fund, will not be treated as plan assets of qualified plan or IRA investors if the Units are deemed “publicly offered,” or equity participation by benefit plan investors is not deemed “significant” because less than 25% of the Units are owned by qualified plans, IRAs and certain other employee benefit plans.

To qualify for the publicly-offered exception, Units must be freely transferable, owned by at least 100 investors independent of the Manager and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year during which the offering occurred. The Units are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether Units will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether Units are freely transferable is a factual determination which would depend on whether the limits on assigning Units and substitution of investors contained in the Operating Agreement fall within the scope of certain restrictions that are permitted by the Department of Labor regulations as consistent with the determination that securities are “freely transferable,” and the Manager is not aware of any current definitive authority on this question.

In order to qualify for the exception for insignificant benefit plan equity participation described above, “benefit plan investors” must at all times hold less than 25% of the value of any class of equity interest in the entity. For this purpose, the value of any equity interests held by a person (other than a “benefit plan investor”) who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. A “benefit plan investor” is any of the following:

•	any employee benefit plan (as defined in Section 3(3) of ERISA, which definition includes Qualified Plans), which is subject to the provisions of Title I of ERISA,

•	any plan described in Section 4975(e)(1) of the Internal Revenue Code (which description includes Qualified Plans and IRAs), and

•	any entity (such as a common or collective trust fund of a bank) whose underlying assets include plan assets by reason of a plan’s investment in the entity.

The sale of Units during this offering and the subsequent transfer of Units will be limited to the extent that the Manager deems it necessary to qualify for this exception. Therefore, the Fund’s assets should not be “plan assets” of any Qualified Plan or IRA investor; and no prohibited transaction should occur based on treatment of the Fund’s underlying assets as “plan assets” of Qualified Plan or IRA investors.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether

•	the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA,

•	the purchase is prudent in light of the potential difficulties that may exist in liquidating Units,

•	the investment will provide sufficient cash distributions in light of the Qualified Plan’s likely required benefit payments,

•	after an acquisition of Units, the Qualified Plan’s investments taken as a whole are sufficiently diversified so as to minimize the risk of large losses,

•	the investment will result in recognition by the Qualified Plan of “unrelated business taxable income,”

•	the investment is made solely in the interests of plan participants, and

•

the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan’s rules and policies.

Prospective Qualified Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a Qualified Plan that has invested in an entity such as the Fund are sufficiently diversified, it may be relevant to look through the Qualified Plan’s interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity’s underlying assets are treated as “plan assets” for the purpose of ERISA’s and the Internal Revenue Code’s prohibited transaction and other fiduciary duty rules.

SUMMARY OF THE OPERATING AGREEMENT

The Operating Agreement (attached as Exhibit B) is the governing instrument establishing the Fund’s right under the laws of the State of California to operate as a limited liability company, and contains the rules under which the Fund will be operated. Each subscriber for Units will execute the Operating Agreement by the subscriber’s execution of the Subscription Agreement (a specimen copy of which is attached to this Prospectus as Exhibit C) and tender of payment for the Units.

The following is a brief summary of the material provisions of the Operating Agreement. It is a summary only and it is recommended that each prospective investor review the Operating Agreement carefully in its entirety. Aspects of the Operating Agreement relating to allocations of Net Income, Net Loss and Distributions to Holders and reports to the Members are summarized elsewhere in this Prospectus (See the discussions in this Prospectus under the captions “Income, Losses and Distributions” above and “Reports to Holders” below.)

The Duties of the Manager

Cypress Equipment Management Corporation VI is Manager of the Fund and has the exclusive management and control of all aspects of the business of the Fund. Affiliates of the Manager will perform certain asset acquisition, leasing, management and disposition services, as well as certain administrative services, for the Fund. In the course of its management, the Manager may, in its absolute discretion, acquire, hold title to, sell, re-lease or otherwise dispose of equipment and interests therein when and upon such terms as it determines to be in the best interest of the Fund and employ such persons, including Affiliates of the Manager, as it deems necessary for the efficient operation of the Fund. However, prior to the sale or other disposition of Substantially All of the Assets of the Fund in any single 12-month period, except upon liquidation of the Fund, Holders owning more than 50% of the total outstanding Units must consent to such sale or other disposition.

In addition, Section 15.4 imposes a variety of other restrictions on the Manager’s authority in governing the Fund’s operations, including limits on transactions between the Manager and its Affiliates and the Fund, limits on Fund borrowing, and limits on Fund investments and reinvestment of cash flow. Among other things, Section 15.4 provides that the Manager may not (i) cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager; (ii) cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the lender’s cost of funds, or, in any event, to cause the Fund to obtain “permanent financing” (defined as financing with a term in excess of 12 months) from any such Person; (iii) commingle Fund cash or assets with those of any other Person; (iv) cause the Fund to make distributions in kind except to a liquidating trust; or (v) cause the Fund to pay, directly or indirectly, a commission or fee (except as otherwise expressly permitted under the Operating Agreement) to the Manager or its Affiliates in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange or refinancing of Fund equipment.

The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote. The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. The effects of termination of the Manager, including the treatment of payments to, and the interest in the Fund of, the Manager upon termination are governed by Section 17.5 of the Operating Agreement attached as Exhibit B.

Liability of Holders

A Holder’s capital is subject to the risks of the Fund’s business. He is not permitted to take any part in the management or control of the business and he may not be required to contribute additional capital at any time. Under the California Act, a Holder will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits. Notwithstanding the foregoing, a Holder will be liable to the Fund in an amount equal to any Distribution made by the Fund to such Holder to the extent that, immediately after the Distribution is made, all liabilities of the Fund, other than liabilities to Members on account of their interest in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited is included in the Fund assets only to the extent that the fair value of the property exceeds such liability.

Term and Dissolution

The Fund was formed on June 23, 2011, and will terminate upon the occurrence of the first to occur of the events described below. The Fund intends to liquidate its assets and distribute the proceeds thereof with an objective of final liquidation approximately eight years following the year the offering of Units terminates. A Holder may not withdraw from the Fund prior to dissolution, but may assign his Units to others or may, under certain circumstances, request that the Fund repurchase his Units. See “Repurchase of Units” below under this caption. The contingencies whereupon the Fund will terminate and dissolve are as follows:

•	The Fund becomes insolvent or bankrupt;

•

The removal, adjudication of bankruptcy, insolvency, disability or incompetence or dissolution or death of the Manager unless (i) there is a remaining Manager, and the remaining Manager, within 45 days of the date of such event, elects to continue the business of the Fund or (ii) if, upon removal of the last remaining Manager, the Members holding in excess of 50% of the outstanding Units elect a successor Manager prior to the effective date of removal and such successor Manager elects to continue the business of the Fund;

•	An election to dissolve upon the vote of Members owning more than 50% of the total outstanding Units; or

•	The disposition of all interests in equipment and other assets of the Fund and the receipt by the Fund of the proceeds of such disposition.

In order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, the Manager may cause the Fund to sell equipment investments to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an affiliate, all of the following conditions have been met:

•	the Fund has obtained, at its cost, two independent appraisals of the fair market value of the item or items of Equipment to be sold;

•	the sales price of the Equipment is at least equal to the average of the two appraised values;

•	the original cost of the Equipment sold in this manner does not represent in excess of 10% of the original cost of all Equipment acquired by the Fund during the term of the Fund;

•	such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and

•	the Equipment so sold is not resold to another investor program sponsored by the Manager or its Affiliates.

Voting Rights of Members

In any vote of the Members, each Member will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for such vote. The Members have the right, by vote of Members owning more than 50% of the total outstanding Units, to vote upon:

(a) Removal or voluntary withdrawal of the Manager;

(b) Election of a successor Manager;

(c) Termination and dissolution of the Fund;

(d) Amendment of the Operating Agreement, provided such amendment is not for the purpose of reflecting the addition or substitution of Members, the reduction of Capital Accounts or for any other purposes prohibited under the Operating Agreement as described below;

(e) The sale or other disposition of Substantially all of the Assets by the Fund in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business; and

Without the consent of the Members to be adversely affected by the amendment, the Operating Agreement may not be amended so as to:

•	convert a Holder into a Manager;

•	modify the limited liability of a Holder;

•	alter the interest of the Members in Net Income, Net Loss and Distributions; or

•	affect the status of the Fund as a partnership for federal income tax purposes.

Dissenters’ Rights and Limitations on Mergers and Roll-ups

Section 16.7 of the Operating Agreement provides that Members holding more than 50% of the outstanding Units must approve any proposal that involves an acquisition, conversion, merger or consolidation transaction in which the Holders are issued new securities in the resulting entity. The rights of any dissenting Holders will be as provided under Section 16.7 and Sections 17600 through 17613 of the California Act. Such provisions generally give a dissenting Member the right, subject to certain procedural requirements, to require that the company repurchase the dissenting Member’s interest at a price equal to its fair market value.

Meetings

The Manager may at any time call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Members holding 10% or more of the total outstanding Units. Upon such written request of Members holding 10% or more of the total outstanding Units, such Members may propose a vote by all Members on any matter on which Members are entitled to vote under the Operating Agreement.

Books of Account and Records

The Manager is responsible for keeping books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will include the following:

(i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member;

(ii) A copy of the articles of organization and all amendments;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of the Operating Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund. Upon the request of a Member, the Manager shall promptly deliver to such Member at the expense of the Fund a copy of the information described in (i), (ii) and (iv) above. In the event a Member is required to compel the Manager to produce the foregoing records as a result of the Manager’s breach of its obligation to deliver such information, the Manager shall reimburse the Member for all reasonable costs actually incurred in compelling production.

Status of Units

Each Unit will be fully paid and non-assessable and all Units have equal voting and other rights, except as noted above with respect to the voting of Units held by the Manager or its Affiliates.

Transferability of Units

The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to:

(i) such assignment or transfer not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

(ii) the transferee not being a minor or an incompetent;

(iii) the transfer or assignment not violating federal or state securities laws;

(iv) the transferor or the transferee not holding Units representing Original Invested Capital of less than $5,000;

(v) such assignee or transferee being a Citizen of the United States;

(vi) such assignment or transfer not constituting a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund;

(vii) such assignment or transfer not causing Fund assets to be deemed Plan Assets under ERISA; and

(viii) the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of the Operating Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the Manager.

In connection with state securities laws restrictions on transfer, Section 260.141.11 of the Rules of the California Commissioner of Corporations states:

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.141.10 or 260.534 of the Rules of the California Corporations Commissioner shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules of the California Corporations Commissioner), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in Subdivision (i) of Section 25102 of the Corporations Code of the State of California or Section 260.105.14 of the Rules of the California Corporations Commissioner; (4) to the transferor’s ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants, or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation inter vivos or on death; (7) by or through a broker-dealer licensed under the Corporations Code of the State of California (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in the State of California to the knowledge of the broker-dealer, nor actually present in the State of California if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned; (8) to a broker-dealer licensed under the Corporations Code of the State of California in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the California Corporations Commissioner’s written consent is obtained or is not required under Section 260.141.11 of the Rules of the California Corporations Commissioner; (10) by way of a sale qualified under Section 25111, 25112, 25113, or 25121 of the Corporations Code of the State of California, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Corporations Code of the State of California, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in the State of California; (14) to the California State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or (15) by the California State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under Section 260.141.11 of the Rules of the California Corporations Commissioner, (ii) delivers to each purchaser a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, and (iii) advises the California Corporations Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by Section 260.141.11 of the Rules of the California Corporations Commissioner; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Corporations Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

An Assignee of Record will be entitled to receive allocations and Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to him; provided, however, the Fund and the Manager will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and will incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices requested to be given to Holders which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of an assignment of Units has passed. The effective date of an assignment of Units and the date on which the Assignee shall be deemed an Assignee of Record shall be the first day of the month following the later of (i) the date set forth on the written instrument of assignment, or (ii) the date on which the Fund has actual notice of the assignment.

All costs and expenses incurred by the Fund in connection with the transfer of a Unit shall be paid by the transferring Holder.

An Assignee may only be substituted as a Member in the place of the assignor with the prior consent of the Manager, which consent may be withheld in the Manager’s sole discretion. Any substituted Member must also agree to be bound by the provisions of the Operating Agreement. The Manager shall cause the Operating Agreement to be amended to reflect the substitution of Members at least once in each fiscal quarter.

The Manager will, with respect to any Units owned by it, enjoy all of the rights, other than the right to request that the Fund repurchase any such Units, and be subject to all of the obligations and duties of a Member, except as noted above under “Voting Rights of Members.”

Repurchase of Units

In the event a Holder ceases to be a United States Citizen for any reason, he must immediately notify the Fund and may be required to tender his Units to the Fund for repurchase in order to protect the Fund’s interest in certain leases. The Fund will have the absolute right, but no obligation, to repurchase the Units for a price equal to the Unit Holder’s capital account, computed in accordance with federal tax accounting principles, allocable to the repurchased Units as of the last day of the quarter during which the precipitating event occurs.

The Manager may, in its discretion and on such terms as it deems appropriate, repurchase Units upon the request of a Unit holder in the event that it deems such repurchase in the best interests of the Fund, but the Fund is in no event required to make any such repurchase. No such repurchase may be effected if it would impair the capital of the Fund or cause the Fund or any remaining Unit holder to suffer a material adverse tax consequence. It is the Fund’s intention that any voluntary redemption would be for a price equal to $9.30 per Unit less the amount of cash distributed on the Units prior to redemption. The Fund may, however, redeem Units on any other terms it may deem appropriate and in the best interests of the Fund under the circumstances surrounding the redemption. Unit Holders will have no right to any redemption. There will be no appraisal of Units, no fixed order for redemption, with redemption in the sole discretion of the Manager in the exercise of its fiduciary duty, and no redemption of any Units held by the Manager and its Affiliates until all Member requests have been met. Only available Fund cash flow and reserves will be used to redeem Units. Redemption of a Member’s Units will be deemed a disposition of the investment and the consequences of dispositions of Units are discussed under “Federal Income Tax Consequences—Disposition of Units” above in this Prospectus. There are no time periods for consideration of redemption requests, though the Manager will attempt to respond promptly to any inquiry in this regard. There is no procedure for allocating funds for multiple requests, and no specific formal procedure for requesting redemption, though all such requests must be in writing.

Upon any repurchase of Units by the Fund, the Units will be canceled and will no longer be deemed to represent an interest in the Fund, and the interests of all other Unit holders will be adjusted accordingly.

Indemnification of the Manager

The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against, and be held harmless for, any liability or loss arising out of any act or omission by any such Person when acting in connection with the business of the Fund, provided that (i) such Person determines in good faith that its conduct was in the best interest of the Fund, (ii) such Person was acting on behalf of or performing services for the Fund, (iii) such Person’s conduct did not constitute negligence or misconduct, and (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the Holders. The Operating Agreement also provides that, to the extent permitted by law, the Fund will indemnify the Manager against liability and related expenses (including attorneys’ fees) incurred in dealing with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding sentence. A successful claim for such indemnification would deplete the Fund’s capital assets by the amount paid.

The Manager will not be indemnified against liabilities arising under the Securities Act of 1933. Furthermore, the Manager has agreed to indemnify the Fund against any loss or liability it may incur as a result of any violation of state or federal securities laws by the Manager or its Affiliates. The Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement, provided, however, that this will not preclude the naming of the Manager or any Affiliates as additional insured parties on policies obtained for the benefit of the Fund to the extent that there is no additional cost to the Fund.

The Manager will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund.

PLAN OF DISTRIBUTION

Distribution

The Units will be offered and sold on a “best efforts minimum/maximum” basis through Cypress Capital Corporation (the “Dealer Manager”), a broker-dealer which is an Affiliate of the Manager (see “Conflicts of Interest” and “Management”), and through other participating broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager will manage the selling group and provide certain wholesaling services. Although the Dealer Manager may participate in the offering on the same basis as other broker-dealers, it has not in the past effected, nor does it anticipate directly effecting, any significant sales of the Units. The Dealer Manager is a wholly-owned subsidiary of Cypress formed solely to manage offerings sponsored by Cypress and its Affiliates. No other broker dealer has or will have any material relationship with the Fund other than acting as a participating broker dealer in this offering through an underwriting agreement entered into with the Dealer Manager. The Dealer Manager will be an underwriter with respect to the offering of Units and all compensation received by the Dealer Manager in connection with the offering will be underwriting compensation.

The minimum offering amount is $1,200,000 (120,000 Units) and the maximum is $200,000,000 (20,000,000 Units).

The minimum subscription is 500 Units ($5,000). Additional investments may subsequently be made in a minimum amount of 100 Units ($1,000), and additional one-Unit ($10) increments. The offering price of $10 per Unit was arbitrarily determined by the Manager.

The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

Subscriptions will be effective only on acceptance by the Manager and the right is reserved to reject any subscription in whole or in part. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold, and the Fund will promptly refund the amount of any such canceled subscription. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

The offering will terminate on a date not later than two years from the date of this Prospectus. The offering of Units after the end of one year from the date hereof will be subject to renewal or re-qualification in all those jurisdictions requiring such renewal or re-qualification. However, the offering may be terminated at any time by the Manager. If subscriptions for Units representing not less than $1,200,000 in gross proceeds have not been received and accepted, and such proceeds deposited in the escrow account, prior to a date one year from the date hereof, all funds received will be promptly returned without deduction together with any interest earned thereon.

Selling Compensation and Certain Expenses

The Dealer Manager will receive selling commissions in an amount up to 7% of the Gross Proceeds, all of which it will reallow to participating broker-dealers with respect to Units sold by them. Participating dealers may elect in their discretion to reduce the amount of selling commissions on sales by them. The Dealer Manager will receive additional compensation in an amount equal to 3% of Gross Proceeds in the form of a marketing allowance, a portion of which it may pay or reimburse to participating broker dealers and the balance of which it will use to pay other “underwriter’s expenses,” including salaries and commissions to its personnel.

These underwriters’ expenses include amounts paid by the Fund, the Manager or its Affiliates to the Dealer Manager and participating broker dealers relating to sales seminar costs and expenses; advertising and promotion expenses; travel, food and lodging costs; telephone expenses; and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager or its Affiliates. All of such amounts paid to the Dealer Manager or participating broker dealers, all underwriters’ expenses borne on behalf of the Dealer Manager or any participating broker dealer by the Fund or any other party on its behalf, and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all underwriting compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, seminar expenses and any other underwriters’ expenses or other forms of compensation paid to or for the Dealer Manager or participating broker-dealers, will not exceed 10% of the Gross Proceeds.

In addition to payment of selling commissions and other items of selling compensation, the Fund may pay or reimburse participating broker-dealers for accountable expenses incurred in connection with bona fide due diligence activities upon presentation of detailed, itemized invoices for such bona fide due diligence expenses. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of Cypress and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of Cypress and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with Cypress personnel, and Cypress’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the Cypress offices, reviewing Cypress’s books and records and interviewing key Cypress personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. Cypress will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

The Manager has agreed to indemnify the participating broker-dealers, including the Dealer Manager, and their respective control persons, against certain liabilities arising under the Securities Act of 1933, as amended, including liabilities:

(i) based upon any untrue statement of any material fact in the Fund’s registration statement, the Prospectus or any amendment or supplement or in any sales literature furnished by the Manager or Fund, or the omission of a material fact necessary to make such statements not misleading; or

(ii) due to the misrepresentation by the Fund or the Manager of material facts in connection with the sale of the Units; or

(iii) caused by any breach by the Fund or the Manager of the representations, warranties, and covenants made to the participating dealers or Dealer Manager.

The Manager will reimburse any legal or other expenses reasonably incurred in connection with investigating or defending any claims relating to such liabilities. The Manager will not be liable, however, to the extent the liability is based upon an untrue statement or omission in reliance upon written information furnished to the Fund or the Manager by the participating dealer specifically for use in those documents. The foregoing is only a summary and the full indemnification provisions set forth in the Best Efforts Selling Agreement and Selected Dealers Agreement in the forms filed as exhibits to the Fund’s registration statement will control the Manager’s indemnification obligations.

The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Units.

Escrow Arrangements

Until the minimum subscription proceeds are received and the initial subscribers are admitted to the Fund, subscription checks will be made payable to, and subscription funds will be held in an escrow account at,

Comerica Bank, San Francisco, California (the “Bank”). Until such time all participating broker-dealers will forward subscription checks to the Dealer Manager promptly but in no event later than noon of the next business day following receipt thereof, and the Dealer Manager will forward such subscriptions to the bank escrow agent promptly, but in no event later than noon of the second business day following receipt thereof by the Dealer Manager.

Subscription proceeds held in the escrow account will be invested in United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by the Manager. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

Notwithstanding the foregoing, subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account at Comerica Bank and will not be counted toward satisfaction of the minimum escrow condition. Instead, such Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $10 million in Gross Proceeds.

The Original Invested Capital of the initial subscribers will be transferred from escrow to the Fund at any time after subscription proceeds of not less than $1,200,000 have been accepted by the Manager and received and collected by the bank escrow agent, and such subscribers will be admitted to the Fund on the date such funds are transferred. Subsequent subscribers will have their subscriptions accepted or rejected within 30 days after receipt. Investors whose subscriptions are accepted will be admitted to the Fund three business days following receipt of subscription documents which the Manager determines to be in good order. Rejected subscription funds will be promptly returned without interest or reduction.

The Bank’s sole role in this offering is that of escrow holder and as such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance or lack thereof with any applicable state or federal laws, rules or regulations. The Bank neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in the Units. The Bank does not represent the interests of the Members or potential investors. Its duties are limited as expressly set forth in the Escrow Agreement and interested parties may request a copy of the Escrow Agreement from the Manager. Pursuant to the terms of the Escrow Agreement, the Fund will distribute, on the Bank’s behalf, to the subscribers any interest earned on funds held in escrow as described above under this caption.

Investments by Certain Persons

The Manager and its Affiliates may acquire such number of Units as they determine. Except as noted below, any Units purchased by the Manager or its Affiliates will be purchased on the same terms as the other Units offered hereby. Such Units will be acquired solely for investment and not with a view to or for distribution. Any Units acquired by the Manager or its Affiliates and participating broker dealers or their affiliates will not be applied to the requirement that a minimum of $1,200,000 in gross proceeds from subscriptions for Units be received from subscribers.

The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 7% retail selling commissions at a per Unit price of $9.30. Furthermore, , as noted above, participating broker dealers may, in their discretion, reduce the amount of selling commissions payable on any subscription.

In no event will the net contribution to the Fund be less than $9.30 per Unit. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless the Manager is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the FINRA Rules of Fair Practice.

State Requirements

In addition to the investor suitability and minimum investment standards established by the Fund and described under “Who Should Invest” above, the securities administrators of certain states have imposed more restrictive standards on investments in Units effected within their jurisdictions. Any such additional requirements imposed after the date of this Prospectus will be reflected in a supplement hereto, and investors are urged to review any such supplement to ascertain whether more restrictive standards are applicable to their investment.

REPORTS TO HOLDERS

The Fund fiscal year will be the calendar year; provided, however, that the Manager may, subject to the approval of applicable taxing authorities, adopt another fiscal year if they deem it to be in the Fund’s best interest.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members’ equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense:

(i) a statement of cash flow,

(ii) Fund information necessary in the preparation of the Holders’ federal income tax returns;

(iii) a report of the business of the Fund, which shall include a status report for each equipment lease investment which individually represents at least 10% of the Fund’s total investment portfolio indicating:

(a) the condition of the equipment,

(b) how the equipment is being used as of the end of the year (leased, operated, held for lease, repair, or sale),

(c) the remaining term of the lease,

(d) the projected use of equipment for the next year (renewal of lease, re-lease, retirement, or sale), and

(e) such other information relevant to the value or use of the equipment as the Manager deems appropriate, including the method used as basis for valuation;

(iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received;

(v) a report identifying Distributions from:

(a) Cash Available for Distribution for that year,

(b) Cash Flow from prior years held in reserves,

(c) Net Disposition Proceeds, and

(d) cash held as reserves from the Gross Proceeds and other sources; and

(vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide:

(a) a review of the time records of individual employees, the costs of whose services were reimbursed, and

(b) a review of the specific nature of the work performed by each such employee.

The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location.

Copies of the annual reports described in the prior paragraph shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund.

The Manager will disclose in each annual report filed with the Securities and Exchange Commission and distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund. The Manager shall also have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

The Manager shall have prepared, at Fund expense, after the end of each quarter in which equipment is acquired and until the net proceeds from the sale of Units are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the equipment, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies.

Any Unit holder shall be provided with a copy of any public Fund report filed with any governmental agency upon request without expense to him. Reports filed with the Securities and Exchange Commission, including all annual, quarterly and current reports, are available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http://www.sec.gov, and can be accessed with a search under the Fund’s name. Copies of such reports as filed with government agencies may also be requested directly from the Fund at the Fund’s web site, mailing address, telephone number and/or electronic mail address, in each case as provided in the quarterly and annual reports to be delivered to investors as described above.

SUPPLEMENTAL SALES MATERIAL

In addition to and apart from this Prospectus, the Fund may use certain sales material in connection with the offering of Units. In certain jurisdictions such sales material may not be available. This material will include information relating to this offering, the Manager and its Affiliates and brochures and articles and publications concerning equipment leasing.

The Fund will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, and is required to present a balanced discussion of the risks and rewards of investing in the Fund, such material does not purport to be complete, and should not be considered as part of this Prospectus or the registration statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said registration statement or as forming the basis of the offering of Units which are offered hereby.

LEGAL OPINIONS

The legality of the Units has been passed upon and the statements under the caption “Income Tax Consequences” as they relate to federal income tax matters have been reviewed and passed upon by Derenthal & Dannhauser LLP, Oakland, California.

EXPERTS

The balance sheet of Cypress Equipment Fund A, LLC (a development stage enterprise) as of December 31, 2011 and the consolidated balance sheet of Cypress Equipment Management Corporation VI (a development stage enterprise) and Subsidiary as of December 31, 2011, included in this Prospectus and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements concerning the Fund’s objectives, plans, intentions, strategies, expectations, and predictions concerning the Fund’s future investment activities, results of operations and other future events or conditions based on views and opinions of the Manager. For this purpose, any statements contained herein that are not of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believes,” “may,” “will,” “could,” “intends,” “estimates,” “expects” or “might,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

It is important to note that actual results or activities or actual events or conditions could differ materially from those estimated or anticipated in such forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Fund. See “RISK FACTORS” and “MANAGEMENT—Conflicts of Interest” for a discussion of certain material factors which could cause the actual results or activities or actual events or conditions to differ from those anticipated. Although estimates and assumptions concerning potential investments are believed by the Manager to be reasonable, such estimates and assumptions are uncertain and unpredictable. To the extent that actual events differ materially from the Manager’s assumptions and estimates, actual results will differ from those expected.

ADDITIONAL INFORMATION

The Fund has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this

Prospectus. For further information, reference is made to the registration statement and the exhibits thereto which are available for inspection at no fee in the principal office of the Commission and its Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such reports, the registration statement and other information are available for inspection and copying at the above address, and are also available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http://www.sec.gov. In addition, photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations of the Commission. This Prospectus contains a fair summary of the material provisions of the exhibits filed with the Commission. This Prospectus does not knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

GLOSSARY

The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment and the acquisition of other investments. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Adjusted Capital Contribution” shall mean, as of any date, the original Capital Contribution attributable to the Units held by any person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash Available for Distribution and Net Disposition Proceeds with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

“Affiliate” of a Person shall mean

•	any Person directly or indirectly controlling, controlled by or under common control with such Person;

•	any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person;

•	any officer, director, trustee or partner of such Person; and

•

if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“California Act” shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7 of the Operating Agreement.

“Capital Contribution” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

“Cash Available for Distribution” shall mean Cash Flow plus cash funds available for distribution from Fund reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” shall mean Fund cash provided from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash withdrawn from reserves).

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than                     , 20     (a date two years from the date of this Prospectus). Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. “Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders upon achievement of the minimum offering amount. “Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Competitive Equipment Sale Commission” shall mean that brokerage fee paid for services rendered in connection with the purchase or sale of equipment which is reasonable, customary and competitive in light of the size, type and location of the equipment.

“Cypress” shall mean Cypress Financial Corporation and its Affiliates, including the Manager.

“Distributions” shall mean any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“Equipment Management” shall mean personnel and services necessary to the leasing activities of the Fund, including but not limited to, leasing and re-leasing of Fund equipment, arranging for necessary maintenance and repair of the equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the ownership of Fund equipment.

“Equipment Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.3 of the Operating Agreement.

“Equipment Re-Leasing Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.4(ii) of the Operating Agreement.

“Equipment Resale Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.4(i) of the Operating Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

“Full Payout Leases” shall mean leases under which the non-cancellable rental payments due during the initial term of the lease are sufficient to recover the Purchase Price of Equipment.

“Fund” shall mean Cypress Equipment Fund A, LLC, the California limited liability company created under the Operating Agreement.

“Fund Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(d)(1).

“Gross Lease Revenues” shall mean all revenues of any kind attributable to the Equipment or other assets or interests in Equipment or other assets, other than from security deposits paid by lessees thereof or revenues from the sale, refinancing or other disposition of such Equipment or other assets or interests in Equipment or other assets.

“Gross Proceeds” shall mean the aggregate total of the subscription proceeds contributed to the Fund for the purchase of Units.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Independent Expert” shall mean a Person with no current material or prior business or personal relationship with the Manager or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

“Investment in Equipment” shall mean the amount of Capital Contributions actually paid or allocated to the purchase, manufacture, or renovation of equipment portfolio investments acquired by the Fund, including the purchase of equipment and interests in equipment, working capital reserves allocable thereto (except that working capital reserves in excess of 3% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

“Leasing Fee” shall mean the total of all fees and commissions paid by any party in connection with the initial lease of equipment acquired by the Fund. “Manager” shall mean Cypress Equipment Management Corporation VI (“Cypress”), a California corporation, or any other Person or Persons which succeed it in such capacity. The Manager and its affiliates are referred to throughout the Prospectus collectively as “Cypress.”

“Members” shall mean the initial members of the Fund and any other Persons who are admitted to the Fund as additional or substituted members. Reference to a “Member” shall refer to any one of them.

“Net Disposition Proceeds” shall mean the net proceeds realized by the Fund from sale, refinancing or other disposition of the Fund’s equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the equipment, after payment of all liabilities to which the equipment is subject and all expenses related to the transaction.

“Net Lease Provisions” shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancelable rental payments under the lease are absolutely net to the lessor.

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Operating Agreement” or “Agreement” shall mean the Limited Liability Company Operating Agreement of Cypress Equipment Fund A, LLC, as it may be amended from time to time.

“Operating Leases” shall mean leases which will return to the lessor less than the Purchase Price of the leased equipment from rentals payable during the initial term of the lease.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of equipment.

“Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Priority Return” shall mean an amount equal, for any calendar year or other period with respect to the Units held by any Person, to the average Adjusted Capital Contribution with respect to such Units during such period multiplied by 8% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the Capital Contribution of the initial purchaser of such Units was received by the Fund and pro-rated for any fraction of a calendar year for which such calculation is made).

“Program” shall mean a limited or general partnership, limited liability company, joint venture, unincorporated association or similar organization, other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.

“Promotional Interest” shall mean the allocable share of Fund Distributions of Cash Available for Distribution payable to the Manager pursuant to Sections 8.5 and 10.4 of the Agreement, for which cash consideration has neither been paid nor is to be paid. For purposes of calculating the Promotional Interest, each investor’s Capital Contribution will be calculated as the number of Units held by the investor multiplied by the $10 per Unit offering price.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Purchase Price of Equipment” shall mean the price paid upon the purchase or sale of a particular item of equipment, including the amount of Acquisition Fees and all liens and mortgages on the equipment, but excluding points and prepaid interest.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” or “Treasury Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

(i) the Members’ voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Roll-Up Entity” shall mean the partnership, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Sponsor” shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Fund or any Person who will manage or participate in the management of the Fund, and any Affiliate of any such person. Sponsor does not include a Person whose only relation with the Fund is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Units. Sponsor includes, but is not limited to, the Manager.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, equipment representing 66 2/3% or more of the net book value of all equipment as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

“United States Citizen” shall mean a “citizen of the United States” as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

FINANCIAL STATEMENTS

Set forth below are the following financial statements:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Member of

Cypress Equipment Fund A, LLC

We have audited the accompanying balance sheet of Cypress Equipment Fund A, LLC (a development stage enterprise) (the “Fund”) as of December 31, 2011. This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Fund is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Cypress Equipment Fund A, LLC (a development stage enterprise) as of December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

San Francisco, California

March 1, 2012

CYPRESS EQUIPMENT FUND A, LLC

(a development stage enterprise)

BALANCE SHEET

AS OF DECEMBER 31, 2011

ASSETS
Cash	$500

LIABILITIES AND MEMBER’S EQUITY
Commitments and Contingencies	—
Member’s Equity, $10.00 per Unit, 20,000,000 Units authorized, 50 Units issued and outstanding	$500

See accompanying notes to balance sheet.

CYPRESS EQUIPMENT FUND A, LLC

(a development stage enterprise)

NOTES TO BALANCE SHEET

AS OF DECEMBER 31, 2011

Note 1—Organization and Background

Cypress Equipment Fund A, LLC (a development stage enterprise) (the “Fund”) was formed under the laws of the state of California on June 23, 2011 for the purpose of raising capital and originating equipment financing transactions and acquiring equipment to engage in equipment leasing and sales activities. The Fund will generate income through the collection of lease rentals and other revenues and through the sale of leased equipment and other portfolio investments. The Fund may continue until terminated as provided in the Fund’s limited liability company operating agreement dated July 21, 2011 (the “Operating Agreement”).

The initial capitalization of the Fund was $500 from Cypress Equipment Management Corporation VI (the “Manager”). The Fund is offering membership interests on a “best efforts” basis with the intention of raising up to $200,000,000 of equity. Until the Fund receives and accepts subscriptions for a minimum offering amount of $1,200,000 (“initial closing”) within 12 months from the date of the offering, no fees or costs will be payable or reimbursable by the Fund to the Manager. If the Fund does not receive subscriptions for a minimum offering of $1,200,000 within 12 months from the date of the offering, all subscription funds deposited by the subscribers shall be returned to those subscribers together with any interest earned thereon and without deduction for fees, commissions or expenses. If the Fund receives and accepts subscriptions for a minimum offering amount of $1,200,000 within 12 months from the date of the offering, the Fund expects the share offering period to last for up to 24 months from the date of the offering. As a limited liability company, the liability of any individual member for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.

As of December 31, 2011, the Fund had not commenced operations other than those relating to organizational matters. The Manager has and will continue to incur costs in connection with the organization, registration and issuance of the limited liability company units (“Units”). The amount of such costs to be borne by the Fund is limited by certain provisions of the Operating Agreement.

Note 2—Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statement of the Fund is prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

Cash is maintained in a non-interest bearing checking account at a major financial institution.

Organization and Offering Costs

Organization and offering costs of the Fund are initially being paid by the Manager and its affiliates on behalf of the Fund. These organization and offering costs will be reimbursed by the Fund up to a total amount not in excess of 15% of the gross proceeds from the offering. As of December 31, 2011, the Manager and its affiliates paid offering costs of $344,564 and incurred organization costs and administrative expenses of $149,763 on behalf of the Fund. These costs are not recorded in the financial statement of the Fund as of December 31, 2011 because such costs are not a liability of the Fund until the minimum offering amount of $1,200,000 is reached and the offering is granted effectiveness. When recorded by the Fund, organization costs will be expensed and offering

CYPRESS EQUIPMENT FUND A, LLC

(a development stage enterprise)

NOTES TO BALANCE SHEET (Continued)

AS OF DECEMBER 31, 2011

Note 2—Summary of Significant Accounting Policies (Continued)

costs, which include selling commissions and direct advertising fees, will be deferred and charged to members’ equity as such amounts are reimbursed to the Manager and its affiliates from the gross proceeds of the offering. In the event the minimum offering proceeds are not raised, the Fund will terminate the offering and will have no obligation to reimburse the Manager or its affiliates for any organization and offering costs.

Income Taxes

As of the reporting date, the Fund had only one member. The Fund is treated as a disregarded entity for federal and California tax purposes and does not provide for income taxes as the General Member is responsible for income taxes on pass-through income and losses from the Fund. Upon the issuance of the limited liability company units to individual members, the Fund will be treated as a partnership in these jurisdictions. The General Member and individual members will be responsible for income taxes on pass-through income and losses from the Fund. As of December 31, 2011, the Fund did not have material uncertain tax positions or uncertain tax benefits to be reported. The Fund had no interest or penalties related to income taxes, which the Fund would otherwise have reported as part of income tax expenses.

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Development Stage Company

The Company complies with the reporting requirements of Accounting Standards Codification (“ASC”) 915, “Accounting and Reporting by Development Stage Enterprises.”

Note 3—Member’s Equity

As of December 31, 2011, 50 Units ($500) were issued and outstanding to the Manager. The Fund is authorized to issue up to 20,000,000 Units. Each Unit has a price of $10.

The Fund’s net income or net losses are to be allocated 100% to the Members. From the commencement of the Fund until the initial closing date, net income and net loss shall be allocated to the Manager. Commencing with the initial closing date, net income and net loss shall be allocated to the other members and the Manager in the same manner as the allocation of distributions.

Fund distributions with respect to each Unit will be allocated and paid in accordance with Section 10.4 of the Operating Agreement.

Note 4—Related Party Transactions

The terms of the Operating Agreement provide that the Manager and/or affiliates are entitled to receive certain fees for equipment acquisition, equipment management, equipment resale and re-leasing services and to receive

CYPRESS EQUIPMENT FUND A, LLC

(a development stage enterprise)

NOTES TO BALANCE SHEET (Continued)

AS OF DECEMBER 31, 2011

Note 4—Related Party Transactions (Continued)

reimbursements for payments made on behalf of the Fund for certain operating expenses, which are more fully described in Sections 8 and 9 of the Operating Agreement. As of December 31, 2011, the Fund has not incurred any equipment acquisition or other equipment fees payable to the Managing Member.

As of December 31, 2011, the Manager paid offering costs of $344,564 and incurred organization costs and administrative expenses of $149,763 respectively. The Fund is obligated to reimburse the Manager for such costs up to a total amount not in excess of 15% of the gross proceeds from the offering once the offering is granted effectiveness and the Fund accumulates subscriptions in excess of the minimum escrow requirements.

The Fund will pay selling commissions in an amount up to 7% of the selling price of Units to Cypress Capital Corporation, an affiliate of the Managing Member acting as Dealer Manager, which it will pay to the participating broker dealers. In addition, Cypress Capital Corporation will receive a marketing allowance equal to 3% of the sale price of Units, some of which it may pay to participating broker dealers and the balance of which it will use to pay its underwriting expenses. As of December 31, 2011, the Fund has not incurred any selling commissions or marketing allowance payable to Cypress Capital Corporation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder

and Board of Directors of

Cypress Equipment Management Corporation VI

We have audited the accompanying consolidated balance sheet of Cypress Equipment Management Corporation VI (a development stage enterprise) and its Subsidiary (collectively, the “Company”) as of December 31, 2011. This consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above presents fairly, in all material respects, the financial position of Cypress Equipment Management Corporation VI (a development stage enterprise) and its Subsidiary as of December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

San Francisco, California

March 1, 2012

CYPRESS EQUIPMENT MANAGEMENT CORPORATION VI AND SUBSIDIARY

(a development stage enterprise)

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2011

ASSETS
Current assets:
Cash	$960,151
Deferred offering costs	344,564
Other assets	149,763

Total current assets	1,454,478

Total Assets	$1,454,478

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$868
Due to affiliates	93,446

Total current liabilities	94,314

Total liabilities	94,314

Commitments and Contingencies	—
Shareholder’s Equity:
Common shares, no par value, at stated capital 10,000 shares authorized, 1,000 shares issued and outstanding	1,500,000
Deficit accumulated during the development stage	(139,836)

Total Shareholder’s Equity	1,360,164

Total Liabilities and Shareholder’s Equity	$1,454,478

See accompanying notes to consolidated balance sheet.

CYPRESS EQUIPMENT MANAGEMENT CORPORATION VI AND SUBSIDIARY

(a development stage enterprise)

NOTES TO CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2011

Note 1—Organization and Background

Cypress Equipment Management Corporation VI (“the Company”) was incorporated under the laws of the State of California on February 15, 2011. It is a wholly-owned subsidiary of Cypress Financial Holdings Corporation (“CFHC”). The Company organizes, sponsors, and manages Cypress Equipment Fund A, LLC (the “Fund”), a limited liability company engaged in equipment leasing and sales activities. It also acts as a managing member of the Fund. Through the Fund, the Company derives various fees and also receives reimbursements for expenses incurred on behalf of the Fund. Certain fees and expense reimbursements may be allocated to the Company and the balance allocated to various other affiliated companies by the Fund.

On June 29, 2011, the Company made an equity contribution of $500 to its wholly-owned subsidiary, Cypress Equipment Fund A, LLC (the “Fund”), a California limited liability company for 50 units at $10 per unit. The Fund was formed under the laws of the state of California on June 23, 2011 for the purpose of raising capital and originating equipment financing transactions and acquiring equipment to engage in equipment leasing and sales activities. The Fund may continue until terminated as provided in the Fund’s limited liability company operating agreement dated July 21, 2011 (the “Operating Agreement”). As of December 31, 2011, the Fund had not commenced operations other than those relating to organizational matters.

A portion of the fees mentioned above are subordinated to the other Fund members’ full recovery of their initial invested capital contributions plus a specific return on their investments. No earnings or equity interests from such subordinated interests have been recognized to date.

The Company is considered to be a development stage enterprise. Its sole activity through December 31, 2011 consisted of the organization and start-up of the Company, in which connection it incurred costs and expenses resulting in an accumulated deficit of $139,836. To date, the Company has not yet commenced commercial operations.

Note 2—Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated balance sheet of the Company and its subsidiary is prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Consolidation

The consolidated balance sheet includes the accounts of the Company and its wholly-owned subsidiary, Cypress Equipment Fund A, LLC. All significant intercompany accounts and transactions have been eliminated on consolidation.

Cash

Cash is maintained in non-interest bearing checking accounts at a major financial institution. At December 31, 2011, there were no significant concentrations of credit risk arising from cash deposits as all of the cash were in FDIC (Federal Deposit Insurance Corporation) insured accounts.

Organization Costs

Organization costs include costs relating to formation and incorporation of the Company and are expensed as incurred.

CYPRESS EQUIPMENT MANAGEMENT CORPORATION VI AND SUBSIDIARY

(a development stage enterprise)

NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

AS OF DECEMBER 31, 2011

Note 2—Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Income Taxes

As a result of CFHC’s election to be treated as an S Corporation and the election by CFHC to have its subsidiaries (including the Company) become qualified S Corporation subsidiaries, CFHC and its qualified S Corporation subsidiaries are only subject to California Franchise tax at a rate of 1.5%. Federal and State individual income taxes are paid by the stockholders of CFHC based on the taxable income reported by CFHC and its qualified S Corporation subsidiaries. California Franchise tax is allocated to the Company based upon its taxable income for the period as compared with the taxable income of CFHC and its qualified S Corporation subsidiaries. Since the Company had no taxable income during the period, no California Franchise tax was allocated to the Company.

As of December 31, 2011, the Company had no material uncertain tax positions or no uncertain tax benefits to be reported. The Company had no interest and penalties related to income taxes, which the Company would otherwise have reported as part of income tax expenses.

Deferred Offering Costs

Deferred offering costs consist of legal fees and other direct costs incurred that are directly related to the proposed offering of membership interests in the Fund (the “Proposed Offering”). The Proposed Offering contemplates the Fund offering membership interests on a “best efforts” basis with the intention of raising up to $200,000,000 of equity. Until the Fund receives and accepts subscriptions for a minimum offering amount of $1,200,000, the Fund will not commence operations. Deferred offering costs may be recovered from the Fund upon the achievement of the minimum offering, as more fully described in the Fund’s Operating Agreement, or will be charged to expense if the Proposed Offering is not completed.

Other Assets

Other assets include organization costs and administrative expenses incurred by the Company on behalf of the Fund. The Fund is obligated to reimburse the Company for such costs up to a total amount not in excess of 15% of the gross proceeds from the offering once the offering is granted effectiveness and the Fund accumulates subscriptions in excess of the minimum escrow requirements.

Development Stage Company

The Company complies with the reporting requirements of Accounting Standards Codification (“ASC”) 915, “Accounting and Reporting by Development Stage Enterprises.”

CYPRESS EQUIPMENT MANAGEMENT CORPORATION VI AND SUBSIDIARY

(a development stage enterprise)

NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

AS OF DECEMBER 31, 2011

Note 3—Revolving Line of Credit

The Company, CFHC, and eight affiliates who are wholly-owned subsidiaries of CFHC (“the Companies”) have a revolving line of credit borrowing agreement with a bank through July 31, 2013. At the Companies’ option, interest on the revolving line of credit is at the bank’s prime rate minus 0.5% or a LIBOR rate plus 2.25%, subject to a floor at 3.5% (3.5% at December 31, 2011). The borrowing agreement allows for borrowings up to $9,000,000 with a subfeature for standby letter of credit of $200,000. The borrowing agreement is secured by all assets of the Companies. The borrowing agreement provides that the Companies meet certain requirements prior to obtaining advances under the loan. As of December 31, 2011, these requirements were met and the Company had no outstanding borrowings. As of December 31, 2011, Cypress Leasing Corporation, one of the Company’s affiliates, has an outstanding standby letter of credit balance of $44,521 and the Companies’ unused line of credit balance is $8,955,479.

Note 4—Related Party Transactions

As of December 31, 2011, amounts owed to affiliates included $55,710 and $37,736 of the Fund’s administrative expenses payable to Cypress Financial Corporation and Cypress Equipment Management Corporation V, respectively. Cypress Financial Corporation and Cypress Equipment Management Corporation V are both wholly-owned subsidiaries of CFHC.

The terms of the Operating Agreement of the Fund provide that the Company and/or affiliates are entitled to receive certain fees for equipment acquisition, equipment management, equipment resale and re-leasing services and to receive reimbursements for payments made on behalf of the Fund for certain operating expenses, which are more fully described in Sections 8 and 9 of the Operating Agreement. As of December 31, 2011, the Fund has not incurred any equipment acquisition or other equipment fees payable to the Company.

As of December 31, 2011, the Company paid offering costs of $344,564 and incurred organization costs and administrative expenses of $149,763, respectively. The Fund is obligated to reimburse the Company for such costs up to a total amount not in excess of 15% of the gross proceeds from the offering once the offering is granted effectiveness and the Fund accumulates subscriptions in excess of the minimum escrow requirements.

The Fund will pay selling commissions in an amount up to 7% of the selling price of units to Cypress Capital Corporation, an affiliate of the Company acting as Dealer Manager, which it will pay to the participating broker dealers. In addition, Cypress Capital Corporation will receive a marketing allowance equal to 3% of the sale price of Units, some of which it may pay to participating broker dealers and the balance of which it will use to pay its underwriting expenses. As of December 31, 2011, the Fund has not incurred any selling commissions payable to Cypress Capital Corporation.

EXHIBIT A

CYPRESS EQUIPMENT FUND A, LLC

PRIOR PERFORMANCE INFORMATION

PRIOR PERFORMANCE SUMMARY

THE INFORMATION PRESENTED IN THIS SECTION AND IN THE TABLES INCLUDED AS EXHIBIT A TO THIS PROSPECTUS REPRESENTS HISTORICAL RESULTS OF PRIOR EQUIPMENT LEASING PROGRAMS SPONSORED BY CYPRESS EQUIPMENT MANAGEMENT CORPORATION VI AND ITS AFFILIATES. INVESTORS IN THE FUND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE INVESTMENT RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN PRIOR PROGRAMS.

Cypress Equipment Management Corporation VI, the Manager of the Fund, and its Affiliates have extensive experience in the equipment leasing industry, including organizing and offering limited liability company and limited partnership investment leasing programs and supervising and arranging for the supervision of equipment management and marketing on leasing transactions.

Each of the programs described below is or was a privately held limited liability company. An affiliate of the Manager is or was the manager for each of CEF III, CEF IV, CEF V, CEF VI, CEF VII, CEF VIII, CEF IX, CEF X, CEF XI, CEF XII, CEF 13, CEF 14, CEF 15, CEF 16, CEF 17, CEF 18, CGF, CLF A, CIF, CIF II, CIF III, CIF IV, CIF V, CIF VI, CIF VII, CIF 8, CIF 9, CIF 10 and CIF 11. As manager of each of these programs, the Manager’s Affiliate has responsibility for the arrangement of the day-to-day operations of the program, including locating and evaluating equipment for acquisition and lease, arranging leverage, managing the equipment, supervising compliance with lease terms and negotiating re-lease or sale of the equipment, and is responsible for all administrative and accounting matters relating to the program.

In addition to the Prior Programs described herein, from time to time Cypress has offered to its employees the opportunity to invest directly in single investment equipment leasing transactions on a joint venture basis with the Prior Programs (under the umbrella title of the Cypress Participation Fund or ”CPF” investments). The structure and objectives of these CPF investments are substantially different than those of the Prior Programs. Each CPF investment represents an individual transaction in which one or more accredited and qualified Cypress employees makes a separate investment decision to acquire an interest in a proposed lease transaction. The CPF investments are therefore not deemed investor “Programs” comparable to the Prior Programs and are not presented in Tables I-IV, and are only included in Tables V and VI to the extent that CPF participated with the Prior Programs in individual transactions.

Cypress Equipment Fund III (CEF III) CEF III raised $10,802,000 of equity from October 1997 through July 1999 from approximately 232 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. CEF III acquired a variety of types of equipment with a total cost of approximately $21,069,000. By April 2008 all assets had been sold and in July 2008 CEF III made its final distribution.

Cypress Equipment Fund IV (CEF IV) CEF IV raised $11,344,000 of equity from July 1999 through December 2000 from approximately 224 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. CEF IV acquired a variety of types of equipment with a total cost of approximately $16,024,000. By October 2009 all assets had been sold and in November 2009 CEF IV made its final distribution.

Cypress Equipment Fund V (CEF V) CEF V raised $15,000,000 of equity from November 2000 through August 2001 from approximately 233 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. CEF V acquired a variety of types of equipment with a total cost of approximately $37,308,000. By October 2008 all assets had been sold and in November 2009 CEF V made its final distribution.

Cypress Equipment Fund VI (CEF VI) CEF VI raised $20,000,000 of equity from September 2001 through May 2002 from approximately 357 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. CEF VI acquired a variety of types of equipment with a total cost of approximately $32,720,000. By January 2009 all assets had been sold and in November 2009 CEF VI made its final distribution.

Cypress Equipment Fund VII (CEF VII) CEF VII raised $20,000,000 of equity from June 2002 through December 2002 from approximately 282 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CEF VII had acquired a variety of types of equipment with a total cost of approximately $41,620,000. Of such equipment, items representing an original purchase cost of approximately $38,638,000 had been sold as of September 30, 2011.

Cypress Equipment Fund VIII (CEF VIII) CEF VIII raised $19,950,000 of equity from November 2002 through January 2004 from approximately 399 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CEF VIII had acquired a variety of types of equipment with a total cost of approximately $47,985,000. Of such equipment, items representing an original purchase cost of approximately $36,980,000 had been sold as of September 30, 2011.

Cypress Equipment Fund IX (CEF IX) CEF IX raised $24,620,000 of equity from January 2004 through March 2005 from approximately 487, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CEF IX had acquired a variety of types of equipment with a total cost of approximately $45,574,000, including an investment of $2,182,000 as equity in Cypress Income Fund, LLC. Of such equipment, items representing an original purchase cost of approximately $30,265,000 had been sold as of September 30, 2011.

Cypress Equipment Fund X (CEF X) CEF X raised $25,000,000 of equity from March 2005 through December 2005 from approximately 413 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CEF X had acquired a variety of types of equipment with a total cost of approximately $39,394,000, including an investment of $2,434,000 as equity in Cypress Income Fund II, LLC. Of such equipment, items representing an original purchase cost of approximately $23,384,000 had been sold as of September 30, 2011.

Cypress Equipment Fund XI (CEF XI) CEF XI raised $24,995,000 of equity from January 2006 through April 2006 from approximately 377 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CEF XI had acquired a variety of types of equipment with a total cost of approximately $26,264,000, including an investment of $2,725,000 as equity in Cypress Income Fund III, LLC. Of such equipment, items representing an original purchase cost of approximately $7,763,000 had been sold as of September 30, 2011.

Cypress Equipment Fund XII (CEF XII) CEF XII raised $25,000,000 of equity from August 2006 through February 2007 from 433 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CEF XII had acquired a variety of types of equipment with a total cost of approximately $42,801,000, including an investment of $3,731,000 as equity in Cypress Income Fund IV, LLC. Of such equipment, items representing an original purchase cost of approximately $21,756,000 had been sold as of September 30, 2011.

Cypress Equipment Fund 13 (CEF 13) CEF 13 raised $35,000,000 of equity from February 2007, through October 2007 from 462 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CEF 13 had acquired a variety of types of equipment with a total cost of approximately $67,360,000, including an investment of $3,148,000 as equity in Cypress Income Fund V, LLC. Of such equipment, items representing an original purchase cost of approximately $32,866,000 had been sold as of September 30, 2011.

Cypress Equipment Fund 14 (CEF 14) CEF 14 raised $34,991,000 of equity from February 2008, through July 2008 from 462 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CEF 14 had acquired a variety of types of equipment with a total cost of approximately $37,175,000, including an investment of $3,635,000 as equity in Cypress Income Fund VII, LLC. Of such equipment, items representing an original purchase cost of approximately $8,906,000 had been sold as of September 30, 2011.

Cypress Equipment Fund 15 (CEF 15) CEF 15 raised $35,000,000 of equity from July 2008 through December 2008 from 469 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CEF 15 had acquired a variety of types of equipment with a total cost of $47,100,000, including an investment of $612,000 as equity in Cypress Income Fund VI, LLC and $3,202,000 as equity in Cypress Income Fund 8, LLC. As of September 30, 2011, no CEF 15 transactions had been sold.

Cypress Equipment Fund 16 (CEF 16) CEF 16 raised $32,251,000 of equity from January 2009 through January 2010 from 483 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CEF 16 had acquired a variety of types of equipment with a total cost of approximately $42,414,000, including an investment of $3,153,000 as equity in Cypress Income Fund 9, LLC. As of September 30, 2011, no CEF 16 transactions had been sold.

Cypress Equipment Fund 17 (CEF 17) CEF 17 raised $33,010,000 of equity from February 2010 through February 2011 from 480 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CEF 17 had acquired a variety of types of equipment with a total cost of approximately $31,679,000, including an investment of $2,676,000 as equity in Cypress Income Fund 10, LLC. As of September 30, 2011, no CEF 17 transactions had been sold.

Cypress Equipment Fund 18 (CEF 18) The equity offering of CEF 18 commenced on February 1, 2011, and as of September 30, 2011, CEF 18 had received subscriptions totaling $21,774,000 from 291 investors. As of September 30, 2011, CEF 18 had acquired a variety of types of equipment with a total cost of approximately $6,596,000, including an investment of $1,400,000 as equity in Cypress Income Fund 11, LLC. As of September 30, 2011, no CEF 18 transactions had been sold.

Cypress Growth Fund (GCF) CGF raised $17,376,000 of equity from July 2007 through February 2008 from 181 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. As of September 30, 2011, CGF had acquired a variety of types of equipment with a total cost of $32,705,000, including an investment of $2,606,000 as equity in Cypress Income Fund VI, LLC. Of such equipment, items representing an original purchase cost of approximately $7,525,000 had been sold as of September 30, 2011.

Cypress Leasing Fund A (CLF A) The equity offering of CLF A commenced on March 1, 2011, and as of September 30, 2011, CLF A had received subscriptions totaling $19,719,000 from 189 investors. As of September 30, 2011, CLF A had acquired a variety of types of equipment with a total cost of approximately $3,276,000. As of September 30, 2011, no CLF A transactions had been sold.

Cypress Income Fund (CIF) CIF raised $14,999,000 in promissory note principal proceeds from September 2004 through March 2005 from 340 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. Additionally, as of September 30, 2011, CIF had received equity contributions totaling $2,282,000, including $2,182,000 from CEF IX. As of September 30, 2011, CIF, through its subsidiary Cypress Acquisition Fund (CAF), had acquired a variety of types of equipment with a total cost of $31,444,000. Of such equipment, items representing an original purchase cost of approximately $20,807,000 had been sold as of September 30, 2011.

Cypress Income Fund II (CIF II) CIF II raised $14,997,000 in promissory note principal proceeds from April 2005 through December 2005 from 358 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. Additionally, as of September 30, 2011, CIF II had received equity contributions totaling $2,434,000 from CEF X. As of September 30, 2011, CIF II, through its subsidiary Cypress Acquisition Fund II (CAF II), had acquired a variety of types of equipment with a total cost of $30,397,000. Of such equipment, items representing an original purchase cost of approximately $16,561,000 had been sold as of September 30, 2011.

Cypress Income Fund III (CIF III) CIF III raised $15,000,000 in promissory note principal proceeds from April 2006 through August 2006 from 311 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. Additionally, as of September 30, 2011, CIF III had received equity contributions totaling $2,725,000 from CEF XI. As of September 30, 2011, CIF III, through its subsidiary Cypress Acquisition Fund III (CAF III), had acquired a variety of types of equipment with a total cost of $36,291,000. Of such equipment, items representing an original purchase cost of approximately $19,006,000 had been sold as of September 30, 2011.

Cypress Income Fund IV (CIF IV) CIF IV raised $20,000,000 in promissory note principal proceeds from November 2006 through May 2007 from 380 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. Additionally, as of September 30, 2011, CIF IV had received equity contributions totaling $3,731,000 from CEF XII. As of September 30, 2011, CIF IV, through its subsidiary CAF IV, had acquired a variety of types of equipment with a total cost of $57,056,000. Of such equipment, items representing an original purchase cost of approximately $18,524,000 had been sold as of September 30, 2011.

Cypress Income Fund V (CIF V) CIF V raised $19,950,000 in promissory note principal proceeds from August 2007 through January 2008 from 368 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. Additionally, as of September 30, 2011, CIF V had received equity contributions totaling $3,148,000 from CEF 13. As of September 30, 2011, CIF V, through its subsidiary CAF V, had acquired a variety of types of equipment with a total cost of $41,869,000. Of such equipment, items representing an original purchase cost of approximately $7,626,000 had been sold as of September 30, 2011.

Cypress Income Fund VI (CIF VI) CIF VI raised $19,997,000 in promissory note principal proceeds from January 2008 through June 2008 from 394 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. Additionally, as of September 30, 2011, CIF VI had received equity contributions of $2,606,000 from CGF and $612,000 from CEF 15. As of September 30, 2011, CIF VI, through its subsidiary CAF VI, had acquired a variety of types of equipment with a total cost of $35,675,000. Of such equipment, items representing an original purchase cost of approximately $3,207,000 had been sold as of September 30, 2011.

Cypress Income Fund VII (CIF VII) CIF VII raised $20,000,000 in promissory note principal proceeds from June 2008 through November 2008 from 418 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. Additionally, as of September 30, 2011, CIF VII had received equity contributions totaling $3,635,000 from CEF 14. As of September 30, 2011, CIF VII, through its subsidiary CAF VII, had acquired a variety of types of equipment with a total cost of $38,167,000. As of September 30, 2011, no CAF VII transactions had been sold.

Cypress Income Fund 8 (CIF 8) CIF 8 raised $20,000,000 in promissory note principal proceeds from December 2008 through May of 2009 from 438 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. Additionally, as of September 30, 2011, CIF 8 had received equity contributions totaling $3,202,000 from CEF 15. As of September 30, 2011, CIF 8, through its subsidiary CAF 8, had acquired a variety of types of equipment with a total cost of $32,397,000. As of September 30, 2011, no CAF 8 transactions had been sold.

Cypress Income Fund 9 (CIF 9) CIF 9 raised $20,000,000 in promissory note principal proceeds from June 2009 through January 2010 from 418 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. Additionally, as of September 30, 2011, CIF 9 had received equity contributions totaling $3,153,000 from CEF 16. As of September 30, 2011, CIF 9, through its subsidiary CAF 9, had acquired a variety of types of equipment with a total cost of $28,112,000. As of September 30, 2011, no CAF 9 transactions had been sold.

Cypress Income Fund 10 (CIF 10) CIF 10 raised $19,970,000 in promissory note principal proceeds from March 2010 through October 2010 from 359 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. Additionally, as of September 30, 2011, CIF 10 had received equity contributions totaling $2,676,000 from CEF 17. As of September 30, 2011, CIF 10, through its subsidiary CAF 10, had acquired a variety of types of equipment with a total cost of $14,182,000. As of September 30, 2011, no CAF 10 transactions had been sold.

Cypress Income Fund 11, ( CIF 11) The promissory note offering of CIF 11 commenced on March 1, 2011, and as of September 30, 2011, CIF 11 had received subscriptions for $15,759,000 in promissory note principal from 285 investors. Additionally, as of September 30, 2011, CIF 11 had received equity contributions totaling $1,400,000 from CEF 18. As of September 30, 2011, CIF 11, through its subsidiary CAF 11, had acquired a variety of types of equipment with a total cost of $2,641,000. As of September 30, 2011, no CAF 11 transactions had been sold.

The Effects of Current and Recent Economic Conditions on Prior Cypress Programs

The recession, which began in 2008, has resulted in negative impacts on many segments on the world economy, including a reduction in the market values, sale prices, and rental rates for most transportation assets. While historically there have been cycles in these markets, the degree of this downturn was far in excess of normal market fluctuations. Furthermore, the markets for most transportation assets have been unusually slow to recover. These conditions have impacted certain investments within the portfolios of the Cypress investment programs, and have affected most directly several assets subject to leases which expired during this period or with expirations in the near future. Cypress has endeavored to avoid, where possible, selling assets under these conditions with the anticipation that they can be sold as markets recover. Assets which have been re-leased subsequent to the onset of the recession have generally been at significantly lower rates. The impact, if any, on assets with lease terms extending beyond the near term is in large part dependent on the length of these challenged market conditions.

Investments in three container made by prior programs subject to charters that expired during the first half of 2009 were significantly impacted. Two were subject to non-recourse debt which became due at the expiration of the charter. Market values for the assets were below the remaining debt balance. One of the vessels was sold in November 2009 and the other was sold in January 2010 with all proceeds going to the lender. The third container ship was subject to a charter which expired in January 2010 and was subsequently placed on a two-year charter. An impairment charge was recognized for the asset as of December 31, 2009.

Several prior programs made investments in four multi-use ships subject to charters that expired during the first half of 2009. The managers of these prior Cypress programs sold one vessel in March 2009 on an approximate break-even basis versus the investment cost and another in February 2010 for approximately 51% of the cash invested in the vessel. The two other multi-use vessels were placed on short-term renewable charters with a Greek operator under a charter arrangement which allowed for a base charter rate with profit sharing thereafter. The Greek firm had managed to keep the vessels operating; however, in the fourth quarter of 2011 they became insolvent. In order to prevent the vessels from being seized by the operator’s creditors, the prior programs were required to satisfy a number of outstanding debts related to the vessels’ operations. Due to the age and condition of the ships, the managers determined to sell them. In February 2012 one was sold and the other is currently being marketed. While the sale was at a substantial loss to the prior programs, the cash-on-cash return cannot be calculated as of the date of this Memorandum. An impairment charges was recorded for the remaining vessel as of December 31, 2008.

Investments in five tank barges made by prior programs were subject to charters that expired in the second half of 2009. Subsequent to the end of the charters, the barges were returned. One barge was placed on a short term charter which expired in April 2010. In light of the continuing softness of the market for the barges, they were sold in June 2011 resulting in net sales and lease proceeds of approximately 54% of the cash invested in them.

A number of prior programs had acquired a 90% interest in a portfolio of eight refrigerated cargo vessels, each of which was subject to a bareboat charter expiring in July 2011. The transaction included debt equal to approximately 73% of the purchase price and loan provisions in support of the debt requiring the contribution of additional capital, equal to approximately 15% of the purchase price, under certain circumstances. The vessels were returned and seven of them were placed with a new charterer. The eighth vessel was sold, with the proceeds going to the lenders. In order to modify and extend the term of the remaining debt, through July 2013, the owners of the portfolio agreed to contribute additional capital during October 2011, further reducing the debt balance. An asset impairment charge was recorded for the portfolio as of December 31, 2010.

Most notably impacted by the abovementioned circumstances are CEF 13, CEF 14, and CGF. As these programs have several years remaining in their lives, there is the potential for markets to recover to offset some of the negative impact of the recession. However, in light of current market conditions, there are some scenarios in which there is the risk of total distributions being less than capital invested. In the interim, the annualized distribution rates for these programs was reduced to 2%, 2%, and 0%, respectively, commencing with the October 2011 distributions.

Additionally, the portfolios of the acquisition fund subsidiaries of CIF IV, CIF V, and CIF VI have been impacted. While they have made continuous quarterly note interest payments through the date of this Memorandum, the extent to which these prior programs are ultimately able to satisfy payment of their promissory note interest and principal obligations will depend on the amounts realized from the lease and sale proceeds of their remaining investments over the course of the next several years.

The economic slowdown has also impacted the investments made by prior Cypress programs in trailers used to transport goods in North America. Trailer utilization rates dropped to historic lows resulting in reduced cash flow from these investments. CEF XI has been dependent primarily upon cash flow from its trailer portfolio investments to generate distributable cash, and, as a result of the reduced utilization of these trailers, reduced its annualized distribution rate to 2% in July 2009.

The Funds do not and will not have any interest in these assets of prior Cypress programs. For additional information regarding the prior Cypress programs, including details of the impact of these developments by program, please refer to the discussion below under the heading, “Summary of Adverse Events” and Exhibit D, Prior Performance Information.

The current world economic conditions have also had a major impact on the availability of credit. As discussed in this Memorandum, the Funds intend to utilize leverage from Senior Debt of approximately 35% of total original portfolio cost. While there are fewer institutions currently providing the transaction level debt the Acquisition Funds would anticipate utilizing, it is anticipated that the Acquisition Funds will be able to obtain attractive debt in the future when desired.

Cypress periodically evaluates the creditworthiness of the lessees of the equipment held in the Cypress program portfolios. Despite the current economic conditions, there are no significant lessees that Cypress believes are currently in danger of default. Furthermore, Cypress continually monitors the financial conditions of the banks where the Cypress programs hold reserves. Cypress has put steps in place to mitigate risks associated with reserve deposits. In the case of one bank, Cypress has limited deposits to non-interest bearing accounts which are fully FDIC insured.

The Cypress programs periodically experience reduced cash flow, primarily resulting from the timing of lease payments or sales proceeds. Consequently, these programs have periodically borrowed from bank lines or the Manager against future lease cash flows in order to provide cash for regular and consistent levels of distributions in the case of the equipment funds and interest payments in the case of the income funds.

The following is a list of the tables set forth in Exhibit A:

Table I	—	Experience in Raising and Investing Funds
Table II	—	Compensation to the Manager and Affiliates
Table III	—	Operating Results of Prior Programs
Table IV	—	Results of Completed Programs
Table V	—	Sales or Disposals of Portfolio Investments
Table VI	—	Acquisition of Portfolio Investments by Prior Programs

In Table I information is presented with respect to all Prior Programs sponsored by Cypress that completed their offerings of interests within the three-year period ended December 31, 2010 and the nine-month period ended September 30, 2011.

In Table II information is presented with respect to all Prior Programs sponsored by Cypress that completed their offerings of interests within the three-year period ended December 31, 2010 and the nine-month period ended September 30, 2011.

In Table III information is presented with respect to all Prior Programs sponsored by Cypress that completed their offerings of interests within the five-year period ended December 31, 2010 and the nine-month period ended September 30, 2011.

Table IV includes information concerning the Prior Programs that had completed their respective operations during the five-year period ended December 31, 2010 and the nine-month period ended September 30, 2011.

Table V includes information regarding all dispositions of portfolio investments by funds managed entirely by Affiliates of the Manager, including CEF III, CEF IV CEF V, CEF VI, CEF VII, CEF VIII, CEF IX, CEF X, CEF XI, CEF XII, CEF 13, CEF 14, CEF 15, CEF 16, CEF 17, CEF 18, CGF, CLF A, CIF, CIF II, CIF III, CIF IV, CIF V, CIF VI, CIF VII, CIF 8, CIF 9, CIF 10 and CIF 11.

Table VI includes information regarding all acquisitions of portfolio investments by funds managed entirely by Affiliates of the Manager, including CEF III, CEF IV, CEF V, CEF VI, CEF VII, CEF VIII, CEF IX, CEF X, CEF XI, CEF XII, CEF 13, CEF 14, CEF 15, CEF 16, CEF 17, CEF 18, CGF, CLF A, CIF, CIF II, CIF III, CIF IV, CIF V, CIF VI, CIF VII, CIF 8, CIF 9, CIF 10 and CIF 11.

INVESTORS IN THE FUND WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PRIOR PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS AND PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE RESULTS OF OPERATIONS OF THE FUND.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(on a percentage basis)

September 30, 2011

(Unaudited)

The following Table sets forth certain information concerning the experience of Affiliates of the Manager in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

	Cypress Equipment Fund 14, LLC	Cypress Equipment Fund 15, LLC	Cypress Equipment Fund 16, LLC	Cypress Equipment Fund 17, LLC	Cypress Growth Fund, LLC
OFFERING PROCEEDS
Dollar amount of equity offered	$35,000,000	$35,000,000	$35,000,000	$35,000,000	$20,000,000
Dollar amount of equity raised	$34,991,444	$35,000,000	$32,250,625	$33,009,723	$17,376,048

OFFERING EXPENSES
Selling commissions	7.00%	7.00%	7.00%	7.00%	7.00%
Other selling compensation	1.50%	1.50%	1.50%	1.50%	1.50%
Organization expenses (1)	4.00%	4.00%	4.00%	4.00%	4.00%
Reserves	1.00%	1.00%	1.00%	1.00%	1.00%

Percent available for investment	86.50%	86.50%	86.50%	86.50%	86.50%
Acquisition costs:
Purchase price (2)	86.50%	86.50%	86.50%	86.50%	86.50%
Percent leverage (3)	29.18%	48.56%	48.68%	55.39%	45.80%
Date offering commenced	February 2008	July 2008	January 2009	February 2010	July 2007
Length of offering	6 months	6 months	13 months	12 months	8 months
Months to invest 90% of amount available for investment (measured from beginning of offering)	33 months	28 months	22 months	N/A	6 months

FOOTNOTES:

(1)	Includes organization, legal, accounting, printing, delivery and other costs incurred by Affiliates of the Manager.
(2)	The purchase of equipment includes payments for the equipment and related capitalized costs, which may include appraisal costs, legal fees, intermediary fees, expenses of and payments to employees of Affiliates of the Manager pursuant to the acquisition service and debt placement agreements with an Affiliate of the Manager, and other costs associated with the acquisition of the equipment or the leveraging of the transaction.
(3)	The percentage leverage is calculated by dividing the total principal amount of debt incurred by the program through the date of this table by the purchase price. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over the period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figures, therefore, do not reflect the current leverage ratio or debt ratio at any one point in time, but constitute an aggregate ratio for the life of the program through the date of the table.

TABLE I (Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS

(on a percentage basis)

September 30, 2011

(Unaudited)

The following Table sets forth certain information concerning the experience of Affiliates of the Manager in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

	Cypress Income Fund V, LLC	Cypress Income Fund VI, LLC	Cypress Income Fund VII, LLC	Cypress Income Fund 8, LLC	Cypress Income Fund 9, LLC	Cypress Income Fund 10, LLC
OFFERING PROCEEDS
Dollar amount of notes offered	$20,000,000	$20,000,000	$20,000,000	$20,000,000	$20,000,000	$20,000,000
Dollar amount of notes raised	$19,950,261	$19,997,317	$20,000,000	$20,000,000	$20,000,000	$19,969,913
Dollar amount of equity contributed (4)	$3,148,000	$3,218,000	$3,635,200	$3,202,100	$3,152,950	$2,676,000

OFFERING EXPENSES
Selling commissions	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%
Other selling compensation	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%
Organization expenses (1)	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%

Percent available for investment	88.50%	88.50%	88.50%	88.50%	88.50%	88.50%
Acquisition costs:
Purchase price (2)	88.50%	88.50%	88.50%	88.50%	88.50%	88.50%
Percent leverage (3)	47.35%	47.41%	57.24%	51.16%	53.45%	54.56%

Date offering commenced	August 2007	January 2008	June 2008	December 2008	June 2009	March 2010
Length of offering	6 months	6 months	6 months	6 months	8 months	8 months
Months to invest 90% of amount available for investment (measured from beginning of offering)	9 months	11 months	19 months	17 months	25 months	N/A

FOOTNOTES:

(4)	Equity was contributed by the Cypress Equipment Funds or Cypress Growth Fund.

TABLE II

COMPENSATION TO THE SPONSOR FOR PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

The following Table sets forth certain information concerning the compensation received by Affiliates of the Manager. (1)

	Cypress	Cypress	Cypress	Cypress	Cypress
	Equipment	Equipment	Equipment	Equipment	Growth
	Fund 14, LLC	Fund 15, LLC	Fund 16, LLC	Fund 17, LLC	Fund, LLC
Date offering commenced	February 2008	July 2008	January 2009	February 2010	July 2007
Date offering closed	July 2008	December 2008	January 2010	January 2011	February 2008
Dollar amount raised	$34,991,444	$35,000,000	$32,250,625	$33,009,723	$17,376,048
Amounts paid to the Manager from proceeds of offering:
Organization fees	$1,399,658	$1,400,000	$1,284,025	$1,320,390	$695,043
Selling Commissions	$2,766,758	$2,704,584	$2,724,817	$2,728,729	$1,307,980
Dollar amount of cash generated before deducting payments to the Manager	$11,331,337	$11,162,167	$6,534,423	$3,297,800	$8,190,993
Amount paid to the Manager from operations:
Management fees	$538,238	$530,203	$310,385	$156,646	$389,072
Incentive fees	$743,483	$645,812	$404,126	$191,090	$246,060
Other operating costs	$679,950	$541,023	$487,167	$379,272	$389,743
Dollar amount of equipment sales before deducting payments to Manager	$7,971,884	$8,512,444	$7,774,756	$5,109,126	$10,091,386
Amount paid to the Manager from equipment sales:	$378,665	$404,341	$369,301	$242,683	$479,341

FOOTNOTE:

(1)	Fees paid to Affiliates of the Manager do not include amounts paid to Affiliates of the Manager by each Fund’s Cypress Income Fund subsidiary which are presented in this table separately.

TABLE II (Continued)

COMPENSATION TO THE SPONSOR FOR PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

The following Table sets forth certain information concerning the compensation received by Affiliates of the Manager. (1)

	Cypress	Cypress	Cypress	Cypress	Cypress	Cypress
	Income	Income	Income	Income	Income	Income
	Fund V, LLC	Fund VI, LLC	Fund VII, LLC	Fund 8, LLC	Fund 9, LLC	Fund 10, LLC
Date offering commenced	August 2007	January 2008	June 2008	December 2008	June 2009	March 2010
Date offering closed	January 2008	June 2008	November 2008	May 2009	January 2010	October 2010
Dollar amount raised	$19,950,261	$19,997,317	$20,000,000	$20,000,000	$20,000,000	$19,969,913
Amounts paid to the Manager from proceeds of offering:
Organization fees	$798,010	$799,892	$799,000	$800,001	$800,001	$798,797
Selling Commissions	$1,485,713	$1,494,285	$1,479,194	$1,471,301	$1,490,423	$1,480,450
Dollar amount of cash generated before deducting payments to the Manager	$13,452,160	$10,246,763	$10,640,195	$5,734,319	$3,164,868	$1,379,326
Amount paid to the Manager from operations:
Management fees	$638,978	$486,722	$505,410	$272,380	$150,331	$65,518
Incentive fees	$514,157	$429,958	$413,097	$338,666	$266,741	$169,688
Other operating costs	$752,523	$458,847	$466,922	$418,105	$359,751	$191,500
Dollar amount of equipment sales before deducting payments to Manager	$11,563,103	$5,492,121	$6,041,447	$6,438,523	$6,561,553	$—
Amount paid to the Manager from equipment sales:	$549,247	$260,875	$286,968	$305,830	$311,674	$—

FOOTNOTE:

(1)	Fees paid to Affiliates of the Manager by Cypress Income Funds include fees paid by the wholly owned subsidiaries of the CIF’s. These fees are not included in the Cypress Equipment Fund or Cypress Growth Fund fees paid to Affiliates of the Manager presented previously in this table.

TABLE III

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

The following Table summarizes the operating results of Prior Programs (Cypress Equipment Fund XI, XII, 13, 14, 15, 16, 17, Cypress Growth Fund, Cypress Income Fund III, IV, V, VI, VII, 8, 9, 10). The Prior Programs’ records are maintained in accordance with generally accepted accounting principals for financial statements. (1)

	Cypress Equipment Fund XI, LLC
	(Consolidated)
	Period Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	September 30,
	2006	2007	2008	2009	2010	2011
Months of operations	12	12	12	12	12	9
Gross Revenue —lease and other (2)	$1,830,125	$2,343,945	$3,278,898	$1,712,712	$1,162,832	$1,358,143
—gain (loss) on sale of assets	—	(4,126)	3,585	(7,628)	(152,787)	(12,320)

	1,830,125	2,339,819	3,282,483	1,705,084	1,010,045	1,345,823
Less Operating Expenses:
Depreciation and amortization	366,118	908,245	936,557	932,709	713,082	508,607
Interest expense	738,708	1,709,313	1,619,994	1,548,154	1,569,080	1,061,645
Administrative cost reimbursements	235,012	140,546	153,516	146,114	165,544	66,645
Legal / professional fees	51,006	85,203	124,380	140,472	169,842	143,587
Asset impairment charge	—	—	—	876,966	—	—
CIF organization fees	600,000	—	—	—	—	—
Other	(9,882)	930,531	990,741	1,049,755	1,117,717	764,659
Incentive fees	170,703	287,012	286,901	212,085	139,703	104,366
Management fees	74,272	237,000	885,487	291,516	355,243	411,220

	2,225,937	4,297,850	4,997,576	5,197,771	4,230,211	3,060,729

Net income (loss)—GAAP basis	$(395,812)	$(1,958,031)	$(1,715,093)	$(3,492,687)	$(3,220,166)	$(1,714,906)

Taxable income (loss) from operations	$(1,044,068)	$(3,940,945)	$(1,212,413)	$(2,074,459)	$(850,595)	N/A

Cash generated by (used in) operations (3)	$(1,442,182)	$(2,482,258)	$(2,524,201)	$(1,641,067)	$(1,834,667)	$(1,832,775)
Cash generated by sales	—	5,000	11,561	10,390	22,250	28,650
Cash generated from refinancing	—	—	—	—	—	—
Cash generated from other	3,596,000	10,168,200	11,548,891	491,000	2,255,469	6,713,000

	2,153,818	7,690,942	9,036,251	(1,139,677)	443,052	4,908,875
Less cash distributions to investors:
- from operating cash flow	—	—	—	—	—	—
- from sales and refinancing	—	5,000	11,561	10,390	22,250	28,650
- from other	1,407,582	2,304,182	2,290,104	1,371,412	468,981	339,706

Total distributions	1,407,582	2,309,182	2,301,665	1,381,802	491,231	368,356

Cash generated (deficiency) after cash distributions	$746,236	$5,381,760	$6,734,586	$(2,521,479)	$(48,179)	$4,540,519

Tax and distribution data per $1,000 invested:
Federal Income Tax Results:
Ordinary income (loss) from operations	$(41.77)	$(158.30)	$(49.34)	$(84.41)	$(34.62)	N/A
Capital gain (loss)	$—	$(0.06)	$61.63	$(73.23)	$(79.66)	N/A
Cash distributions to investors (on a GAAP basis):
Investment income	$—	$—	$—	$—	$—	$—
Return of capital	$56.31	$92.76	$93.66	$56.23	$19.99	$14.99

	$56.31	$92.76	$93.66	$56.23	$19.99	$14.99

Sources (on a cash basis)
Sales	$—	$0.20	$0.47	$0.42	$0.91	$1.17
Operations	$—	$—	$—	$—	$—	$—
Other	$56.31	$92.56	$93.19	$55.81	$19.08	$13.82

Total	$56.31	$92.76	$93.66	$56.23	$19.99	$14.99

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)						56.29%

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

	Cypress Equipment Fund XII, LLC
	(Consolidated)
	Period Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	September 30,
	2006	2007	2008	2009	2010	2011
Months of operations	12	12	12	12	12	9
Gross Revenue —lease and other (2)	$1,850,783	$6,075,550	$6,019,760	$919,239	$(2,827,562)	$1,190,430
—gain (loss) on sale of assets	129,463	90,739	8,498,834	—	—	—

	1,980,246	6,166,289	14,518,594	919,239	(2,827,562)	1,190,430
Less Operating Expenses:
Depreciation and amortization	961,089	3,705,845	1,710,623	162,346	162,345	121,758
Interest expense	373,445	2,664,843	1,963,627	1,638,935	1,692,903	1,267,803
Administrative cost reimbursements	140,235	230,612	274,044	177,899	307,205	65,429
Legal / professional fees	39,968	97,745	138,236	140,863	180,172	157,432
CIF organization fees	132,040	667,953	—	—	—	—
Other	408,564	1,071,440	377,179	(60,969)	(11,860)	(60)
Incentive fees	13,271	305,940	321,446	319,282	318,489	149,401
Management fees	19,527	231,323	1,641,634	518,793	574,253	358,151

	2,088,139	8,975,701	6,426,789	2,897,149	3,223,507	2,119,914

Minority interest in subsidiaries’ (income) loss	(109,097)	280,347	(6,038,453)	—	—	—

Net income (loss)—GAAP basis	$(216,990)	$(2,529,065)	$2,053,352	$(1,977,910)	$(6,051,069)	$(929,484)

Taxable income (loss) from operations	$(238,681)	$(3,214,848)	$2,529,171	$283,655	$(30,720)	N/A

Cash generated by (used in) operations (3)	$(6,630)	$271,812	$(1,965,521)	$(2,557,540)	$(2,934,232)	$(1,657,590)
Cash generated by sales	126,698	1,472,002	23,782,465	—	—	—
Cash generated from refinancing	—	—	—	—	—	—
Cash generated from other	325,600	9,383,290	20,924,595	3,189,649	8,262,313	4,763,800

	445,668	11,127,104	42,741,539	632,109	5,328,081	3,106,210
Less cash distributions to investors:
- from operating cash flow	—	271,812	—	—	—	—
- from sales and refinancing	126,698	1,472,002	2,312,236	—	—	—
- from other	12,718	537,007	—	2,302,061	2,299,747	627,648

Total distributions	139,416	2,280,821	2,312,236	2,302,061	2,299,747	627,648

Cash generated (deficiency) after cash distributions	$306,252	$8,846,283	$40,429,303	$(1,669,952)	$3,028,334	$2,478,562

Tax and distribution data per $1,000 invested:
Federal Income Tax Results:
Ordinary income (loss) from operations	$(9.81)	$(128.59)	$101.31	$11.41	$(1.24)	N/A
Capital gain (loss)	$—	$—	$244.41	$(120.54)	$(127.24)	N/A
Cash distributions to investors (on a GAAP basis):
Investment income	$—	$—	$92.62	$—	$—	$—
Return of capital	$5.73	$91.23	$—	$92.58	$92.49	$25.25

	$5.73	$91.23	$92.62	$92.58	$92.49	$25.25

Sources (on a cash basis)
Sales	$5.21	$58.88	$92.62	$—	$—	$—
Operations	$—	$10.87	$—	$—	$—	$—
Other	$0.52	$21.48	$—	$92.58	$92.49	$25.25

Total	$5.73	$91.23	$92.62	$92.58	$92.49	$25.25

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)						49.17%

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

Cypress Equipment Fund 13, LLC

(Consolidated)

	Period Ended
	December 31, 2007	December 31, 2008	December 31, 2009	December 31, 2010	September 30, 2011
Months of operations	11	12	12	12	9
Gross Revenue —lease and other (2)	$226,503	$7,661,007	$2,467,437	$524,630	$(840,965)
—gain (loss) on sale of assets	—	690,980	—	—	—

	226,503	8,351,987	2,467,437	524,630	(840,965)
Less Operating Expenses:
Depreciation and amortization	163,639	1,838,292	1,387,852	1,423,998	1,067,999
Interest expense	252,037	1,677,655	1,630,296	1,663,929	1,215,179
Administrative cost reimbursements	294,814	360,795	149,842	468,013	72,458
Legal / professional fees	76,345	162,231	163,579	214,224	178,677
Asset impairment charge	—	4,737,309	—	—	—
CIF organization fees	696,774	101,236	—	—	—
Other	(232,984)	(170,325)	479,948	15,353	521,639
Incentive fees	113,148	368,078	365,685	364,420	272,375
Management fees	67,071	1,632,895	571,965	986,289	360,793

	1,430,844	10,708,166	4,749,167	5,136,226	3,689,120

Minority interest in subsidiaries’ (income) loss	—	2,569,089	657,995	429,085	653,880

Net income (loss)—GAAP basis	$(1,204,341)	$212,910	$(1,623,735)	$(4,182,511)	$(3,876,205)

Taxable income (loss) from operations	$(1,538,258)	$3,489,359	$1,280,694	$(2,490,001)	N/A

Cash generated by (used in) operations (3)	$(617,852)	$(3,259,748)	$(3,238,326)	$(3,638,907)	$(2,282,421)
Cash generated by sales	—	4,477,000	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from other	4,348,300	28,143,575	4,499,849	18,682,345	6,743,500

	3,730,448	29,360,827	1,261,523	15,043,438	4,461,079
Less cash distributions to investors:
- from operating cash flow	—	—	—	—	—
- from sales and refinancing	—	2,893,411	—	—	—
- from other	1,152,616	—	2,882,445	2,877,604	2,151,705

Total distributions	1,152,481	2,893,411	2,882,445	2,877,604	2,151,705

Cash generated (deficiency) after cash distributions	$2,577,967	$26,467,416	$(1,620,922)	$12,165,834	$2,309,374

Tax and distribution data per $1,000 invested:
Federal Income Tax Results:
Ordinary income (loss) from operations	$(43.95)	$99.80	$36.66	$(71.60)	N/A
Capital gain (loss)	$—	$212.66	$(34.29)	$(71.89)	N/A
Cash distributions to investors (on a GAAP basis):
Investment income	$—	$6.09	$—	$—	$—
Return of capital	$32.93	$76.66	$82.52	$82.75	$61.88

	$32.93	$82.75	$82.52	$82.75	$61.88

Sources (on a cash basis)
Sales	$—	$82.75	$—	$—	$—
Refinancing	$—	$—	$—	$—	$—
Operations	$—	$—	$—	$—	$—
Other	$32.93	$—	$82.52	$82.75	$61.88

Total	$32.93	$82.75	$82.52	$82.75	$61.88

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)					51.20%

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

Cypress Equipment Fund 14, LLC

	Period Ended
	December 31, 2007	December 31, 2008 (Consolidated)	December 31, 2009 (Consolidated)	December 31, 2010 (Consolidated)	September 30, 2011 (Consolidated)
Months of operations	1	12	12	12	9
Gross Revenue —lease and other (2)	$171	$3,117,447	$2,466,510	$(1,332,362)	$605,028
—gain (loss) on sale of assets	—	—	—	—	—

	171	3,117,447	2,466,510	(1,332,362)	605,028
Less Operating Expenses:
Depreciation and amortization	—	1,609,115	1,261,302	1,233,372	920,230
Interest expense	3,478	614,447	1,673,963	1,660,806	1,229,686
Administrative cost reimbursements	8,840	346,568	214,439	294,679	68,515
Legal / professional fees	—	108,070	149,360	191,699	173,399
Asset impairment charge	—	4,575,536	—	—	—
CIF organization fees	—	799,000	—	—	—
Other	4,484	(257,089)	18,061	74,773	490,944
Incentive fees	—	148,208	367,513	366,558	274,301
Management fees	—	256,822	354,854	803,402	357,110

	16,802	8,200,677	4,039,492	4,625,289	3,514,185

Minority interest in subsidiaries’ (income) loss	—	2,289,663	363,859	354,155	576,318

Net income (loss)—GAAP basis	$(16,631)	$(2,793,567)	$(1,209,123)	$(5,603,496)	$(2,332,839)

Taxable income (loss) from operations	N/A	$736,945	$587,774	$(2,026,285)	N/A

Cash generated by (used in) operations (3)	$(800)	$(1,209,296)	$(2,449,722)	$(3,281,765)	$(2,213,843)
Cash generated by sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from other	—	2,279,461	2,641,000	9,498,669	5,518,000

	(800)	1,070,165	191,278	6,216,904	3,304,157
Less cash distributions to investors:
- from operating cash flow	—	—	—	—	—
- from sales and refinancing	—	—	—	—	—
- from other	—	1,243,219	2,886,070	2,881,436	2,158,911

Total distributions	—	1,243,219	2,886,070	2,881,436	2,158,911

Cash generated (deficiency) after cash distributions	$(800)	$(173,054)	$(2,694,792)	$3,335,468	$1,145,246

Tax and distribution data per $1,000 invested:
Federal Income Tax Results:
Ordinary income (loss) from operations	N/A	$21.06	$16.81	$(58.07)	N/A
Capital gain (loss)	N/A	$33.18	$—	$2.71	N/A
Cash distributions to investors (on a GAAP basis):
Investment income	$—	$—	$—	$—	$—
Return of capital	$—	$35.53	$82.56	$82.58	$61.84

	$—	$35.53	$82.56	$82.58	$61.84

Sources (on a cash basis)
Sales	$—	$—	$—	$—	$—
Refinancing	$—	$—	$—	$—	$—
Operations	$—	$—	$—	$—	$—
Other	$—	$35.53	$82.56	$82.58	$61.84

Total	$—	$35.53	$82.56	$82.58	$61.84

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)					69.20%

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

Cypress Equipment Fund 15, LLC

(Consolidated)

	Period Ended
	December 31, 2008	December 31, 2009	December 31, 2010	September 30, 2011
Months of operations	6	12	12	9
Gross Revenue —lease and other (2)	$38,726	$1,116,417	$2,051,806	$3,200,786
—gain (loss) on sale of assets	—	—	—

	38,726	1,116,417	2,051,806	3,200,786
Less Operating Expenses:
Amortization	18,316	187,094	162,933	122,199
Interest expense	21,468	1,341,417	1,699,103	1,233,295
Administrative cost reimbursements	139,597	314,437	404,756	66,178
Legal / professional fees	28,410	115,949	180,707	165,750
CIF organization fees	41,210	758,791	—	—
Other	(86,865)	(122,770)	(19,807)	(14,502)
Incentive fees	—	342,356	367,722	274,400
Management fees	31,697	203,854	1,033,824	338,723

	193,833	3,141,128	3,829,238	2,186,043

Net income (loss)—GAAP basis	$(155,107)	$(2,024,711)	$(1,777,432)	$1,014,743

Taxable income (loss) from operations	$394,374	$49,536	$(1,215,513)	N/A

Cash generated by (used in) operations (3)	$(140,821)	$(2,975,733)	$(3,637,151)	$(1,984,934)
Cash generated by sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Cash generated from other	—	2,268,000	15,696,008	6,501,980

	(140,821)	(707,733)	12,058,857	4,517,046
Less cash distributions to investors:
- from operating cash flow	—	—	—	—
- from sales and refinancing	—	—	—	—
- from other	—	2,917,244	2,886,679	2,161,091

Total distributions	—	2,917,244	2,886,679	2,161,091

Cash generated (deficiency) after cash distributions	$(140,821)	$(3,624,977)	$9,172,178	$2,355,955

Tax and distribution data per $1,000 invested:
Federal Income Tax Results:
Ordinary income (loss) from operations	$11.27	$1.42	$(34.77)	N/A
Capital gain (loss)	$3.03	$—	$0.51	N/A
Cash distribtuions to investors (on a GAAP basis):
Investment income	$—	$—	$—	$29.07
Return of capital	$—	$83.35	$82.57	$32.84

	$—	$83.35	$82.57	$61.90

Sources (on a cash basis)
Sales	$—	$—	$—	$—
Operations	$—	$—	$—	$—
Other	$—	$83.35	$82.57	$61.90

Total	$—	$83.35	$82.57	$61.90

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)				83.28%

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

Cypress Equipment Fund 16, LLC

	Period Ended
	December 31, 2008	December 31, 2009 (Consolidated)	December 31, 2010 (Consolidated)	September 30, 2011 (Consolidated)

Months of operations	2	12	12	9
Gross Revenue —lease and other (2)	$85,691	$511,251	$4,518,378	$3,187,808
—gain (loss) on sale of assets	—	—	—	—

	85,691	511,251	4,518,378	3,187,808
Less Operating Expenses:
Amortization	—	89,581	187,698	120,606
Interest expense	17,901	437,185	1,646,148	1,232,880
Administrative cost reimbursements	30,020	242,248	484,432	56,739
Legal / professional fees	3,522	61,033	179,525	159,445
CIF organization fees	—	674,537	125,464	—
Other	(200)	(58,854)	(86,547)	(30,629)
Incentive fees	—	78,582	331,658	260,627
Management fees	—	49,730	845,584	328,232

	51,243	1,574,042	3,713,962	2,127,900

Net income (loss)—GAAP basis	$34,448	$(1,062,791)	$804,416	$1,059,908

Taxable income (loss) from operations	$—	$(216,271)	$(1,524,156)	N/A

Cash generated by (used in) operations (3)	$—	$(1,532,473)	$(3,584,925)	$(1,924,014)
Cash generated by sales	—	—		—
Cash generated from refinancing	—	—		—
Cash generated from other	—	760,000	18,498,140	6,923,900

	—	(772,473)	14,913,215	4,999,886
Less cash distributions to investors:
- from operating cash flow	—	—	—	—
- from sales and refinancing	—	—	—	—
- from other	—	558,293	2,444,311	1,981,630

Total distributions	—	558,293	2,444,311	1,981,630

Cash generated (deficiency) after cash distributions	$—	$(1,330,766)	$12,468,904	$3,018,256

Tax and distribution data per $1,000 invested:
Federal Income Tax Results:
Ordinary income (loss) from operations	N/A	$(8.42)	$(47.48)	N/A
Capital gain (loss)	N/A	$—	$—	N/A
Cash distribtuions to investors (on a GAAP basis):
Investment income	$—	$—	$25.06	$33.35
Return of capital	$—	$21.73	$51.09	$29.00

	$—	$21.73	$76.15	$62.35

Sources (on a cash basis)
Sales	$—	$—	$—	$—
Operations	$—	$—	$—	$—
Other	$—	$21.73	$76.15	$62.35

Total	$—	$21.73	$76.15	$62.35

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)				82.90%

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

Cypress Equipment Fund 17, LLC

	Period Ended
	December 31, 2009 (Consolidated)	December 31, 2010 (Consolidated)	September 30, 2011 (Consolidated)
Months of operations	1	12	9
Gross Revenue —lease and other (2)	$(6,590)	$2,270,495	$2,568,361
—gain (loss) on sale of assets	—	—	—

	(6,590)	2,270,495	2,568,361
Less Operating Expenses:
Depreciation and amortization	—	152,855	325,910
Interest expense	6,248	960,154	1,237,331
Administrative cost reimbursements	46,142	409,363	56,265
Legal / professional fees	—	74,394	159,573
CIF organization fees	—	798,797	—
Other	800	(33,510)	(52,478)
Incentive fees	—	112,799	247,979
Management fees	—	283,327	228,137

	53,190	2,758,179	2,202,717

Minority interest in subsidiaries’ (income) loss	—	—	(12,268)

Net income (loss)—GAAP basis	$(59,780)	$(487,684)	$353,376

Taxable income (loss) from operations	N/A	$(1,194,972)	N/A

Cash generated by (used in) operations (3)	$—	$(2,689,862)	$(1,470,151)
Cash generated by sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from other	—	8,618,740	7,626,900

	—	5,928,878	6,156,749
Less cash distributions to investors:
- from operating cash flow	—	—	—
- from sales and refinancing	—	—	—
- from other	—	530,633	1,826,161

Total distributions	—	530,633	1,826,161

Cash generated (deficiency) after cash distributions	$—	$5,398,245	$4,330,588

Tax and distribution data per $1,000 invested:
Federal Income Tax Results:
Ordinary income (loss) from operations	N/A	$(45.99)	N/A
Capital gain (loss)	N/A	$—	N/A
Cash distribtuions to investors (on a GAAP basis):
Investment income	$—	$—	$10.71
Return of capital	$—	$20.42	$44.62

	$—	$20.42	$55.32

Sources (on a cash basis)
Sales	$—	$—	$—
Operations	$—	$—	$—
Other	$—	$20.42	$55.32

Total	$—	$20.42	$55.32

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)			84.96%

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

	Cypress Growth Fund, LLC
	Period Ended
	December 31, 2007	December 31, 2008	December 31, 2009	December 31, 2010	September 30, 2011
		(Consolidated)	(Consolidated)	(Consolidated)	(Consolidated)
Months of operations	8	12	12	12	9
Gross Revenue —lease and other (2)	$(121,032)	$260,465	$50,997	$(4,167,266)	$5,569
—gain (loss) on sale of assets	—	—	—	—	—

	(121,032)	260,465	50,997	(4,167,266)	5,569
Less Operating Expenses:
Amortization	18,037	181,695	166,235	164,000	123,000
Interest expense	72,842	1,240,238	1,647,228	1,676,822	1,240,572
Administrative cost reimbursements	109,374	331,776	102,300	238,579	64,650
Legal / professional fees	10,445	118,414	127,309	148,472	145,128
CIF organization fees	—	799,892	—	—	—
Other	(9,962)	(149,154)	(26,465)	(19,415)	8,242
Incentive fees	—	167,737	203,928	203,436	151,920
Management fees	13,514	722,282	345,162	535,410	183,063

	214,250	3,412,880	2,565,697	2,947,304	1,916,575

Pre-acquisition (earnings)	—	(14,110)	—	—	—
Minority interest in subsidiaries’ (income) loss	—	278,834	403,232	823,817	235,116

Net income (loss)—GAAP basis	$(335,282)	$(2,887,691)	$(2,111,468)	$(6,290,753)	$(1,675,890)

Taxable income (loss) from operations	$(713,745)	$1,416,258	$581,774	$(1,037,878)	N/A

Cash generated by (used in) operations (3)	$(195,639)	$(3,249,246)	$(2,394,720)	$(2,805,872)	$(1,477,627)
Cash generated by sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from other	2,058,000	13,197,039	902,200	7,760,978	970,400

	1,862,361	9,947,793	(1,492,520)	4,955,106	(507,227)
Less cash distributions to investors:
—from operating cash flow	—	—	—	—	—
—from sales and refinancing	—	—	—	—	—
—from other	—	862,736	868,802	868,803	651,603

Total distributions	—	862,736	868,802	868,803	651,603

Cash generated (deficiency) after cash distributions	$1,862,361	$9,085,057	$(2,361,322)	$4,086,303	$(1,158,830)

Tax and distribution data per $1,000 invested:
Federal Income Tax Results:
Ordinary income (loss) from operations	$(50.20)	$81.51	$33.48	$(59.73)	N/A
Capital gain (loss)	$—	$182.39	$—	$9.84	N/A
Cash distributions to investors (on a GAAP basis):
Investment income	$—	$—	$—	$—	$—
Return of capital	$—	$49.65	$50.00	$50.00	$37.50

	$—	$49.65	$50.00	$50.00	$37.50

Sources (on a cash basis)
Sales	$—	$—	$—	$—	$—
Operations	$—	$—	$—	$—	$—
Other	$—	$49.65	$50.00	$50.00	$37.50

Total	$—	$49.65	$50.00	$50.00	$37.50

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)					76.99%

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

Cypress Income Fund III, LLC

(Consolidated)

	Period Ended
	December 31, 2006	December 31, 2007	December 31, 2008	December 31, 2009	December 31, 2010	September 30, 2011
Months of operations	12	12	12	12	12	9
Gross Revenue —lease and other (2)	$562,866	$425,344	$1,044,971	$66,750	$(638,338)	$5,001
—gain (loss) on sale of assets	—	—	—	—	—	—

	562,866	425,344	1,044,971	66,750	(638,338)	5,001
Less Operating Expenses:
Amortization	111,118	137,724	121,944	121,944	121,944	91,458
Interest expense	697,752	1,237,500	1,235,741	1,233,374	1,241,556	918,900
Administrative cost reimbursements	101,602	66,435	96,865	82,278	99,192	26,152
Legal / professional fees	33,958	42,273	58,848	70,211	75,496	65,234
CIF organization fees	600,000	—	—	—	—	—
Other	(95,979)	(70,740)	(57,843)	(8,763)	(7,230)	(8,816)
Incentive fees	56,575	100,337	100,142	100,003	99,852	74,477
Management fees	26,989	128,978	590,642	194,087	251,924	163,533

	1,532,015	1,642,507	2,146,339	1,793,134	1,882,734	1,330,938

Net income (loss)—GAAP basis	$(969,149)	$(1,217,163)	$(1,101,368)	$(1,726,384)	$(2,521,072)	$(1,325,937)

Cash generated by (used in) operations (3) (4)	$(1,418,788)	$(1,503,647)	$(2,018,464)	$(1,589,550)	$(1,866,427)	$(1,219,617)
Cash generated by sales	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—
Cash generated from other	2,429,200	4,719,530	7,530,347	491,000	2,255,469	2,361,500

	1,010,412	3,215,883	5,511,883	(1,098,550)	389,042	1,141,883
Less Principal Repayments to Investors	—	—	50,000	—	30,000	34,000

Cash generated (deficiency) after debt service payments (4)	$1,010,412	$3,215,883	$5,461,883	$(1,098,550)	$359,042	$1,107,883

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)						53.50%
ADDITIONAL INFORMATION
Master Note Payable Balance	$15,000,000	$15,000,000	$14,950,000	$14,950,000	$14,920,000	$14,886,000
Annual Interest % paid under Master Note Payable	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%
Interest Payments to Investors (4)	$697,752	$1,237,500	$1,235,741	$1,233,374	$1,231,509	$918,547

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

Cypress Income Fund IV, LLC

(Consolidated)

	Period Ended
	December 31, 2006	December 31, 2007	December 31, 2008	December 31, 2009	December 31, 2010	September 30, 2011
Months of operations	4	12	12	12	12	9
Gross Revenue —lease and other (2)	$24,919	$(65,258)	$3,799,874	$726,110	$(1,737,477)	$999,418
—gain (loss) on sale of assets	—	—	(14,983)	—	—	—

	24,919	(65,258)	3,784,891	726,110	(1,737,477)	999,418
Less Operating Expenses:
Amortization	13,701	187,283	162,345	162,346	162,345	121,758
Interest expense	50,083	1,492,172	1,652,259	1,637,877	1,648,489	1,227,996
Administrative cost reimbursements	36,347	113,873	154,801	90,548	210,675	34,219
Legal / professional fees	21,201	42,239	61,942	71,367	81,196	75,096
CIF organization fees	132,040	667,953	—	—	—	—
Other	(3,696)	(385,520)	(128,925)	(52,407)	(11,382)	(1,514)
Incentive fees	1,967	120,987	133,967	132,607	132,001	98,511
Management fees	5,556	93,784	791,806	372,905	418,895	160,555

	257,199	2,332,771	2,828,195	2,415,243	2,642,219	1,716,621

Net income (loss)—GAAP basis	$(232,280)	$(2,398,029)	$956,696	$(1,689,133)	$(4,379,696)	$(717,203)

Cash generated by (used in) operations (3) (4)	$(200,113)	$(2,190,656)	$(2,655,745)	$(2,282,130)	$(493,904)	$(1,550,760)
Cash generated by sales	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—
Cash generated from other	1,760,000	2,590,600	12,412,483	2,662,749	7,314,384	2,375,300

	1,559,887	399,944	9,756,738	380,619	6,820,480	824,540
Less Principal Repayments to Investors	—	—	—	240,000	45,000	25,000

Cash generated (deficiency) after debt service payments (4)	$1,559,887	$399,944	$9,756,738	$140,619	$6,775,480	$799,540

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)						66.19%
ADDITIONAL INFORMATION
Master Note Payable Balance	$3,301,000	$19,999,831	$19,999,831	$19,759,831	$19,714,831	$19,689,831
Annual Interest % paid under Master Note Payable	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%
Interest Payments to Investors (4)	$—	$1,516,432	$1,652,259	$1,635,492	$1,628,008	$1,214,969

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

Cypress Income Fund V, LLC

(Consolidated)

	Period Ended
	December 31, 2007	December 31, 2008	December 31, 2009	December 31, 2010	September 30, 2011
Months of operations	5	12	12	12	9
Gross Revenue —lease and other (2)	$(23,452)	$4,857,834	$1,079,778	$895,689	$607,781
—gain (loss) on sale of assets	—	—	—	—	—

	(23,452)	4,857,834	1,079,778	895,689	607,781
Less Operating Expenses:
Depreciation and amortization	43,477	1,781,373	1,387,852	1,423,998	1,067,999
Interest expense	242,885	1,647,901	1,630,296	1,661,158	1,214,382
Administrative cost reimbursements	63,548	147,768	56,959	233,807	37,049
Legal / professional fees	19,547	70,482	77,824	109,522	84,433
Asset impairment charge	—	4,737,309	—	—	—
CIF organization fees	696,774	101,236	—	—	—
Other	(54,942)	(110,383)	484,683	23,246	518,172
Incentive fees	19,693	133,477	131,974	131,100	97,913
Management fees	3,552	399,700	206,416	460,835	136,227

	1,034,534	8,908,863	3,976,004	4,043,666	3,156,175

Minority interest in subsidiary’s (income) loss	—	2,569,089	657,995	429,085	653,880

Net income (loss)—GAAP basis	$(1,057,986)	$(1,481,940)	$(2,238,231)	$(2,718,892)	$(1,894,514)

Cash generated by (used in) operations (3) (4)	$(998,288)	$(1,548,208)	$(2,503,989)	$(2,514,185)	$(1,804,091)
Cash generated by sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from other	55,000	8,078,271	632,500	9,193,373	2,068,500

	(943,288)	6,530,063	(1,871,489)	6,679,188	264,409
Less Principal Repayments to Investors	—	—	315,000	65,000	—

Cash generated (deficiency) after debt service payments (4)	$(943,288)	$6,530,063	$(2,186,489)	$6,614,188	$264,409

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)					75.09%
ADDITIONAL INFORMATION
Master Note Payable Balance	$17,419,352	$19,950,261	$19,635,261	$19,570,261	$19,570,261
Annual Interest % paid under Master Note Payable	8.25%	8.25%	8.25%	8.25%	8.25%
Interest Payments to Investors (4)	$242,885	$1,646,207	$1,627,681	$1,616,902	$1,207,591

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

Cypress Income Fund VI, LLC

(Consolidated)

	Period Ended
	December 31, 2008	December 31, 2009	December 31, 2010	September 30, 2011
Months of operations	1	12	12	9
Gross Revenue —lease and other (2)	$(516,994)	$137,163	$(1,853,415)	$464,009
—gain (loss) on sale of assets	—	—

	(516,994)	137,163	(1,853,415)	464,009
Less Operating Expenses:
Depreciation and amortization	170,873	166,235	164,000	123,000
Interest expense	1,226,146	1,647,228	1,657,997	1,232,430
Administrative cost reimbursements	211,292	57,552	143,197	37,465
Legal / professional fees	42,649	72,689	81,474	76,311
Asset impairment charge	—	—	—	—
CIF organization fees	799,892	—	—	—
Other	(107,400)	(22,716)	(17,624)	5,000
Incentive fees	97,785	133,484	132,994	99,087
Management fees	228,973	202,734	315,864	126,861

	2,670,210	2,257,206	2,477,902	1,700,154

Minority interest in subsidiary’s (income) loss	—	—	—	—

Net income (loss)—GAAP basis	$(3,187,204)	$(2,120,043)	$(4,331,317)	$(1,236,145)

Cash generated by (used in) operations (3) (4)	$(2,514,325)	$(2,091,796)	$(2,330,936)	$(1,382,024)
Cash generated by sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Cash generated from other	2,704,067	752,600	4,701,309	955,400

	189,742	(1,339,196)	2,370,373	(426,624)
Less Principal Repayments to Investors	—	67,500	125,000	—

Cash generated (deficiency) after debt service payments (4)	$189,742	$(1,406,696)	$2,245,373	$(426,624)

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)				89.92%
ADDITIONAL INFORMATION
Master Note Payable Balance	$19,997,317	$19,929,817	$19,804,817	$19,804,817
Annual Interest % paid under Master Note Payable	8.25%	8.25%	8.25%	8.25%
Interest Payments to Investors (4)	$1,206,017	$1,646,302	$1,640,258	$1,222,065

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

Cypress Income Fund VII, LLC

(Consolidated)

	Period Ended
	December 31, 2008	December 31, 2009	December 31, 2010	September 30, 2011
Months of operations	6	12	12	9
Gross Revenue —lease and other (2)	$234,891	$855,230	$(978,213)	$1,950,542
—gain (loss) on sale of assets	—	—	—	—

	234,891	855,230	(978,213)	1,950,542
Less Operating Expenses:
Amortization	81,892	191,478	162,328	121,746
Interest expense	591,732	1,673,963	1,659,781	1,227,281
Administrative cost reimbursements	124,652	135,374	163,128	30,280
Legal / professional fees	38,493	63,387	77,197	73,941
CIF organization fees	799,000	—	—	—
Other	(152,692)	(78,820)	(6,601)	(5,189)
Incentive fees	47,406	133,507	132,929	99,254
Management fees	43,666	150,750	480,843	158,994

	1,574,149	2,269,639	2,669,605	1,706,307

Net income (loss)—GAAP basis	(1,339,258)	(1,414,409)	(3,647,818)	244,235

Cash generated by (used in) operations (3) (4)	$(1,492,866)	$(2,066,637)	$(2,509,873)	$(1,545,859)
Cash generated by sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Cash generated from other	—	1,058,000	5,357,480	2,822,800

	(1,492,866)	(1,008,637)	2,847,607	1,276,941
Less Principal Repayments to Investors	—	65,000	50,000	44,500

Cash generated (deficiency) after debt service payments (4)	$(1,492,866)	$(1,073,637)	$2,797,607	$1,232,441

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)				85.23%
ADDITIONAL INFORMATION
Master Note Payable Balance	$19,975,000	$19,910,000	$19,860,000	$19,815,500
Annual Interest % paid under Master Note Payable	8.25%	8.25%	8.25%	8.25%
Interest Payments to Investors (4)	$584,674	$1,646,584	$1,639,466	$1,224,133

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

Cypress Income Fund 8, LLC

(Consolidated)

	Period Ended
	December 31, 2008	December 31, 2009	December 31, 2010	September 30, 2011
Months of operations	2	12	12	9
Gross Revenue —lease and other (2)	$85,692	$517,152	$2,042,796	$1,404,630
—gain (loss) on sale of assets	—	—	—	—

	85,692	517,152	2,042,796	1,404,630
Less Operating Expenses:
Amortization	4,282	175,219	162,933	122,199
Interest expense	17,323	1,306,497	1,650,813	1,224,962
Administrative cost reimbursements	34,026	125,178	214,199	27,488
Legal / professional fees	14,285	55,580	78,901	74,186
CIF organization fees	41,210	758,791	—	—
Other	858	(6,783)	(13,952)	(19,413)
Incentive fees	—	105,824	133,666	99,176
Management fees	—	48,396	410,478	160,485

	111,984	2,568,702	2,637,038	1,689,083

Net income (loss)—GAAP basis	(26,292)	(2,051,550)	(594,242)	(284,453)

Cash generated by (used in) operations (3) (4)	$(79,502)	$(2,431,818)	$(2,448,282)	$1,536,095
Cash generated by sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from other	—	778,000	8,469,368	3,175,580

	(79,502)	(1,653,818)	6,021,086	4,711,675
Less Principal Repayments to Investors	—	—	45,000	152,177

Cash generated (deficiency) after debt service payments (4)	$(79,502)	$(1,653,818)	$5,976,086	$4,559,498

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)				81.16%
ADDITIONAL INFORMATION
Master Note Payable Balance	$1,030,250	$20,000,000	$19,955,000	$19,802,823
Annual Interest % paid under Master Note Payable	8.25%	8.25%	8.25%	8.25%
Interest Payments to Investors (4)	$—	$1,305,162	$1,648,543	$1,223,176

TABLE III (Continued)

OPERATING RESULTS OF PRIOR ACTIVE PROGRAMS

September 30, 2011

(Unaudited)

	Cypress Income Fund 9, LLC (Consolidated) Period Ended			Cypress Income Fund 10, LLC (Consolidated) Period Ended
	December 31, 2009	December 31, 2010	September 30, 2011	December 31, 2010	September 30, 2011
Months of operations	7	12	9	8	9
Gross Revenue —lease and other (2)	$(8,483)	$1,987,305	$1,403,883	$402,589	$1,021,222
—gain (loss) on sale of assets	—	—	—	—	—

	(8,483)	1,987,305	1,403,883	402,589	1,021,222
Less Operating Expenses:
Amortization	64,333	187,698	120,606	102,224	324,014
Interest expense	410,879	1,646,148	1,232,880	861,681	1,237,331
Administrative cost reimbursements	108,028	209,241	24,854	146,127	25,780
Legal / professional fees	34,445	75,996	71,046	44,599	74,063
CIF organization fees	674,537	125,464	—	798,797	—
Other	(23,179)	(57,599)	(21,072)	(26,467)	(20,003)
Incentive fees	33,315	133,471	99,954	69,775	99,912
Management fees	1,195	361,912	131,644	2,362	78,985

	1,303,553	2,682,331	1,659,912	1,999,098	1,820,082

Minority interest in subsidiary’s (income) loss	—	—	—	—	(12,268)

Net income (loss)—GAAP basis	(1,312,036)	(695,026)	(256,029)	(1,596,509)	(811,128)

Cash generated by (used in) operations (3) (4)	$(1,237,378)	$(2,512,286)	$(1,506,386)	$(1,802,872)	$(1,139,265)
Cash generated by sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from other	—	8,081,740	2,834,900	1,016,000	3,137,500

	(1,237,378)	5,569,454	1,328,514	(786,872)	1,998,235
Less Principal Repayments to Investors	—	—	45,000	—	—

Cash generated (deficiency) after debt service payments (4)	$(1,237,378)	$5,569,454	$1,283,514	$(786,872)	$1,998,235

Amount remaining invested in equipment (Cost of equipment at end of period as a percentage of cost of equipment purchased)			77.87%		100.00%
ADDITIONAL INFORMATION
Master Note Payable Balance	$16,863,421	$20,000,000	$19,955,000	$19,969,913	$19,969,913
Annual Interest % paid under Master Note Payable	8.25%	8.25%	8.25%	8.25%	8.25%
Interest Payments to Investors (4)	$410,879	$1,646,149	$1,232,761	$860,564	$1,232,252

FOOTNOTES:

(1)	All majority owned subsidiaries are consolidated in the presentation of each Prior Program. Cash flow information presented here is an extract of the complete information included in each Prior Program’s financial statements.
(2)	Lease and other revenue includes income (loss) from investments in limited liability companies, partnerships and corporations.
(3)	Cash generated by (used in) operations does not include the principal portion of lease rentals received under direct financing leases or principal payments received on notes receivable. In the Funds’ statements of cash flows (under Generally Accepted Accounting Principles), these amounts are included in the investing activities section.
(4)	Cash generated by (used in) operations include interest payments to Investors.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

September 30, 2011

(Unaudited)

Program name	Cypress Equipment Fund III, LLC		Cypress Equipment Fund IV, LLC		Cypress Equipment Fund V, LLC		Cypress Equipment Fund VI, LLC
Dollar amount of equity raised		$10,801,800		$11,343,500		$15,000,000		$20,000,000
Assets purchased		$21,068,644		$16,023,561		$37,307,789		$32,719,742
Date of closing of offering		July 1999		December 2000		August 2001		May 2002
Date of first sale of property		December 1998		December 2000		January 2003		August 2003
Date of final sale of property		April 2008		October 2009		December 2008		January 2009
Tax and Distribution Data per $1,000 Investment through September 30, 2011
Federal income tax results:
Ordinary income (loss):		`
—From operations		$349.16		$412.21		$584.61		$467.36
—From recapture		$—		$—		$—		$—
Capital gain (loss)		$71.03		$(13.77)		$703.66		$266.15
Cash distributions to investors:
Source (on GAAP Basis)
—Investment income		$281.02		$250.64		$1,147.65		$591.62
—Return of capital		$1,000.00		$1,000.00		$1,000.00		$1,000.00

		$1,281.02		$1,250.64		$2,147.65		$1,591.62

Sources (on a cash basis):
- Sales		$609.75		$313.04		$1,288.05		$831.01
- Refinancing		$—		$—		$—		$162.62
- Operations		$202.41		$373.31		$204.07		$(0.69)
- Other		$468.85		$564.29		$655.53		$598.68

Total		$1,281.02		$1,250.64		$2,147.65		$1,591.62

Annual distributions:	Rate (1)	Amount	Rate (1)	Amount	Rate (1)	Amount	Rate (1)	Amount
1998	6%	$139,541	N/A	N/A	N/A	N/A	N/A	N/A
1999	16%	$1,379,020	N/A	N/A	N/A	N/A	N/A	N/A
2000	16%	$1,731,247	11%	$565,534	N/A	N/A	N/A	N/A
2001	10%	$1,080,180	10%	$1,124,325	7%	$389,748	N/A	N/A
2002	10%	$1,080,180	10%	$1,134,350	10%	$1,500,000	10%	$1,488,033
2003	22%	$2,376,396	10%	$1,134,350	10%	$1,500,000	10%	$2,000,000
2004	10%	$1,078,930	10%	$1,129,558	22%	$3,375,000	10%	$2,000,000
2005	10%	$1,078,930	10%	$1,125,460	66%	$9,963,300	18%	$3,500,000
2006	10%	$1,078,930	21%	$2,358,216	10%	$1,497,000	37%	$7,490,625
2007	19%	$1,996,021	35%	$3,907,901	72%	$10,733,689	33%	$6,475,625
2008	8%	$817,926	10%	$1,122,960	5%	$748,500	37%	$7,372,250
2009	N/A	N/A	5%	$583,939	17%	$2,507,475	8%	$1,505,834

Total	136%	$13,837,301	132%	$14,186,593	219%	$32,214,712	163%	$31,832,367

Average Investor Rate of Return	5.7%		4.6%		19.3%		11.1%

(1)	The annual distribution rate is the sum of the quarterly distribution rates as a percentage of the equity outstanding at the time of distribution. The total distribution rate is the amount realized by the initial outstanding at the time of distribution. The total distribution rate is the amount realized by the initial investors.

TABLE V

SALES OR DISPOSALS OF INVESTMENTS BY PRIOR PROGRAMS

September 30, 2011

(Unaudited)

Equipment Type or Investment	Lessee	Fund(s)	Date Sold	Acquisition Cost (1)	Sales Proceeds (2)	Excess (Deficiency) of operating cash receipts over cash expenditures (3)
BAe 146-200 Aircraft 2022	British Aerospace	CEF III	Jun-99	$4,997,645	$576,663	$1,256,770
BAe 146-200 Aircraft 2054 (Call Option)	British Aerospace	CEF III	Apr-01	$683,358	$1,062,868	$(30,375)
BAe 146-200 Aircraft 2055 (Call Option)	British Aerospace	CEF III	Jul-01	$683,358	$1,072,822	$(30,375)
Coal Preparation Plant	Peabody Subsidiary	CEF V	Jan-03	$4,725,499	$3,544,792	$2,718,891
1,830 Piggyback Trailers (1/3 Interest)	Various US Railroads	CEF III	Dec-98 – Jan-03	$384,465	$110,424	$738,135
Container Ship Horizon Hawaii	Horizon Lines	CEF V	Dec-03	$3,835,364	$62,528	$5,242,020
1,700 Containers	Various Shippers	CEF III	Apr-04	$1,601,347	$924,968	$990,866
1,010 Containers (50% Interest)	Various Shippers	CEF III	Apr-04	$763,611	$186,896	$(29,869)
1,133 Containers	Various Shippers	CEF IV	Apr-04	$891,216	$696,775	$428,044
Liquefied Natural Gas Vessel (Residual Interest)	BP Amoco	CEF VI	Apr-04	$546,027	$2,753,825	$(15,000)
464 Tank Cars and 32 Covered Hopper Cars	GATX	CEF IV, CEF VI, CEF VIII	Sep-04	$7,333,587	$6,150,979	$3,641,861
2 Bulk Vessels (16% Interest)	US MSC	CEF VII, CEF VIII, CEF IX	Dec-04	$22,965,031	$6,860,000	$724,509
64 Covered Hopper Barges	ACBL	CEF VI	Apr-05	$5,001,831	$1,678,314	$1,640,494
Tugboat and 4 Tank Barges	ACBL	CEF VII	Aug-03 & Apr-05	$6,284,761	$5,324,809	$506,114
Towboat	ACBL	CEF VIII	Apr-05	$2,172,904	$1,346,039	$59,479
120 Open Top Hopper Cars	JAIX/CPR	CEF VII	Jul-05	$1,074,395	$2,128,301	$1,078,799
120 Open Top Hopper Cars	JAIX/City of Lansing	CEF VI	Jul-05	$1,014,477	$2,201,967	$961,021
Rail Spur	Western Fuels	CEF VI	Jul-05	$3,601,855	$5,759,771	$1,923,310
Petroleum Product Vessel (Residual Interest)	US MSC	CEF V	Sep-05	$784,370	$5,988,459	$(20,835)
88 Woodchip Gondola railcars	International Paper	CEF X, CIF II	Dec-05	$2,726,362	$3,486,282	$235,165
BAe 146-200 Aircraft 2033 (50% Interest)	British Midland	CEF V	Dec-05	$2,685,963	$18,247	$549,264
BAe 146-200 Aircraft 2024 (50% Interest)	Air Wisconsin	CEF V	Dec-05	$2,685,963	$18,247	$549,264
DASH-8 300 Aircraft 174	Air Canada Jazz	CEF III	Jan-06	$3,216,153	$1,742,253	$2,112,471
DASH-8 300 Aircraft 182	Air Canada Jazz	CEF IV	Jan-06	$3,214,041	$1,774,932	$2,010,876
Iron Ore Vessel Indiana Harbor	Morse Steamship Co.	CEF VIII, CEF IX, CIF	Mar-06	$8,926,958	$13,099,586	$1,285,056
42 Gas Compressors	Hanover	CEF VII, CEF IX, CEF X, CIF, CIF II	Oct-06	$6,754,712	$10,437,065	$1,543,054
Fuel Storage Facility	Entergy	CEF III, CEF IV, CEF V	Nov-06	$6,420,879	$10,250,489	$10,541,832
8 Tank Barges	Dow/Kirby	CEF V	Jan-07	$4,118,439	$8,473,568	$2,005,476

TABLE V (Continued)

SALES OR DISPOSALS OF INVESTMENTS BY PRIOR PROGRAMS

September 30, 2011

(Unaudited)

Equipment Type or Investment	Lessee	Fund(s)	Date Sold	Acquisition Cost (1)	Sales Proceeds (2)	Excess (Deficiency) of operating cash receipts over cash expenditures (3)
13 Tank Barges	Kirby Inland Marine	CEF VIII, CEF IX,CIF	Jan-07	$5,328,466	$6,214,559	$1,649,318
Chemical Tug/Barge	Seabulk	CEF V	Feb-07	$4,795,901	$490,401	$6,576,232
151 Covered Hopper Cars	Various	CEF X, CIF, CIF II	Mar-07	$1,918,680	$2,684,437	$438,728
161 Tank Cars	Various	CEF VIII, CEF IX	May-07	$4,055,151	$3,496,839	$1,177,464
779 Tank Cars, 135 Wood Chip Gondola Cars and 1 Covered Hopper Car	Various	CEF V, CEF VI, CEF VII, CEF VIII	Jun-07	$10,229,837	$11,415,209	$4,181,943
163 Tank Cars	GATX	CEF VIII, CEF IX, CIF	Jun-07	$3,198,960	$3,675,435	$577,514
100 Highway Trailers	Landstar	CEF III	Jan-06 -Jun-07	$2,230,349	$1,166,455	$1,676,961
2 Refrigerated Highway Trailers	Whole Foods	CEF VII	Jul-07	$126,819	$72,161	$109,206
4 Refrigerated Highway Trailers	Fox River Foods	CEF VII	Jul-07	$192,943	$144,321	$218,411
4 Refrigerated Highway Trailers	Coast Produce	CEF VII	Jul-07	$207,301	$144,321	$218,411
8 Refrigerated Highway Trailers	Performance Food Group	CEF VII	Jul-07	$475,623	$288,642	$436,823
10 Refrigerated Trailers	Crowley Foods	CEF VI	Jul-07	$517,190	$485,215	$501,663
11 Refrigerated Trailers	Southwest Traders	CEF VI	Jul-07	$902,531	$533,737	$551,830
34 Locomotives (75% Interest)	Union Pacific Railroad	CEF VI, CEF VII	Aug-07	$5,316,722	$4,328,095	$4,380,592
757-200 Aircraft Note	American Airlines	CEF V	Mar-08	$959,489	$(600)	$2,037,174
757-200 Aircraft Notes	American Airlines	CEF VII	Mar-08	$2,878,468	$(203)	$679,056
737-200 Aircraft 367	Delta	CEF IV	Apr-08	$4,370,449	$1,279,966	$445,861
737-200 Aircraft 369	Delta	CEF III	Apr-08	$4,368,065	$973,023	$1,289,821
Dragline	Arch Coal	CEF VI, CEF VII	May-08	$8,943,576	$11,976,948	$6,345,690
151 Tank Cars	BHP Billiton	CEF 13	May-08	$3,794,648	$4,325,188	$703,532
Beaver Valley Nuclear Power Plant (Residual Option)	First Energy	CEF VI, CEF VII, CEF VIII, CEF IX	Jun-08	$5,030,836	$8,040,883	$14,835
13,838 Dry and Refrigerated Containers (51% Ownership)	Various	CEF IX, CEF X, CEF XII, CIF III, CIF IV	Jun-08	$11,548,439	$12,944,302	$1,257,612
Oil Drilling Platform (75% Ownership)	Rowan Companies, Inc.	CEF VII, CEF VIII, CEF IX, CEF X, CEF XII, CEF 13, CGF,CIF, CIF II, CIF III, CIF IV	Jul-08	$53,965,117	$73,904,331	$60,614
Oil Drilling Platform (Residual Interest)	Rowan Companies, Inc.	CEF 14, CIF V, CIF VI, CPF	Jul-08	$4,901,043	$11,304,474	$(438,968)
1,013 Chassis	Various Shippers	CEF IV	Sep-08	$2,803,723	$1,607,143	$5,121,434
854 Tank Cars	Various	CEF VIII, CEF IX, CIF	Sep-08	$9,610,636	$9,859,976	$3,069,288
55 Highway Trailers	Alliance	CEF V	Oct-08	$1,549,803	$612,100	$1,291,551
Fish Processing Vessel	Nichiro	CEF V, CEF VI	Oct-08	$7,031,032	$5,279,720	$6,374,326

TABLE V (Continued)

SALES OR DISPOSALS OF INVESTMENTS BY PRIOR PROGRAMS

September 30, 2011

(Unaudited)

Equipment Type or Investment	Lessee	Fund(s)	Date Sold	Acquisition Cost (1)	Sales Proceeds (2)	Excess (Deficiency) of operating cash receipts over cash expenditures (3)
Cold Rolling Reduction Steel Mill	Duferco Farrell	CEF VII, CEF IX, CEF X, CEF XI, CIF, CIF II, CIF III	Oct-08	$10,837,406	$10,491,480	$1,830,270
770 Piggyback Trailers	Various US Railroads	CEF V	Dec-08	$1,757,113	$1,206,697	$3,149,414
Chemical Storage and Transfer Facility (25% Interest)	Dow Chemical	CEF VI	Jan-09	$4,884,506	$3,669,598	$3,619,244
Container Vessel (90% Interest)	Schoeller Holdings, Ltd.	CEF 13, CIF IV	Mar-09	$7,934,312	$4,313,674	$2,657,022
4 Saab 340a Aircraft (11% Interest)	Air Botnia	CEF IV	Oct-09	$1,137,122	$88,833	$486,175
2 Container Vessels	Schoeller Holdings Ltd.	CEF X, CEF XII, CIF, CIF II, CIF III, CIF IV	Nov-09 & Jan-10	$25,633,617	$4,498,268	$5,667,808
Multipurpose Vessel Cape Conway	Schoeller Holdings Ltd	CEF IX, CEF X, CEF XII, CEF 13	Feb-10	$11,131,399	$4,051,650	$1,713,697
Gas-Fired Co-Generation Plant (Residual Participation)	Dow Chemical	CEF 13, CEF 14, CGF, CIF III, CIF IV, CIF V, CIF VI	Jun-10	$21,289,664	$22,354,718	$9,709,637
Iron Ore Vessel Stewart J Cort (24% Interest)	Interlake Leasing III	CEF IX, CEF X, CIF, CIF II	Feb-11	$8,238,672	$7,059,489	$4,522,147
Iron Ore Vessel Stewart J Cort (33% Interest)	Interlake Leasing III	CEF VII, CEF IX, CEF X, CEF XI, CEF XII, CIF,CIF II, CIF III	Feb-11	$11,264,827	$9,895,006	$6,859,412
Iron Ore Vessel Stewart J Cort (43% Interest)	Interlake Leasing III	CEF VII, CEF VIII, CEF IX, CEF X, CEF XI, CEF XII, CIF III	Feb-11	$16,161,355	$12,789,454	$8,240,899
5 Tank Barges	ConocoPhillips	CEF 13, CEF 14	Jun-11	$8,119,007	$4,166,149	$363,874

				$399,735,368	$359,563,965	$142,382,837

FOOTNOTES:

(1)	“Acquisition Cost” includes payments for the equipment and related capitalized costs, which may include appraisal costs, legal fees, intermediary fees, expenses of and payments to employees of the Manager or its Affiliates pursuant to the acquisition service and debt placement agreements with the Manager or its Affiliates, and other costs associated with the acquisition of the equipment or the leveraging of the transaction.
(2)	“Sale Proceeds” is the actual cash proceeds received upon sale, early termination or casualty of the equipment net of any direct out-of-pocket closing costs incurred by the prior program in connection with the sale.
(3)	The “Excess (Deficiency) of operating cash receipts over cash expenditures” is the net cash flow generated by the equipment over the life of the investment.

TABLE VI

ACQUISITION OF INVESTMENTS

As of September 30, 2011

(Unaudited)

Equipment Type or Investment	Lessee	Fund(s)	Date Purchased	Acquisition Cost (1)
BAe 146-200 Aircraft 2022	British Aerospace	CEF III	Jun-98	$4,997,645
1,830 Piggyback Trailers (1/3 Interest)	Various US Railroads	CEF III	Aug-98	$384,465
1,700 Containers	Various Shippers	CEF III	Sep-98	$1,601,347
BAe 146-200 Aircraft 2054 (Call Option)	British Aerospace	CEF III	Dec-98	$683,358
BAe 146-200 Aircraft 2055 (Call Option)	British Aerospace	CEF III	Dec-98	$683,358
1,010 Containers (50% Interest)	Various Shippers	CEF III	Feb-99	$763,611
1,013 Chassis	Various Shippers	CEF IV	Dec-99	$2,803,723
4 Saab 340a Aircraft (11% Interest)	Air Botnia	CEF IV	Feb-00	$1,137,122
737-200 Aircraft 367	Delta	CEF IV	Apr-00	$4,370,449
737-200 Aircraft 369	Delta	CEF III	Apr-00	$4,368,065
1,133 Containers	Various Shippers	CEF IV	Dec-00	$891,216
Petroleum Product Vessel (Residual Interest)	US MSC	CEF V	Dec-00	$784,370
Coal Preparation Plant	Peabody Subsidiary	CEF V	Dec-00	$4,725,499
DASH-8 300 Aircraft 174	Air Canada Jazz	CEF III	Mar-01	$3,216,153
DASH-8 300 Aircraft 182	Air Canada Jazz	CEF IV	Mar-01	$3,214,041
100 Highway Trailers	Landstar	CEF III	Dec-01 –Apr-01	$2,230,349
BAe 146-200 Aircraft 2033 (50% Interest)	British Midland	CEF V	May-01	$2,685,963
BAe 146-200 Aircraft 2024 (50% Interest)	Air Wisconsin	CEF V	May-01	$2,685,963
Fuel Storage Facility	Entergy	CEF III, CEF IV, CEF V	Jun-01	$6,420,879
Fish Processing Vessel	Nichiro	CEF V, CEF VI	Nov-01	$7,031,032
64 Covered Hopper Barges	ACBL	CEF VI	Dec-01	$5,001,831
Liquefied Natural Gas Vessel (Residual Interest)	BP Amoco	CEF VI	Jan-02	$546,027
120 Open Top Hopper Cars	JAIX/CPR	CEF VII	Jun-02	$1,074,395
Chemical Tug/Barge	Seabulk	CEF V	Jun-02	$4,795,901
120 Open Top Hopper Cars	JAIX/City of Lansing	CEF VI	Aug-02	$1,014,477
Dragline	Arch Coal	CEF VI, CEF VII	Sep-02	$8,943,576
Rail Spur	Western Fuels	CEF VI	Nov-02	$3,601,855
Towboat	ACBL	CEF VIII	Dec-02	$2,172,904
Tugboat and 4 Tank Barges	ACBL	CEF VII	Dec-02	$6,284,761
757-200 Aircraft (Note)	American Airlines	CEF V, CEF VII	Dec-02	$3,837,957
2 Refrigerated Highway Trailers	Whole Foods	CEF VII	Feb-03	$126,819
4 Refrigerated Highway Trailers	Fox River Foods	CEF VII	Feb-03	$192,943
150 Highway Trailers	Landstar	CEF VII	Oct-02 – Feb-03	$2,982,483
464 Tank Cars and 32 Covered Hopper Cars	GATX	CEF IV, CEF VI, CEF VIII	Apr-03	$7,333,587
4 Refrigerated Highway Trailers	Coast Produce	CEF VII	May-03	$207,301
8 Refrigerated Highway Trailers	Performance Food Group	CEF VII	May-03	$475,623
Container Ship Horizon Hawaii	Horizon Lines	CEF V	Jun-03	$3,835,364
400 Highway Trailers	Landstar	CEF VIII	Apr-03 –Sep-03	$8,262,400
55 Highway Trailers	Alliance	CEF V	Oct-03	$1,549,803
161 Tank Cars	Various	CEF VIII, CEF IX	Dec-03	$4,055,151
770 Piggyback Trailers	Various US Railroads	CEF V	Dec-03	$1,757,113
2 Bulk Vessels (16% Interest)	US MSC	CEF VII, CEF VIII, CEF IX	Dec-03	$22,965,031
3,763 Highway Trailers (Residual Interest)	Various	CEF VIII	Mar-04	$940,292
8 Tank Barges	Dow/Kirby	CEF V	Mar-04	$4,118,439
10 Refrigerated Trailers	Crowley Foods	CEF VI	Apr-04	$517,190

TABLE VI (Continued)

ACQUISITION OF INVESTMENTS

As of September 30, 2011

(Unaudited)

Equipment Type or Investment	Lessee	Fund(s)	Date Purchased	Acquisition Cost (1)
11 Refrigerated Trailers	Southwest Traders	CEF VI	Apr-04	$902,531
Chemical Storage and Transfer Facility (25% Interest)	Dow Chemical	CEF VI	Jul-04	$4,884,506
779 Tank Cars, 135 Wood Chip Gondola Cars and 1 Covered Hopper Car	Various	CEF V, CEF VI, CEF VII, CEF VIII	Aug-04	$10,229,837
854 Tank Cars	Various	CEF VIII, CEF IX, CEF CIF	Nov-04	$9,610,636
163 Tank Cars	GATX	CEF VIII, CEF IX, CEF CIF	Dec-04	$3,198,960
13 Tank Barges	Kirby Inland Marine	CEF VIII, CEF IX, CIF	Dec-04	$5,328,466
Iron Ore Vessel Indiana Harbor	Morse Steamship Co.	CEF VIII, CEF IX, CIF	Dec-04	$8,926,958
42 Gas Compressors	Hanover	CEF VII, CEF IX, CEF X, CIF, CIF II	May-05	$6,754,712
88 Woodchip Gondola railcars	International Paper	CEF X, CIF II	Jun-05	$2,726,362
34 Locomotives (75% Interest)	Union Pacific Railroad	CEF VI, CEF VII	Sep-05	$5,316,722
151 Covered Hopper Cars	Various	CEF X, CIF, CIF II	Oct-05	$1,918,680
Iron Ore Vessel Stewart J Cort (24% Interest)	Interlake Leasing III	CEF IX, CEF X, CIF, CIF II	Oct-05	$8,238,672
Perry Nuclear Power Plant (Residual Option)	Ohio Edison Company	CEF VIII, CEF IX, CEF X, CIF, CIF II	Oct-05	$9,012,431
2,290 Highway Trailers (90% Interest)	Various	CEF X, CIF, CIF II	Dec-05	$5,781,237
300 Chassis (90% Interest)	Pacer Int’l	CEF X, CIF, CIF II	Oct-05 –Dec-05	$2,424,861
Iron Ore Vessel Stewart J Cort (33% Interest)	Interlake Leasing III	CEF VII, CEF IX, CEF X, CEF XI, CEF XII, CIF, CIF II, CIF III	Mar-06	$11,264,827
Beaver Valley Nuclear Power Plant (Residual Option)	First Energy Corp.	CEF VI, CEF VII, CEF VIII, CEF IX	Mar-06	$5,030,836
572 Highway Trailers	Various	CEF IX	Jun-03 –Apr-06	$5,153,340
Iron Ore Vessel Stewart J Cort (43% Interest)	Interlake Leasing III	CEF VII, CEF VIII, CEF IX, CEF X, CEF XI, CEF XII, CIF III	Jun-06	$16,161,355
Cold Rolling Reduction Steel Mill	Duferco Farrell Corp.	CEF VII, CEF IX, CEF X, CEF XI, CIF, CIF II, CIF III	Jun-06	$10,837,406
Mansfield Coal Power Plant (Residual Option)	First Energy Corp.	CEF X, XI, XII, CIF, CIF II, CIF III	Jun-06	$13,094,559
Grand Gulf Nuclear Power Plant (Residual Option)	Entergy, Inc.	CEF X, CEF XI, CEF XII, CIF, CIF II, CIF III	Sep-06	$9,083,431
13,838 Dry and Refrigerated Containers (51% Interest)	Various	CEF IX, CEF X, CEF XII, CIF III, CIF IV	Oct-06	$11,548,439
364 Highway Trailers	Various	CEF XI	May-06 – Oct-06	$3,684,797
650 Refrigerated Trailers (Residual Interest)	Wal-Mart	CEF X, XI, CIF II	Mar-06 –Oct-06	$3,333,831
2 Container Vessels	Schoeller Holdings Ltd	CEF X, CEF XII, CIF, CIF II, CIF III, CIF IV	Nov-06	$25,633,617
151 Tank Cars	BHP Billiton	CEF 13	Mar-07	$3,794,648
393 Highway Trailers	Various	CEF XI	Sep-06 –May-07	$5,300,589
Oil Drilling Platform (75% Interest)	Rowan Companies, Inc.	CEF VII, CEF VIII, CEF IX, CEF X, CEF XII, CEF 13, CGF, CIF, CIF II, CIF III, CIF IV	Jun-07 – Jul-07	$53,965,117
Container Vessel (90% Interest)	Schoeller Holdings Ltd	CEF 13, CIF IV	Nov-07	$7,934,312
Oil Tanker Glenross	Glen Carriers, Ltd.	CEF IX, CEF X, CEF XII, CEF CGF, CEF CIF, CIF II, CIF III, CIF IV, CIF V	Nov-07	$44,203,433

TABLE VI (Continued)

ACQUISITION OF INVESTMENTS

As of September 30, 2011

(Unaudited)

Equipment Type or Investment	Lessee	Fund(s)	Date Purchased	Acquisition Cost (1)
Gas-Fired Co-Generation Plant	Dow Chemical Company	CEF 13, CEF 14, CGF, CIF III, CIF IV, CIF V, CIF VI	Dec-07	$21,289,664
Container Vessel Zim Italia	Zim Integrated Shipping Services	CEF 14, CGF, CIF, CIF II, CIF III, CIF IV, CIF V, CIF VI	Mar-08	$28,228,850
Oil Drilling Platform (Residual Interest)	Rowan Companies, Inc.	CEF 14, CIF V, CIF VI, CPF	Mar-08	$4,901,043
Multipurpose Vessel Cape Conway	Schoeller Holdings Ltd	CEF IX, CEF X, CEF XII, CEF13	Apr-08	$11,131,399
Multipurpose Vessel Cape Preston	Schoeller Holdings Ltd	CEF 14, CGF	Apr-08	$10,603,730
Multipurpose Vessel Cape York	Schoeller Holdings Ltd	CIF V, CIF VI	Apr-08	$11,250,070
5 Tank Barges	ConocoPhillips	CEF 13, CEF 14	May-08	$8,119,007
Cypress Income Fund Equity		CEF IX	Oct-04 – Aug-08	$2,182,000
Cypress Income Fund II Equity		CEF X	May-05 –Aug-08	$2,434,000
Cypress Income Fund III Equity		CEF XI	Apr-06 – Aug-08	$2,725,000
Cypress Income Fund IV Equity		CEF XII	Oct-06 – Aug-08	$3,731,000
Cypress Income Fund VI Equity		CGF, CEF 15	Feb-08 – Aug-08	$3,218,000
8 Refrigerated Cargo Vessels (90% Ownership)	Lavinia Corp.	CEF XII, CEF 13, CEF 14, CEF 15, CGF, CIF III, CIF IV, CIF V, CIF VI, CIF VII	Aug-08	$84,125,563
Platform Supply Vessel Seabulk Asia	Sonogol	CEF 13, CEF 14, CEF 15, CEF 16, CIF IV, CIF V, CIF VI, CIF VII, CIF 8	Nov-08	$32,930,261
Oil Tanker Orkney Spirit	Teekay Corporation	CEF IX, CEF X, CEF XII, CEF 15, CEF 16, CIF, CIF II, CIF III, CIF IV, CIF VII, CIF 8, CPF	Feb-09	$34,186,343
Palo Verde Nuclear Power Plant (1.36% Ownership)	Public Service Company of New Mexico	CEF 14, CEF 15, CEF 16, CEF 17, CIF IV, CIF VI, CIF VII, CIF 8, CIF 9, CPF	Dec-09	$81,154,334
Grand Gulf Nuclear Power Plant (3.03% Ownership)	Entergy Corp.	CEF 13, CEF 14, CEF 16, CEF 17, CGF, CIF IV, CIF V, CIF VI, CIF VII, CIF 8, CIF 9, CIF 10, CPF	Apr-10	$56,240,648
Merom Coal-Fired Power Plant (50% Ownership of 15.7 Interest)	Hoosier Rural Electric Coop.	CEF 13, CEF 14, CEF 15, CEF 16, CEF 17, CEF 18, CIF IV, CIF V, CIF VI, CIF VII, CIF 8, CIF 9, CIF 10	Oct-10	$59,611,430
195 Highway Trailers	U.S. Xpress Leasing	CIF X, CPF	Jan-11	$1,162,045
M/V Sonoma	Maersk	CEF 16, CEF 17, CEF 18, CLF A, CIF 8, CIF 9, CIF 10, CIF 11, CPF	Jun-11	$13,187,658
Cysky	Evergreen	CEF 18, CLF A, CIF 9, CIF 10, CIF 11, CPF	Jul-11	$7,147,668
Cyfly (Omniflight)	Various	CEF 16, CEF 17, CIF 8, CIF 9, CIF 10, CPF	Sep-11	$5,329,897
Cypress Income Fund V Equity		CEF 13	Sep-07 – Apr-10	$3,148,000
Cypress Income Fund VII Equity		CEF 14	Jul-08 – Oct-10	$3,635,200
Cypress Income Fund 8 Equity		CEF 15	Dec-08 – Nov-10	$3,202,100
Cypress Income Fund 9 Equity		CEF 16	Jun-09 –Nov-10	$3,152,950
Cypress Income Fund 10 Equity		CEF 17	Apr-10 – Sep-11	$2,676,000
Cypress Income Fund 11 Equity		CEF 18	Mar-11 – Sep-11	$1,400,000

				$969,655,799

FOOTNOTES:

(1)	“Acquisition Cost” includes payments for the equipment and related capitalized costs, which may include appraisal costs, legal fees, intermediary fees, expenses of and payments to employees of the Manager or its Affiliates pursuant to the acquisition service and debt placement agreements with the Manager or its Affiliates, and other costs associated with the acquisition of the equipment or the leveraging of the transaction.

EXHIBIT B

CYPRESS EQUIPMENT FUND A, LLC

LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

July 21, 2011

CYPRESS EQUIPMENT FUND A, LLC

LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF CYPRESS EQUIPMENT FUND A, LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) is hereby entered into as of the 21st day of July, 2011, by Cypress Equipment Management Corporation VI, a California limited liability company, as the Managing Member (the “Manager”) and as the initial Member, whereby it is agreed to form a limited liability company pursuant to the California Limited Liability Company Act.

1.	NAME AND PRINCIPAL PLACE OF BUSINESS

The name of the Fund shall be CYPRESS EQUIPMENT FUND A, LLC or such other name as the Manager shall hereafter designate in writing to the Members. The Fund’s principal place of business shall be 188 The Embarcadero, Suite 420, San Francisco, California 94105, or such other place or places in the State of California as the Manager may hereafter determine.

2.	DEFINITIONS

The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment and Other Assets, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment and Other Assets. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Adjusted Capital Contribution” shall mean, as of any date, the original Capital Contribution attributable to the Units held by any person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash Available for Distribution and Net Disposition Proceeds with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance if any, in such Member’s Capital Account as of the end of the Fund taxable year, after giving effect to the following adjustments: (a) Crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting from such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Affiliate” of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Member nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“California Act” or “California Limited Liability Company Act” shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7.

“Capital Contribution” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

“Cash Available for Distribution” shall mean Cash Flow plus cash funds available for distribution from Fund reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” shall mean Fund cash provided from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash withdrawn from reserves).

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than a date two years from the date of the Prospectus. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. “Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holders, are first admitted to the Fund as Holders. “Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Competitive Equipment Sale Commission” shall mean that brokerage fee paid for services rendered in connection with the purchase or sale of equipment which is reasonable, customary and competitive in light of the size, type and location of the equipment.

“Cypress” shall mean Cypress Financial Corporation and its Affiliates, including the Manager.

“Distributions” shall mean any cash, tax credits or other property allocated to or distributed to Holders and the Manager arising from their respective interests in the Fund, but shall not include any compensation payable to the Manager under the provisions of Article 8 or Article 9, except as otherwise provided herein.

“Equipment Management” shall mean personnel and services necessary to the leasing activities of the Fund, including but not limited to, leasing and re-leasing of Fund equipment, arranging for necessary maintenance and repair of the equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the ownership of Fund equipment.

“Equipment Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.3 of this Agreement.

“Equipment Re-Leasing Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.4(ii) of this Agreement.

“Equipment Resale Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.4(i) of this Agreement.

“Equipment and Other Assets” shall mean the personal and any incidental real property, as well as all tangible and intangible rights and interests, acquired, held and owned by the Fund for investment purposes, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, loans, collateral, chattel paper, options, warrants, securities and other contract rights.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment and Other Assets to any of its employees unless such Persons are Affiliates of the Manager.

“Full Payout Leases” shall mean leases under which the non-cancellable rental payments due during the initial term of the lease are sufficient to recover the Purchase Price of Equipment.

“Fund” shall mean the limited liability company created under this Agreement.

“Fund Minimum Gain” shall have the meaning ascribed to the term “partnership minimum gain” in Regulations Section 1.704-2(d)(1).

“Gross Income” shall mean the gross income of the Fund within the meaning of Section 61(a) of the Code.

“Gross Lease Revenues” shall mean all revenues of any kind attributable to the Equipment and Other Assets or interests in Equipment and other assets, other than from security deposits paid by lessees thereof or revenues from the sale, refinancing or other disposition of such Equipment and other assets or interests in Equipment and other assets.

“Gross Proceeds” shall mean the aggregate total of the Capital Contributions of the initial Member and all of the additional Members.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“Independent Expert” shall mean a person with no current material or prior business or personal relationship with the Manager or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Investment in Equipment” shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment and Other Assets acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Leasing Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial lease of Equipment and Other Assets acquired by the Fund.

“Manager” or “Managing Member” shall mean Cypress Equipment Management Corporation VI, a California limited liability company, or any other Person or Persons which succeed it in such capacity.

“Members” shall mean the Manager, the initial Members and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a “Member” shall refer to any one of them.

“Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall have the meaning ascribed to the term “partner nonrecourse debt minimum gain” in Regulations Sections 1.704-2(i)(2).

“Net Disposition Proceeds” shall mean the net proceeds realized by the Fund from sale, refinancing or other disposition of the Fund’s equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the equipment, after payment of all liabilities to which the equipment is subject and all expenses related to the transaction.

“Net Lease Provisions” shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancelable rental payments under the lease are absolutely net to the lessor.

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund (including the Fund’s share of income or loss of any partnership, venture or other entity which owns a particular item of Equipment and Other Assets), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Nonrecourse Deductions” shall mean items of Fund loss, deductions or Code Section 705(a)(2)(B) expenditures which are attributable to Nonrecourse Liabilities.

“Nonrecourse Liability” means a Fund liability with respect to which no Member or Related Person bears the economic risk of loss.

“Operating Agreement” or “Agreement” shall mean this Amended and Restated Limited Liability Company Operating Agreement of Cypress Equipment Fund A, LLC , as it may be amended from time to time.

“Operating Leases” shall mean leases which will return to the lessor less than the Purchase Price of the leased equipment from rentals payable during the initial term of the lease.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Equipment and Other Assets.

“Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Priority Return” shall mean an amount equal, for any calendar year or other period with respect to the Units held by any Person, to the average Adjusted Capital Contribution with respect to such Units during such period multiplied by 8% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the Capital Contribution of the initial purchaser of such Units was received by the Fund and pro-rated for any fraction of a calendar year for which such calculation is made).

“Program” shall mean a limited or general partnership, limited liability company, joint venture, unincorporated association or similar organization, other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.

“Promotional Interest” shall mean the allocable share of Fund Distributions of Cash Available for Distribution payable to the Manager pursuant to Sections 8.5 and 10.4 of this Agreement, for which cash consideration has neither been paid nor is to be paid. For purposes of calculating the Promotional Interest, each investor’s Capital Contribution will be calculated as the number of Units held by the investor multiplied by the $10 per Unit offering price.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Purchase Price of Equipment and Other Assets” shall mean the price paid upon the purchase or sale of a particular item of Equipment and Other Assets, including the amount of Acquisition Fees and all liens and mortgages on the Equipment and Other Assets, but excluding points and prepaid interest.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Related Person” means a Person having a relationship with a Member that is described in Regulations Section 1.752-4(b).

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the Members voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Roll-Up Entity” means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Sponsor” shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests. Sponsor includes, but is not limited to, the Manager.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, Equipment and Other Assets representing 66 2/3% or more of the net book value of all Equipment and Other Assets as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing a Capital Contribution in the amount of $10 (regardless of discounted commissions) and shall entitle the Holder thereof to the rights herein provided.

“United States Citizen” shall mean a “citizen of the United States” as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statue.

3.	BUSINESS AND PURPOSE

The primary purpose and business of the Fund generally is to acquire, hold, lease and dispose of capital equipment and interests in capital equipment. The Fund’s business and purpose shall also include any activity incidental to the foregoing, including, without limitation, acquiring, purchasing, exchanging, leasing, assigning, owning, modifying, financing, borrowing, maintaining, operating, improving, selling, creating security interests in, pledging, transferring or otherwise disposing of, capital equipment and other personal property of all kinds, in any part of the world, and establishing, acquiring, conducting and carrying on any business or businesses suitable, necessary, useful or convenient in connection therewith. To these ends, the Fund may enter into, make and perform all contracts and other undertakings and engage in all activities and transactions as the Manager may consider necessary or advisable, to carry out the foregoing objects and purposes, including without limitation to borrow or raise monies, and to secure the payment of any obligation of the Fund by security interest, lien or other encumbrance on the Fund’s equipment and to hire or retain attorneys, accountants, engineers, services, appraisers, contractors, brokers and other consultants, professionals and experts to perform services with respect thereto.

4.	TERM

The Fund was formed on June 23, 2011, and shall continue until terminated in accordance with the provisions of this Agreement.

5.	MANAGER

The Manager has contributed capital to the Fund as the initial Member, as provided in Section 6.1 below, and at all times during the existence of the Fund the Manager shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.

6.	INITIAL AND ADDITIONAL MEMBERS

6.1 Initial Member. Cypress Equipment Management Corporation VI, as the initial Member, has contributed the sum of $500 to the capital of the Fund and has received 50 Units in return therefor.

6.2 Additional Members. The Fund intends to sell and issue to Holders not less than 120,000 nor more than 20,000,000 additional Units and to admit as additional Members the Persons who contribute cash to the capital of the Fund for such Units.

6.3 Conditions to Admission. Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Member in the Fund at such time as he has: (i) purchased 500 or more Units, (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under “Plan of Distribution”), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Member and requests admission to the Fund in that capacity, together with such other instruments as the Manager may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement by executing the subscription documents and making payment for the Units as provided herein (which shall constitute execution of this Agreement), and (iv) the Manager accepts such Person as a Member in the Fund.

6.4 Admission as a Member. Each Person whose subscription for Units is submitted and accepted by the Fund as provided under Section 6.3 will, except as provided in Section 6.6, be admitted as a Member three business days following receipt of such subscription.

6.5 Limitation on Additional Issuance. The Fund shall not issue any additional Units after the Final Closing Date.

6.6 Escrow. All Capital Contributions shall be received by the Fund in trust, and shall be deposited in an escrow account with a banking institution designated by the Manager as escrow holder for the Capital Contributions, until such time as subscriptions representing Capital Contributions of $1,200,000, in addition to the Unit purchased by the initial Member, have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Capital Contributions, the Fund will admit subscribers into the Fund as additional Members. At the time a subscriber is admitted as a Member, the escrow holder shall transfer the subscriber’s Capital Contributions to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Capital Contributions will be promptly refunded to the investors. In any event, any interest earned on Capital Contributions while in escrow shall be paid to investors.

6.7 Capital Account. An individual Capital Account shall be maintained for each Member. The Capital Account of a Member shall consist of the Capital Contributions of such Member, increased by (i) any additional contributions to capital and (ii) such Member’s share of Fund Net Income, and decreased by (i) Distributions to such Member and (ii) such Member’s share of Fund Net Loss. In the event a Member transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the transferor’s Capital Account, so transferred. No Holder shall have the obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section 6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

7.	LIABILITY AND STATUS OF MEMBERS

Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund, except to the extent, but only to the extent, a Holder would be required to return any Distribution from the Fund pursuant to Section 17254(e) of the California Act.

8.	COMPENSATION TO THE MANAGER AND/OR AFFILIATES

8.1 General Limitation. The Manager and its Affiliates shall receive compensation only as specified by this Agreement. In addition to the compensation provided herein, the Manager will be entitled to receive Distributions as provided in Article 10, and receive reimbursement of costs and expenses advanced as provided in Article 9. The Manager may delegate to its Affiliates all or a portion of its management duties hereunder, and may assign all or a portion of its compensation hereunder to one or more such Affiliates or other parties in its discretion.

8.2 Acquisition Fee. The Fund will pay the Manager or its Affiliate an Acquisition Fee in an amount equal to 3% of the Purchase Price of Equipment and Other Assets (excluding any Acquisition Fees) paid by the Fund for each direct or indirect interest in equipment it acquires, including under lease agreements, residual purchase options, forward purchase agreements, equipment purchase options, joint ventures and special purpose vehicles and companies. The purchase price includes the cash and indebtedness incurred to finance the acquisition of equipment, an interest in equipment, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in equipment, assuming that the option was concurrently exercised. Acquisition Fees will be payable with respect to Equipment and Other Assets acquired with the Fund’s initial leverage, but not with respect to acquisitions with the proceeds from refinancing items of Equipment and Other Assets. Initial leverage includes debt encumbering acquired equipment assumed by the Fund as consideration for the acquisition, new debt used to acquire equipment, new debt placed on equipment initially purchased without leverage and new debt placed on equipment initially purchased with leverage where the new debt is in addition to existing debt. Refinancing proceeds would include new debt used to replace existing indebtedness encumbering an item of equipment. Amounts that the Fund pays to finders and brokers that are unaffiliated with the Manager are also Acquisition Fees included in the calculation of Front End Fees. The Manager will reduce or refund acquisition fees if and to the extent the Fund’s investment in equipment is less than the greater of (a) 80.0% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering Fund equipment, or (b) 75.0% of the Gross Proceeds.

8.3 Equipment Management Fee. In return for Equipment Management services, the Fund will pay the Manager or its Affiliate an Equipment Management Fee calculated for each fiscal quarter and in an amount equal to the lesser of the fees which are competitive for similar services for similar equipment or the fees calculated as follows: (i) 5% of the Gross Lease Revenues from Operating Leases; (ii) 2% of Gross Lease Revenues from Full Payout Leases which contain Net Lease Provisions; (iii) 1% of Gross Lease Revenues from those leases for which it does not perform any Equipment Management, but performs services in arranging for and actively supervising the performance of Equipment Management by non-Affiliates; or (iv) 7% of the Gross Lease Revenues where it provides both Equipment Management and additional services relating to the continued and active operation of the Fund’s equipment, such as ongoing marketing and re-leasing of equipment, hiring or arranging for hiring of crews or operating personnel and similar services. Except for the fee provided in (iii) above, included in these fees shall be fees paid by the Fund to persons who are not Affiliates of the Manager.

8.4 Equipment Resale and Re-Leasing Fees. The Fund will pay the Manager or its Affiliate Equipment Resale Fees and Re-Leasing Fees calculated in an amount equal to the following: (i) for resale services, the lesser of (a) 3% of the sales price of the Equipment, or (b) one-half the Competitive Equipment Sale Commission, but in either case the Resale Fee will be deferred, without interest, and be payable only after the Unit Holders have received total Distributions in an aggregate amount equal to a return of their Capital Contribution plus a Priority Return; and (ii) for re-leasing services, an amount equal to the lesser of (a) the competitive rate for comparable services for similar equipment, or (b) 2% of gross rental payments derived from the re-lease of such Equipment after the time the re-lease is consummated as a result of the recipient’s efforts, payable as each rental payment is received by the Fund over the term of the re-lease; provided the Manager or its Affiliate maintains adequate staff which it utilizes in rendering such services. No such re-lease fee will be calculated in connection with the re-lease of Equipment to a previous lessee or its Affiliates; and such fee will be calculated only to the extent the Manager or its Affiliates have rendered substantial re-leasing services in connection with such re-lease.

8.5 Promotional Interest. For organizing the Fund and structuring and managing its portfolio, the Manager will receive the Promotional Interest in Distributions as provided in Section 10.4 of this Agreement.

8.6 Other Services. Except as set forth in this Article 8 and Article 9 hereof, no other services may be performed by the Manager or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the Manager or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the Manager or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person’s gross revenues from such activity must be derived from other than Affiliates of the Manager, and (iv) all services for which the Manager or its Affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days notice.

8.7 Payment of Fees on Removal. Should the Manager be removed from the Fund according to provisions of Article 17, any portion of any fee payable to the Manager according to the provisions of this Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the Manager in cash within 30 days of the date of expulsion as stated in the written notice of expulsion.

8.8 Employment of Broker-Dealers. The Fund may employ underwriters and selected broker-dealers, including Affiliates of the Manager as set forth in the Prospectus, for the sale of Units and may pay selling commissions and other selling compensation as expressly described in the Prospectus.

9.	FUND EXPENSES AND RESERVES

9.1 Reimbursement of Manager. Except as set forth in this Article 9, all of the Fund’s expenses shall be billed directly to and paid by the Fund. The Manager and its Affiliates may be reimbursed for the following Fund expenses: (i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds; (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the Manager; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location.

9.2 Limitation on Reimbursement. The Manager and its Affiliates will not be reimbursed by the Fund for the following expenses:

9.2.1 Services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 8 hereof;

9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;

9.2.3 Salaries, fringe benefits, travel expenses or administrative items incurred by or allocated to any Controlling Person of the Manager or its Affiliates. For purposes of this subparagraph, “Controlling Person” shall mean any person, regardless of title, who performs executive or senior management functions for the Manager or its Affiliates similar to those of executive management or senior management and directors or those holding 5% or more of the outstanding voting equity of the Manager or its Affiliates; or persons otherwise having the power to direct or cause the direction of the Manager or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds, and the Manager guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

9.2.5 All other expenses which are unrelated to the business of the Fund.

9.3 Fund Expenses. Subject to Sections 9.1 and 9.2, the Fund shall pay or reimburse all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by the Manager or one or more Affiliates), (ii) all taxes and assessments on Equipment and Other Assets and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) Front End Fees, subject to the limitation set forth in Section 15.7 requiring a minimum Investment in Equipment, and other fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, lease brokers, insurance brokers and other agents, (vi) expenses in connection with the ownership and operation of the Equipment and Other Assets, (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Equipment and Other Assets, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith, (xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping services and equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers.

9.4 Reserves. The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each item of Equipment and Other Assets, any cash reserve which was specifically allocated to that asset need not be maintained thereafter, but may be applied as reserves for other Equipment and Other Assets. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Cash Flow.

10.	ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date. From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated to the Manager.

10.2 Allocation of Net Income and Net Loss After Initial Closing Date.

10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss for any fiscal period shall be allocated to the Holders and the Manager in the same manner as the allocation of Distributions for such fiscal period.

10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund’s payment of expenditures classified as syndication expenses pursuant to Regulations Section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

10.3 Special Allocations

10.3.1 Except as provided in Section 10.3.2, Net Income, Net Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of months during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each month during such period. No Net Income, Net Loss or Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated to the Members in the manner described below:

(i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Members who claimed the deductions giving rise to such recapture income.

(ii) Except as provided in Section 10.3.2(iii) and 10.3.2(iv), in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations or any other event creates an Adjusted Capital Account Deficit for such Member, items of Fund gross income and gain (consisting of a pro rata portion of each item of the Fund’s income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of the Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(iv) If there is a net decrease in Fund Minimum Gain during any Fund taxable year, each Member shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Fund Minimum Gain during such year (within the meaning of Section 1.704-2(g)(2) of the Regulations). The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 10.3.2(iv) is intended to comply with the minimum gain chargeback requirement contained in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(v) After giving effect to the allocations set forth in Sections 10.3.2(ii), (iii) and (iv), in the event any Member receives any actual or deemed distribution (i.e., under Section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Member’s Units at the end of such taxable year (determined immediately before giving effect to such distribution), such Member shall be allocated an amount of gross income or gain equal to such excess.

(vi) In the event any fee to which the Manager or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the Manager or an Affiliate thereof in an amount equal to any such recharacterized fee for that taxable year.

(vii) The Manager will specifically allocate items of gain from the sale or other disposition of items of Equipment and Other Assets for any year in which the sale or disposition of any item of Equipment and Other Assets occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.

(viii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fund taxable year, and any such Net Loss shall instead be allocated to the Manager. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

(ix) To the extent an adjustment is made to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b), the Members’ Capital Accounts shall be adjusted as provided in Regulations Section 1.704-1(b)(2)(iv)(m).

(x) Except as otherwise provided herein, Nonrecourse Deductions for any fiscal period shall be allocated in the same manner as Distributions are allocated for such fiscal period

(xi) Any deduction attributable to Member Nonrecourse Debt shall be allocated to the Members that bear the economic risk of loss for the Member Nonrecourse Debt.

10.4 Distributions. Distributions will be allocated to the Manager, on the one hand, in payment of the Promotional Interest, and to the Holders, on the other, as set forth in this Section 10.4. The Promotional Interest will be calculated separately with respect to each Unit. Distributions with respect to each Unit will be allocated and paid (i) first, 1% to the Manager and 99% to the Holder of that Unit until the Holder (together with any predecessor Holder or Holders) has received total Distributions equal to the original Capital Contribution made for that Unit, (ii) then 6% to the Manager and 94% to the Holder until the total additional Distributions to such Holder (together with any predecessor Holder or Holders) equal the Priority Return calculated for such Unit, and (iii) then 19% to the Manager and 81% to the Holder. For the purpose of calculating the Promotional Interest, the Capital Contribution for each Unit will be deemed to be $10, regardless of any discounted Capital Contribution actually made for a Unit.

10.5 Determination of Amounts to be Distributed. The Manager shall have sole discretion in determining the amount of any Distributions; provided however, that prior to any reinvestment of Net Disposition Proceeds in additional Equipment and Other Assets in any year, the Manager will distribute to Holders amounts sufficient to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the related disposition of Equipment and Other Assets by the Fund for such year.

10.6 Consent to Allocations. The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Member as an express condition to becoming a Member.

10.7 Limitation on Distributions. All Distributions are subject to the payment of Fund expenses, including fees and compensation payable to the Manager and its Affiliates, and to maintenance and repair of Equipment and Other Assets.

10.8 Allocation to Manager. To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a Manager, such deduction shall be allocated for federal income tax purposes to such Manager.

10.9 Return of Unused Capital. In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within twenty-four months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within twelve months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the Manager shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this Section 10.9, Gross Proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding for the investment of such proceeds were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Equipment and Other Assets, regardless of whether any such payment is actually made.

10.10 Distributions in Kind. Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Agreement.

10.11 Withholding Taxes.

10.11.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any other state, country or other jurisdiction imposing such a charge, the Manager shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash Available for Distribution, as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash Available for Distribution otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The Manager may require from a Holder the appropriate documentation with respect to any distribution hereunder.

10.11.2 As security for any withholding tax or other amount referred to in section 10.11.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash Available for Distribution distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash Available for Distribution in the amount of such withholding tax or other liability or obligation.

11.	ASSIGNMENT OF FUND INTERESTS

11.1 Limitations on Transfer. A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate to ensure that:

11.1.1 such assignments or transfers do not result, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

11.1.2 the assignee is not a minor or an incompetent;

11.1.3 the transfer or assignment does not violate federal or state securities laws;

11.1.4 the transferor or the assignee does not hold fewer than 50 Units;

11.1.5 such assignee is a Citizen of the United States;

11.1.6 such assignment or transfer does not cause the assets of the Fund to be deemed “plan assets” for ERISA purposes;

11.1.7 such assignment or transfer does not constitute a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise cause any potential adverse effect on the tax status of the Fund or the tax consequences applicable to the Fund; and

11.1.8 the transferor files with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and is in all other respects satisfactory in form and substance to the Manager.

11.2 Distributions and Effective Date of Transfer. An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the Manager shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the first day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

11.3 Governmental Restrictions. No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any applicable governmental authority. All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such securities shall bear, the following legend condition:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

No transfer of any such Unit shall be made unless the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer.

11.4 Non-Complying Transfers. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

11.5 Misrepresentation and Forfeit. Subject to the discretion of the Manager, in the event a Holder who originally obtained Units in the Fund’s offering or any Assignee, Assignee of Record or substituted Member (i) misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, or (ii) such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not or fails to remain a Citizen of the United States, then, if the Manager reasonably deems that the Fund will fail certain citizenship requirements with respect to its Equipment and Other Assets, or that such Holder’s status may cause the Funds assets to be deemed “plan assets” under ERISA, then the Holder of such Units may be required to forfeit such Units to the Fund and no longer be entitled to receive cash Distributions or allocations of the Fund or Fund reports and will no longer have voting privileges as a Holder of Units, although such Holder may realize proceeds upon the transfer of his Units to a person whose status does not conflict with the Fund’s restrictions on Unit ownership, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units as an Assignee, Assignee of Record or substituted Member, as the case may be.

12.	SUBSTITUTED MEMBERS

12.1 Limitations on Substitution. No Assignee shall have the right to become a substituted Member of the Fund in place of his assignor unless all of the following conditions are first satisfied:

12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 50 Units shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor’s interest as a substituted Member.

12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the Manager may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be amended, the form and content of which are described herein;

12.1.3 The written consent of the Manager to such substitution shall have been obtained, the granting of which may be withheld by the Manager in its sole discretion, and any exercise of such discretion intended to preserve the tax consequences of Unit ownership shall presumptively be deemed reasonable;

12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

12.1.5 The transfer and substitution complies with the provisions of Sections 11.1 and 11.3 of this Agreement.

12.2 Consent to Admission. By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the Manager and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

12.3 Amendment of Agreement. The Manager shall cause this Agreement to be amended to reflect the admission and/or substitution of Members at least once in each fiscal quarter.

13.	REPURCHASE OF FUND INTERESTS

13.1 In the event a Holder ceases to be a United States Citizen for any reason whatsoever, he may be required, in the Manager’s discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right, but not the obligation, to purchase such Units at a price equal to 100% of the Holder’s Capital Account as of such date, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. If the Fund is unable, or for any reason it is not in the Fund’s best interests, to redeem such Units, such failure to redeem will not affect the forfeit of rights set forth in Section 11.5 by those Holders who have misrepresented their status or failed to maintain such status. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS WHO CEASE TO BE UNITED STATES CITIZENS.

13.2 The Manager may otherwise use available Reserves to repurchase Units, in its discretion and on terms it determines to be appropriate under given circumstances, in the event the Fund Manager deems such repurchase to be in the best interest of the Fund; provided, the Fund shall never be required to repurchase any Units; and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Members to incur an adverse tax consequence as a result of such repurchase. Upon the repurchase of any Units by the Fund, the tendered Units shall be canceled and shall no longer be deemed to represent an interest in the Fund.

13.3 The Manager shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

13.4 Neither the Manager nor its Affiliates may request the Fund to repurchase any Units owned by them, except with respect to a pro rata repurchase pursuant to an offer available to all Holders on the same terms and conditions.

14.	BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

14.1 Books of Account and Records. The Manager shall, for income tax purposes, keep adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. The Fund’s books will be maintained on the accrual basis.

14.1.1 Such books of account and records shall include the following:

(i) A current list of the full name and last known business or residence address and business telephone number of each Member set forth in alphabetical order together with the Capital Contributions, the Units held and the share in Net Income and Net Loss of each Member, which list shall be updated at least quarterly to reflect changes in the information contained therein;

(ii) A copy of the Articles of Organization and all amendments, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of this Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund.

14.1.3 Upon the request of a Member, the Manager shall mail to such Member within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

14.1.4 If the Manager neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the Manager shall be liable to the Member requesting the information for the costs, including attorneys’ fees, incurred by the Member for compelling production of the information and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Member relative to the affairs of the Fund. The Manager may require that a Member requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Member’s interest in the Fund. The remedies provided hereunder to Members requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Members under federal law or the laws of any state. Furthermore, the Manager may defer the provision of such information unless and until the Manager reasonably determines that any such representations by the requesting party are in true and made in good faith.

14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a “year of the Fund” are to such an annual accounting period, and all references to a Fund “quarter” shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

14.2 Audited Annual Financial Statements. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members’ equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

14.3 Other Annual Reporting. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns; (iii) a report of the business of the Fund, which shall include for each of the Equipment and Other Assets which individually represents at least 10% of the Fund’s total investment in Equipment and Other Assets as of the date of final investment of the Net Proceeds, a status report to indicate: (a) the condition of the Equipment and Other Assets, (b) how the Equipment and Other Assets are being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of any lease of the Equipment or other asset, (d) the projected use of Equipment or other asset for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Equipment or other asset as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash Available for Distribution for that year, (b) Cash Flow of prior years held in reserves, (c) Net Disposition Proceeds, and (d) cash held as reserves from the Gross Proceeds and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. In addition to the foregoing, the Manager will disclose in each annual report distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

14.4 Quarterly Reports. The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

14.5 Unaudited Quarterly Financial Statements. The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of cash flows for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

14.6 Other Quarterly Reports. The Manager shall have prepared, at Fund expense, after the end of each quarter in which Equipment and Other Assets are acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Equipment and Other Assets, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such Equipment and Other Assets (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

14.7 Tax Returns. The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

14.8 Governmental Reports. The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

14.9 Maintenance of Suitability Records. The Manager, at Fund expense, shall maintain for a period of at least six years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.

15.	RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE MANAGER.

15.1 Services of the Manager. The Manager shall be responsible for providing the following services to the Fund:

15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund’s agents or employees to arrange for the provision of services necessary to the operation of the Fund (including equipment management and investor, accounting and legal services, and services relating to Distributions and reporting by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Equipment and Other Assets (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Equipment and Other Assets and compliance with federal, state and local regulatory requirements and procedures); (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all cash and other assets of the Fund, whether or not in the Manager’s immediate possession or control; and (vii) making all decisions as to accounting matters; and

15.1.3 Approval of the terms of the sale or other disposition of Equipment and Other Assets, including establishing the terms for and arranging any such transaction.

15.2 Authority of the Manager. The conduct of the Fund’s business shall be controlled solely by the Manager in accordance with this Agreement. The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

15.2.1 To acquire, lease, sell, hold and dispose of Equipment and Other Assets, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Equipment and Other Assets, at such price, rental or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the Manager deems in its sole discretion, to be in the best interest of the Fund.

15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

15.2.3 To acquire and enter into any contract of insurance which the Manager deems necessary or appropriate for the protection of the Fund and the Manager, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers, real estate, equipment and lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in Section 15.2.1, on such terms and for such compensation as the Manager shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the Manager or its Affiliates for the services set forth in Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;

15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in Article 14 and as they otherwise deem appropriate;

15.2.6 To open accounts and deposit and maintain cash and assets in the name of the Fund in banks or savings and loan associations; provided, however, that the Fund’s cash and other assets shall not be commingled with the assets of any other Person;

15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

15.2.8 To select as the Fund’s accounting year a calendar year or such fiscal year as approved by the Service;

15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the Manager or non-Affiliate and to employ personnel, agents and dealers for such purpose;

15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Members or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

15.2.12 To require in all Fund obligations that the Manager shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the Manager has personal liability with respect to any such obligation, the Manager may require satisfaction of any such liability prior to satisfaction of obligations with respect to which the Manager has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Fund obligations are satisfied in accordance with prudent business practices as to the time and manner of payment;

15.2.13 To execute and file certificates of amendment and cancellation of the articles of organization, and certificates of dissolution of the Fund;

15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash Available for Distribution used to purchase additional Equipment and Other Assets and to make Distributions;

15.2.15 To purchase Equipment and Other Assets in its own name, the name of an Affiliate or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such

Equipment and Other Assets or completion of manufacture of the Equipment or other asset, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Equipment or other asset is purchased by the Fund for a purchase price no greater than the cost of such Equipment or other asset to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Equipment or other asset at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Equipment and Other Assets so acquired shall be treated as belonging to the Fund; and, in order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, to cause the Fund to sell Equipment and Other Assets to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an Affiliate, all of the following conditions have been met: (vi) the Fund has obtained, at its cost, two independent appraisals of the fair market value of the Equipment and Other Assets to be sold; (vii) the sales price of the Equipment and Other Assets is at least equal to the average of the two appraised values; (viii) the original cost of the Equipment and Other Assets sold pursuant to this provision does not represent in excess of 10% of the original cost of all Equipment and Other Assets acquired by the Fund during the term of the Fund; (ix) such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and (x) the Equipment and Other Assets so sold are not resold to another investor program sponsored by the Manager or its Affiliates.

15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to subject any Equipment and Other Assets to any security device, to obtain replacements of any security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any security device, all of the foregoing at such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interests of the Fund;

15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Equipment and Other Assets, (ii) other funds of the Fund prior to the investment in Equipment and Other Assets or the distribution to Holders and (iii) the Fund’s capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Manager, without the consent of any of the Holders

(i) to add to the representations, duties or obligations of the Manager or its Affiliates, or surrender any right or power granted to the Manager or its Affiliates herein, for the benefit of the Holders;

(ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement provided that no amendment hereunder will change the voting rights of Holders;

(iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state “Blue Sky” administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of all Holders; or

(iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Members or any other provisions hereof if the Fund is advised at any time by the Fund’s accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Manager shall deem necessary or appropriate.

15.3 General Powers and Fiduciary Duty. The Manager shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities provided for the manager of a limited liability company under the California Act. Notwithstanding any other provision of this Agreement, in no event may the Manager modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

15.4 Limitations on Manager’s Authority. Neither the Manager nor any Affiliate shall have the authority to:

15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a Manager, or continue the business of the Fund with Fund assets after the occurrence of such an event;

15.4.2 Grant to the Manager or any Affiliate an exclusive right to sell or exclusive employment to sell Fund assets, including Equipment and Other Assets;

15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business in accordance with the plan of liquidation disclosed in its Prospectus, or upon its termination and dissolution;

15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period other than in connection with the acquisition or improvement of assets or the refinancing of existing obligations;

15.4.5 Alter the primary purpose of the Fund as set forth in Article 3;

15.4.6 Receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the Manager and its Affiliates;

15.4.7 Sell or lease any Equipment and Other Assets to any entity in which a Manager or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof or in a transaction that complies with the conditions set forth in Section 15.2.15;

15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) the other Member or joint owner is not a Manager (but it may be an Affiliate of a Manager, provided the Affiliate is formed and operated for the primary purpose of investment in and operation of or gain from similar Equipment and Other Assets, and has substantially identical investment objectives to those of the Fund); (ii) such joint venture owns and operates particular Equipment and Other Assets and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such partnership, or joint venture; (iii) the agreement of joint venture does not authorize the Fund to do anything as a Member or joint venturer with respect to the Equipment and Other Assets which the Fund, or a Manager, could not do directly because of the provisions of this Agreement; (iv) the Fund’s investment is on substantially the same terms and conditions as the investment of any Affiliate; (v) no compensation (other than as provided for by this Agreement) is received in connection therewith by the Manager or any of its Affiliates, there are no duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vi) the joint venture is in the best interest of both co-venturers; and (vii) in joint venture arrangements with an Affiliate of a Manager, if all of the following additional conditions are met: the compensation of the Manager is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, Equipment and Other Assets held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund’s investment portfolio or for the purpose of relieving the Manager or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture’s capital or profits; or (2) provisions in the venture agreement giving the Fund, or the Fund and an Affiliate, as the case may be, effective control;

15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Equipment and Other Assets from the Fund or sell or lease Equipment and Other Assets to the Fund;

15.4.10 Cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager;

15.4.11 Cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the lender’s cost of funds, or, in any event, to cause the Fund to obtain “permanent financing” (defined as financing with a term in excess of 12 months) from any such Person;

15.4.12 Cause the Fund to exchange Units for property other than cash;

15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

15.4.15 Possess any Equipment and Other Assets or assign the rights of the Fund in specific Equipment and Other Assets for other than a Fund purpose;

15.4.16 Admit a Person as a Manager except with the consent of the Holders as provided in Article 17 hereof;

15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel’s opinion) which would, at the time such act occurred, subject any Holder to liability as a Manager in any jurisdiction;

15.4.18 Reinvest any funds of the Fund unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with Section 10.5 hereof;

15.4.19 Invest any of the Gross Proceeds in Equipment and Other Assets which are not intended to produce income, except to the extent that such investment is necessary or desirable in connection with an income producing investment;

15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the Manager from causing Fund cash or assets to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the Manager and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund’s separate account;

15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Equipment and Other Assets and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

15.4.22 Incur aggregate Fund borrowings which, as of the date of the final investment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred, are in excess of 80% of the purchase price of all Equipment and Other Assets on a combined basis. “Purchase price” for purposes of this Section 15.4.22 shall mean the sum of the cash down payment and any indebtedness incurred in connection with the acquisition of an item of Equipment or other asset by the Fund, or to which the Equipment or other asset is taken subject, plus any Acquisition Fees paid, but does not include loan points, prepaid interest, or other prepaid expenses;

15.4.23 Commingle Fund cash or assets with those of any other Person;

15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other entity in which a Manager or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Equipment or other asset to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

15.4.25 Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the Manager shall not be prohibited from paying the normal sales commissions and other selling compensation payable to a registered broker-dealer or other properly-licensed Person for selling Units;

15.4.26 Operate the Fund in such a manner as to have the Fund classified as an “investment company” for purposes of the Investment Company Act of 1940;

15.4.27 Except as provided herein, invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages or deeds of trust, or other similar instruments or obligations;

15.4.28 Cause the Fund to enter into any agreements with a Manager or any Affiliate of a Manager which are not subject to termination without penalty by either party upon not more than 60 days’ written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Equipment and Other Assets by the Fund and an Affiliate as joint venturers; or

15.4.29 Cause the Fund to pay, directly or indirectly, a commission or fee (except as otherwise expressly provided in this Agreement) to the Manager or any Affiliate in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange or refinancing of Fund equipment.

15.5 Limitation on Manager’s Liability. The Manager shall have no personal liability for the repayment of the Capital Contributions of any Holder or to repay the Fund all or any portion of any negative balance in its Capital Account. The return of Capital Contributions will be dependent on the Fund’s ability to generate distributions to Unit Holders. Notwithstanding the foregoing, this provision shall not limit the Manager’s liability for any loss or damage incurred by it by reason of any act performed or omitted to be performed by it when acting in connection with the business of the Fund for which the Manager is not entitled to indemnification as provided in Article 20 hereof.

15.6 Tax Matters Partner. The Manager is hereby designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Members. The designation made in this paragraph is hereby consented to by each Member as an express condition to becoming a Member. The Fund hereby indemnifies the Manager from and against any damages or losses (including attorney’s fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters Member, subject to the same conditions under which indemnification is provided the Manager in Article 20 hereof.

15.7 Minimum Investment in Equipment / Maximum Front-End Fees. The Manager must commit a minimum percentage of the Gross Proceeds to Investment in Equipment, which shall be deemed to be Equipment and Other Assets for the purposes of this Agreement, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s Equipment and Other Assets; or (ii) 75% of such Gross Proceeds. Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and Other Assets and establishment of final levels of permanent portfolio debt encumbering such Equipment and Other Assets, the Manager shall calculate the maximum Promotional Interest payable to the Manager and its Affiliates under the North American Securities Administrators Association, Inc. (“NASAA”) Statement of Policy concerning Equipment Programs, as amended through May 7, 2007 (referred to herein as the “NASAA Guidelines”) and compare such total permitted Promotional Interest to the Promotional Interest payable under this Agreement. If and to the extent that the Promotional Interest payable under this Agreement exceeds the Promotional Interest payable under the NASAA Guidelines, this Agreement shall be amended immediately to reduce the amounts payable as the Promotional Interest by an amount sufficient to cause the Promotional Interest to comply with the limitations in the NASAA Guidelines.

15.8 Reliance on Manager’s Authority. The Manager shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the Manager may rely upon a certificate signed by the Manager as authority with respect to: (i) the identity of the Manager or any Holder hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Manager or are in any other manner germane to the affairs of the Fund; (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter whatsoever involving the Fund or any Members.

16.	RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

16.1 Limitation on Member Authority. Members shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

16.2 Voting Rights. Members shall have the right, by the vote of Members who own more than 50% of the total outstanding Units entitled to vote (a “majority-in-interest”), without the necessity of concurrence by the Manager, to approve the following matters affecting the basic structure of the Fund:

16.2.1 Removal or withdrawal of a Manager;

16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor Manager upon the termination of a Manager;

16.2.3 Termination and dissolution of the Fund;

16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Members shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement; and

16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except to the extent the Manager is permitted to do so in the ordinary course of business or liquidation as provided in Section 15.

16.3 Voting Procedures. In any vote of the Members, each Member shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a Manager or an Affiliate of a Manager will not be entitled to vote, and will not be considered to be “outstanding” Units for purposes of any vote, upon matters which involve a conflict between the interests of such Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such Manager or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such Manager.

16.3.1 Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the Manager or by one or more Members holding more than 10% of the outstanding Units by delivering written notice, either in person or by registered mail, of such meeting to the Manager. Promptly, but in any event within 10 days following receipt of such request, the Manager shall cause a written notice, either in person or by certified mail, to be given to the Members entitled to vote at such meeting, which notice shall state that a meeting will be held at a time and place fixed by the Manager, which is to be convenient to the Members as a group, and which is not less than 15 days nor more than 60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Members in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

16.3.2 In order to establish the Members of record entitled to act upon matters by vote or written consent, the Manager or Members holding more than 10% of the Units may fix in advance a record date (the “Record Date”) which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

16.3.4 Personal presence of the Members at a meeting shall not be required, provided that sufficient Units are represented at the meeting, by Members appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Member at any meeting and voting in person shall revoke any proxies of such Member submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Members holding Units as of the Record Date established for such meeting shall be counted.

16.3.5 Any matter as to which the Members are authorized to take action under this Agreement or under law may be taken by the Members without a meeting and shall be as valid and effective as action taken by the Members at a meeting duly assembled, if written consents to such action by the Members are (i) signed by the Members entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the Manager as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Members have signed the consent and shall be effective immediately if the Manager and Members holding more than 90% of the outstanding Units as of the Record Date have signed the consent.

16.3.6 In the event that there shall be no Manager, the Members may take action without a meeting by the written consent of Members having the requisite voting power of the Members entitled to vote.

16.4 Limitations on Member Rights. No Holder shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund,

(iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or (iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

16.5 Limitations on Power to Amend Agreement. Except as provided in Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the Members who would be adversely affected thereby, be amended to:

16.5.1 Convert a Holder into a Manager;

16.5.2 Modify the limited liability of a Holder;

16.5.3 Alter the interest of any Member in Net Income, Net Loss or Distributions; or

16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

16.6 Member List. Upon the written request of a Member and for any non-commercial purpose reasonably related to the exercise of rights under this Agreement, the Manager will furnish to such Member or his representative, at his expense, a list containing the name and address of, and the Units held of record by, each Member, as provided in Section 14.1.3.

16.7 Dissenters’ Rights and Limitations on Mergers and Roll-ups.

16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Members of more than 50% of the outstanding Units. Members who dissent with respect to a Roll-Up proposal will have the rights of a dissenting Member as provided under Sections 15679.1 through 15679.14 of the California Act. The Fund shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest or any other costs of the transaction in the event the Roll-Up is not approved by the Members as provided herein.

16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, Independent Expert (defined as a Person with no current material or prior business or personal relationship with the Manager or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund’s assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders in connection with a proposed Roll-Up transaction.

16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote “no” on the proposal the choice of:

(a) accepting the securities offered in the proposed Roll-Up transaction; or

(b) one of the following:

(i) remaining as Holders in the Fund, and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Holders’ pro-rata share of the appraised value of the net assets of the Fund.

16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

17.	TERMINATION OF A MANAGER AND TRANSFER OF THE MANAGER’S INTEREST

17.1 Removal or Withdrawal. The following conditions shall govern the voluntary withdrawal or removal of the Manager:

17.1.1 The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote.

17.1.2 The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of the Manager shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

17.2 Other Terminating Events. In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of the Manager (each of such events, as well as removal, resignation and withdrawal of a Manager, being herein referred to as a “Terminating Event”), the Fund shall be dissolved and shall be liquidated under the provisions of Article 19, subject to the provisions of Section 17.3.

17.3 Election of Successor Manager; Continuation of Fund Business. The following provisions shall govern the election of a successor Manager and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a Manager (the “Retiring Manager”):

17.3.1 If at the time of a Terminating Event the Fund has one or more Managers other than the Retiring Manager, any remaining Manager or a majority-in-interest of the Members may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining Manager which so elects, or if a majority-in-interest of the Members so elect and a remaining Manager does not so elect, any remaining Manager which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Members.

17.3.2 If at the time of a Terminating Event the Retiring Manager is the sole remaining Manager, the Fund shall be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the occurrence of the Terminating Event, elect a successor Manager and continue the Fund’s business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring Manager.

17.4 Admission of Successor or Additional Manager. The following conditions shall be satisfied before any Person shall become a successor Manager or an additional Manager:

17.4.1 Such Person shall have been elected in accordance with Section 17.3 or 17.6;

17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a Manager and to be bound by this Agreement; and

17.4.4 Any amendments and filings required or appropriate under the California Act shall have been made.

17.5 Effect of a Terminating Event. Upon the occurrence of a Terminating Event, the following provisions shall be applicable:

17.5.1 The Retiring Manager shall immediately cease to be a Manager and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring Manager shall receive all amounts then accrued and payable by the Fund.

17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring Manager shall be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring Manager and the remaining or new Managers, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring Manager, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring Manager an amount equal to the then present fair market value of the interest so determined. If the Retiring Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of distributions the Retiring Manager would otherwise have received under this Agreement had such Manager not been terminated. If the Retiring Manager has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring Manager is entitled in respect to such interest.

17.5.3 All executory contracts between the Fund and the Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may also terminate and cancel any such executory contract effective upon 60 days’ prior written notice of such termination and cancellation given to the remaining or new Manager or Members, if any, or to the Fund.

17.6 Election of Additional Manager. Members owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional Manager, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional Manager. Admission of an additional Manager shall not cause dissolution of the Fund.

17.7 Assignment of Manager’s Interest. The Manager may not transfer its interest as a Member in, or as the Manager of, the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such an assignment is to an entity which succeeds to all of the assets of the assigning Manager and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning Manager. Any entity to which the entire interest of a Manager in the Fund is assigned in compliance with this Section 17.7 shall be substituted as a Manager by the filing of appropriate amendments to this Agreement. Notwithstanding the foregoing, the Manager may delegate to any of its subsidiaries or other Affiliates responsibility for specific services to be performed for the Fund and may assign all or a portion of the compensation due the Manager to such subsidiaries or other Affiliates.

17.8 Members’ Participation in Manager’s Bankruptcy. In the event the Manager is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the Manager will cause separate counsel to be retained on behalf of the Fund, at Fund expense, to represent the Members’ interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Members incurred while acting on behalf of all of the Members as a group in connection with such bankruptcy action.

18.	CERTAIN TRANSACTIONS

The Manager and its Affiliates, the Holders, any shareholder, officer, director, Member or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of assets, property and rights similar to the Equipment and Other Assets. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the Manager nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the Manager and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.	TERMINATION AND DISSOLUTION OF THE FUND

19.1 Termination and Dissolution. The Fund shall be terminated and dissolved upon the earliest to occur of the following:

19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a Manager unless a remaining Manager or a majority-in-interest of the Members, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement Manager, in the manner provided in Article 17; provided that expenses incurred on behalf of the Manager and/or Members in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

19.1.2 The Members owning more than 50% of the total outstanding Units vote in favor of dissolution and termination of the Fund;

19.1.3 The term of the Fund expires; or

19.1.4 The Fund disposes of all interests in Equipment and Other Assets and its other assets and receives final payment in cash of the proceeds of such dispositions.

19.2 Accounting and Liquidation. Upon the dissolution and termination of the Fund for any reason, the Manager shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

19.2.2 To the repayment of any outstanding loans made by the Manager to the Fund; and

19.2.3 To the Manager and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the Manager to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the Manager’s Capital Account with the Manager’s share of Fund Minimum Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the Manager is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the Manager pursuant to this Section 19.2.3.

19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.	INDEMNIFICATION

20.1 Indemnification of the Manager. The Fund, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the Manager and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys’ fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the Manager or Affiliates who perform services for the Fund, the Manager or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund and did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the Manager or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the Manager, wherein a Manager is entitled to indemnification, must first be satisfied from Fund assets before such Manager may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney’s fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

20.2 Limitations on Indemnification. Notwithstanding anything to the contrary contained in the foregoing Section 20.1, neither the Manager nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the Manager or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and Exchange Commission with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the Manager shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the Manager or any of its Affiliates performing services for the Fund of any state or federal securities laws.

20.3 Insurance. The Fund shall not pay for any insurance covering liability of the Manager or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker’s compensation, as would be customary for any Person owning comparable assets and engaged in a similar business or from naming the Manager and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

21.	MISCELLANEOUS

21.1 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

21.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the respective Members.

21.3 Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

21.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

21.5 Captions. Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

21.6 Number and Pronouns. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

21.7 Manager Address. The address of the Manager is:

Cypress Equipment Management Corporation VI

188 The Embarcadero, Suite 420

San Francisco, California 94105

21.8 Member Addresses. The names, addresses and capital contributions of the Members are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

21.9 Construction. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Act, as amended, governing limited liability companies formed under California law.

21.10 Qualification to Do Business. In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the Manager may qualify the Fund to conduct business in such states. The subscription to Units by each investor shall constitute the investor’s delegation of authority for the Manager to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the Manager.

INITIAL MEMBER:

Cypress Equipment Management Corporation VI, Manager

By:	/S/ Stephen Harwood
Stephen Harwood, President

EXHIBIT I

Schedule of Members

Name Address	Capital Contribution
Cypress Equipment Management Corporation VI	$500/50 Units
Bayside Plaza, Suite 420, 188 The Embarcadero
San Francisco, California 94105

EXHIBIT C

CYPRESS EQUIPMENT FUND A, LLC

SUBSCRIPTION INSTRUCTIONS AND DOCUMENT

HOW TO INVEST

TO THE INVESTOR:

Prior to the satisfaction of the escrow condition (sale of 120,000 Units), make your check payable to “Comerica Bank—CYPRESS A Escrow.” Thereafter, make your check payable to “CYPRESS EQUIPMENT FUND A”. Check with your registered representative to determine if the Fund has met its escrow condition before submitting your check. Investments must be made in increments of $10, with a minimum of $5,000 in most states. See the discussion under “Who Should Invest—State Requirements” in the Prospectus for exceptions.

IMPORTANT INSTRUCTIONS:

Fully complete sections 1, 2, 3, 4, 5 (if custodial) and 7 of the Subscription Agreement.

For non-qualified accounts only, if you would like distributions sent to an address other than your own (mutual fund, bank, etc.), please complete the Distribution Payment Options section (section 6).

All subscribers must:

•	sign each appropriate section where indicated

•	initial each appropriate line in section 8 (Items 8A—8E) where indicated.

ADD-ON INVESTMENTS

The Subscription Agreement accompanying additional investments in CYPRESS EQUIPMENT FUND A must have sections (1), units purchased, (3) title registration and (9) financial advisor information completed. The signature of the investor is not required. Add-on investments must be in a minimum amount of 100 Units ($1,000) and must bear the exact registration name in which the previous investment was registered, or a new signed Subscription Agreement will be required.

TO THE SELLING REPRESENTATIVE:

Please complete the Broker/Dealer Information section (section 9) using your office address rather than the home office address. This section must be completed for all investments, including add-on investments by previous subscribers. Please make sure that the exact same registration name is used for the registered owner if the investment is an additional subscription. Also please make sure that the investor satisfies any other special investment standards imposed by the state in which he or she resides, as set forth in the Prospectus and any supplements thereto under the caption “Who Should Invest—State Requirements.”

Please sign the subscription agreement and have the Subscription Agreement signed by your branch manager or other authorized signatory if required by your firm.

All IRA investments must be submitted directly to the Custodian for completion—the Custodian will forward the Subscription Agreement to the appropriate address.

Prior to satisfaction of escrow condition (sale of 120,000 units), mail the original to Cypress at:	Upon break of escrow, mail the original to our Transfer Agent:
Check Payable to: Comerica Bank—Cypress A Escrow Account	Check Payable to: Cypress Equipment Fund A
Cypress Capital Corporation	Phoenix American Financial Services
Suite 420, Bayside Plaza	Subscription Processing—Cypress Funds
188 The Embarcadero	2401 Kerner Blvd
San Francisco, California 94105	San Rafael, California 94901

CYPRESS EQUIPMENT FUND A, LLC

The investor whose signature appears in Section 8 on Page 4 hereof (the “Investor”) hereby subscribes for the number of Units of CYPRESS EQUIPMENT FUND A, LLC (the “Fund”) set forth in Section 1 of this Subscription Agreement in the manner described in the Prospectus to which this agreement is an exhibit (the “Prospectus”). Prior to the satisfaction of the escrow condition (receipt, acceptance and collection of not less than $1,200,000 in subscription proceeds), there is transmitted herewith as the subscription price a check payable to “Comerica Bank—Cypress A Escrow” in the amount required to purchase such Units ($10 per Unit). Such funds will be promptly transmitted (as defined in Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notice to members 84-64). No subscription funds will be released to the Fund unless and until not less than $1,200,000 in subscription proceeds have been received and collected by the escrow agent prior to a date 12 months after the date of the Prospectus. After the escrow condition has been satisfied, checks should be made payable to “Cypress Equipment Fund A”. Minimum initial investment is 500 Units.

A SALE OF UNITS CANNOT BE COMPLETED UNTIL FIVE (5) DAYS AFTER THE INVESTOR HAS RECEIVED THE FINAL PROSPECTUS. UPON ACCEPTANCE THE INVESTOR WILL RECEIVE A WRITTEN CONFIRMATION OF PURCHASE. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt.

The transferability of the Units will be governed by the Operating Agreement set forth as Exhibit B to the Prospectus, and all applicable laws, and the Investor must have adequate means of providing for his current needs and personal contingencies and must have no need for liquidity in this investment.

The Investor may not be able to consummate a sale or transfer of the Units, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and the Units, or any document of assignment or transfer evidencing the Units, will bear a legend reflecting the substance of the foregoing understanding if such Units have been issued pursuant to qualification under the California Corporate Securities Law of 1968.

The undersigned acknowledges that Comerica Bank is acting only as an escrow agent in connection with the offering of the Units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.

Operating Agreement

The Investor agrees that if this subscription is accepted it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if accepted as a holder of the Units (“Holder”), the Investor shall be bound by the terms and conditions of the Operating Agreement set forth as Exhibit B to the Prospectus. Execution of this subscription and payment for the Units will constitute execution by the Subscriber of the Operating Agreement in the form set forth as Exhibit B to the Prospectus.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Note: Please type or print legibly when completing the Subscription Agreement.

Section 1: Units Purchased.

x	Fill in the total dollar amount and the number of Units to be acquired. Please note there are no fractional Units. All purchases must be in increments of $10.

x	Indicate whether this is an original investment in the Fund or an additional investment to an existing Fund account with the exact same registration by checking the appropriate box. Please note the minimum requirements. Only sections 1, 3 and 9 of the subscription forms need be completed for additional subscriptions by the same investor.

Section 2: Registered Owner.

x	Enter the appropriate taxpayer identification number for this investment, depending on the type of ownership. For IRAs and Keoghs please include both the custodian’s taxpayer identification and investor’s social security number.

x	Fill in the name(s) and addresses for the investment (Trustee’s name in the case of a Trust) (Investor’s home address for IRAs and Keoghs)

x	Check the applicable citizenship status box.

Section 3: Investor Title.

x	The name(s) or title exactly as they should appear in the registration.

Section 4: Legal Form of Ownership.

x	Mark only one box.

Section 5: Custodian Firm Information.

x	Complete if applicable—Custodian information.

Section 6: Distribution Instructions.

x	For non-qualified accounts only, complete this section only if you want your distribution checks mailed to an address other than that shown in Section 2.

Section 7: Electronic Delivery.

x	Check if electronic delivery is preferred.

Section 8: Investor Signatures.

x	Each item must be initialed

x	Please read the Subscription Agreement, then sign and date the form.

Single Ownership—one signature required

Joint Tenants—all parties must sign

Community Property—both signatures required

Tenants in Common—all parties must sign

Tenants in Entirety—signature of each Tenant required

In all other cases, the custodian, trustee(s), general partner or authorized corporate officer must sign. Where the documents establishing such representative capacity require more than one signature for execution of instruments on behalf of the represented entity, then all signatures required by such documents are required here.

Section 9: Broker/Dealer Information.

x	Fill in the name of the licensed Broker/Dealer firm, the name of the Account Executive, and the telephone number and mailing address of the Account Executive. The name, address and phone number of the Account Executive are required so he/she can receive copies of all investor communications.

x	Account Executive must sign where indicated. Additionally, if required by your Broker/Dealer firm, an authorized Branch Manager or Registered Principal of the Broker/Dealer firm may be required to sign the form.

If you have any additional questions about completing this Subscription Agreement, please call Cypress at (866) 866-9330.

EQUIPMENT FUND A, LLC SUBSCRIPTION AGREEMENT

No representations should be relied upon other than those contained in the Prospectus, as amended and/or supplemented. The subscriber represents, warrants and agrees as set forth on this signature page; further, the undersigned declares under penalty of perjury that to the best of his knowledge the information supplied is true and correct and may be relied upon by the Manager and the Fund in connection with his investment as a Holder in the Fund. The subscriber hereby subscribe(s) for the purchase of fully-paid and non-assessable Units of the Fund as indicated.

(1)	Units Purchased

Make checks payable to “Comerica Bank—Cypress A Escrow” until the minimum offering condition has been satisfied (sale of 120,000 units), and thereafter checks should be made payable to “Cypress Equipment Fund A”.

☐	INITIAL INVESTMENT $10 per unit ($5,000/500 Unit Minimum, unless a higher minimum is required in the investor’s state—see the Prospectus)

☐	ADDITIONAL INVESTMENT ($1,000/100 Units, unless a higher minimum is required in the investor’s state—see the Prospectus)

Amount $                                 Units

(2)	Investor Information

First Investor’s SSN	Second Investor’s SSN

First Investor’s Name	Second Investor’s Name

Investor Address	City	State

Zip Code	Country	Phone #

Email Address

Citizenship Status (Please note: the Fund does not permit foreign investors who are not legal residents of the United States)

☐ Check if you are a U.S. citizen

☐ Check if you are a U.S. citizen residing outside the U.S.

☐ Check if you are a resident alien. Indicate here your country of citizenship

(3)	Title Registration (How the investment should be titled)

Complete name(s) or title exactly as it should appear in the registration.

Title Line 1

Title Line 2

(4)	Form of Ownership

Check the form of ownership by determining the appropriate IRS designation. Non-Qualified/taxable or Qualified/tax exempt. Mark only one box.

Non-Qualified Registration	Qualified Registration
☐ Individual ☐ Joint Tenants ☐ Community Property	☐ Traditional IRA ☐ Roth IRA ☐ SEP IRA ☐ Simple IRA

☐ Tenants In Common ☐ Corporation ☐ Partnership ☐ Non-Profit	☐ Segregated IRA ☐ Beneficial IRA ☐ Keogh ☐ 401K

☐ Estate ☐ Guardianship ☐ Custodian ☐ Sole Proprietorship	☐ Coverdale ESA ☐ Pension/Profit Sharing Plan

☐ Trust ☐ UGMA ☐ UTMA	☐ Other Tax Exempt

(5)	Custodial Firm Information (If applicable)

If the investment requires or has custodial firm ownership, please enter appropriate firm information.

Custodial Firm Name

Firm Address                                                                                                           Firm Tax ID

Suite Number                             City                                                      State                      Zip

      Phone Number                                    Investor’s Account Number at Firm

(6)	Distribution Payment Option(s)

Select one or more distribution payment options, all percentages must add up to 100 percent. For qualified accounts distributions must be paid to the custodian.

☐ Send to Investor’s Address	%	☐ Send to Custodian’s Address	%

☐ Send to bank via direct deposit	%	☐ Send to Alternate Payee (i.e. brokerage firm)%

Direct Deposit Information		Alternate Payee Information

Bank Name	Alternate Payee Name

ABA Number	☐ Savings Acct	Payee Address

Account Number	City	State	Zip

Account Number

(7)	Electronic Delivery

Do you consent to the electronic delivery to you of materials associated with this offering, including periodic reports?             ☐  Yes             ☐  No

INITIAL HERE >	_______

Email Address:

The Manager may deliver the quarterly and annual reports electronically by posting the report on the Manager’s website and providing electronic notification to Members of such posting. If the Manager elects to deliver the quarterly and annual reports electronically, the Manager shall provide a paper copy to any Member who has not consented to electronic delivery or any Member that requests a paper copy delivery.

You may revoke your consent to electronic delivery at any time by providing timely notice of revocation to the Fund. You may elect to receive paper copies at any time upon request, with or without revoking this consent.

(8)	Investor(s) Signatures

In order to induce the Manager to accept this subscription, the Investor hereby confirms that (initial in the space provided):

INITIAL HERE >	_______	A. The Investor satisfies the minimum income and/or net worth standards imposed by the Fund, requiring either (a) a net worth of at least $250,000, or (b) a net worth of at least $70,000 and a minimum of $70,000 in annual gross income. In all cases net worth is exclusive of home, home furnishings and automobiles. By initialing here, an Investor in Alabama, Arizona, California, Iowa, Kentucky, Michigan, Missouri, Nebraska, New Jersey, Ohio, Oregon, Pennsylvania, or Tennessee, confirms that the investment in Units does not exceed 10% of the Investor’s “liquid net worth” (that portion of net worth consisting of cash, cash equivalents and readily marketable securities). The Idaho Securities Bureau, the Office of the Kansas Securities Commissioner, the Maine Office of Securities each recommends that investors in their respective states not invest, and the Massachusetts Securities Division prohibits Massachusetts investors from investing, in the aggregate, more than 10% of their “liquid net worth” in this and similar direct participation investments. The Investor further represents that he/she satisfies these and any other minimum income and/or net worth standards and maximum investment standards imposed by the jurisdiction in which he/she resides, if any different standards are set forth in the Prospectus under “Who Should Invest” or in any supplement thereto. In the case of sales of Units to fiduciary accounts, the minimum Net Worth and income standards may be met by the beneficiary, the fiduciary account itself, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

INITIAL HERE >	_______	B. The undersigned Investor represents that the Investor has received a copy of the final Prospectus at least Five (5) business days prior to signing and delivery of this subscription agreement.

INITIAL HERE >	_______	C. If the undersigned is acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, he hereby represents and warrants that he has full authority to enter into this agreement in such capacity.

INITIAL HERE >	_______	D. The undersigned Investor acknowledges he/she understands that an investment in Units is not liquid.

INITIAL HERE >	_______	E. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

INITIAL HERE >	_______	F. CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER. The Undersigned certifies that: (1) the number herein is a correct Social Security or Taxpayer Identification Number; (2) the undersigned is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all dividends or interest, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding (if the undersigned is currently subject to backup withholding, he has stricken the language in this clause (2) before signing); and (3) the undersigned is a U.S. Person (that is, an individual that is a U.S. Citizen or resident; a partnership, corporation, company or association created or organized in the United States or under United States laws; or any estate [other than a foreign estate] or trust.

The Internal Revenue Service does not require consent to any provision of this document other than the certifications required to avoid backup withholding.

Investor Signature	Date

Joint Investor Signature	Date

(9) Financial Advisor Information

The Account Executive (“AE”) must sign below to complete order. AE hereby warrants that he/she is a duly licensed registered representative of the Broker/Dealer indicated and may lawfully offer Units in the state designated as the investor’s residence and, further, that he/she has reasonable grounds to believe, based on information obtained from the Subscriber concerning his investment objectives, other investments, financial situation and needs and any other information known by the AE, that investment in the Fund is suitable for the Subscriber in light of his/her financial position, net worth and other suitability characteristics, that the Subscriber meets the Fund suitability requirements applicable to the State in which the Subscriber resides, and the AE has determined prior to the sale of Units that the investor : (i) can reasonably benefit from investment in the Fund based on the Subscriber’s overall investment objectives and portfolio structure; (ii) is able to bear the economic risk of the investment based on the Subscriber’s overall financial situation; and (iii) has apparent understanding of the fundamental risks of the investment, the risk of potential loss in the investment, the lack of liquidity of Units, the restrictions on transferability of Units, the background and qualifications of Cypress and its Affiliates, and the tax consequences of an investment in Units. Such determinations are based on, among other things, the Subscriber’s age, investment objectives, investment experience, income, Net Worth, financial situation, and other investments. The undersigned AE warrants that a current Prospectus was delivered to the Subscriber prior to the Subscriber’s execution of this Subscription Agreement. The undersigned AE has included with this subscription, if applicable, written instructions regarding any reduction or waiver of Selling Commissions.

Licensed Firm Name

Account Executive Name                                                               B/D Rep #

Mailing Address                                                                                                        Suite #

City                                                                       State                                      Zip Code

Telephone Number (        )                              Fax (        )

E-mail

X _____________________________________	Date ________	X __________________________________	Date ________
Account Executive Signature Order cannot be accepted without signature.		Branch Manager or Registered Principal Signature (if required)

This transaction, for purposes of Blue Sky jurisdiction, took place in the State of             .

INCORPORATED TOD FORM: To add a Transfer on Death designation to your investment please complete the information below. Please note that Transfer on Death designations are allowed on individual and Joint Tenant registrations only and may not be recognized in all jurisdictions. At the beneficiary name sections list the full name of each beneficiary you would like to designate. Next enter the beneficiary’s date of birth, then the percentage of shares you would like to designate, and finally the social security number of the beneficiary. Note that all percentages for all beneficiaries must add up to 100 percent. All fields must be completed in order for a TOD designation to be accepted.

Beneficiary Name #1	Date of Birth	%	SSN

Beneficiary Name #2	Date of Birth	%	SSN

Beneficiary Name #3	Date of Birth	%	SSN

Beneficiary Name #4	Date of Birth	%	SSN

Investor Signature	Date

Joint Investor Signature	Date

----------------------------------------------------------------------------------------------------------------------------------------

FOR CYPRESS USE ONLY

Reviewed on behalf of Cypress Capital Corporation	Accepted on behalf of Cypress Equipment Fund A, LLC
On	On
Cypress Equipment Management Corporation VI, Manager
By:	By
Name	Name
Title	Title
Amount Invested: ________________________________________	Number of Units: _________________________________

Prior to satisfaction of escrow condition (sale of 120,000 units), mail the original to Cypress at:	Upon break of escrow, mail the original to our Transfer Agent:

Check Payable to: Comerica Bank—Cypress A Escrow Account	Check Payable to: Cypress Equipment Fund A

Cypress Capital Corporation Suite 420, Bayside Plaza 188 The Embarcadero San Francisco, California 94105	Phoenix American Financial Services Subscription Processing—Cypress Funds 2401 Kerner Blvd San Rafael, California 94901

The Fund has not authorized anyone to give any information or to make any representations other than those contained in this Prospectus in connection with the offer of its Units, and unauthorized information or representations must not be relied upon. This Prospectus is not an offer or solicitation by anyone in any state or other jurisdiction in which the offer or solicitation is not authorized or in which the person making an offer is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof; however, if any material change not contemplated hereby occurs while this Prospectus is required to be delivered, this Prospectus will be amended or supplemented accordingly.

Until a date 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Cypress Equipment Fund A, LLC is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not regulated by that Act.

CYPRESS CAPITAL CORPORATION

Suite 420, Bayside Plaza

188 The Embarcadero

San Francisco, California 94105

Member FINRA

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution.

Assuming the offer and sale of the maximum offering of Units, estimated expenses in connection with the issuance and distribution of the Units, including sales commissions and additional selling compensation, in the aggregate are as follows (rounded to the nearest $500):

Selling Commissions	$14,000,000
Marketing allowance paid or reimbursed to soliciting dealers—additional selling compensation *	1,200,000
Travel, food, lodging and telephone expenses—additional selling compensation *	240,000
Seminar Expenses—additional selling compensation *	408,000
Wholesaling commissions—additional selling compensation *	2,842,000
Wholesaling salaries—additional selling compensation *	837,500
Dealer Manager allocable legal fees—additional selling compensation *	8,000
Marketing allowance balance retained by Dealer Manager (marketing fee)—additional selling compensation *	464,500
Registration fee	23,000
Printing costs	300,000
Legal fees and expenses	250,000
Accounting fees	250,000
Blue Sky fees and expenses	400,000
FINRA fees and expenses	20,500
Broker-Dealer due diligence reimbursements	500,000
Investor sales literature production costs	250,000
Postage, freight and shipping expenses	187,500
Advertising and sales	62,500
Organization costs	62,500
Issuer’s administrative services and expenses	1,250,000
Escrow and bank fees	75,000

Total	$23,631,000

*	Items to be borne by the Dealer Manager out of a marketing allowance payable to the Dealer Manager in an amount equal to 3% of the Gross Proceeds of the offering of Units. The marketing allowance is deemed to be “additional selling compensation” paid in connection with the distribution.

ITEM 14.	Indemnification of Directors and Officers.

(a) Cypress Equipment Management Corporation VI, the Registrant’s Manager, and its affiliates, and their respective officers, directors and members may be indemnified by such entities for certain liabilities, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934, pursuant to their respective Articles of Incorporation and Bylaws, or Operating Agreements, and applicable provisions of the California Corporations Code.

Generally, such persons who perform services for the Registrant may seek indemnification from these entities for liabilities, damages, costs, attorney’s fees and other charges assessed or otherwise payable by them arising in connection with the discharge of their duties as directors, officers or members (provided they determined, in good faith, that their conduct was in the best interest of the Registrant, and unless such liabilities arise as the result of fraud, negligence, breach of fiduciary duty or misconduct) under one or more of the governing instruments referenced above.

(b) The Registrant has agreed, pursuant to the Limited Liability Company Operating Agreement included as Exhibit B to the Prospectus, to indemnify the Manager and its Affiliates against certain liabilities, excluding liabilities under the Securities Act of 1933.

ITEM 15.	Recent Sales of Unregistered Securities.

The Registrant has recently been formed but has not issued any securities other than 50 units of limited liability company interest issued to Cypress Equipment Management Corporation VI, as the original Member of the Registrant, for a price of $10 per Unit. These sales occurred in August 2011 in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. These sales were for the purpose of organizing the Registrant as a limited liability company and for investment purposes and not with a view to the distribution of such securities.

ITEM 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Number	Exhibits
1.1	Form of Dealer Manager Agreement

1.2	Form of Soliciting Dealer Agreement

3.1	Limited Liability Company Operating Agreement (incorporated by reference to Exhibit B to Prospectus)

5.1	Opinion regarding legality

8.2	Amended Opinion regarding tax matters

10.1	Escrow Agreement

10.2	Form of Investor Subscription Agreement (incorporated by reference to Exhibit C to Prospectus)

23.1.2	Consent of Grant Thornton LLP

23.2	Consent of Derenthal & Dannhauser LLP (included in Exhibit 5.1 to this Registration Statement)

23.3	Consent of Derenthal & Dannhauser LLP (included in Exhibit 8.1 to this Registration Statement)

24.1	Powers of Attorney are set forth in Part II of Registrant’s Registration Statement on Form S-1 filed August 24, 2011—Registration No. 333-176466

(b)	Financial Statements Included in the Prospectus.

CYPRESS EQUIPMENT FUND A, LLC

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement

CYPRESS EQUIPMENT MANAGEMENT CORPORATION VI

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement

ITEM 17.	Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That all post-effective amendments will comply with the applicable forms, rules and regulations of the commission in effect at the time such post-effective amendments are filed.

(5) To send to each Member at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(6) To send to the Members, within 45 days after the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Commission.

(7) To send to the Members the financial statements required by Form 10-K for the first full fiscal year of operations of the Fund.

(8) To (i) to file a sticker supplement pursuant to Rule 424(c) under the Act describing each lease transaction not described in the prospectus or a prior supplement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require commitment by the registrant of an amount of offering proceeds in excess of 10% of the offering proceeds received as of that date by the registrant; and (ii) to consolidate all such sticker supplements into a post-effective amendment filed at least once every three months during the offering period.

(9) That regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(10) Each prospectus filed by registrant pursuant to Rule 424(b), other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(11) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Manager of the registrant (or controlling persons of the Manager or of the registrant) pursuant to the provisions described under Item 14 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the Manager or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by any such Manager or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 1st day of March, 2012.

CYPRESS EQUIPMENT FUND A, LLC

By:	Cypress Equipment Management Corporation VI, Manager

	By:	./s/ STEPHEN HARWOOD
Stephen Harwood, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ STEPHEN HARWOOD Stephen Harwood	Principal executive officer of Registrant; chief executive officer and director of Cypress Equipment Management Corporation VI, Manager of Registrant	March 1, 2012

KEN PARK * Ken Park	Principal accounting officer and chief financial officer of Registrant; principal accounting officer, chief financial officer and director of Cypress Equipment Management Corporation VI, Manager of Registrant	March 1, 2012

*	Executed by the undersigned as attorney in fact for such person on March 1, 2012 .

By:	/s/ Stephen Harwood
Stephen Harwood, as Attorney in Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit
1.1	Form of Dealer Manager Agreement

1.2	Form of Soliciting Dealer Agreement

3.1	Limited Liability Company Operating Agreement (incorporated by reference to Exhibit B to Prospectus)

5.1	Opinion regarding legality

8.2	Amended Opinion regarding tax matters

10.1	Escrow Agreement

10.2	Form of Investor Subscription Agreement (incorporated by reference to Exhibit C to Prospectus)

23.1.2	Consent of Grant Thornton LLP

23.2	Consent of Derenthal & Dannhauser LLP (included in Exhibit 5.1 to this Registration Statement)

23.3	Consent of Derenthal & Dannhauser LLP (included in Exhibit 8.1 to this Registration Statement)

24.1	Powers of Attorney are set forth in Part II of Registrant’s Registration Statement on Form S-1 filed August 24, 2011—Registration No. 333-176466